As filed with the Securities and Exchange Commission on May 17, 2012

Registration Nos. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIDEOTRON LTD.

AND THE GUARANTORS LISTED ON THE TABLE OF ADDITIONAL REGISTRANTS*

(Exact name of Registrant as specified in its charter)

Province of Québec	4841	98-0655304
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Videotron Ltd.

612 St-Jacques Street

Montréal, Québec H3C 4M8

Canada

(514) 281-1232

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8600

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Chloé Poirier	Peter Wiazowski
Videotron Ltd.	Norton Rose Canada LLP
612 St-Jacques Street	1 Place Ville Marie, Suite 2500
Montréal, Québec H3C 4M8	Montréal, Quebec H3B 1R1
Canada	Canada
(514) 281-1232	(514) 847-4747

*	The companies listed on the next page in the “Table of Additional Registrants” are included in this Registration Statement on Form F-4 as co-registrants.

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effectiveness of this registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
5% Senior Notes due July 15, 2022	$800,000,000	100%	$800,000,000	$91,680
Guarantees of 5% Senior Notes due July 15, 2022 (2)	—	—	—	—

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act.
(2)	In accordance with Rule 457(n), no separate registration fee for the guarantees of the notes is required.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of Videotron Ltd. have fully and unconditionally guaranteed the notes and are additional registrants under this Registration Statement.

Exact name of Additional Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
9227-2590 Québec Inc.	Province of Québec	4841	N/A
9253-2233 Québec Inc.	Province of Québec	4841	N/A
9253-2456 Québec Inc.	Province of Québec	4841	N/A
9253-1870 Québec Inc.	Province of Québec	4841	N/A
9253-1920 Québec Inc.	Province of Québec	4841	N/A
9230-7677 Québec Inc.	Province of Québec	4841	N/A
Videotron G.P.	Province of Québec	4841	N/A
Videotron L.P.	Province of Québec	4841	N/A
Le SuperClub Vidéotron ltée	Province of Québec	7841	N/A
Jobboom inc.	Canada	7361	N/A
Vidéotron Infrastructures inc.	Canada	4841	N/A
Videotron US Inc.	Delaware	4841	26-1457322

*	The address and telephone number of the principal executive offices of each additional registrant are the same address and telephone number of the principal executive offices of Videotron Ltd.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 17, 2012

PROSPECTUS

VIDEOTRON LTD.

Offer to Exchange

5% Senior Notes due July 15, 2022 ($800,000,000 aggregate principal amount)

which have been registered under the Securities Act of 1933

for

all outstanding 5% Senior Notes due July 15, 2022

($800,000,000 aggregate principal amount)

The Exchange Offer:

•	We are offering to exchange, without novation, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, all initial 5% Senior Notes due July 15, 2022 issued on March 14, 2012, which we refer to as the “initial notes,” that are validly tendered and not validly withdrawn, for an equal principal amount of new registered 5% Senior Notes due July 15, 2022, which we refer to as the “exchange notes.” We will not receive any proceeds from the exchange offer.

•	You may withdraw tenders of initial notes at any time prior to the expiration of the exchange offer.

•	The exchange offer expires at 5:00 PM, New York City time, on , 2012, unless we extend the exchange offer.

The Exchange Notes:

•	The terms of the exchange notes are substantially identical to the initial notes, except for the elimination of certain transfer restrictions, registration rights and additional interest provisions relating to the initial notes.

•	The exchange notes, like the initial notes, will be unsecured, will be guaranteed by our existing subsidiaries (other than SETTE Inc.) and future subsidiaries on a senior unsecured basis, and will rank:

•

pari passu with all of our and our subsidiary guarantors’ existing and future unsecured unsubordinated indebtedness and senior to all of our and our subsidiary guarantors’ existing and future subordinated indebtedness;

•	effectively subordinated to all of our and our subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	effectively junior in right of payment to all of the existing and future indebtedness and other obligations, including trade payables, of our subsidiaries that do not guarantee the exchange notes.

We have not applied, and do not intend to apply, for listing of the exchange notes on any national securities exchange or automated quotation system.

See “Risk Factors” beginning on page 12 of this prospectus before participating in this exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

All untendered initial notes will continue to be subject to the restrictions on transfer set forth in the initial notes and in the indenture. In general, the initial notes may not be offered or sold, unless registered under the Securities Act of 1933, as amended (which we refer to as the Securities Act), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where those initial notes were acquired by that broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is            , 2012.

You should rely only on the information contained in this prospectus or the documents to which we have referred you, copies of which may be obtained from us upon request. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted.

The exchange notes have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The exchange notes are not being offered and may not be offered, directly or indirectly, in Canada or to any resident thereof except in accordance with the securities laws of the provinces and territories of Canada. The initial notes were issued pursuant to exemptions from the prospectus requirements of the applicable Canadian provincial and territorial securities laws and may be sold in Canada only pursuant to an exemption therefrom.

Well Fargo Bank, National Association, by acceptance of its duties as trustee under the indenture with Videotron governing the notes, has not reviewed this prospectus and has made no representations as to the information contained herein.

EXPLANATORY NOTES

All references in this prospectus to “Videotron” or the “Corporation”, as well as the use of the terms “we”, “us”, “our” or similar terms, are references to Videotron Ltd. and, unless the context otherwise requires, its consolidated subsidiaries. All references in this prospectus to “Quebecor Media” or “QMI” are to our parent company Quebecor Media Inc., all references to “TVA Group” are to TVA Group Inc., a subsidiary of Quebecor Media, and all references to “Quebecor” are to Quebecor Inc., the majority shareholder of Quebecor Media. In this prospectus, all references to the “CRTC” are references to The Canadian Radio-television and Telecommunications Commission.

All references in this prospectus to our “Existing Notes” are to, collectively, our issued and outstanding 6 3/8% Senior Notes due December 15, 2015, our 9 1/8% Senior Notes due April 15, 2018, our 7 1/8% Senior Notes due January 15, 2020, our 6 7/8% Senior Notes due July 15, 2021, and the initial notes.

INDUSTRY AND MARKET DATA

Industry statistics and market data used throughout this prospectus were obtained from internal surveys, market research, publicly available information and industry publications, including The Canadian Radio-television and Telecommunications Commission (CRTC), as a source of Canadian data, and NCTA, A.C. Nielsen Media Research and SNL Kagan, as sources of U.S. data. Industry publications generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of this information is not guaranteed. Penetration and market share data contained in this prospectus is generally based on sources published in the first quarter of 2012.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of Québec. Substantially all of our directors, controlling persons and officers, as well as certain of the experts named in this prospectus, are residents of Canada, and all or a substantial portion of their assets and substantially all of our assets are located outside the United States. We have agreed to accept service of process in any suit, action or proceeding with respect to the indenture or the notes brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for holders of the notes to effect service within the United States upon directors, officers and experts who are not residents of the United States or to realize in the United States upon judgments of courts of the United States predicated upon civil liability under U.S. federal or state securities laws or other laws of the United States. We have been advised by Norton Rose Canada LLP, our legal counsel, that there is doubt as to the enforceability in Canada against us or against our directors, officers and experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of courts of the United States, of liabilities predicated solely upon U.S. federal or state securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Canadian National Instrument 51-102—Continuous Disclosure Obligations (collectively, “forward-looking statements”). All statements other than statements of historical facts included in this prospectus, including, without limitation, statements under the captions “Summary,” “Risk Factors,” “Use of Proceeds,” “Capitalization”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, as well as statements located elsewhere in this prospectus regarding the prospects of our industry and our prospects, plans, financial position and business strategy, may constitute forward-looking statements. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industries in which we operate as well as beliefs and assumptions made by our management. Such statements include, in particular, statements about our plans, prospects, financial position and business strategies. Words such as “may,” “will,” “expect,” “continue,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “believe” or “seek” or the negatives of these terms or variations of them or similar terminology are intended to identify such forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements, by their nature, involve risks and uncertainties and are not guarantees of future performance. Such statements are also subject to assumptions concerning, among other things: our anticipated business strategies; anticipated trends in our business; and our ability to continue to control costs. We can give no assurance that these estimates and expectations will prove to have been correct. Actual outcomes and results may, and often do, differ from what is expressed, implied or projected in such forward-looking statements, and such differences may be material. Some important factors that could cause actual results to differ materially from those expressed in these forward-looking statements include, but are not limited to:

•	our ability to successfully continue developing our 4G network and facilities-based mobile offering;

•	general economic, financial or market conditions;

•	the intensity of competitive activity in the industries in which we operate, including competition from alternative means of programs and content transmission;

•	unanticipated higher capital spending required to deploy our 4G network or to address continued development of competitive alternative technologies, or the inability to obtain additional capital to continue the development of our business;

•	our ability to implement successfully our business and operating strategies and manage our growth and expansion;

•	disruptions to the network through which we provide our digital television, Internet access and telephony services, and our ability to protect such services from piracy;

•	labour disputes or strikes;

•	changes in our ability to obtain services and equipment critical to our operations;

•	changes in laws and regulations, or in their interpretations, which could result, among other things, in the loss (or reduction in value) of our licenses or markets or in an increase in competition, compliance costs or capital expenditures;

•	our substantial indebtedness, the tightening of credit markets, and the restrictions on our business imposed by the terms of our debt; and

•	interest rate fluctuations that affect a portion of our interest payment requirements on long-term debt.

We caution you that the above list of cautionary statements is not exhaustive. These and other factors could cause actual results to differ materially from our expectations expressed in the forward-looking statements included in this prospectus, and further details and descriptions of these and other factors are disclosed in this prospectus, including under the section “Risk Factors.” Each of these forward-looking statements speaks only as of the date of this prospectus. We will not update these statements unless the securities laws require us to do so.

PRESENTATION OF FINANCIAL INFORMATION

Functional Currency

We present our consolidated financial statements in Canadian dollars, which is the functional currency of the Corporation.

Transition to IFRS

On January 1, 2011, the accounting principles generally accepted in Canada, as used by publicly accountable enterprises, were replaced by, and fully converged to, International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). Accordingly, our audited consolidated financial statements for the years ended December 31, 2011 and 2010, and our condensed consolidated financial statements for the three-month periods ended March 31, 2012 and 2011, have been prepared in accordance with IFRS. In particular, our audited consolidated financial statements for the years ended December 31, 2011 and 2010 were prepared in accordance with International Financial Reporting Standard 1 – First-Time Adoption of International Financial Reporting Standards, and our condensed consolidated financial statements for the three-month periods ended March 31, 2012 and 2011 were prepared in accordance with International Accounting Standard 34—Interim Financial Reporting. Prior to the adoption of IFRS, for all periods up to and including the year ended December 31, 2010, our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in Canada as it existed prior to the convergence of IFRS, which we refer to as “Canadian GAAP”. IFRS use a conceptual framework similar to Canadian GAAP, but there are significant differences related to recognition, measurement and disclosures. Readers should be aware that financial statements prepared in accordance with IFRS may differ in certain respects from financial statements prepared in accordance with U.S. generally accepted accounting principles, which we refer to as “U.S. GAAP”.

The date of the opening balance sheet under IFRS and the date of transition to IFRS are January 1, 2010. The financial data for 2010 have therefore been restated. Videotron is also required to apply IFRS accounting policies retrospectively to determine its opening balance sheet, subject to certain exemptions. However, Videotron is not required to restate figures for periods prior to January 1, 2010 that were previously prepared in accordance with Canadian GAAP.

The new significant accounting policies under IFRS are disclosed in Note 1 to our audited consolidated financial statements for the year ended December 31, 2011, which are comprised of the consolidated balance sheets as of December 31, 2011 and 2010 and January 1, 2010, and the related consolidated statements of income, comprehensive income, equity and cash flows for each of the years in the two-year period ended December 31, 2011 and which are included in this prospectus. Note 27 to our audited consolidated financial statements for the year ended December 31, 2011 explains adjustments made by Videotron in preparing its IFRS opening consolidated balance sheet as of January 1, 2010 and in restating its Canadian GAAP consolidated financial statements for the year ended December 31, 2010. Note 27 also provides details on exemption choices made by Videotron with respect to the general principle of retrospective application of IFRS.

Non-IFRS/Non-Canadian GAAP Financial Measures

We use certain non-IFRS and non-Canadian GAAP financial measures in this prospectus, including operating income, average monthly revenue per user (“ARPU”) and long-term debt, excluding QMI subordinated loans. These financial measures are not calculated in accordance with, or recognized by, IFRS or Canadian GAAP. Videotron’s method of calculating these financial measures may differ from the methods used by other companies and, as a result, the non-IFRS and non-Canadian GAAP financial measures presented in this prospectus may not be comparable to other similarly titled measures disclosed by other companies.

Average Monthly Revenue per User

ARPU is an industry metric that we use to measure our monthly cable television, Internet access, cable and mobile telephony revenues per average basic cable customer. ARPU is not a measurement that is consistent with IFRS or Canadian GAAP and Videotron’s definition and calculation of ARPU may not be the same as identically titled measurements reported by other companies. Videotron calculates ARPU by dividing its combined cable television, Internet access, cable and mobile telephony revenues by the average number of basic customers during the applicable period, and then dividing the resulting amount by the number of months in the applicable period.

Operating Income

We define operating income, as reconciled to net income under IFRS or Canadian GAAP, as net income before amortization, financial expenses, (gain) loss on valuation and translation of financial instruments, restructuring of operations and other special items, gain on debt refinancing and income taxes. Operating income as defined above is not a measure of results that is recognized under IFRS or Canadian GAAP. It is not intended to be regarded as an alternative to other financial operating performance measures or to the consolidated statement of cash flows as a measure of liquidity and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS or Canadian GAAP. Our management and board of directors use this measure in evaluating Videotron’s consolidated results. As such, this measure eliminates the effect of significant levels of non-cash charges related to the depreciation of tangible assets and amortization of certain intangible assets, and it is unaffected by the capital structure or investment activities of Videotron. Operating income is also relevant because it is a significant component of our annual incentive compensation programs. A limitation of this measure, however, is that it does not reflect the periodic costs of capitalized tangible and intangible assets used in generating revenues. In addition, we use free cash flows from continuing operating activities to reflect such costs. Measures like operating income are commonly used by the investment community to analyze and compare the performance of companies in the industries in which we are engaged. Our definition of operating income may not be the same as similarly titled measures reported by other companies. We provide a reconciliation of operating income to net income under IFRS in “Summary – Summary Consolidated Financial Information and Operating Data” of this prospectus.

Long-Term Debt, Excluding QMI Subordinated Loans

In this prospectus, we also use the measure long-term debt, excluding QMI subordinated loans, as a supplemental measure of our indebtedness. Long-term debt, excluding QMI subordinated loans, is not a measure that is consistent with IFRS, or required by or recognized under Canadian GAAP. We define long-term debt, excluding QMI subordinated loans, as our long-term debt excluding subordinated loans that we or one of our subsidiaries enter into with our parent, Quebecor Media or one of its subsidiaries (excluding our subsidiaries). Long-term debt does not include the carrying value of liabilities related to derivative financial instruments. We believe that long-term debt, excluding QMI subordinated loans provides investors with a meaningful measure of our long-term debt because the QMI subordinated loans are subordinated in right of payment to the prior payment in full of our senior indebtedness, including the exchange notes, and because the proceeds of our QMI subordinated loans were invested in retractable preferred shares of Quebecor Media or one of its subsidiaries as part of back-to-back transactions to reduce our income tax obligations. Long-term debt, excluding QMI subordinated loans, is not intended to be, and should not be, regarded as an alternative to other financial reporting measures, and it should not be considered in isolation as a substitute for measures of liabilities prepared in accordance with IFRS or Canadian GAAP. The term long-term debt, excluding QMI subordinated loans, does not have any standardized meaning according to IFRS or Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies. We provide a reconciliation of long-term debt, excluding QMI subordinated loans, to long-term debt under IFRS in “Summary – Summary Consolidated Financial Information and Operating Data” of this prospectus.

EXCHANGE RATE DATA

Our consolidated financial statements and other financial information included in this prospectus are presented in Canadian dollars. The following table sets forth, for the periods indicated, the average, high, low and end of period noon rates published by the Bank of Canada. Such rates are set forth as U.S. dollars per Cdn$1.00 and are the rates published by the Bank of Canada for U.S. dollars per Cdn$1.00. On May 14, 2012, the noon rate was Cdn$1.00 equals US$0.9981. We do not make any representation that Canadian dollars could have been converted into U.S. dollars at the rates shown or at any other rate. You should note that the rates set forth below may differ from the actual rates used in our accounting processes and in the preparation of our consolidated financial statements.

Year Ended:	Average (1)	High	Low	Period End
December 31, 2011	1.0111	1.0583	0.9430	0.9833
December 31, 2010	0.9709	1.0054	0.9278	1.0054
December 31, 2009	0.8757	0.9716	0.7692	0.9555
December 31, 2008	0.9381	1.0289	0.7711	0.8166
December 31, 2007	0.9304	1.0905	0.8437	1.0120

Three Months Ended:	Average (2)	High	Low	Period End
March 31, 2012	0.9989	1.0153	0.9735	1.0009
March 31, 2011	1.0147	1.0324	0.9978	1.0290

v

Month Ended:	Average (3)	High	Low	Period End
May 2012 (through May 14, 2012)	1.0050	1.0164	0.9981	0.9981
April 30, 2012	1.0074	1.0197	0.9961	1.0117
March 31, 2012	1.0062	1.0153	0.9985	1.0009
February 29, 2012	1.0035	1.0136	0.9984	1.0136
January 31, 2012	0.9869	1.0014	0.9735	0.9948
December 31, 2011	0.9768	0.9896	0.9610	0.9833
November 30, 2011	0.9748	0.9876	0.9536	0.9807

(1)	The average of the daily noon rates for each day during the applicable year.
(2)	The average of the daily noon rates for each day during the applicable quarter.
(3)	The average of the daily noon rates for each day during the applicable month.

Canada has no system of exchange controls. There are no Canadian restrictions on the repatriation of capital or earnings of a Canadian company to non-resident investors. There are no laws of Canada or exchange restrictions affecting the remittance of dividends, interest, royalties or similar payments to non-resident holders of our securities, except as described under “Certain Canadian Federal Income Tax Considerations.”

SUMMARY

The following summary highlights selected information included in this prospectus to help you understand Videotron Ltd., the exchange offer and the exchange notes. This summary may not contain all of the information that is important to you. For a more complete understanding of Videotron Ltd., the exchange offer and the exchange notes, we encourage you to read this entire prospectus carefully. In particular, you should read the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus, as well as the consolidated financial statements and notes thereto and related Management’s Discussion and Analysis included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, the terms “Videotron,” “we,” “us,” “our” and our “Corporation” as used in this prospectus refer to Videotron Ltd. and its consolidated subsidiaries. In this prospectus, references to Canadian dollars, Cdn$ or $ are to the currency of Canada, and references to U.S. dollars or US$ are to the currency of the United States. As used in this prospectus, the term “initial notes” refers to the 5% Senior Notes due July 15, 2022 issued on March 14, 2012 in a private offering, and the term “exchange notes” refers to the 5% Senior Notes due July 15, 2022 offered under this prospectus. The term “notes” refers to the initial notes and the exchange notes, collectively.

Our Business

We are the largest cable operator in the Province of Québec and the third largest in Canada, in each case based on the number of cable customers, as well as being a major Internet service provider and a provider of cable and mobile telephony services in the Province of Québec. Our cable network covers approximately 78% of the Province of Québec’s approximately 3 million residential and commercial premises.

As of March 31, 2012, our combined customer base for cable television services (which we define as customers receiving basic cable service, including analog and digital customers) stood at 1,854,000 customers, representing a basic penetration rate of approximately 69.5% of total homes passed. Through our extensive broadband coverage, we also offer digital television and cable Internet access services to 99.7% of our total homes passed. We have pursued our efforts to migrate our analog cable customer base to our digital services, and at March 31, 2012, we had 1,417,500 subscribers to our illico Digital TV services, representing 76.5% of our combined cable television customers and 53.2% of our total homes passed. We have also rapidly grown our cable Internet access customer base, and as of March 31, 2012, the number of subscribers to our cable Internet access services stood at 1,340,500, representing 72.3% of our combined cable television customers and 50.3% of our total homes passed.

Our bi-directional hybrid fiber coaxial network allows us to also offer a telephony service using Voice-over-IP, or VoIP, technology to almost all of our residential and commercial customers. As of March 31, 2012, the number of subscribers to our cable telephony service stood at 1,212,500, representing 65.4% of our combined cable television customers and 45.5% of our total homes passed. As of March 31, 2012, 99.7% of all of our cable customers were in areas in which our cable telephony service was available. In addition, as of March 31, 2012, there were 312,800 lines activated on our mobile telephony services, representing a year-over-year increase of 148,100 (90.0%) lines.

Our mobile network, which was launched in September 2010, is the cornerstone of a corporate business strategy geared toward harnessing the creative resources within the Quebecor Media group of companies and providing consumers with access to technology, services and information. The deployment of our 4G network and our enhanced offering of mobile communication services for residential and business customers allow us to consolidate our position as a provider of integrated telecommunication services. As of March 31, 2012, our mobile telephony service was available to more than 7 million people across the province of Québec and in Eastern Ontario.

In addition, through our Le SuperClub Vidéotron subsidiary, we are also the franchisor of the largest chain of video and video game rental stores in the Province of Québec and among the largest of such chains in Canada. We had a total of 211 retail locations as of March 31, 2012, with 173 of these serving as an important distribution network for our television, Internet, and cable and mobile telephony products and services.

Videotron Business Sector is a premier full-service business telecommunications provider serving businesses of small, medium and large size. In recent years, we have significantly grown our customer base and have become an important player in the business telecommunication segment in the Province of Québec. Products and services include Internet, television, cable and mobile telephony services, and business solutions products such as hosting, private network connectivity and audio and video transmission.

Our Shareholder

We are a wholly owned subsidiary of Quebecor Media, a leading Canadian-based media and telecommunications company with interests in newspaper publishing operations, television broadcasting, telecommunications, book and magazine publishing, distribution and new media services. Through these interests, Quebecor Media holds leading positions in the creation, promotion and distribution of news, entertainment and Internet related services that are designed to appeal to audiences in every demographic category.

Quebecor Media is 54.72% owned by Quebecor Inc., which we refer to as Quebecor, a communications holding company, and 45.28% owned by CDP Capital d’Amérique Investissements Inc. Quebecor’s primary asset is its interest in Quebecor Media. CDP Capital d’Amérique Investissements Inc. is a wholly owned subsidiary of the Caisse de dépôt et placement du Québec, one of Canada’s largest pension fund managers.

Quebecor Media is neither an obligor nor a guarantor of our obligations under the initial notes or the exchange notes offered by this prospectus.

Our Corporate Structure

The following chart illustrates the corporate structure of Videotron as of March 31, 2012, including Videotron’s significant subsidiaries, together with the jurisdiction of incorporation or organization of each entity.

Our subsidiaries in the above corporate chart are wholly-owned, except as otherwise specified, and will guarantee the exchange notes offered by this prospectus, except for SETTE inc., which will not guarantee the exchange notes and which as at March 31, 2012, represented less than 1% of our consolidated assets.

Our Principal Executive Office

Our principal executive office is located at 612 St-Jacques Street, Montréal, Québec, Canada H3C 4M8. Our telephone number is (514) 281-1232. With respect to the notes, our agent for service of process in the United States is CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

Summary of the Exchange Offer

The summary below describes the principal terms of the exchange offer and the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes“ section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

On March 14, 2012, we sold US$800,000,000 aggregate principal amount of our 5% Senior Notes due July 15, 2022 (which we refer to as the “initial notes”) in a private placement exempt from the registration requirements of the Securities Act, and the initial purchasers of these initial notes then resold them in reliance on other exemptions from the registration requirements of the Securities Act. Also on March 14, 2012, we entered into a registration rights agreement with Merrill, Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and the other initial purchasers of the initial notes, which we refer to as the registration rights agreement, in connection with the offering of the initial notes. Under the registration rights agreement, we agreed, among other things, to deliver to you this prospectus and to keep the exchange offer open for not less than 30 days after the date on which the exchange offer is mailed to the holders of the initial notes. In addition, we agreed that if the exchange offer is not completed by March 9, 2013, we will file, and use our best efforts to cause to become effective, a shelf registration statement covering the resale of the initial notes. You are entitled to exchange your initial notes for our new 5% Senior Notes due July 15, 2022 (which we refer to as the “exchange notes”) in the exchange offer. The exchange notes are identical in all material respects to the initial notes except that:

•	the exchange notes have been registered under the Securities Act and will be freely tradeable by persons who are not affiliated with us;

•	the exchange notes are not entitled to the rights which are applicable to the initial notes under the registration rights agreement; and

•	our obligation to pay special interest on the notes if (a) the exchange offer registration statement that includes this prospectus is not declared effective by February 7, 2013 or (b) if the exchange offer is not consummated by March 9, 2013, in each case, at incremental rates ranging from 0.25% per annum to 1.0% per annum depending on how long we fail to comply with these deadlines, does not apply to the exchange notes.

The Exchange Offer	We are offering to exchange, without novation, up to US$800.0 million aggregate principal amount of our new 5% Senior Notes due July 15, 2022, which have been registered under the Securities Act, for up to US$800.0 million aggregate principal amount of our old 5% Senior Notes due July 15, 2022, which were issued on March 14, 2012. In order to exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are properly tendered and not validly withdrawn. Initial notes may be exchanged only in integral multiples of US$1,000.

Expiration of the Exchange Offer	The exchange offer will expire at 5:00 p.m., New York City time, on , 2012, unless we decide to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive. See “The Exchange Offer —Conditions to the Exchange Offer.”

Procedures for Tendering Initial notes

If you wish to exchange your initial notes for exchange notes pursuant to the exchange offer, you must complete, sign and date the letter of transmittal according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, together with your initial notes and any other required documents, to the exchange agent at the address set forth on the cover of the letter of transmittal. If you hold initial notes through the Depository Trust Company, or DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, or ATOP, by which you will agree to be bound by the letter of transmittal.

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•       you are authorized to tender the initial notes and to acquire exchange notes, and that we will acquire good and unencumbered title thereto;

•       you are acquiring the exchange notes in the ordinary course of business;

•       you have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•        if you are a broker-dealer that will receive exchange notes for your own account in exchange for initial notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus, as required by law, in connection with any resale of the exchange notes received in respect of such initial notes pursuant to the exchange offer; and

•        you are not our “affiliate” as defined in Rule 405 under the Securities Act.

See “The Exchange Offer — Procedures for Tendering Initial notes.”

Special Procedures for Beneficial Owners	If you own a beneficial interest in initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, and you wish to tender your initial notes in the exchange offer, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.

Guaranteed Delivery Procedures	If you wish to tender your initial notes and your initial notes are not immediately available or you cannot deliver your initial notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent or comply with the applicable procedures under DTC’s Automated Tender Offer Program by the expiration date, you must tender your initial notes pursuant to the guaranteed delivery procedures described in this prospectus under the heading “The Exchange Offer —Procedures for Tendering Initial notes — Guaranteed Delivery Procedures.”

Withdrawal Rights	You may withdraw the tender of your initial notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

Acceptance of Intial Notes and Delivery of Exchange Notes	If all the conditions to the completion of this exchange offer are satisfied, we will accept any and all initial notes that are properly tendered in this exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any initial note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange notes to you promptly after the expiration date and acceptance of your initial notes for exchange. Please refer to the section in this prospectus entitled “The Exchange Offer—Acceptance of Initial Notes; Delivery of Exchange Notes.”

Consequences of Failure to Exchange the Initial Notes for the Exchange Notes	All unexchanged initial notes will continue to be subject to transfer restrictions. In general, the initial notes may not be offered or sold unless registered under the Securities Act or pursuant to an exemption from registration under the Securities Act and applicable state securities laws. Therefore, the market for secondary resales of any unexchanged initial notes is likely to be minimal. Other than in connection with the exchange offer, we do not currently anticipate that we will register the initial notes under the Securities Act.

Resale of the Notes

Based on interpretations by the staff of the Securities and Exchange Commission, or the SEC, set forth in no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that you are:

•        authorized to tender the initial notes and to acquire exchange notes, and that we will acquire good and unencumbered title thereto;

•        acquiring the exchange notes in the ordinary course of business;

•        not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

• not a broker-dealer who purchased your initial notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

We do not intend to seek our own no-action letter, and there is no assurance that the SEC staff would make a similar determination with respect to the exchange notes. If this interpretation is inapplicable and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus or without an exemption under the Securities Act, you may incur liability under the Securities Act. We do not assume and will not indemnify you against this liability.

Each broker-dealer that receives exchange notes for its own account in exchange for the initial notes that were acquired by this broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. See “Plan of Distribution.”

Any holder of notes who:

•        is our “affiliate” as defined in Rule 405 under the Securities Act;

•        does not acquire the exchange notes in the ordinary course of its business;

•        tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the exchange notes; or

•        is a broker-dealer that purchased initial notes from us to resell them pursuant to Rule 144A or any other available exemption under the Securities Act,

cannot rely on the position of the SEC staff expressed in the no-action letters described above and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Obligations of Broker-Dealers	If you are a broker-dealer (1) who receives exchange notes, you must acknowledge that you will deliver a prospectus in connection with any resales of the exchange notes, (2) who acquired the initial notes as a result of market making or other trading activities, you may use the exchange offer prospectus as supplemented or amended, in connection with resales of the exchange notes, or (3) who acquired the initial notes directly from us in the initial offering and not as a result of market making and trading activities, you must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the exchange notes.

Federal Income Tax Consequences	The exchange of the initial notes for the exchange notes will generally not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds

We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the initial notes.

We will pay all expenses incidental to the exchange offer. See “Use of Proceeds” and “The Exchange Offer — Fees and Expenses.”

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer.

Dissenter or Appraisal Rights	Holders of initial notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Summary of Terms of the Exchange Notes

The summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes. You should carefully read the entire prospectus, including the section entitled “Risk Factors” and our consolidated financial statements and the notes relating to those statements included elsewhere in this prospectus.

Issuer	Videotron Ltd.

Exchange Notes	US$800,000,000 aggregate principal amount of our new 5% Senior Notes due 2022.

Maturity	July 15, 2022.

Interest	Annual rate: 5%. Payment frequency: every six months on January 15 and July 15, beginning on July 15, 2012.

Guarantees	The exchange notes will be guaranteed by certain of our existing and future subsidiaries on a senior unsecured basis.

Ranking	The exchange notes and the guarantees will be senior unsecured obligations of Videotron and the guarantors. Accordingly, they will rank:

• pari passu with all of Videotron’s and the guarantors’ existing and future unsecured unsubordinated indebtedness;

• senior to all of Videotron’s and the guarantors’ existing and future subordinated indebtedness;

• effectively subordinated to all of Videotron’s and the guarantors’ existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

• effectively junior in right of payment to all of the existing and future indebtedness and other obligations, including trade payables, of our subsidiaries that do not guarantee the notes.

As at March 31, 2012, we had $2.151 billion of long-term debt, excluding QMI subordinated loans, $69.6 million of which was secured.

Optional Redemption	At our option, we may redeem some or all of the exchange notes at any time or from time to time, at the make-whole redemption price described under “Description of the Notes — Optional Redemption.”

Additional Amounts	Any payments made by us with respect to the exchange notes will be made without withholding or deduction for Canadian taxes unless required by law. If we are required by law to withhold or deduct for Canadian taxes with respect to a payment to the holders of exchange notes, we will pay the additional amount necessary so that the net amount received by the holders of exchange notes after the withholding is not less than the amount that they would have received in the absence of the withholding. See “Description of the Notes — Payment of Additional Amounts.”

Tax Redemption	We may also redeem the exchange notes, in whole but not in part, at any time at 100% of the principal amount of the exchange notes, plus accrued and unpaid interest, if any, to the date of redemption in the event of changes affecting Canadian withholding taxes that would require Videotron or any of the guarantors to pay “additional amounts” to holders of the exchange notes. See “Description of the Notes — Redemption for Changes in Withholding Taxes” and “— Payment of Additional Amounts.”

Change of Control	If we experience specific kinds of changes in control, we will be required to offer to repurchase all of the exchange notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Asset Sales	If we or our restricted subsidiaries sell assets, under certain circumstances we will be required to make an offer to purchase the exchange notes with the proceeds of such asset sales at a purchase price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of the Notes — Repurchase at the Option of Holders — Asset Sales.”

Certain Covenants	The indenture under which the exchange notes will be issued, among other things, limits our ability and the ability of our restricted subsidiaries to:

• incur indebtedness;

• create liens;

• pay dividends on or redeem or repurchase our stock;

• make certain types of investments;

• restrict dividends or other payments from restricted subsidiaries;

• enter into transactions with affiliates;

• issue guarantees of debt; and

• sell assets or merge with other companies.

These covenants contain important exceptions, limitations and qualifications. See “Description of the Notes.” Certain covenants will cease to apply to the exchange notes if at any time the exchange notes obtain investment grade ratings from any two of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Service and DBRS Limited (or successors or replacements of any of the foregoing), provided that no event of default has occurred and is continuing. See “Description of the Notes — Covenants — Covenant Termination.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the initial notes. See “Use of Proceeds”.

Absence of an Active Public Market for the Exchange Notes	We do not intend to apply for the exchange notes to be listed on any securities exchange or to arrange for any quotation system to quote them. The exchange notes are new securities with no established market for them. We cannot assure you that a market for these exchange notes will develop or that this market will be liquid. Please refer to the section of this prospectus entitled “Risk Factors—Risks Related to the Exchange Offer and the Notes—There is currently no active trading market for the exchange notes. If an active trading market does not develop for the exchange notes, you may not be able to resell them.”

Exchange Offer; Registration Rights	We entered into a registration rights agreement with the initial purchasers of the Notes on March 14, 2012. The registration rights agreement requires us to file this exchange offer registration statement and contains customary provisions with respect to registration procedures, indemnity and contribution rights. We intend the registration statement relating to this prospectus and the exchange offer to satisfy our obligations under the registration rights agreement. If we do not comply with our obligations under the registration rights agreement, we will be required to pay additional special interest on the initial notes and/or the exchange notes under specific circumstances. See “The Exchange Offer — Purpose and Effect of the Exchange Offer.”

Transfer Restrictions	The exchange notes are not being offered for sale and may not be offered or sold directly or indirectly in Canada except in accordance with applicable securities laws of the provinces and territories of Canada. We are not required, and do not intend, to qualify by prospectus in Canada the exchange notes, and accordingly, the exchange notes will be subject to restrictions on resale in Canada.

Risk Factors

You should refer to the information set forth in the section entitled “Risk Factors” before participating in this exchange offer.

Summary Consolidated Financial Information and Operating Data

The summary consolidated financial information and operating data presented below as at and for each of the periods and dates indicated have been derived from, and should be read together with, our consolidated financial statements and the accompanying notes included elsewhere in this prospectus. Our consolidated financial statements are reported in Canadian dollars and have been prepared in accordance with IFRS.

The summary consolidated financial information and operating data presented below as at and for each of the years in the two-year period ended December 31, 2011 have been derived from our audited consolidated financial statements, which are comprised of consolidated balance sheets as at December 31, 2011 and 2010 and as at January 1, 2010 and the related consolidated statements of income, comprehensive income, equity and cash flows for each of the years in the two-year period ended December 31, 2011. The summary consolidated financial information and operating data presented below as at and for each of the three-month periods ended March 31, 2012 and 2011 have been derived from our unaudited condensed consolidated financial statements, which are comprised of consolidated balance sheets as at March 31, 2012 and 2011 and the related consolidated statements of income, comprehensive income, equity and cash flows for each of the three-month periods ended March 31, 2012 and 2011.

The information presented below the caption “Other Financial Data and Ratios” is unaudited except for annual cash flows and annual capital expenditures, which have been derived from our consolidated financial statements. The information presented below the caption “Operating Data” is not derived from our consolidated financial statements and is unaudited.

The summary consolidated financial information and operating data presented below are qualified in their entirety by the more detailed information appearing in our consolidated financial statements and the related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus. Our historical results are not necessarily indicative of our future financial condition or results of operations.

IFRS DATA

	Year ended December 31,		Three months ended March 31,
	2011(1)	2010(1)(2)	2012(1)	2011(1)(2)
	(Dollars in thousands, except percentages, ratios and Operating Data)
Consolidated Statement of Income Data:
Operating revenues:
Cable television	$1,012,604	$950,590	$268,025	$245,630
Internet	698,234	644,283	191,356	168,395
Cable telephony	436,694	409,858	111,707	107,304
Mobile telephony	112,743	53,167	37,573	20,707
Business solutions	63,025	59,803	16,880	15,067
Equipment sales	55,885	59,893	8,309	13,031
Other	51,529	51,214	11,936	13,093

Total operating revenues	2,430,714	2,228,808	645,786	583,227
Cost of sales and operating expenses	1,331,935	1,181,535	342,759	328,704
Amortization	408,133	291,738	114,113	96,962
Financial expenses(3)	158,042	153,193	44,185	37,491
Gain on valuation and translation of financial instruments	(56,142)	(24,373)	(69,424)	(7,754)
Restructuring of operations, other special items and gain on debt refinancing	12,619	11,380	(1,085)	8,552
Income taxes expense	106,875	111,017	43,789	20,365

Net income	$469,252	$504,318	$171,449	$98,907

	December 31,		March 31,
	2011(1)	2010(1)(2)	2012(1)	2011(1)(2)
	(Dollars in thousands, except percentages, ratios and Operating Data)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$95,016	$96,335	$176,885	$65,025
Total assets	5,989,982	5,505,513	6,128,069	5,538,066
Long-term debt excluding QMI subordinated loans(4)(5)	1,857,057	1,786,076	2,150,623	1,735,584
QMI subordinated loans(4)(5)	1,630,000	1,630,000	1,630,000	1,630,000
Capital stock	3,401	3,401	3,401	3,401
Equity attributable to shareholder	1,005,227	733,105	795,609	810,825
Cash dividends declared	140,000	437,000	390,000	25,000

	Year ended December 31,		Three months ended March 31,
	2011(1)	2010(1)(2)	2012(1)	2011(1)(2)
	(Dollars in thousands, except percentages, ratios and Operating Data)
Other Financial Data and Ratios:
Operating income(6)	$1,098,779	$1,047,273	$303,027	$254,523
Operating income margin(6)	45.2%	47.0%	46.9%	43.6%
Cash flows provided by operating activities	907,040	781,475	279,619	187,276
Cash flows used in investing activities	(825,904)	(1,062,045)	(201,190)	(193,586)
Cash flows (used in) provided by financing activities	(82,455)	226,596	3,440	(25,000)
Capital expenditures(7)	798,657	723,390	202,353	194,506
Ratio of earnings to fixed charges(8)	4.4x	4.7x	5.7x	3.8x

Operating Data (at year end, except ARPU):
Homes passed(9)	2,657,315	2,612,406	2,666,686	2,623,173
Basic cable customers(10)	1,861,477	1,811,570	1,853,969	1,808,570
Basic cable penetration(11)	70.1%	69.3%	69.5%	68.9%
Digital customers	1,400,814	1,219,599	1,417,518	1,243,702
Digital penetration(12)	75.3%	67.3%	76.5%	68.8%
Cable Internet customers	1,332,551	1,252,104	1,340,489	1,263,570
Cable Internet penetration(11)	50.1%	47.9%	50.3%	48.2%
Cable telephony customers	1,205,272	1,114,294	1,212,521	1,129,824
Cable telephony penetration(11)	45.4%	42.7%	45.5%	43.1%
Mobile telephony lines	290,578	136,111	312,783	164,652
ARPU(13)	$103.28	$95.73	$109.18	$99.78

(1)	Prepared in accordance with IFRS (see “Presentation of Financial Information – Transition to IFRS” above). The new significant accounting policies under IFRS are disclosed in Note 1 to our audited consolidated financial statements for the years ended December 31, 2011 and 2010, which are included in this prospectus, while Note 27 to our audited consolidated financial statements for the years ended December 31, 2011 and 2010 explains adjustments made by Videotron in preparing its IFRS opening consolidated balance sheet as at January 1, 2010 and in restating its Canadian GAAP consolidated financial statements for the year ended December 31, 2010. Note 27 also provides details on exemption choices made by Videotron with respect to the general principle of retrospective application of IFRS.
(2)	On May 1, 2011, Videotron acquired Jobboom Inc., a subsidiary of an affiliated corporation, for a total cash consideration of $32.1 million. Since the transaction occurred between wholly owned subsidiaries of our parent corporation, the acquisition was accounted for using the continuity of interest method and the cash consideration paid was recorded as a reduction of retained earnings. Comparative figures have been restated as if Videotron and the new subsidiary had always been combined.
(3)	We are party to a number of back-to-back transactions with Quebecor Media and 9101-0835 Québec inc., a subsidiary of Quebecor Media. With respect to these back-to-back transactions, we recorded interest expense of $171.6 million for the year ended December 31, 2011, $169.4 million for the year ended December 31, 2010, $42.7 million for the three months ended March 31, 2012 and $42.2 million for the three months ended March 31, 2011, but we recorded $177.4 million, $175.0 million, $44.1 million and $43.6 million in dividends from Quebecor Media in the corresponding periods of 2012, 2011 and 2010, respectively.

(4)

For the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 and 2011, the term “QMI subordinated loans” refers to the $1.0 billion and $870.0 million subordinated loans due 2022 we entered into in 2007 in favor of Quebecor Media (partly redeemed for $500.0 million and $525.0 million in 2009 and 2008, respectively), the $415.0 million subordinated loan due 2023 we entered into in 2008 in favor of Quebecor Media, the $1.3 billion subordinated loan due 2025 we entered into in 2010 in favor of Quebecor Media (partly redeemed for 930.0 million in 2010), the $125.0 million subordinated loan due 2022 one of our subsidiaries entered into in 2007 in favor of Quebecor Media (entirely redeemed in 2009), the $170.0 million subordinated loan due in 2023 one of our subsidiaries entered into in 2008 in favor of Quebecor Media (entirely redeemed in 2009), the $190.0 million subordinated loan due in 2024 one of our subsidiaries entered into in 2009 in favor of Quebecor Media (entirely redeemed in 2009), and the $3.8 billion and $3.95 billion subordinated loans due in 2026 one of our subsidiaries entered into in 2011 in favor of Sun Media Corporation, one of Quebecor Media’s subsidiaries (each of which were entirely redeemed in 2011).
(5)	We believe that long-term debt, excluding QMI subordinated loans, provides investors with a meaningful measure of our long-term debt because the QMI subordinated loans are subordinated in right of payment to the prior payment in full of our senior indebtedness, including the exchange notes, and because the proceeds of our QMI subordinated loans due 2022, 2023, 2024, 2025 and 2026 were invested in retractable preferred shares of Quebecor Media or its subsidiaries as part of back-to-back transactions to reduce our income tax obligations. Consequently, we disclose long-term debt, excluding QMI subordinated loans, as a supplemental measure of our indebtedness in this prospectus. Long-term debt, excluding QMI subordinated loans, is not intended to be, and should not be, regarded as an alternative to other financial reporting measures, and it should not be considered in isolation as a substitute for measures of liabilities prepared in accordance with IFRS. Long-term debt, excluding QMI subordinated loans, is calculated from and reconciled to long-term debt as follows:

Amounts under IFRS	At December 31,		At March 31,
	2011	2010	2012	2011
	(dollars in millions) (unaudited)
Long-term debt	$3,487.1	$3,416.1	3,780.6	3,365.6
QMI subordinated loans(4)	(1,630.0)	(1,630.0)	(1,630.0)	(1,630.0)

Long-term debt, excluding QMI subordinated loans, as defined	1,857.1	1,786.1	2,150.6	1,735.6

(6)	Operating income and ratios based on this measure are not required by or recognized under IFRS. We define operating income, as reconciled to net income under IFRS, as net income before amortization, financial expenses, gain on valuation and translation of financial instruments, restructuring of operations and other special items, gain on debt refinancing and income taxes. Operating income margin is operating income as a percentage of operating revenues. Operating income, and ratios using this measure, are not intended to be regarded as alternatives to other financial operating performance measures or to the consolidated statement of cash flows as a measure of liquidity and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. We use operating income because we believe that it is a meaningful measure in evaluating Videotron’s consolidated results. As such, this measure eliminates the effect of significant levels of non-cash charges related to the depreciation of tangible assets and amortization of certain intangible assets, and it is unaffected by the capital structure or investment activities of Videotron. A limitation of this measure, however, is that it does not reflect the periodic costs of capitalized tangible and intangible assets used in generating revenues. In addition, we use free cash flows from continuing operating activities to reflect such costs. Measures like operating income are commonly used by the investment community to analyze and compare the performance of companies in the industries in which we are engaged. Our definition of operating income may not be the same as similarly titled measures reported by other companies, therefore limiting its usefulness as a comparative measure. Our operating income is calculated from and reconciled to net income under IFRS as follows:

Amounts under IFRS	Year ended December 31,		Three months ended March 31,
	2011	2010	2012	2011
	(dollars in millions) (unaudited)
Net income	$469.3	$504.3	$171.5	$98.9
Amortization	408.1	291.7	114.1	97.0
Financial expenses(3)	158.0	153.2	44.1	37.5
Gain on valuation and translation of derivative instruments	(56.2)	(24.4)	(69.4)	(7.8)
Restructuring of operations, other special items and gain on debt refinancing	12.6	11.4	(1.1)	8.5
Income taxes expense	107.0	111.1	43.8	20.4

Operating income, as defined	$1,098.8	$1,047.3	$303.0	$254.5

(7)	Capital expenditures are comprised of acquisitions of fixed assets and intangibles assets.
(8)	For the purpose of calculating the ratio of earnings to fixed charges, (i) earnings consist of net income plus income taxes, fixed charges, amortized capitalized interest, less interest capitalized, and (ii) fixed charges consist of interest expensed and capitalized, excluding interest on QMI subordinated loans, plus amortized premiums, discounts and capitalized expenses relating to indebtedness and an estimate of the interest within rental expense.
(9)	“Homes passed” means the number of residential premises, such as single dwelling units or multiple dwelling units, and commercial premises passed by the cable distribution network in a given cable system service area in which the programming services are offered.
(10)	“Basic cable customers” are customers who receive basic cable television service in either analog or digital mode.
(11)	Represents customers as a percentage of total homes passed.

(12)	Represents customers for the digital service as a percentage of basic cable customers.
(13)	ARPU is an industry metric that we use to measure our monthly cable television, Internet access, cable and mobile telephony revenues per average basic cable customer. ARPU is not a measurement that is consistent with IFRS, and our definition and calculation of ARPU may not be the same as identically titled measurements reported by other companies. We calculate our combined ARPU by dividing our combined cable television, Internet access, cable and mobile telephony revenues by the average number of basic cable customers during the applicable period, and then dividing the resulting amount by the number of months in the applicable period. Specific ARPU for each of our four lines of services is calculated by dividing the revenue generated from those subscribers by the average number of subscribers for such service during the period, and then dividing the resulting amount by the number of months in the applicable period.

RISK FACTORS

An investment in the exchange notes involves risks. You should consider carefully the risks described below as well as the other information appearing elsewhere in this prospectus before you decide to tender your initial notes in the exchange offer.

Risks Relating to Our Business

We operate in highly competitive industries that are experiencing rapid technological developments, and our inability to compete successfully could have a material adverse effect on our business, prospects, revenues, financial condition and results of operations.

In our cable operations, we compete against providers of direct broadcast satellite (or “DBS”, which in Canada are also referred to as “DTH,” for “direct-to-home” satellite providers), multichannel multipoint distribution systems (or “MDS”), and satellite master antenna television systems. In addition, we compete against incumbent local exchange carriers (or “ILECs”), which have secured licenses to launch video distribution services using video digital subscriber line (or “VDSL”) technology (also known as internet protocol television or “IPTV”). The main ILEC in our market holds a regional license to provide terrestrial broadcasting distribution in Montréal and several other communities in the Province of Québec. The same ILEC recently launched its own IPTV service in Montréal and in Québec City, with a full rollout throughout the Province of Québec expected in the years to come. The direct access to some broadcasters’ web sites that provide in high definition streaming video-on-demand content is also available for some of the same channels we offer in our television programming. In addition, third-party Internet access providers (or “TPIAs”) could launch IP video services in our footprint using ILEC DSL networks.

We also face competition from illegal providers of cable television services and illegal access to non-Canadian DBS (also called grey market piracy), as well as from signal theft of DBS that enables customers to access programming services from U.S. and Canadian DBS without paying any fees (also called black market piracy). Competitors in the video business also include the video store industry (rental & sale) as well as other emerging content delivery platforms.

Due to ongoing technological developments, the distinction between traditional platforms (broadcasting, Internet and telephony) is fading rapidly. For instance, the Internet, as well as distribution over mobile devices, are becoming important broadcasting and distribution platforms. In addition, mobile operators, with the development of their respective 4G and Long Term Evolution and Advanced (also known as “LTE”) networks, are now offering wireless and fixed wireless Internet services. In addition, our VoIP telephony service also competes with Internet-based solutions.

In our Internet access business, we compete against other Internet service providers (or “ISPs”), and TPIAs offering residential and commercial Internet access services as well as open Wi-Fi networks in some cities. The CRTC also requires us to offer access to our high-speed Internet system to ISP competitors, and third-party ISPs to access our network, for the purpose of providing telephony and networking applications, in addition to retail Internet access services.

Our VoIP service has numerous competitors, including ILECs, competitive local exchange carriers (or “CLECs”), mobile telephony service operators and other providers of telephony, VoIP and Internet communications, including competitors that are not facilities-based and therefore have a much lower infrastructure cost. In addition, internet protocol-based (“IP-based”) products and services are generally subject to downward pricing pressure, lower margins and technological evolution, all of which could have an adverse effect on our business, prospects and results of operation.

In our mobile High-Speed Packet Access (“HSPA+”) telephony business, we compete against a mix of market participants, some of them being active in some or all the products we offer, with others offering only mobile telephony services in our market. In addition, users of mobile voice and data systems may find their communication needs satisfied by other current or developing adjunct technologies, such as Wi-Fi, WiMax, “hotspots” or trunk radio systems, which have the technical capability to handle mobile data communication and mobile telephone calls. There can be no assurance that current or future competitors will not provide network capacity and/or services comparable or superior to those we provide or may in the future provide, or at lower prices, adapt more quickly to evolving industry trends or changing market requirements, or introduce competing services. For instance, since 2008 some providers of mobile telephony services (including most of the incumbent carriers as well as at least one other new entrant) have launched lower-cost mobile telephony services in order to acquire additional market share and increase their respective mobile telephony penetration rates in our market. Also, the Canadian incumbents have started rolling out their LTE 4G networks, and this technology is expected to become an industry standard. The cost of implementing, modifying our existing network or competing against future technological innovations may be prohibitive to us, and we may lose customers if we fail to keep pace with these changes or fail to keep pace with surging network capacity demand. Any of these factors could adversely affect our ability to operate our mobile business successfully and profitably. Moreover, we may not be able to compete successfully in the future against existing or potential competitors, and increased competition could have a material adverse effect on our business, prospects, revenues, financial condition and results of operations. See also the risk factor “— We are using a new technology for which only a limited offer of handsets is available, which could increase our customer acquisition costs and reduce our competitiveness” below.

Finally, a few of our competitors are offering special discounts to customers who subscribe to two or more of their services (cable television or IPTV, internet, residential phone and mobile telephony services). As a result, should we fail to keep our existing customers and lose them to such competitors, we may end up losing up to one subscriber for each of our services. This could have an adverse effect on our business, prospects, revenues, financial condition and results of operation.

We have entered into roaming agreements with other mobile operators in order to provide worldwide coverage to our mobile telephony customers. Our inability to renew, or substitute for, these agreements at their respective terms and on acceptable terms may place us at a competitive disadvantage, which could adversely affect our ability to operate our mobile business successfully and profitably.

We have entered into roaming agreements with multiple carriers around the world (including Canada, the United States and Europe), and have established worldwide coverage. Our inability to renew, or substitute for, these agreements at their respective terms and on acceptable terms may place us at a competitive disadvantage, which could adversely affect our ability to operate our mobile business successfully and profitably.

In addition, various aspects of mobile communications operations, including the ability of mobile providers to enter into interconnection agreements with traditional landline telephone companies and the ability of mobile providers to manage data traffic on their networks, are subject to regulation by the CRTC. The government agencies having jurisdiction over any mobile business that we may develop could adopt regulations or take other actions that could adversely affect our mobile business and operations, including actions that could increase competition or that could increase our costs.

Our reputation may be negatively impacted, which could have a material adverse effect on our business, financial condition and results of operations.

We have generally enjoyed a good reputation among the public. Our ability to maintain our existing customer relationships and to attract new customers depends to a large extent on our reputation. While we have put in place certain mechanisms to mitigate the risk that our reputation may be tarnished, including good governance practices and a code of ethics, we cannot be assured that we will continue to enjoy a good reputation nor can we be assured that events that are beyond our control will not cause our reputation to be negatively impacted. The loss or tarnishing of our reputation could have a material adverse effect on our business, prospects, financial condition and results of operations.

We are using a new technology for which only a limited offer of handsets is available, which could increase our customer acquisition costs and reduce our competitiveness.

Advanced wireless services (“AWS”) in the 2GHz range is a spectrum that has not been broadly used until recently for mobile telephony. While certain mobile device suppliers offer hardware for AWS technology, there are still only a limited number of AWS handsets on the market, which could reduce our ability to compete with our competitors that offer a broader range of handsets. As a result, the handset portfolio for AWS we are currently offering does not include certain more popular devices and is not as broad as those of certain other providers. Moreover, most handset manufacturers have reduced the number of stock keeping units in their portfolio. In addition, the handsets available to us are sometimes subject to an exclusivity period which varies in length when they are released to market. If manufacturers continue to offer exclusivity on future products in Canada, this could potentially reduce the number of handsets available to us in the AWS band. We could potentially incur higher customer acquisition costs due to a smaller market for this type of technology and could potentially have a reduced portfolio of handsets to offer to our customers, which could slow the growth of our customer base and adversely affect our ability to operate our mobile business successfully and competitively.

We are regularly required to make capital expenditures to remain technologically and economically competitive. We may not be able to obtain additional capital to implement our business strategies and make certain capital expenditures.

Our strategy of maintaining a leadership position in the suite of products and services we offer and launching new products and services requires capital investments in our network and infrastructure to support growth in our customer base and demands for increased bandwidth capacity and other services. In this regard, we have in the past required substantial capital for the upgrade, expansion and maintenance of our network and the launch and expansion of new or additional services. We expect that additional capital expenditures will be required in the short and medium term in order to expand and maintain our systems and services, including expenditures relating to advancements in Internet access and high definition television (“HDTV”), as well as the cost of our mobile services infrastructure deployment.

The demand for wireless data services has been growing at unprecedented rates and it is projected that this demand will further accelerate, driven by increasing levels of broadband penetration, increasing need for personal connectivity and networking, increasing affordability of smartphones and Internet-only devices (e.g., high-usage data devices such as mobile Internet keys, tablets and electronic book readers), increasingly multimedia-rich services and applications, increasing wireless competition, and possibly unlimited data plans. The anticipated levels of data traffic will represent a growing challenge to the current mobile network’s ability to serve this traffic. We may have to acquire additional spectrum, if available, in order to address this increased demand. The ability to acquire additional spectrum (if needed) is dependent on the timing and the rules established by Industry Canada.

There can be no assurance that we will be able to obtain the funds necessary to finance our capital improvement programs, new strategies and services or other capital expenditure requirements, whether through cash from operations, additional borrowings or other sources. If we are unable to generate sufficient funds or obtain additional financing on acceptable terms, we may not be able to implement our business strategies or proceed with the capital expenditures and investments required to maintain our leadership position, and our business, financial condition, results of operations, reputation and prospects could be materially adversely affected. Even if we are able to obtain adequate funding, the period of time required to upgrade our network could have a material adverse effect on our ability to successfully compete in the future. Moreover, additional funds that we invest in our business may not translate into incremental revenues.

See also the risk factors “— We operate in highly competitive industries that are experiencing rapid technological developments, and our inability to compete successfully could have a material adverse effect on our business, prospects, revenues, financial condition and results of operations”, “— We compete, and will continue to compete, with alternative technologies, and we may be required to invest a significant amount of capital to address continuing technological evolution and development” and “— We may require from time to time to refinance certain of our indebtedness. Our inability to do so on favorable terms, or at all, could have a material adverse effect on us”.

We may need to support increasing costs in securing access to support structures needed for our cable network.

We require access to the support structures of hydro electric and telephone utilities and to municipal rights of way to deploy our cable network. Where access to the structures of telephone utilities cannot be secured, we may apply to the CRTC to obtain a right of access under the Telecommunications Act (Canada) (the “Telecommunications Act”). We have entered into comprehensive support structure access agreements with all of the major hydro electric companies and all of the major telecommunication companies in our service territory. Our agreement with Hydro-Québec, by far the largest of the hydro electric companies, expires in December 2012. Rates are currently adjusted annually based on the Consumer Price Index (CPI). An increase in rates charged by Hydro-Québec could have a significant impact on Videotron’s cost structure.

We may not successfully implement our business and operating strategies.

Our business strategies are based on leveraging an integrated platform of media assets. Our strategies include offering multi-platform advertising solutions, generating and distributing content across a spectrum of media properties and assets, launching and deploying additional value-added products and services, pursuing cross-promotional opportunities, maintaining our advanced broadband network, pursuing enhanced content development to reduce costs, further integrating the operations of our subsidiaries, leveraging geographic clustering and maximizing customer satisfaction. We may not be able to fully implement these strategies or realize their anticipated results without incurring significant costs or at all. In addition, our ability to successfully implement these strategies could be adversely affected by a number of factors beyond our control, including operating difficulties, increased ongoing operating costs, regulatory developments, general or local economic conditions, increased competition, technological changes and the other factors described in this “Risk Factors” section. While the centralization of certain business operations and processes has the advantage of standardizing our practices, thereby reducing costs and increasing our effectiveness, it also represents a risk in itself should a business solution implemented by a centralized office throughout the organization fail to produce the intended results. We may also be required to make capital expenditures or other investments, which may affect our ability to implement our business strategies to the extent we are unable to secure additional financing on acceptable terms or generate sufficient funds internally to cover these requirements. Any material failure to implement our strategies could have a material adverse effect on our reputation, business, financial condition, prospects and results of operations and on our ability to meet our obligations, including our ability to service our indebtedness.

We could be adversely impacted by consumers’ switch from landline telephony to mobile telephony.

The recent trend toward mobile substitution or “cord-cutting” (when users cancel their landline telephony services and opt for mobile telephony services only) is largely the result of the increasing mobile penetration rate in Canada and the various unlimited offers launched by mobile operators. We may not be successful in converting our existing cable telephony subscriber base to our mobile telephony services, which could have a material adverse effect on our business, financial condition, prospects and results of operations.

We compete, and will continue to compete, with alternative technologies and we may be required to invest a significant amount of capital to address continuing technological evolution and development.

The media industry is experiencing rapid and significant technological change, which has resulted in alternative means of program and content transmission. The continued growth of the Internet has presented alternative content distribution options that compete with traditional media. Furthermore, in each of our broadcasting markets, industry regulators have authorized DTH, microwave services and VDSL services and may authorize other alternative methods of transmitting television and other content with improved speed and quality. We may not be able to successfully compete with existing or newly developed alternative technologies, such as IPTV, or we may be required to acquire, develop or integrate new technologies. The cost of the acquisition, development or implementation of new technologies could be significant and our ability to fund such implementation may be limited and could have a material adverse effect on our ability to successfully compete in the future. Any such difficulty or inability to compete could have a material adverse effect on our business, reputation, prospects, financial condition or results of operations.

The continuous technological improvement of the Internet, combined with higher download speeds and cost reductions for customers, may divert a portion of our existing television subscriber base from our video-on-demand services to new video-over-the-Internet model. While having a positive impact on the demand for our Internet services, video-over-the-Internet could adversely impact the demand for our video-on-demand services.

We have grown rapidly and are seeking to continue our growth. If we do not effectively manage our growth, our business, results of operations and financial condition could be adversely affected.

We have experienced substantial growth in our business and have significantly expanded our operations in recent years. We have sought in the past, and may in the future seek, to make opportunistic or strategic acquisitions and further expand the types of businesses in which we participate, as was the case for our expansion into facilities-based mobile telephony operations, under appropriate conditions. We can provide no assurance that we will be successful in either developing or fulfilling the objectives of any such acquisition or business expansion.

In addition, our expansion and acquisitions may require us to incur significant costs or divert significant resources, and may limit our ability to pursue other strategic and business initiatives, which could have an adverse effect on our business, financial condition, prospects or results of operations. Furthermore, if we are not successful in managing and integrating any acquired businesses, or if we are required to incur significant or unforeseen costs, our business, results of operations and financial condition could be adversely affected.

We depend on key personnel.

Our success depends to a large extent upon the continued services of our senior management and our ability to retain skilled employees. There is intense competition for qualified management and skilled employees, and our failure to recruit, train and retain such employees could have a material adverse effect on our business, financial condition or operating results. In addition, to implement and manage our businesses and operating strategies effectively, we must maintain a high level of efficiency, performance and content quality, continue to enhance our operational and management systems, and continue to effectively attract, train, motivate and manage our employees. We currently anticipate a near-term need to attract and train a substantial number of new employees, including many skilled employees. If we are not successful in these efforts, it may have a material adverse effect on our business, prospects, results of operations and financial condition.

Our financial performance could be materially adversely affected if we cannot continue to distribute a wide range of television programming on commercially reasonable terms.

The financial performance of our cable and mobile services businesses depends in large part on our ability to distribute a wide range of appealing, conveniently-scheduled television programming at reasonable rates. We obtain television programming from suppliers pursuant to programming contracts. These suppliers have become, in recent years, vertically integrated and are now more limited in number. The quality and amount of television programming we offer affect the attractiveness of our services to customers and, accordingly, the rates we can charge for these services. We may be unable to maintain key programming contracts at commercially reasonable rates for television programming. Loss of programming contracts, our inability to obtain programming at reasonable rates or our inability to pass-through rate increases to our customers could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, our ability to attract and retain cable customers depends, to a certain extent, upon our capacity to offer quality content, high definition programming, an appealing variety of programming choices and packages, as well as multiplatform distribution and on-demand content, at competitive prices. If the number of specialty channels being offered does not increase at the level and the pace comparable to our competitors, if the content offered on such channels does not receive audience acceptance, or if we are unable to offer multiplatform availability, high definition programming and on-demand content, it may have a significant negative impact on revenues from our cable operations.

We provide our digital television, Internet access and cable telephony services through a single clustered network, which may be more vulnerable to widespread disruption.

We provide our digital television, Internet access and cable telephony services through a primary headend and our analog television services through twelve additional regional headends in our single clustered network. Despite available emergency backup or replacement sites, a failure in our primary headend could prevent us from delivering some of our products and services throughout our network until we have resolved the failure, which may result in significant customer dissatisfaction, loss of revenues and potential civil litigation.

We are dependent upon our information technology systems and those of certain third-parties. The inability to enhance our systems, or to protect them from a security breach or disaster, could have an adverse impact on our financial results and operations.

The day-to-day operation of our business is highly dependent on information technology systems, including those of certain third-party suppliers. An inability to maintain and enhance our existing information technology systems or obtain new systems to accommodate additional customer growth or to support new products and services could have an adverse impact on our ability to acquire new subscribers, retain existing customers, produce accurate and timely billing, generate revenue growth and manage operating expenses, all of which could adversely impact our financial results and position. In addition, although we use industry standard networks and established information technology security and survivability/disaster recovery practices, a security breach or disaster could have a material adverse effect on our reputation, business, prospects, financial condition and results of operations.

We may not be able to protect our services from piracy, which may have an adverse effect on our customer base and lead to a possible decline in revenues.

In our cable, Internet access and telephony operations, we may not be able to protect our services from piracy. We may be unable to prevent unauthorized access to our analog and digital programming, as well as our Internet access services. We use encryption technology to protect our cable signals from unauthorized access and to control programming access based on subscription packages. We may not be able to develop or acquire adequate technology to prevent unauthorized access to our services, which may have an adverse effect on our customer base and lead to a possible decline in our revenues.

Malicious and abusive Internet practices could impair our cable data services.

Our cable data customers utilize our network to access the Internet and, as a consequence, we or they may become victim of common malicious and abusive Internet activities, such as unsolicited mass advertising (or spam) and dissemination of viruses, worms and other destructive or disruptive software. These activities could have adverse consequences on our network and our customers, including deterioration of service, excessive call volume to call centers and damage to our customers’ equipment and data or ours. Significant incidents could lead to customer dissatisfaction and, ultimately, to loss of customers or revenue, in addition to increased costs to service our customers and protect our network. Any significant loss of cable data, customers or revenue or a significant increase in costs of serving those customers could adversely affect our reputation, growth, business, prospects, financial condition and results of operations.

We depend on third-party suppliers and providers for services, information and other items critical to our operations.

We depend on third-party suppliers and providers for certain services, hardware and equipment that are critical to our operations. These materials and services include set-top boxes, cable and telephony modems, servers and routers, fibre-optic cable, telephony switches, inter-city links, support structures, software, the “backbone” telecommunications network for our Internet access and telephony services, and construction services for expansion and upgrades of our cable and mobile networks. These services and equipment are available from a limited number of suppliers. If no supplier can provide us with the equipments or services that we require or that comply with evolving Internet and telecommunications standards or that are compatible with our other equipment and software, our business, financial condition and results of operations could be materially adversely affected. In addition, if we are unable to obtain critical equipment, software, services or other items on a timely basis and at an acceptable cost, our ability to offer our products and services and roll out our advanced services may be delayed, and our business, financial condition and results of operations could be materially adversely affected. See also the risk factor “— We are using a technology for which only a limited offer of handsets is available, which could increase our customer acquisition costs and reduce our competitiveness.”

We may be adversely affected by litigation and other claims.

In the normal course, we are involved in various legal proceedings and other claims relating to the conduct of our business. Although, in the opinion of our management, the outcome of current pending claims and other litigation is not expected to have a material adverse effect on our reputation, results of operations, liquidity or financial position, a negative outcome in respect of any such claim or litigation could have such an adverse effect. Moreover, the cost of defending against lawsuits and diversion of management’s attention could be significant. See also “Business —Legal Proceedings”.

We may be adversely affected by strikes and other labour protests.

As of March 31, 2012, approximately 59% of our employees are unionized, and the terms of their employment are governed by one of our five regional collective bargaining agreements. Our two most important collective bargaining agreements, covering our unionized employees in the Montréal and Québec City regions, have terms extending to December 31, 2013. We also have two collective bargaining agreements covering our unionized employees in the Saguenay and Gatineau regions, with terms running through January 31, 2014 and August 31, 2015, respectively, and one other collective bargaining agreement, covering approximately 50 employees of our SETTE inc. subsidiary, which will expire on December 31, 2012.

We cannot predict the outcome of any current or future negotiations relating to labour disputes, union representation or the renewal of our collective bargaining agreements, nor can we assure you that we will not experience work stoppages, strikes, property damage or other forms of labour protests pending the outcome of any current or future negotiations. If our unionized workers engage in a strike or any other form of work stoppage, we could experience a significant disruption to our operations, damage to our property and/or interruption to our services, which could adversely affect our business, assets, financial position, results of operations and reputation. Even if we do not experience strikes or other forms of labour protests, the outcome of labour negotiations could adversely affect our business and results of operations. Such could be the case if current or future labour negotiations or contracts were to further restrict our ability to maximize the efficiency of our operations. In addition, our ability to make short-term adjustments to control compensation and benefits costs is limited by the terms of our collective bargaining agreements.

We could be impacted by increased pension plan liabilities.

The economic cycle could have a negative impact on the funding of our defined benefit pension plans and the related expenditures. There is no guarantee that the expenditures and contributions required to fund these pension plans will not increase in the future and therefore negatively impact our operating results and financial position. Risks related to the funding of defined benefit plans may materialize if total obligations with respect to a pension plan exceed the total value of its trust fund. Shortfalls may arise due to lower-than-expected returns on investments, changes in the discount rate used to assess the pension plan’s obligations, and actuarial losses. This risk is mitigated by policies and procedures instituted by us and our pension committees to monitor investment risk and pension plan funding. It is also mitigated by the fact that some of our defined benefit pension plans are no longer offered to new employees.

We may be adversely affected by exchange rate fluctuations.

Most of our revenues and expenses are denominated in Canadian dollars. However, certain expenditures, such as the purchase of set-top boxes and cable modems, mobile devices (handsets) and certain capital expenditures, including certain costs related to the development and maintenance of our mobile network, are paid in U.S. dollars. Also, a substantial portion of our debt is denominated in U.S. dollars, and interest, principal and premium, if any, thereon is payable in U.S. dollars. For the purposes of financial reporting, any change in the value of the Canadian dollar against the U.S. dollar during a given financial reporting period would result in a foreign exchange gain or loss on the translation of any unhedged U.S. dollar-denominated debt into Canadian dollars. Consequently, our reported earnings and debt could fluctuate materially as a result of foreign-exchange gains or losses. Although we have entered into transactions to hedge the exchange rate risk with respect to 100% of our U.S. dollar-denominated debt outstanding at March 31, 2012, and we intend in the future to enter into such transactions for new U.S. dollar-denominated debt, these hedging transactions could, in certain circumstances, prove economically ineffective and may not be successful in protecting us against exchange rate fluctuations, or we may in the future be required to provide cash and other collateral to secure our obligations with respect to such hedging transactions, or we may in the future be unable to enter into such transactions on favorable terms or at all.

In addition, certain cross-currency interest rate swaps entered into by the Corporation and its subsidiaries include an option that allows each party to unwind the transaction on a specific date at the then-fair value.

The fair value of the derivative financial instruments we are party to is estimated using period-end market rates and reflects the amount we would receive or pay if the instruments were terminated and settled at those dates, as adjusted for counterparties’ non-performance risk. At March 31, 2012, the net aggregate fair value of our cross-currency interest rate swaps and foreign-exchange forward contracts was in a net liability position of $244.8 million.

The volatility and disruptions in the capital and credit markets could adversely affect our business, including the cost of new capital, our ability to refinance our scheduled debt maturities and meet our other obligations as they become due.

The capital and credit markets have experienced significant volatility and disruption over the last several years, resulting in periods of extreme upward pressure on the cost of new debt capital and severe restrictions in credit availability for many companies. The disruptions in the capital and credit markets have also resulted in higher interest rates or greater credit spreads on issuance of debt securities and increased costs under credit facilities. Continuation of these disruptions could increase our interest expense, thereby adversely affecting our results of operations and financial position.

Our access to funds under our existing senior secured credit facilities is dependent on the ability of the financial institutions that are parties to those facilities to meet their funding commitments. Those financial institutions may not be able to meet their funding commitments if they experience shortages of capital and liquidity or if they experience excessive volumes of borrowing requests within a short period of time. Moreover, the obligations of the financial institutions under our senior secured credit facilities are several and not joint and, as a result, a funding default by one or more institutions does not need to be made up by the others.

Longer-term volatility and continued disruptions in the capital and credit markets as a result of uncertainty, changing or increased regulation of financial institutions, reduced alternatives or failures of significant financial institutions could adversely affect our access to the liquidity needed for our businesses in the longer term. Such disruptions could require us to take measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged. Continued market disruptions and broader economic challenges may lead to lower demand for certain of our products and increased incidences of customers’ inability to pay or timely pay for the services or products that we provide. Events such as these could adversely impact our results of operations, cash flows, financial position and prospects.

Risks Relating to our Industry

We are subject to extensive government regulation and policy-making. Changes in government regulation or policies could adversely affect our business, financial condition, prospects and results of operations

Our operations are subject to extensive government regulation and policy-making in Canada. Laws and regulations govern the issuance, amendment, renewal, transfer, suspension, revocation and ownership of broadcast programming and distribution licenses. With respect to distribution, regulations govern, among other things, the distribution of Canadian and non-Canadian programming services and the maximum fees to be charged to the public in certain circumstances. For the time being, there are significant restrictions on the ability of non-Canadian entities to own or control broadcasting licenses and telecommunications carriers in Canada, although the federal government is currently reviewing whether to relax the foreign ownership restrictions. Our broadcasting distribution and telecommunications operations (including Internet access service) are regulated respectively by the Broadcasting Act (Canada) (the “Broadcasting Act”) and the Telecommunications Act and regulations thereunder. The CRTC, which administers the Broadcasting Act and the Telecommunications Act, has the power to grant, amend, suspend, revoke and renew broadcasting licenses, approve certain changes in corporate ownership and control, and make regulations and policies in accordance with the Broadcasting Act and the Telecommunications Act, subject to certain directions from the federal cabinet. Our wireless and cable operations are also subject to technical requirements, license conditions and performance standards under the Radiocommunication Act (Canada) (the “Radiocommunication Act”), which is administered by Industry Canada.

In addition, laws relating to communications, data protection, e-commerce, direct marketing and digital advertising and the use of public records have become more prevalent in recent years. Existing and proposed legislation and regulations, including changes in the manner in which such legislation and regulations are interpreted by courts in Canada, the United States and other jurisdictions may impose limits on our collection and use of certain kinds of information. For a more extensive description of the regulatory environment affecting our business, see “Regulation”.

Changes to the laws, regulations and policies governing our operations, the introduction of new laws, regulations, policies or terms of license, the issuance of new licenses, including additional spectrum licenses to our competitors or changes in the treatment of the tax deductibility of advertising expenditures could have a material adverse effect on our business (including how we provide products and services), financial condition, prospects and results of operations. In addition, we may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. It is difficult to predict in what form laws and regulations will be adopted or how they will be construed by the relevant courts, or the extent to which any changes might adversely affect us.

Industry Canada may not renew our AWS licenses on acceptable terms, or at all.

Our AWS licenses were issued in December 2008 for a term of ten years. At least two years before the end of this term, and any subsequent term, we may apply for a renewed license for a term of up to ten years. AWS license renewal, including whether license fees should apply for a subsequent license term, will be subject to a public consultation process initiated in year eight of the license.

We are required to provide third-party ISPs with access to our cable systems, which may result in increased competition.

The largest cable operators in Canada, including Videotron, have been required by the CRTC to provide third-party ISPs with access to their cable systems at mandated cost-based rates. Several third-party ISPs are interconnected to our cable network and are thereby providing retail Internet access services.

The CRTC also requires large cable carriers, such as us, to allow third party ISPs to provide telephony and networking (LAN/VPN) applications in addition to retail Internet access services. As a result of these requirements, we may experience increased competition for retail cable Internet and residential telephony customers. In addition, because our third-party Internet access rates are regulated by the CRTC, we could be limited in our ability to recover our costs associated with providing this access.

We are subject to a variety of environmental laws and regulations.

We are subject to a variety of environmental laws and regulations. Certain of our facilities are subject to federal, provincial, state and municipal laws and regulations concerning, among other things, emissions to the air, water and sewer discharge, the handling and disposal of hazardous materials and waste, recycling, the soil remediation of contaminated sites, or otherwise relating to the protection of the environment. In addition, laws and regulations relating to workplace safety and worker health, which, among other things, regulate employee exposure to hazardous substances in the workplace, also govern our operations. Failure to comply with present or future laws or regulations could result in substantial liability to us. Environmental laws and regulations and their interpretation have changed rapidly in recent years and may continue to do so in the future. Our properties, as well as areas surrounding those properties, particularly those in areas of long-term industrial use, may have had historic uses, or may have current uses, in the case of surrounding properties, which may affect our properties and require further study or remedial measures. We cannot provide assurance that all environmental liabilities have been determined, that any prior owner of our properties did not create a material environmental condition not known to us, that a material environmental condition does not otherwise exist as to any of our properties, or that expenditure will not be required to deal with known or unknown contamination.

Concerns about alleged health risks relating to radiofrequency emissions may adversely affect our business.

Some studies have alleged links between radiofrequency emissions from certain wireless devices and cell sites and various health problems or possible interference with electronic medical devices, including hearing aids and pacemakers. All our cell sites comply with applicable laws and we rely on our suppliers to ensure that the network equipment and customer equipment supplied to us meets all applicable safety requirements. While there is no definitive evidence of harmful effects from exposure to radiofrequency emissions when the limits imposed by applicable laws and regulations are complied with, additional studies of radiofrequency emissions are ongoing and we cannot be sure that the results of any such future studies will not demonstrate a link between radiofrequency emissions and health problems.

The current concerns over radiofrequency emissions or perceived health risks of exposure to radiofrequency emissions could lead to additional governmental regulation, diminished use of wireless services, including Videotron’s, or expose us to potential litigation. Any of these could have a material adverse effect on our business, prospects, revenues, financial condition and results of operations.

Risks Relating to the Exchange Offer and the Notes

If you do not properly tender your initial notes, you will not receive exchange notes in the exchange offer, and you may not be able to sell your initial notes.

We registered the exchange notes, but not the initial notes, under the Securities Act. We will only issue exchange notes in exchange for initial notes that are timely received by the exchange agent, together with all required documents, including a properly completed and duly signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the initial notes, and you should carefully follow the instructions on how to tender your initial notes.

Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of the initial notes. If you do not tender your initial notes or if we do not accept your initial notes because you did not tender your initial notes properly, then, after we consummate the exchange offer, you will continue to hold initial notes that are subject to the existing transfer restrictions. In general, you may not offer or sell the initial notes unless they are registered under the Securities Act or offered or sold in a transaction exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Although we may in the future seek to acquire unexchanged initial notes, if any, in open market or privately negotiated transactions, through subsequent exchange offers or otherwise, we have no present plans to acquire any unexchanged initial notes or to file with the SEC a shelf registration statement to permit resales of any unexchanged initial notes. In addition, and except for initial purchasers or holders of initial notes who are prohibited by applicable law or SEC policy from participating in the exchange offer or who may not resell the notes acquired in the exchange offer without delivering a prospectus and this prospectus is not appropriate or available for such resales, holders who do not tender their initial notes will not have any further registration rights and will not have the right to receive special interest on their initial notes.

The market for the initial notes may be significantly more limited after the exchange offer.

Because we anticipate that most holders of initial notes will elect to exchange their initial notes, we expect that the liquidity of the market for any initial notes remaining after the completion of the exchange offer may be substantially limited. Any initial notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the initial notes outstanding. Accordingly, the liquidity of the market for any initial notes could be adversely affected and you may be unable to sell them. The extent of the market for the initial notes and the availability of price quotations would depend on a number of factors, including the number of holders of initial notes remaining outstanding and the interest of securities firms in maintaining a market in the initial notes. An issue of securities with a smaller number of units available for trading may command a lower, and more volatile, price than would a comparable issue of securities with a larger number of units available for trading. Therefore, the market price for the initial notes that are not exchanged may be lower and more volatile as a result of the reduction in the aggregate principal amount of the initial notes outstanding.

Our indebtedness and significant interest payment requirements could adversely affect our financial condition and therefore make it more difficult for us to fulfill our obligations, including our obligations under the notes.

As at March 31, 2012, we had $2.151 billion of consolidated long-term debt, excluding QMI subordinated loans. Our indebtedness could have significant consequences, including the following:

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to making interest and principal payments on our indebtedness, thereby reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt or greater financial resources; and

•	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds on commercially reasonable terms, if at all.

Although we have significant indebtedness, we have approximately $575.0 million available for additional borrowings under our existing senior secured credit facilities, and the indentures governing our outstanding Existing Notes permit us to incur substantial additional indebtedness in the future. If we incur additional debt, the risks we now face as a result of our leverage could intensify. For more information regarding our long-term debt and its maturities, see Notes 17 and 24 to our audited consolidated financial statements for the year ended December 31, 2011 and Note 7 to our condensed consolidated financial statements for the three-months ended March 31, 2012, which are included in this prospectus. See also the risk factor “— Restrictive covenants in our outstanding debt instruments may reduce our operating and financial flexibility, which may prevent us from capitalizing on certain business opportunities.”

Restrictive covenants in our outstanding debt instruments may reduce our operating and financial flexibility, which may prevent us from capitalizing on certain business opportunities.

Our senior secured credit facilities and the respective indentures governing our Existing Notes and the exchange notes contain a number of operating and financial covenants restricting our ability to, among other things:

•	incur indebtedness;

•	create liens;

•	pay dividends on or redeem or repurchase our stock;

•	make certain types of investments;

•	restrict dividends or other payments from restricted subsidiaries;

•	enter into transactions with affiliates;

•	issue guarantees of debt; and

•	sell assets or merge with other companies.

If we are unable to comply with these covenants and are unable to obtain waivers from our creditors, we would be unable to make additional borrowings under our senior secured credit facilities, our indebtedness under these agreements would be in default and could, if not cured or waived, result in an acceleration of such indebtedness and cause cross-defaults under our other debt, including the notes and our Existing Notes. If our indebtedness is accelerated, we may not be able to repay our indebtedness or borrow sufficient funds to refinance it, and any such prepayment or refinancing could adversely affect our financial condition. In addition, if we incur additional debt in the future or refinance existing debt, we may be subject to additional covenants, which may be more restrictive than those to which we are currently subject. Even if we are able to comply with all applicable covenants, the restrictions on our ability to manage our business in our sole discretion could adversely affect our business by, among other things, limiting our ability to take advantage of financings, mergers, acquisitions and other corporate opportunities that we believe would be beneficial to us.

We may be required from time to time to refinance certain of our indebtedness. Our inability to do so on favorable terms, or at all, could have a material adverse effect on us.

We may be required from time to time to refinance certain of our existing debt at or prior to maturity. Our ability to obtain additional financing to repay such existing debt at maturity will depend upon a number of factors, including prevailing market conditions and our operating performance. The tightening of credit availability and the challenges affecting global capital markets could also limit our or our subsidiaries’ ability to refinance existing maturities. There can be no assurance that any such financing will be available to us on favorable terms or at all. See also the risk factor “— The volatility and disruptions in the capital and credit markets could adversely affect our business, including the cost of new capital, our ability to refinance our scheduled debt maturities and meet our other obligations as they become due”.

We may not be able to finance an offer to purchase the exchange notes following a change of control as required by the indenture governing the exchange notes because we may not have sufficient funds at the time of the change of control or our senior secured credit facilities may not allow the repurchases.

If we experience a change of control (as that term is defined in the indenture governing the notes, as well as in the respective indentures governing our Existing Notes) or if we dispose of significant assets under specified circumstances, we may be required to make an offer to repurchase all of the exchange notes and our Existing Notes prior to maturity. We can provide no assurance that we will have sufficient funds or be able to arrange for additional financing to repurchase the notes following such change of control or asset sale. There is no sinking fund with respect to the exchange notes.

In addition, a change of control would be an event of default under our senior secured credit facilities. Any future credit agreement or other agreements relating to our senior indebtedness to which we become a party may contain similar provisions. Our failure to repurchase our Existing Notes and the exchange notes upon a change of control would, pursuant to the terms of the respective indentures, constitute an event of default under such indentures. Any such default could, in turn, constitute an event of default under future senior indebtedness, any of which may cause the related debt to be accelerated after the expiry of any applicable notice or grace periods. If debt were to be accelerated, we may not have sufficient funds to repurchase the notes and repay the debt.

Although the exchange notes are referred to as “senior notes,” they will be effectively subordinated to our and the guarantors’ secured indebtedness.

The exchange notes and each guarantee of the exchange notes, are unsecured and therefore are effectively subordinated to any secured indebtedness that we, or the relevant guarantor, may incur to the extent of the assets securing such indebtedness. In the event of a bankruptcy or similar proceeding involving us or a guarantor, the assets that serve as collateral for any secured indebtedness will be available to satisfy the obligations under the secured indebtedness before any payments are made on the exchange notes. As at March 31, 2012, we had $69.6 million of secured debt and we have approximately $575.0 million available to borrow under our senior secured credit facilities, which are secured by substantially all of our and the guarantors’ assets. The exchange notes are effectively subordinated to any borrowings under our senior secured credit facilities. In addition, our senior secured credit facilities and the respective indentures governing our Existing Notes and the exchange notes permit us to incur additional secured indebtedness in the future. See “Description of Other Indebtedness” and “Description of the Notes”.

There is currently no active trading market for the exchange notes. If an active trading market does not develop for the exchange notes, you may not be able to resell them.

No active trading market currently exists for the exchange notes and an active trading market may not develop in the future. The exchange notes will not be listed on any securities exchange. If an active trading market does not develop, it could have an adverse effect on the market price of, and your ability to sell, the exchange notes. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market for the exchange notes, if any, may be subject to similar disruptions. The trading price may depend upon prevailing interest rates, the market for similar securities, and other factors, including general economic conditions and our financial condition, performance and prospects. These factors could adversely affect you as a holder of exchange notes.

In addition, the market for non-investment grade debt has historically, including recently, been subject to disruptions that have caused volatility in prices of securities. It is possible that the market for the exchange notes will be subject to such disruptions. Any such disruptions may have a negative effect on a holder’s ability to sell the exchange notes, regardless of our prospects and financial performance.

Canadian bankruptcy and insolvency laws may impair the trustee’s ability to enforce remedies under the indenture governing the exchange notes or the exchange notes themselves.

The rights of the trustee who represents the holders of the exchange notes to enforce remedies could be delayed by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to us. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and to file a proposal to be voted on by the various classes of its affected creditors. A restructuring proposal, if accepted by the requisite majorities of each affected class of creditors, and if approved by the relevant Canadian court, would be binding on all creditors within each affected class, including those creditors that did not vote to accept the proposal. Moreover, this legislation, in certain instances, permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument, during the period that the stay against proceedings remains in place. In addition, it may be possible in certain circumstances to restructure certain debt obligations under the corporate governing statute applicable to the debtor.

The powers of the court under the Bankruptcy and Insolvency Act (Canada), and particularly under the Companies’ Creditors Arrangement Act (Canada), have been interpreted and exercised broadly so as to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict whether payments under the notes would be made during any proceedings in bankruptcy, insolvency or other restructuring, whether or when the trustee could exercise its rights under the indenture governing the notes or whether and to what extent holders of the notes would be compensated for any delays in payment, if any, of principal, interest and costs, including the fees and disbursements of the trustee.

Applicable statutes allow courts, under specific circumstances, to void the guarantees of the exchange notes provided by certain of our subsidiaries.

Our creditors or the creditors of one or more guarantors of the exchange notes could challenge the guarantees as fraudulent transfers, conveyances or preferences or on other grounds under applicable U.S. federal or state law or applicable Canadian federal or provincial law. While the relevant laws vary from one jurisdiction to another, the entering into of the guarantees by certain of our subsidiaries could be found to be a fraudulent transfer, conveyance or preference or otherwise void if a court was to determine that:

•	a guarantor delivered its guarantee with the intent to defeat, hinder, delay or defraud its existing or future creditors;

•	the guarantor did not receive fair consideration for the delivery of the guarantee; or

•	the guarantor was insolvent at the time it delivered the guarantee.

To the extent a court voids a guarantee as a fraudulent transfer, preference or conveyance or holds it unenforceable for any other reason, holders of exchange notes would cease to have any direct claim against the guarantor that delivered a guarantee. If a court were to take this action, the guarantor’s assets would be applied first to satisfy the guarantor’s liabilities, including trade payables and preferred stock claims, if any, before any portion of its assets could be distributed to us to be applied to the payment of the exchange notes. We cannot assure you that a guarantor’s remaining assets would be sufficient to satisfy the claims of the holders of exchange notes relating to any voided portions of the guarantees.

In addition, the corporate statutes governing the guarantors of the exchange notes may also have provisions that serve to protect each guarantor’s creditors from impairment of its capital from financial assistance given to its corporate insiders where there are reasonable grounds to believe that, as a consequence of this financial assistance, the guarantor would be insolvent or the book value, or in some cases the realizable value, of its assets would be less than the sum of its liabilities and its issued and paid-up share capital. While the applicable corporate laws may not prohibit financial assistance transactions and a corporation is generally permitted flexibility in its financial dealings, the applicable corporate laws may place restrictions on each guarantor’s ability to give financial assistance in certain circumstances.

U.S. investors in the exchange notes may have difficulties enforcing civil liabilities.

We are incorporated under the laws of the Province of Québec. Substantially all of our directors, controlling persons and officers, as well as certain of the experts named in this prospectus, are residents of Canada or other jurisdictions outside the United States, and all or a substantial portion of their assets and substantially all of our assets are located outside the United States. We have agreed to accept service of process in any suit, action or proceeding with respect to the indenture or the exchange notes brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for holders of initial notes or exchange notes to effect service of process within the United States upon directors, controlling persons, officers and experts who are not residents of the United States or to enforce against us or them in the United States upon judgments of courts of the United States predicated upon civil liability under U.S. federal or state securities laws or other laws of the United States. In addition, there is doubt as to the enforceability in Canada of liabilities predicated solely upon U.S. federal or state securities laws against us or against our directors, controlling persons, officers and experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of courts of the United States.

We are not obligated to maintain our credit ratings, and our creditworthiness or credit ratings may decline.

There is no assurance that the creditworthiness of the Corporation or that any credit rating assigned to the notes will remain in effect for any given period of time or that the rating will not be lowered or withdrawn entirely by the relevant rating agency. Videotron is under no obligation to maintain a rating with credit ratings agencies. A lowering or withdrawal of such rating may have an adverse effect on the market price or value and the liquidity of the notes.

We are controlled by Quebecor Media and its interests may differ from those of holders of the notes.

All of our issued and outstanding common shares are held by Quebecor Media. As a result, Quebecor Media controls our policies and operations. The interests of Quebecor Media, as our sole common shareholder, may conflict with the interests of the holders of the exchange notes. In addition, actions taken by Quebecor Media, as well as its financial condition, matters over which we have no control, may affect us.

Also, Quebecor Media is a holding company with no significant assets other than its equity interests in its subsidiaries. Its principal source of cash needed to pay its own obligations is the cash that we and other subsidiaries generate from operations and borrowings. We have the ability to pay significant dividends under the terms of our indebtedness and applicable law and currently expect to make distributions to our shareholder in the future, subject to the terms of our indebtedness and applicable law.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the initial notes. In consideration for issuing the exchange notes, we will receive initial notes in like aggregate principal amount. Because we are exchanging the exchange notes for the initial notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness.

The initial notes were issued on March 14, 2012, and the net proceeds to us from the offering of the initial notes, after deducting the fees payable to the initial purchasers and the expenses of the offering, were approximately US$788.5 million.

We applied the proceeds from the offering of the initial notes, together with liquidity available to us, to (i) purchase or redeem the US$395.0 million aggregate principal amount of our then-outstanding 6 7/8% Senior Notes due 2014, including payment of related premium, accrued interest and fees, (ii) repay the amounts then-outstanding under our revolving credit facility, and (iii) pay the fees and expenses related to the offering of the initial notes, and the remainder for general corporate purposes.

CAPITALIZATION

The following table presents our cash and cash equivalents and our consolidated capitalization as of March 31, 2012 under IFRS, on an actual basis. You should read this table in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus and with the information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Other Indebtedness.”

As at March 31, 2012
(unaudited) (dollars in thousands)
Cash and cash equivalents	$176,885

Long-term debt:
Senior secured credit facilities
Revolving credit facility	—
Export financing facility	$69,643
6 3/8% Senior Notes due 2015	174,279
9 1/8% Senior Notes due 2018	705,428
7 1/8% Senior Notes due 2020	300,000
6 7/8% Senior Notes due 2021	300,000
5% Senior Notes due 2022	798,000
Adjustments related to embedded derivatives	(158,827)
Financing fees, net of amortization	(37,900)

Sub-total long-term debt, excluding QMI subordinated loans (1)	2,150,623
QMI subordinated loans (1)	1,630,000

Total long-term debt	3,780,623
Equity attributable to shareholder	795,609

Total consolidated capitalization	$4,576,232

(1)	We provide additional information regarding the measure long-term debt, excluding QMI subordinated loans, and regarding the QMI subordinated loans in the section captioned “Summary – Summary Consolidated Financial Information and Operating Data” above.

SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OPERATING DATA

You should read the following selected consolidated financial information and operating data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the accompanying notes included elsewhere in this prospectus.

On January 1, 2011, the accounting principles generally accepted in Canada, as used by publicly accountable enterprises, were replaced by, and fully converged to, IFRS. Accordingly, our audited consolidated financial statements for the years ended December 31, 2011 and 2010, and our condensed consolidated financial statements for the three-month periods ended March 31, 2012 and 2011, have been prepared in accordance with IFRS. In particular, our audited consolidated financial statements for the years ended December 31, 2011 and 2010 were prepared in accordance with International Financial Reporting Standard 1-First-Time Adoption of International Financial Reporting Standards, and our condensed consolidated financial statements for the three-month periods ended March 31, 2012 and 2011 were prepared in accordance with International Accounting Standard 34 – Interim Financial Reporting. Prior to the adoption of IFRS, for all periods up to and including the year ended December 31, 2010, our audited consolidated financial statements were prepared in accordance with Canadian GAAP. IFRS use a conceptual framework similar to Canadian GAAP, but there are significant differences related to recognition, measurement and disclosures.

The date of the opening balance sheet under IFRS and the date of transition to IFRS are January 1, 2010. The financial data for 2010 have therefore been restated. Videotron is also required to apply IFRS accounting policies retrospectively to determine its opening balance sheet, subject to certain exemptions. However, Videotron is not required to restate figures for periods prior to January 1, 2010 that were previously prepared in accordance with Canadian GAAP.

The new significant accounting policies under IFRS are disclosed in Note 1 to our audited consolidated financial statements for the years ended December 31, 2011 and 2010, which are included in this prospectus, while Note 27 to our audited consolidated financial statements for the years ended December 31, 2011 and 2010 explains adjustments made by Videotron in preparing its IFRS opening consolidated balance sheet as of January 1, 2010 and in restating its Canadian GAAP consolidated financial statements for the year ended December 31, 2010. Note 27 also provides details on exemption choices made by Videotron with respect to the general principle of retrospective application of IFRS.

The selected consolidated financial information presented below as at and for each of the years in the two-year period ended December 31, 2011 has been derived from, and should be read together with, our audited consolidated financial statements, which are comprised of consolidated balance sheets as at December 31, 2011 and 2010 and as at January 1, 2010 and the related consolidated statements of income, comprehensive income, equity and cash flows for each of the years in the two-year period ended December 31, 2011, and the accompanying notes, and which are included elsewhere in this prospectus. The selected consolidated financial information presented below as at and for each of the three-month periods ended March 31, 2012 and 2011, has been derived from, and should be read together with, our unaudited condensed consolidated financial statements, which are comprised of consolidated balance sheets as at March 31, 2012 and 2011 and the related consolidated statements of income, comprehensive income, equity and cash flows for each of the three-month periods ended March 31, 2012 and 2011, and which are included elsewhere in this prospectus.

The separate table of selected consolidated financial information titled “Canadian GAAP Data” presented below as at and for each of the years in the four-year period ended December 31, 2010 have been derived from our audited consolidated financial statements prepared in accordance with Canadian GAAP, which are not included in this prospectus.

The information presented below the caption “Other Financial Data and Ratios” is unaudited except for annual cash flows and annual capital expenditures, which have been derived from our IFRS and Canadian GAAP consolidated financial statements, as applicable. The information presented below the caption “Operating Data” is not derived from our consolidated financial statements and is unaudited.

We caution you that the separate tables below include financial information based on IFRS and Canadian GAAP, and that the information based on IFRS is not comparable to information prepared in accordance with Canadian GAAP.

Our historical results are not necessarily indicative of our future financial condition or results of operations.

IFRS DATA

Year ended December 31,	Three months ended March 31,
2011(1)	2010(1)(2)	2012(1)	2011(1)(2)
Consolidated Statement of Income Data:	(Dollars in thousands, except percentages, ratios and Operating Data)
Operating revenues:
Cable television	$1,012,604	$950,590	$268,025	$245,630
Internet	698,234	644,283	191,356	168,395
Cable telephony	436,694	409,858	111,707	107,304
Mobile telephony	112,743	53,167	37,573	20,707
Business solutions	63,025	59,803	16,880	15,067
Equipment sales	55,885	59,893	8,309	13,031
Other	51,529	51,214	11,936	13,093

Total operating revenues	2,430,714	2,228,808	645,786	583,227
Cost of sales and operating expenses	1,331,935	1,181,535	342,759	328,704
Amortization	408,133	291,738	114,113	96,962
Financial expenses(3)	158,042	153,193	44,185	37,491
Gain on valuation and translation of financial instruments	(56,142)	(24,373)	(69,424)	(7,754)
Restructuring of operations, other special items and gain on debt refinancing	12,619	11,380	(1,085)	8,552
Income taxes expense	106,875	111,017	43,789	20,365

Net income	$469,252	$504,318	$171,449	$98,907

December 31,	March 31,
2011(1)	2010(1)(2)	2012(1)	2011(1)(2)
Consolidated Balance Sheet Data:	(Dollars in thousands, except percentages, ratios and Operating Data)
Cash and cash equivalents	$95,016	$96,335	$176,885	$65,025
Total assets	5,989,982	5,505,513	6,128,069	5,538,066
Long-term debt, excluding QMI subordinated loans(4)(5)	1,857,057	1,786,076	2,150,623	1,735,584
QMI subordinated loans(4)(5)	1,630,000	1,630,000	1,630,000	1,630,000
Capital stock	3,401	3,401	3,401	3,401
Equity attributable to shareholder	1,005,227	733,105	795,609	810,825
Cash dividends declared	140,000	437,000	390,000	25,000

Year ended December 31,	Three months ended March 31,
2011(1)	2010(1)(2)	2012(1)	2011(1)(2)
Other Financial Data and Ratios:	(Dollars in thousands, except percentages, ratios and Operating Data)
Operating income(6)	$1,098,779	$1,047,273	$303,027	$254,523
Operating income margin(6)	45.2%	47.0%	46.9%	43.6%
Cash flows provided by operating activities	907,040	781,475	279,619	187,276
Cash flows used in investing activities	(825,904)	(1,062,045)	(201,190)	(193,586)
Cash flows (used in) provided by financing activities	(82,455)	226,596	3,440	(25,000)
Capital expenditures(7)	798,657	723,390	202,353	194,506
Ratio of earnings to fixed charges(8)	4.4	x	4.7	x	5.7	x	3.8	x

Operating Data (at year end, except ARPU):
Homes passed(9)	2,657,315	2,612,406	2,666,686	2,623,173
Basic cable customers(10)	1,861,477	1,811,570	1,853,969	1,808,570
Basic cable penetration(11)	70.1%	69.3%	69.5%	68.9%
Digital customers	1,400,814	1,219,599	1,417,518	1,243,702
Digital penetration(12)	75.3%	67.3%	76.5%	68.8%
Cable Internet customers	1,332,551	1,252,104	1,340,489	1,263,570
Cable Internet penetration(11)	50.1%	47.9%	50.3%	48.2%
Cable telephony customers	1,205,272	1,114,294	1,212,521	1,129,824
Cable telephony penetration(11)	45.4%	42.7%	45.5%	43.1%
Mobile telephony lines	290,578	136,111	312,783	164,652
ARPU(13)	$103.28	$95.73	$109.18	$99.78

CANADIAN GAAP DATA

Year ended December 31,
2010(2)	2009(2)	2008(2)	2007(2)(14)
(Dollars in thousands, except percentages, ratios and Operating Data)
Consolidated Statement of Income Data:
Operating revenues:
Cable television	$950,590	$875,550	$809,891	$735,832
Internet	644,283	574,180	499,627	422,448
Cable telephony	409,858	353,773	286,063	195,477
Mobile telephony	53,167	41,422	31,630	17,717
Business solutions	59,803	58,326	63,592	70,189
Equipment sales	59,893	57,394	49,014	43,988
Other	51,214	59,728	87,390	89,839

Total operating revenues	2,228,808	2,020,373	1,827,207	1,575,490
Cost of sales and operating expenses	1,181,847	1,038,523	1,018,438	922,495
Amortization	294,200	241,164	213,043	204,167
Financial expenses(3)(15)	117,931	80,237	95,920	77,562
(Gain) loss on valuation and translation of financial instruments	(24,373)	(44,060)	19,677	(10,510)
Restructuring of operations and other special items	21,380	(2,057)	(1,414)	5,425
Income taxes expense	115,566	103,324	76,896	42,057
Non-controlling interest in a subsidiary	244	102	148	173

Net income	$522,013	$603,140	$404,499	$334,121

Consolidated Balance Sheet Data (at year end):
Cash and cash equivalents	$96,335	$150,309	—	—
Total assets	5,614,587	4,722,947	5,140,293	4,188,438
Long-term debt, excluding QMI subordinated loans(4)(5)	1,786,076	1,592,321	1,807,997	950,988
QMI subordinated loans(4)(5)	1,630,000	1,260,000	2,055,000	1,995,000
Capital stock	3,401	1	1	46,177
Shareholder’s equity	817,874	710,768	406,432	252,831
Cash dividends declared and reductions of paid-up capital	437,000	303,000	230,000	299,550

Other Financial Data and Ratios:
Operating income(6)	$1,046,961	$981,850	$808,769	$652,995
Operating income margin(6)	47.0%	48.6%	44.3%	41.4%
Cash flows provided by operating activities	816,737	888,383	712,259	552,529
Cash flows (used in) provided by investing activities	(1,097,307)	248,105	(1,043,945)	(2,337,770)
Cash flows provided by (used in) financing activities	226,596	(986,179)	331,686	1,785,241
Capital expenditures(7)	758,652	523,850	418,121	330,075
Ratio of earnings to fixed charges(8)	4.6	x	6.0	x	5.0	x	5.4	x

Operating Data (at year end, except ARPU):
Homes passed(9)	2,612,406	2,575,315	2,542,859	2,497,403
Basic cable customers(10)	1,811,570	1,777,025	1,715,616	1,638,097
Basic cable penetration(11)	69.3%	69.0%	67.5%	65.6%
Digital customers	1,219,599	1,084,100	927,322	768,211
Digital penetration(12)	67.3%	61.0%	54.1%	46.9%
Cable Internet customers	1,252,104	1,170,570	1,063,847	932,989
Cable Internet penetration(11)	47.9%	45.5%	41.8%	37.4%
Cable telephony customers	1,114,294	1,014,038	851,987	636,352
Cable telephony penetration(11)	42.7%	39.4%	33.5%	25.5%
Mobile telephony lines	136,111	82,813	63,402	45,077
ARPU(13)	$95.73	$88.21	$81.17	$71.52

(1)	Prepared in accordance with IFRS (see “Presentation of Financial Information – Transition to IFRS” above). The new significant accounting policies under IFRS are disclosed in Note 1 to our audited consolidated financial statements for the years ended December 31, 2011 and 2010, which are included in the prospectus, while Note 27 to our audited consolidated financial statements for the years ended December 31, 2011 and 2010 explains adjustments made by Videotron in preparing its IFRS opening consolidated balance sheet as at January 1, 2010 and in restating its Canadian GAAP consolidated financial statements for the year ended December 31, 2010. Note 27 also provides details on exemption choices made by Videotron with respect to the general principle of retrospective application of IFRS.
(2)	On May 1, 2011, Videotron acquired Jobboom Inc., a subsidiary of an affiliated corporation, for total cash consideration of $32.1 million. Since the transaction occurred between wholly owned subsidiaries of our parent corporation, the acquisition was accounted for using the continuity of interest method and the cash consideration paid was recorded as a reduction of retained earnings. Comparative figures have been restated as if Videotron and the new subsidiary had always been combined.
(3)	We are party to a number of back-to-back transactions with Quebecor Media and 9101-0835 Quebec inc., a subsidiary of Quebecor Media. With respect to these back-to-back transactions, we recorded interest expense of $171.6 million for the year ended December 31, 2011, $169.4 million for the year ended December 31, 2010, $179.8 million for the year ended December 31, 2009, $238.9 million for the year ended December 31, 2008, $157.7 million for the year ended December 31, 2007, $42.7 million for the three months ended March 31, 2012 and $42.2 million for the three months ended March 31, 2011, but we recorded $177.4 million, $175.0 million, $185.8 million, $246.9 million, $163.0 million, $44.1 million and $43.6 million in dividends from Quebecor Media in the corresponding periods of 2012, 2011, 2010, 2009, 2008, and 2007, respectively.
(4)	For the years ended December 31, 2011, 2010, 2009, 2008 and 2007 and the three months ended March 31, 2012 and 2011, the term “QMI subordinated loans” refers to the $1.0 billion and $870.0 million subordinated loans due 2022 we entered into in 2007 in favor of Quebecor Media (partly redeemed for $500.0 million and $525.0 million in 2009 and 2008, respectively), the $415.0 million subordinated loan due 2023 we entered into in 2008 in favor of Quebecor Media, the $1.3 billion subordinated loan due 2025 we entered into in 2010 in favor of Quebecor Media (partly redeemed for 930.0 million in 2010), the $125.0 million subordinated loan due 2022 one of our subsidiaries entered into in 2007 in favor of Quebecor Media (entirely redeemed in 2009), the $170.0 million subordinated loan due in 2023 one of our subsidiaries entered into in 2008 in favor of Quebecor Media (entirely redeemed in 2009), the $190.0 million subordinated loan due in 2024 one of our subsidiaries entered into in 2009 in favor of Quebecor Media (entirely redeemed in 2009), and the $3.8 billion and $3.95 billion subordinated loans due in 2026 one of our subsidiaries entered into in 2011 in favor of Sun Media Corporation, one of Quebecor Media’s subsidiaries (each of which were entirely redeemed in 2011).
(5)	We believe that long-term debt, excluding QMI subordinated loans, provides investors with a meaningful measure of our long-term debt because the QMI subordinated loans are subordinated in right of payment to the prior payment in full of our senior indebtedness, including the exchange notes, and because the proceeds of our QMI subordinated loans due 2022, 2023, 2024, 2025 and 2026 were invested in retractable preferred shares of Quebecor Media or its subsidiaries as part of back-to-back transactions to reduce our income tax obligations. Consequently, we disclose long-term debt, excluding QMI subordinated loans, as a supplemental measure of our indebtedness in this prospectus. Long-term debt, excluding QMI subordinated loans, is not intended to be, and should not be, regarded as an alternative to other financial reporting measures, and it should not be considered in isolation as a substitute for measures of liabilities prepared in accordance with IFRS or Canadian GAAP. Long-term debt, excluding QMI subordinated loans, is calculated from and reconciled to long-term debt as follows:

AMOUNTS UNDER IFRS

	At December 31,		At March 31,
	2011	2010	2012	2011
	(dollars in millions) (unaudited)
Long-term debt	$3,487.1	$3,416.1	$3,780.6	$3,365.6
QMI subordinated loans(4)	(1,630.0)	(1,630.0)	(1,630.0)	(1,630.0)

Long-term debt, excluding QMI subordinated loans, as defined	$1,857.1	$1,786.1	$2,150.6	$1,735.6

AMOUNTS UNDER CANADIAN GAAP

	At December 31,
	2010	2009	2008	2007
	(dollars in millions) (unaudited)
Long-term debt	$3,416.1	$2,852.3	$3,863.0	$2,946.0
QMI subordinated loans(4)	(1,630.0)	(1,260.0)	(2,055.0)	(1,995.0)

Long-term debt, excluding QMI subordinated loans, as defined	1,786.1	1,592.3	1,808.0	951.0

(6)	Operating income and ratios based on this measure are not required by or recognized under IFRS or Canadian GAAP. We define operating income, as reconciled to net income under IFRS or Canadian GAAP, as net income before amortization, financial expenses, (gain) loss on valuation and translation of financial instruments, restructuring of operations and other special items, gain on debt refinancing and income taxes. Operating income margin is operating income as a percentage of operating revenues. Operating income, and ratios using this measure, are not intended to be regarded as alternatives to other financial operating performance measures or to the consolidated statement of cash flows as a measure of liquidity and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS or Canadian GAAP. We use operating income because we believe that it is a meaningful measure in evaluating Videotron’s consolidated results. As such, this measure eliminates the effect of significant levels of non-cash charges related to depreciation of tangible assets and amortization of certain intangible assets, and it is unaffected by the capital structure or investment activities of Videotron. A limitation of this measure, however, is that it does not reflect the periodic costs of capitalized tangible and intangible assets used in generating revenues. Measures like operating income are commonly used by the investment community to analyze and compare the performance of companies in the industries in which we are engaged. Our definition of operating income may not be the same as similarly titled measures reported by other companies, therefore limiting its usefulness as a comparative measure. See “Presentation of Financial Information — Non-IFRS/Non-Canadian GAAP Financial Measures — Operating Income” above. Our operating income is calculated from and reconciled to net income under IFRS for the years ended December 31, 2011 and 2010 and for the three months ended March 31, 2012 and 2011, as well as under Canadian GAAP for the years ended December 31, 2010, 2009, 2008 and 2007 as follows:

AMOUNTS UNDER IFRS

	Year ended December 31,		Three months ended March 31,
	2011	2010	2012	2011
	(dollars in millions) (unaudited)
Net income	$469.3	$504.3	$171.5	$98.9
Amortization	408.1	291.7	114.1	97.0
Financial expenses(3)	158.0	153.2	44.1	37.5
Gain on valuation and translation of derivative instruments	(56.2)	(24.4)	(69.4)	(7.8)
Restructuring of operations, other special items and gain on debt refinancing	12.6	11.4	(1.1)	8.5
Income taxes expense	107.0	111.1	43.8	20.4

Operating income, as defined	$1,098.8	$1,047.3	$303.0	$254.5

AMOUNTS UNDER CANADIAN GAAP

	Year ended December 31,
	2010	2009	2008	2007
	(dollars in millions) (unaudited)
Net income	$522.0	$603.1	$404.5	$334.1
Amortization	294.2	241.2	213.0	204.2
Financial expenses(3) (15)	117.9	80.2	95.9	77.6
(Gain) loss on valuation and translation of derivative instruments	(24.4)	(44.1)	19.7	(10.5)
Restructuring of operations and other special items	21.4	(2.0)	(1.4)	5.4
Income taxes expense	115.6	103.4	76.9	42.0
Non-controlling interest in a subsidiary	0.3	0.1	0.2	0.2

Operating income, as defined	$1,047.0	$981.9	$808.8	$653.0

(7)	Capital expenditures are comprised of acquisitions of fixed assets and intangibles assets.
(8)	For the purpose of calculating the ratio of earnings to fixed charges, (i) earnings consist of net income plus income taxes, fixed charges, amortized capitalized interest, less interest capitalized, and (ii) fixed charges consist of interest expensed and capitalized, excluding interest on QMI subordinated loans, plus amortized premiums, discounts and capitalized expenses relating to indebtedness and an estimate of the interest within rental expense.

(9)	“Homes passed” means the number of residential premises, such as single dwelling units or multiple dwelling units, and commercial premises passed by the cable distribution network in a given cable system service area in which the programming services are offered.
(10)	“Basic cable customers” are customers who receive basic cable television service in either analog or digital mode.
(11)	Represents customers as a percentage of total homes passed.
(12)	Represents customers for the digital service as a percentage of basic cable customers.
(13)	ARPU is an industry metric that we use to measure our monthly cable television, Internet access, cable and mobile telephony revenues per average basic cable customer. ARPU is not a measurement that is consistent with IFRS, or recognized under or consistent with Canadian GAAP, and our definition and calculation of ARPU may not be the same as identically titled measurements reported by other companies. We calculate our combined ARPU by dividing our combined cable television, Internet access, cable and mobile telephony revenues by the average number of basic cable customers during the applicable period, and then dividing the resulting amount by the number of months in the applicable period. Specific ARPU for each of our four lines of services is calculated by dividing the revenue generated from those subscribers by the average number of subscribers for such service during the period, and then dividing the resulting amount by the number of months in the applicable period.
(14)	Effective January 1, 2007, Videotron adopted new financial instruments, hedges and comprehensive income standards pursuant to Canadian GAAP. See Note 1 to our audited consolidated financial statements for the year ended December 31, 2009, included in Videotron’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009.
(15)	A wholly owned subsidiary of Videotron entered into back-to-back transactions with Quebecor Media and 9101-0835 Québec inc. With respect to these back-to-back transactions, we recorded interest expense of $48.6 million in the year ended December 31, 2009, $30.9 million in the year ended December 31, 2008 and $7.7 million in the year ended December 31, 2007, but we recorded $50.2 million, $31.9 million and $8.0 million in dividends from Quebecor Media for 2009, 2008 and 2007, respectively. No such interest or dividends were recorded in the years ended December 31, 2011 and 2010 since the subordinated loans relating to such back-to-back transactions were entirely redeemed on January 1, 2010.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management Discussion and Analysis provides information concerning our operating results and financial condition. This discussion should be read in conjunction with our consolidated financial statements and accompanying notes included elsewhere in this prospectus. As explained under the section “Transition to IFRS” below, Canadian Generally Accepted Accounting Principles (“GAAP”), which were previously used in preparing the consolidated financial statements, were replaced on the adoption of International Financial Reporting Standards (“IFRS”) on January 1, 2011. Therefore, the Corporation’s consolidated financial statements for financial years ended December 31, 2011 and 2010, and the condensed consolidated financial statements for the three-month periods ended March 31, 2012 and 2011 have been prepared in accordance with IFRS.

All amounts are stated in Canadian dollars unless otherwise indicated.

CORPORATE PROFILE

We, Videotron Ltd. (“Videotron” or “the Corporation”), are a wholly owned subsidiary of Quebecor Media Inc. (“Quebecor Media”), incorporated under the Business Corporations Act (Québec). We are the largest cable operator in the Province of Québec and the third-largest in Canada, based on the number of cable customers, as well as being a major cable Internet service and a telephony services provider in the Province of Québec. Videotron’s primary sources of revenue include: subscriptions for cable television, cable Internet access, cable and mobile telephony services, the rental and sale of DVDs and video games, and the operation of specialized websites.

TRANSITION TO IFRS

On January 1, 2011, Canadian GAAP, as used by publicly accountable enterprises, was fully converged into IFRS. Prior to the adoption of IFRS, for all periods up to and including the year ended December 31, 2010, the Corporation’s consolidated financial statements were prepared in accordance with Canadian GAAP. IFRS use a conceptual framework similar to Canadian GAAP, but there are significant differences related to recognition, measurement and disclosures.

The date of the opening balance sheet under IFRS and the date of transition to IFRS are January 1, 2010. The financial data for 2010 have therefore been restated. The Corporation is also required to apply IFRS accounting policies retrospectively to determine its opening balance sheet, subject to certain exemptions. However, the Corporation is not required to restate figures for periods prior to January 1, 2010 that were previously prepared in accordance with Canadian GAAP.

The new significant accounting policies under IFRS are disclosed in Note 1 to the consolidated financial statements for the year ended December 31, 2011, while Note 27 explains adjustments made by the Corporation in preparing its IFRS opening consolidated balance sheet as of January 1, 2010 and in restating its previously published Canadian GAAP consolidated financial statements for the year ended December 31, 2010. Note 27 also provides details on exemption choices made by the Corporation with respect to the general principle of retrospective application of IFRS.

TREND INFORMATION

Competition continues to be intense in the cable and alternative multichannel broadcast distribution industry and in the mobile telephony market. Moreover, the significant subscriber growth recorded in past years is not necessarily indicative of future growth, given the penetration rates currently reached.

The Corporation requires substantial capital for the upgrade, expansion and maintenance of its network and the launch and expansion of new or additional services to support growth in its customer base and the demand for increased bandwidth capacity and other services. The Corporation expects that additional capital expenditures will be required in the short and medium term in order to expand and upgrade systems and services, including expenditures relating to advancements in Internet access and high definition television (“HDTV”), as well as the cost of infrastructure deployment and upgrade for its mobile services.

NON-IFRS FINANCIAL MEASURES

The non-IFRS financial measures used by the Corporation to assess its financial performance, such as operating income and average monthly revenue per user (“ARPU”), are not calculated in accordance with or recognized by IFRS. The Corporation’s method of calculating these non-IFRS financial measures may differ from methods used by other companies and, as a result, the non-IFRS financial measures presented in this document may not be comparable to other similarly titled measures disclosed by other companies.

Average Monthly Revenue per User

ARPU is an industry metric that the Corporation uses to measure its monthly cable television, Internet access, cable and mobile telephony revenues per average basic cable customer. ARPU is not a measurement that is consistent with IFRS and the Corporation’s definition and calculation of ARPU may not be the same as identically titled measurements reported by other companies. The Corporation calculates ARPU by dividing its combined cable television, Internet access, cable and mobile telephony revenues by the average number of basic cable customers during the applicable period, and then dividing the resulting amount by the number of months in the applicable period.

Operating Income

The Corporation defines operating income, as reconciled to net income under IFRS, as net income before amortization, financial expenses, gain on valuation and translation of financial instruments, restructuring of operations, gain on debt refinancing and income taxes. Operating income as defined above is not a measure of results that is recognized under IFRS. It is not intended to be regarded as an alternative to other financial operating performance measures or to the consolidated statement of cash flows as a measure of liquidity and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. Our management and Board of Directors use this measure in evaluating our consolidated results. As such, this measure eliminates the effect of significant levels of non-cash charges related to the depreciation of tangible assets and amortization of certain intangible assets, and is unaffected by the capital structure or investment activities of the Corporation. Operating income is also relevant to the Corporation because it is a significant component of our annual incentive compensation programs. A limitation of this measure, however, is that it does not reflect the periodic costs of capitalized tangible and intangible assets used in generating revenues. In addition, the Corporation uses free cash flows from continuing operating activities to reflect such costs. Measures like operating income are commonly used by the investment community to analyze and compare the performance of companies in the industries in which we are engaged. Our definition of operating income may not be the same as similarly titled measures reported by other companies.

Table 1 below presents a reconciliation of operating income to net income as presented in our consolidated financial statements

Table 1

Reconciliation of the operating income measure used in this report to the net income measure used in the consolidated financial statements

(in millions of dollars)

	Three-month periods ended March 31		Years ended December 31
Amounts under IFRS	2012	2011	2011	2010
Operating income	$303.0	$254.5	$1,098.8	$1,047.3
Amortization	(114.1)	(97.0)	(408.1)	(291.7)
Financial expenses	(44.1)	(37.5)	(158.0)	(153.2)
Gain on valuation and translation of financial instruments	69.4	7.8	56.2	24.4
Restructuring of operations and gain on debt refinancing	1.1	(8.5)	(12.6)	(11.4)
Income tax expense	(43.8)	(20.4)	(107.0)	(111.1)

Net income	$171.5	$98.9	$469.3	$504.3

THREE MONTHS ENDED MARCH 31, 2012 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2011

HIGHLIGHTS SINCE DECEMBER 31, 2011

•	During the first quarter of 2012, Videotron recorded a 10.7% revenue increase over the same period last year, and a 9.4% increase in its ARPU.

•

Net additions of 29,900 revenue generating units (RGUs) during the first quarter of 2012 (representing the sum of our cable television, cable Internet, cable telephony subscribers and mobile telephony lines), compared with 52,600 net RGUs addition in the same period in 2011, bringing our total RGUs to 4,719,800 as of March 31, 2012.

•	In the first quarter of 2012, we activated 22,200 net new lines on our advanced mobile network, bringing our total mobile customer base to 312,800 activated lines.

•

On March 27, 2012 Videotron announced the launch of illico TV new generation, offering a new interface with entirely redesigned ergonomics for fluid, intuitive navigation as well as additional value-added features. The roll-out of this new service began on April 4, 2012 in certain regions of the Province of Québec.

•

In the first quarter of 2012, we continued the roll-out of our 4G network. As of March 31, 2012, our mobile telephony service was available to more than 7 million people across the Province of Québec and in Eastern Ontario.

•	On March 14, 2012, Videotron issued US$800.0 (CAD$799.5) million aggregate principal amount of Senior Notes bearing interest at 5.0% and maturing on July 15, 2022.

•	In March 2012, Videotron redeemed all of its 6.875% Senior Notes due January 2014 in an aggregate principal amount of US$395.0 million.

Analysis of Consolidated Results of Videotron

Customer statistics

Cable television — The combined customer base for cable television services decreased by 7,500 (-0.4%) at the end of the first quarter of 2012 (compared with a decrease of 3,000 in the first quarter of 2011) (see Table 2). As of March 31, 2012, our cable network had a household penetration rate (number of subscribers as a proportion of the 2,666,686 total homes passed) of 69.5% versus 68.9% in the first quarter of 2011.

•

The number of subscribers to illico Digital TV stood at 1,417,500 at the end of the first quarter of 2012, an increase of 16,700 or 1.2% during the period (compared with an increase of 24,100 (2.0%) in the first quarter of 2011). As of March 31, 2012, 76.5% of our cable television customers were subscribers to our illico Digital TV services compared with 68.8% as of March 31, 2011. As of March 31, 2012, illico Digital TV had a household penetration rate of 53.2%, compared with 47.4% as of March 31, 2011.

•

The customer base for analog cable television services decreased by 24,200 (-5.3%) in the first quarter of 2012 (compared with a decrease of 27,100 customers (-4.6%) in the first quarter of 2011), primarily as a result of customer migration to illico Digital TV.

Cable Internet access — The number of subscribers to cable Internet access services stood at 1,340,500 at the end of the first quarter of 2012, an increase of 8,000 (0.6%) since December 31, 2011 (compared with an increase of 11,500 (0.9%) during the first quarter of 2011). As of March 31, 2012, cable Internet access services had a household penetration rate of 50.3%, compared with 48.2% as of March 31, 2011.

Cable telephony service — The number of subscribers to cable telephony service stood at 1,212,500 at the end of the first quarter 2012, an increase of 7,200 (0.6%) since December 31, 2011 (compared with an increase of 15,500 (1.4%) in 2011). As of March 31, 2012, the cable telephony service had a household penetration rate of 45.5%, compared with 43.1% as of March 31, 2011.

Mobile telephony service — As of March 31, 2012, 312,800 lines were activated on our mobile telephony service, an increase of 22,200 (7.6%) from December 31, 2011 (compared with an increase of 28,600 lines (21.0%) in the first quarter of 2011).

Table 2

End-of-quarter customer numbers

(in thousands of customers)

	March 12	Dec. 11	Sept. 11	June 11	March 11	Dec. 10	Sept. 10	June 10
Cable television:

Analog	436.5	460.7	496.1	530.3	564.9	592.0	619.7	639.5
Digital	1,417.5	1,400.8	1,348.1	1,270.4	1,243.7	1,219.6	1,182.3	1,142.0

Total cable television	1,854.0	1,861.5	1,844.2	1,800.7	1,808.6	1,811.6	1,802.0	1,781.5

Cable Internet	1,340.5	1,332.5	1,306.4	1,266.5	1,263.6	1,252.1	1,233.8	1,201.7
Cable telephony	1,212.5	1,205.3	1,179.4	1,141.6	1,129.8	1,114.3	1,098.1	1,065.3

Mobile telephony (in thousands of lines)	312.8	290.6	258.1	210.6	164.7	136.1	95.4	87.0

Revenue generating units (RGUs)	4,719.8	4,689.9	4,588.1	4,419.4	4,366.7	4,314.1	4,229.3	4,135.5

Revenues: $645.8 million, an increase of $62.6 million (10.7%) compared with the first quarter of 2011.

Combined revenues from all cable television services increased by $22.4 million (9.1%) to $268.0 million. This increase was primarily due to customer growth, price increases, the continued migration of our customers from analog to digital services, subscriber increase to our high definition packages and growth in Video-on-Demand and pay-per-view services. These increases were partially offset by higher bundling discounts.

Revenues from cable Internet access services increased by $23.0 million (13.6%) to $191.4 million. The improvement was mainly due to customer growth, price increases and the migration of customers to more expensive packages.

Revenues from cable telephony services increased by $4.4 million (4.1%) to $111.7 million. This increase was mainly due to customer growth, higher revenues per user from our small and medium business customers, and higher revenues from long-distance packages.

Revenues from mobile telephony services increased by $16.9 million (81.5%) to $37.6 million, essentially due to customer growth.

Revenues from business solutions increased by $1.8 million (12.0%) to $16.9 million, essentially due to growth in network solution services and long-distance services.

Revenues from sales of customer premises equipment decreased by $4.7 million (-36.2%) to $8.3 million, mainly due to the popularity of our set-top boxes rental program, partially offset by increased sales of mobile telephony devices.

Other revenues, comprising of revenues from SETTE Inc., Le SuperClub Vidéotron ltée and Jobboom inc, remained stable in the first quarter at $11.9 million.

Monthly combined ARPU: $109.18 in the first quarter of 2012, compared with $99.78 in the same period of 2011, an increase of $9.40 (9.4%). This growth is mainly explained by an increase in customers subscribing to two or more services, migration of customers to more expensive television and cable Internet access service packages, and price increases for our television and Internet services.

Operating income: $303.0 million in the first quarter of 2012, an increase of $48.5 million (19.1%).

•	This increase was primarily due to:

o	revenues increase as detailed above.

Partially offset by:

o	increases in call centre, marketing, as well as network maintenance costs to support our growth;

o	increase in operating expenses related to the deployment of our 4G network; and

o	acquisition cost of $512 per new mobile subscriber connection.

Cost of sales and operating expenses, expressed as a percentage of revenues: 53.1% in 2012 compared with 56.4% in 2011.

•	Cost of sales and operating costs as a proportion of revenues decreased, primarily due to:

o	decrease in regulatory costs;

o	fixed-cost base, which does not fluctuate in sync with revenue growth; and

o	increase in residential customers subscribing to two or more services. As of March 31, 2012, 77% of our customers were bundling two services or more, compared with 72% as of March 31, 2011.

Partially offset by:

o	increase in operating expenses related to the deployment of our 4G network; and

o	increases in call centre, marketing, as well as network maintenance costs to support our growth.

Amortization charges: $114.1 million, an increase of $17.1 million (17.6%) compared with 2011.

•	The increase was mainly due to:

o	amortization of our 4G network-related fixed assets as deployment continued in 2012;

o	increase in acquisition of fixed assets, mostly related to telephony and cable Internet access services and to the modernization of our network; and

o	amortization of illico Digital TV set-top boxes related to our rental program.

Financial expenses: (Primarily comprised of cash interest expense on outstanding debt) $44.1 million in the first three months of 2012, an increase of $6.6 million (17.6%) compared to the same period in 2011.

•	The increase was mainly due to:

o	$2.9 million increase in interest expense, due to higher indebtedness;

o	$2.2 million loss on foreign currency translation on short-term monetary items, compared with a $0.9 million gain in 2011; and

o	$0.6 million increase in amortization of financing costs and long-term debt premium or discount, caused by the incremental financing fees incurred on the new indebtedness, and the retirement of long-term debt subject to premium amortization.

Gain on valuation and translation of financial instruments: Gain of $69.4 million in the first quarter of 2012, compared with a gain of $7.8 million in the first quarter of 2011, related to changes in the fair value of financial instruments, mainly embedded derivatives due to interest rate fluctuations.

Income tax expenses: $43.8 million (effective tax rate of 20.3%) in the first quarter of 2012 compared with $20.4 million (effective tax rate of 17.1%) in the first quarter of 2011.

•	The increase of $23.4 million was mainly due to:

o	$24.0 million related to the increase in taxable income offset by a lower domestic statutory tax rate; and

o	$0.5 million increase related to tax consolidation transactions with our parent corporation.

Partially offset by:

o	$1.1 million decrease in other non-taxable items or items deductible at a lower future tax rate and other items.

Net income attributable to shareholder: $171.4 million, an increase of $72.6 million (73.5%).

•	The increase was mainly due to:

o	$48.5 million increase in operating income;

o	$61.6 million increase in gain on valuation and translation of financial instruments; and

o	$9.6 million decrease in other expenses.

Partially offset by:

o	$23.4 million increase in income taxes;

o	$17.1 million increase in amortization charges; and

o	$6.6 million increase in financial expenses.

Analysis of Cash Flows

Cash flows provided by operating activities: $279.6 million in the first quarter of 2012, compared with $187.3 million in the first quarter of 2011, an increase of $92.3 million (49.3%).

•	The increase was mainly due to:

o	$48.5 million increase in operating income;

o	$39.7 million favourable variance in non-cash balances related to operations, mainly due to a $31.9 million variation in accounts payable, accrued expenses and provisions; a $14.2 million variation in accounts receivable and payable to affiliated corporations; a $25.3 million variation in deferred revenues; a $9.2 million variation in income taxes receivable; and a $1.4 million variation in other assets and liabilities; partially offset by a $42.3 million variation in accounts receivable;

o	$8.3 million decrease in restructuring of operations; and

o	$1.9 million favourable variance in other items.

Partially offset by:

o	$6.1 million unfavourable variance in cash interest expenses.

Cash flows used in investing activities: $201.2 million in the first quarter of 2012, compared with $193.6 million in the first quarter of 2011, an unfavourable variance of $7.6 million (3.9%).

•	This unfavourable variance was mainly due to:

o	$7.8 million increase in the acquisition of fixed and intangible assets.

Cash flows provided by financing activities: $3.4 million provided in the first quarter of 2012, compared with $25.0 million used in the first quarter of 2011.

•	The $28.4 million increase in cash flows provided was mainly due to:

o	issuance, on March 14, 2012, of US$800.0 million aggregate amount of Senior Notes for net proceeds of $787.6 million.

Partially offset by:

o	repayment, in March 2012, of US$395.0 million in aggregate principal amount of 6.875% Senior Notes for total cash consideration of $394.1 million; and

o	net increase of $365.0 million in cash distributions to our parent corporation, Quebecor Media.

YEAR ENDED DECEMBER 31, 2011 COMPARED TO THE YEAR ENDED DECEMBER 31, 2010

HIGHLIGHTS SINCE DECEMBER 31, 2010

•

Net additions of 375,800 revenue generating units (RGUs) (representing the sum of our cable television, cable Internet, cable telephony subscribers, and mobile telephony lines) during 2011, compared with 269,700 net RGUs for the same period in 2010, bringing our total RGUs to 4,689,900 as of December 31, 2011.

•

In 2011, our mobile network was upgraded to the fourth generation (4G) and we activated lines on our new advanced mobile network at a pace of approximately 12,900 net new lines per month, bringing our total mobile customer base to 290,600 activated lines.

•

In 2011, we actively pursued the roll-out of our 4G network. As of December 31, 2011, our mobile telephony service was available to close to 7 million people across the province of Québec and in Eastern Ontario.

•

On May 1, 2011, the Corporation acquired Jobboom Inc., a subsidiary of an affiliated corporation, for a cash consideration of $32.1 million. The transaction occurred between two wholly owned subsidiaries of Quebecor Media inc.

•

Determined to provide the best offering to the market, starting on July 2011, we launched an attractive rental option of our illico Digital TV set-top boxes, contributing to a 56% growth in the number of boxes deployed (sales and rental) over the same period of 2010.

•

On July 5, 2011, the Corporation issued $300.0 million aggregate principal amount of Senior Notes for net proceeds of $294.8 million, net of financing fees of $5.2 million. The Senior Notes bear interest at 6.875% and will mature on July 15, 2021. These notes contain certain restrictions on the Corporation, including limitations on its ability to incur additional indebtedness, pay dividends, or make other distributions, and are unsecured. These notes are redeemable at the option of the Corporation, in whole or in part, at any time prior to June 15, 2016 at a price based on a make-whole formula and at a decreasing premium from June 15, 2016 and thereafter.

•

On July 18, 2011, the Corporation used the proceeds from its Senior Notes issued on July 5, 2011 to redeem and retire US$255.0 million in aggregate principal amount of its issued and outstanding 6.875% Senior Notes due in 2014 and settled its related hedging contracts for a total cash consideration of $303.1 million. This transaction resulted in a total gain of $2.7 million (before income taxes).

•	On July 20, 2011, the Corporation amended its $575.0 million senior secured revolving credit facility to extend its maturity date from April 2012 to July 2016 and amend its terms and conditions.

Analysis of Consolidated Results of Videotron

Customer statistics

Cable television — The combined customer base for cable television services increased by 49,900 (2.8%) in 2011 (compared with 34,600 in 2010) (see Table 2). As of December 31, 2011, our cable network had a household penetration rate (number of subscribers as a proportion of the 2,657,300 total homes passed) of 70.1% versus 69.3% in 2010.

•

The number of subscribers to illico Digital TV stood at 1,400,800 at the end of 2011, an increase of 181,200 or 14.9% during the year (compared with an increase of 135,500 in 2010). As at December 31, 2011, 75.3% of our cable television customers were subscribers to our illico Digital TV services compared with 67.3% in 2010. As at December 31, 2011, illico Digital TV had a household penetration rate of 52.7%, compared with 46.7% in 2010.

•

The customer base for analog cable television services decreased by 131,300 (-22.2%) in 2011 (compared with a decrease of 100,900 customers in 2010), primarily as a result of customer migration to illico Digital TV.

Cable Internet access The number of subscribers to cable Internet access services stood at 1,332,500 at the end of 2011, an increase of 80,400 (6.4%) from the previous year (compared with an increase of 81,500 in 2010). As at December 31, 2011, cable Internet access services had a household penetration rate of 50.1%, compared with 47.9% as at December 31, 2010.

Cable telephony service — The number of subscribers to cable telephony service stood at 1,205,300 at the end of 2011, an increase of 91,000 (8.2%) from the previous year (compared with an increase of 100,300 in 2010). As at December 31, 2011, the cable telephone service had a household penetration rate of 45.4%, compared with 42.7% as at December 31, 2010.

Mobile telephony service — As at December 31, 2011, there were 290,600 lines activated on our mobile telephony service, an increase of 154,500 (113.5%) from the previous year (compared with an increase of 53,300 in 2010). As of December 31, 2011, 287,500 lines (representing 99.0% of our total mobile telephony customers) had been activated on our 4G network. As of December 31, 2011, 3,100 lines were still in use on our MVNO service.

Revenues: $2,430.7 million in 2011, an increase of $201.9 million (9.1%) compared to 2010.

Combined revenues from all cable television services increased by $62.0 million (6.5%) to $1,012.6 million. This increase was primarily due to customer growth, the continued migration of our customers from analog to digital services, an increase of subscribers to our high definition packages, an increase in Video-on-Demand and pay-per-view services, and price increases implemented in March 2010 and March 2011. These increases were partially offset by higher bundling discounts due to the increase in cable Internet and cable and mobile telephony customers.

Revenues from cable Internet access services increased by $54.0 million (8.4%) to $698.2 million. The improvement was mainly due to an increase of cable Internet customers, migration of customers to more expensive packages, and the price increases implemented in March 2010 and March 2011.

Revenues from cable telephony services increased by $26.8 million (6.5%) to $436.7 million. This increase was mainly due to customer growth, higher revenues per user from our small business customers and higher revenues from long-distance packages generated by the customer growth.

Revenues from mobile telephony services increased by $59.6 million (112.1%) to $112.7 million, essentially due to customer growth since the launch of our 4G network in September 2010.

Revenues from business solutions increased by $3.2 million (5.4%) to $63.0 million, essentially due to growth in network solution services.

Revenues from sales of customer premises equipment decreased by $4.0 million (-6.7%) to $55.9 million, mainly due to an increase in the rental of set-top boxes, partially offset by an increase in sales of mobile telephony devices.

Other revenues, comprising of revenues from SETTE Inc. and Le SuperClub Vidéotron ltée, remained stable from 2010 to 2011. Jobboom inc.’s revenues were retroactively adjusted to Other revenues.

Monthly combined ARPU: $103.28 in 2011, compared with $95.73 in 2010, an increase of $7.55 (7.9%). This growth is mainly explained by an increase in customers subscribing to two or more services, migration of customers to more expensive television and cable Internet access service packages, and price increases for our television and Internet services.

Operating income: $1,098.8 million in 2011, an increase of $51.5 million (4.9%) compared to 2010.

•	This increase was primarily due to:

o	customer growth for all services;

o	price increases for cable television and cable Internet access services;

o	higher revenues on our 4G network since its launch in September 2010;

o	increased ARPU for small business customers;

o	higher digital to analog customer mix for our television services, resulting in increased ARPU; and

o	lower financial expenses.

Partially offset by:

o	higher bundling discounts;

o	increases in call centre, marketing, as well as network maintenance costs to support our growth;

o	recording of operating expenses related to the deployment of our 4G network;

o	decrease in cable Internet over-consumption revenues following the increase in our cable Internet capacity; and

o	acquisition costs per new subscriber connection on our 4G network of $489.

Cost of sales and operating expenses, expressed as a percentage of revenues: 54.8% in 2011 compared with 53.0% in 2010.

•	Operating costs as a proportion of revenues increased, primarily due to:

o	recording of operating expenses related to the deployment of our 4G network; and

o	increases in call centre, marketing, as well as network maintenance costs to support our growth.

Partially offset by:

o	decrease in option costs due to re-evaluation based on market value;

o	fixed-cost base, which does not fluctuate in sync with revenue growth; and

o	increase in residential customers subscribing to two or more services. As of December 31, 2011, 76% of our customers were bundling two services or more, compared with 74% a year ago.

Amortization charges: $408.1 million in 2011, an increase of $116.4 million (39.9%) compared with 2010.

•	The increase was mainly due to:

o	amortization of our 4G network-related fixed assets as our deployment continued in 2011;

o	increase in acquisition of fixed assets, mostly related to telephony and cable Internet access services and to the modernization of our network; and

o	amortization of the rented illico Digital TV set-top boxes.

Financial expenses: $158.0 million in 2011, an increase of $4.8 million (3.2%) compared to 2010.

•	The increase was mainly due to:

o	$6.6 million increase in interest expense, net of amortization of financing costs and debt premium or discount, caused by higher indebtedness.

Partially offset by:

o	$1.6 million loss on foreign currency translation of short-term monetary items in 2011 compared with $3.2 million loss in 2010.

Gain on valuation and translation of financial instruments: Gain of $56.2 million in 2011, compared with a gain of $24.4 million in 2010, related to changes in the fair value of financial instruments, mainly embedded derivatives due to changing yield curves.

Restructuring of operations and other special items: $12.6 million recorded in 2011 compared with $11.4 million in 2010.

This unfavourable variance is mainly explained by charges ($14.8 million in 2011 and $13.9 million in 2010) related to the migration of MVNO subscribers to our 4G network. As of December 31, 2011, the Corporation had substantially completed the conversion process. In 2011, other special items include other restructuring charges of $0.5 million ($0.6 million in 2010). A gain of $3.3 million related to the sale of assets and an impairment charge of $0.2 million were also recorded in 2010.

Income tax expenses: $107.0 million (effective tax rate of 18.6%) compared with $111.1 million in 2010 (effective tax rate of 18.0%).

•	The decrease of $4.1 million is mainly due to:

o	$20.4 million related to a decrease in taxable income and a lower domestic statutory tax rate; and

o	$1.3 million decrease due to other non-taxable items or items deductible at a lower future tax rate.

Partially offset by:

o	$2.0 million increase related to tax consolidation transactions with our parent corporation;

o	$1.5 million increase related to lower deferred tax credits; and

o	$14.0 million increase in other items, mainly explained by a reduction in future income tax liabilities in light of changes in tax audit matters, jurisprudence and tax legislation.

Net income attributable to shareholder: $469.0 million in 2011, a decrease of $35.1 million (-6.9%) compared to 2010.

•	The decrease was mainly due to:

o	$116.4 million increase in amortization charges;

o	$4.8 million increase in financial expenses; and

o	$1.2 million increase in restructuring expenses and other expenses.

Partially offset by:

o	$51.5 million increase in operating income (taxable at an effective rate of 18.6%);

o	$31.8 million increase in gain on valuation and translation of financial instruments; and

o	$4.1 million decrease in income taxes.

Analysis of Cash Flows

Cash flows provided by operating activities: $907.0 million in 2011, compared with $781.5 million in 2010, an increase of $125.5 million (16.0%).

•	The increase was mainly due to:

o	$50.6 million increase in operating income (net of a $0.9 million increase in gains on disposal of fixed assets);

o	$33.3 million favourable variance in non-cash balances related to operations, mainly due to a $39.2 million variation in accounts receivable; a $18.2 million variation in accounts payable, accrued expenses and provisions; a $16.2 million variation in prepaid expenses; and a $31.2 million variation in inventories, partially offset by a $25.3 million variation in deferred revenues; a $46.1 million variation in income taxes payable; and a $0.1 million variation in other assets and liabilities; and

o	$49.9 million variation in current income taxes expense in 2011.

Partially offset by:

o	$4.2 million unfavourable variance in financial expenses; and

o	$4.0 million increase in restructuring of operations expenses and other expenses (net of a $2.7 million gain on debt refinancing).

Cash flows used in investing activities: $825.9 million in 2011, compared with $1,062.0 million in 2010, a favourable variance of $236.1 million (22.2%).

•	This favourable variance was mainly due to:

o	acquisition of $370.0 million in shares of a corporation under common control in 2010 for tax consolidation purposes, compared with none in 2011; and

o	acquisition of $6.0 million in tax deductions from our ultimate parent corporation in 2010, compared with none in 2011.

Partially offset by:

o	an increase of $75.3 million in the acquisition of fixed and intangible assets;

o	the acquisition, on May 1, 2011, of Jobboom Inc., a subsidiary of an affiliated corporation, for a cash consideration of $32.1 million;

o	$30.0 million net change in temporary investments; and

o	other investing activities of $2.4 million, including proceeds from disposal of fixed and intangible assets.

Cash flows provided by financing activities: $82.5 million used in 2011, compared with $226.6 million provided in 2010.

•	The $309.1 million increase in cash flows used was mainly due to:

o	repayment of long-term debt and settlement of related hedging contracts for $303.1 million in 2011;

o	issuance of a $370.0 million subordinated loan from Quebecor Media in 2010 for tax consolidation purposes, compared with none in 2011; and

o	financing costs of $3.9 million related to the amendment of the $575.0 million secured revolving credit facility and the issuance of borrowings of $75.0 million under bank credit facilities.

Partially offset by:

o	net increase in net borrowings under bank credit facilities of $69.6 million in 2011; and

o	net decrease in cash distributions to our parent corporation, Quebecor Media, of $297.0 million ($140.0 million in 2011, compared with $437.0 million in 2010).

FINANCIAL POSITION AS OF MARCH 31, 2012

Net available liquid assets: $750.9 million for the Corporation and its wholly owned subsidiaries, consisting of $175.9 million in cash and cash equivalents and $575.0 million in unused lines of credit, compared to $668.2 million as of December 31, 2011, consisting of $93.2 million of cash and $575.0 in unused lines of credit.

Consolidated long-term debt (including bank borrowings): $2,150.6 million as of March 31, 2012, an increase of $293.5 million over the first quarter of 2012.

•	The increase in consolidated debt is explained by:

o	$799.5 million due to issuance of US$800.0 million aggregate principal amount of Senior Notes on March 14, 2012.

Partially offset by:

o	$391.7 million due to retirement of US$395.0 million aggregate principal amount of Senior Notes in March 2012;

o	$28.5 million favourable impact of exchange rate fluctuations and amortization of long-term debt premium or discount;

o	$60.9 million decrease in debt due to the favourable variance in the fair value of embedded derivatives, resulting mainly from interest rate fluctuations;

o	$8.7 million net increase in deferred financing costs, primarily due to the additional indebtedness; and

o	$16.2 million decrease due to the write-off of the fair value adjustment related to hedged interest rate risk.

Assets and liabilities related to derivative financial instruments: A net liability of $244.8 million as of March 31, 2012, compared with a net liability of $219.0 million as of December 31, 2011. This $25.8 million unfavourable net variance was due primarily to the unfavourable impact of exchange rate fluctuations on the value of derivative financial instruments.

Table 4

Minimum principal payments on Videotron’s long-term debt, as of March 31, 2012

(in millions of dollars)

2013	$10.7
2014	10.7
2015	10.7
2016	185.0
2017	10.7
2018 and thereafter	2,119.6

Total	$2,347.4

The weighted average term of Videotron’s consolidated debt was approximately 7.5 years as of March 31, 2012 (5.7 years as of December 31, 2011). As of March 31, 2012, the debt consists of approximately 82.8% fixed-rate debt and 17.2% floating-rate debt (as of December 31, 2011, 81.4% fixed-rate debt and 18.6% floating-rate debt).

Videotron’s management believes that cash flows from continuing operations and available sources of financing should be sufficient to cover committed cash requirements for capital investments, including investments required for our cable and 4G wireless network, working capital, interest payments, debt repayments, pension plan contributions, and dividends in the future. Videotron has access to cash flows generated by its subsidiaries through dividends and cash advances paid by its wholly owned subsidiaries.

Uses of Liquidity and Capital Resources

Our principal liquidity and capital resource requirements consist of:

•

capital expenditures to maintain and upgrade our network in order to support the growth in customer base and the launch and expansion of new or additional services, including the completion and expansion of our 4G network, launched in September 2010;

•	servicing and repayment of debt;

•	income tax transactions; and

•	distributions to our shareholder.

Distributions to our shareholder: In the first quarter ended March 31, 2012, we paid $390.0 million to our sole shareholder, Quebecor Media, in respect of dividends, compared with total cash distributions of $25.0 million in the first quarter of 2011. For the year ended December 31, 2011, the Corporation paid total cash distributions of $140.0 million compared to $437.0 in 2010. We expect to make cash distributions to our shareholder in the future, within the limits set by the terms of our indebtedness and applicable laws.

Capital expenditures: (comprised of additions of fixed assets and intangible assets): $202.4 million in the first quarter ended March 31, 2012, an increase of $7.9 million (4.1%) compared to the same period in 2011. $798.7 million for the year ended December 31, 2011, an increase of $75.3 million (10.4%) compared to 2010.

Table 5

Additions to fixed and intangible assets

(in millions of dollars)

	Three-month periods ended March 31		Years ended December 31
	2012	2011	2011	2010
Customer premises equipment	$41.9	$23.0	$201.2	$128.1
Scalable infrastructure	75.0	85.6	266.1	329.9
Line extensions	22.4	28.5	113.9	61.5
Upgrade/rebuild	29.3	26.0	121.3	110.8
Support capital and other	33.8	31.4	96.2	93.1

Total additions to fixed and intangible assets	$202.4	$194.5	$798.7	$723.4

ANALYSIS OF CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2012

Table 6

Consolidated Balance Sheets, Videotron Ltd

Analysis of significant variances between March 31, 2012 and December 31, 2011

(in millions of dollars)

	March 31, 2012	December 31, 2011	Variance	Variance detail

Assets

Cash and cash equivalents	$176.9	$95.0	$81.9	Cash inflows provided by operating activities less outflows due to investing activities

Accounts receivable from affiliated corporations	63.0	33.4	29.6	Increase in dividends receivable under tax consolidation transactions

Fixed assets	2,636.6	2,602.2	34.4	Acquisition of fixed assets related to telecommunication network less amortization charges

Liabilities

Amounts payable to affiliated corporations	66.6	23.8	42.8	Increase in interest payable under tax consolidation transactions

Long-term debt including short term portion	2,150.6	1,857.1	293.5	Debt issuance partially offset by the debt repayment and increase in fair value of embedded derivatives

Derivative financial instruments	245.4	222.2	23.2	Unfavourable impact of exchange rate fluctuations

ADDITIONAL INFORMATION

Contractual Obligations and Other Commercial Commitments

As of March 31, 2012, our material contractual obligations included capital repayment and interest on long-term debt, operating lease arrangements, capital asset purchases and other commitments, and obligations related to derivative financial instruments. Table 7 below shows a summary of our contractual obligations.

Table 7

Contractual obligations of the Corporation

Payments due by period as of March 31, 2012

(in millions of dollars)

	Total	Less than 1 year	1-3 years	3-5 years	5 years or more
Contractual obligations[1]
Accounts payable and accrued charges	$375.8	$375.8	$—	$—	$—
Amounts payable to affiliated corporations	66.6	66.6	—	—	—
Bank credit facility	69.6	10.7	21.4	21.4	16.1
6 3/8% Senior Notes due December 15, 2015	174.3	—	—	174.3	—
9 1/8% Senior Notes due April 15, 2018	705.5	—	—	—	705.5
7 1/8% Senior Notes due January 15, 2020	300.0	—	—	—	300.0
6 7/8% Senior Notes due July 15, 2021	300.0	—	—	—	300.0
5% Senior Notes due July 15, 2022	798.0				798.0
Interest payments[2]	1,357.5	128.6	358.2	347.5	523.2
Derivative financial instruments[3]	240.3	(1.0)	119.8	31.6	89.9
Lease commitments	199.6	42.1	49.2	28.9	79.4
Services and capital equipment commitments	27.1	16.9	9.2	1.0	—

Total contractual cash obligations	$4,614.3	$639.7	$557.8	$604.7	$2,812.1

[1]

Excludes obligations under subordinated loans due to Quebecor Media, our parent corporation; the proceeds of which were used to invest in Preferred Shares of an affiliated corporation for tax consolidation purposes for the Quebecor Media group.

[2]	Estimated interest payable on long-term debt, based on interest rates; hedged, interest rates and hedged foreign exchange rates as of March 31, 2012.
[3]	Estimated future disbursements, net of receipts, related to foreign exchange hedging using derivative financial instruments.

Financial Instruments

The Corporation uses a number of financial instruments, mainly cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, provisions, long-term debt and derivative financial instruments.

As of March 31, 2012, the Corporation used derivative financial instruments to manage its exchange rate and interest rate exposure. The Corporation has entered into cross-currency interest rate swap arrangements to hedge foreign currency risk exposure on the entirety of its U.S.-dollar-denominated long-term debt and to manage the impact of interest rate fluctuations on some of its long-term debt.

The Corporation has also entered into currency forward contracts in order to hedge, among other things, the foreign currency risk on the future settlement of hedging contracts, the planned purchase, in U.S. dollars, of digital set-top boxes, modems, handsets and certain capital expenditures, including equipment for the 4G network.

The Corporation does not hold or use any derivative financial instruments for trading purposes.

Certain cross-currency interest rate swaps entered into by the Corporation and its subsidiaries include an option that allows each party to unwind the transaction on a specific date at the then settlement value.

The carrying value and fair value of long-term debt and derivative financial instruments as of March 31, 2012 and December 31, 2011 are as follows:

Table 8

Fair value of long-term debt and derivative financial instruments

(in millions of dollars)

	March 31, 2012		December 31, 2011
	Carrying value	Fair value	Carrying value	Fair value
Long-term debt[1]	$(2,347.4)	$(2,466.2)	$(1,968.1)	$(2,064.4)
Derivative financial instruments
Early settlement options	165.4	165.4	106.7	106.7
Foreign exchange forward contracts	0.6	0.6	3.2	3.2
Cross-currency interest rate swaps	(245.4)	(245.4)	(222.2)	(222.2)

[1]	The carrying value of long-term debt excludes adjustments to record changes in the fair value of long-term debt related to hedged interest risk, embedded derivatives and financing fees.

The gain on valuation and translation of financial instruments for the three-month periods ended March 31, 2012 and 2011 and for the years ended December 31, 2011 and 2010 is summarized in the following table.

Table 9

Gain on valuation and translation of financial instruments

(in millions of dollars)

	Three-month periods ended March 31		Years ended December 31
	2012	2011	2011	2010
Gain on embedded derivatives	$(67.2)	$(7.5)	$(56.8)	$(25.4)
Gain on derivative financial instruments for which hedge accounting is not used	(2.2)	—	—	—
(Gain) loss on the ineffective portion of fair value hedges	—	(0.3)	0.6	1.0

	$(69.4)	$(7.8)	$(56.2)	$(24.4)

In the first quarter of 2012, a gain of $2.2 million ($3.3 million in the first quarter of 2011) was recorded under Other comprehensive income in relation to cash flow hedging relationships. For the year ended December 31, 2011, a gain of $1.2 million ($20.0 million in 2010) was recorded.

Related Party Transactions

The following describes transactions in which the Corporation and its directors, executive officers and affiliates are involved. We believe that each of the transactions described below was on terms no less favourable to Videotron than could have been obtained from independent third parties.

Operating transactions

In the first quarter of 2012, the Corporation and its subsidiaries made purchases and incurred rent charges from the parent and affiliated corporations in the amount of $19.9 million ($17.7 million in the same period of 2011), which are included in cost of sales and operating expenses. Videotron and its subsidiaries made sales to the parent and affiliated corporations in the amount of $4.4 million ($3.0 million in the first quarter of 2011).

For the year ended December 31, 2011, the Corporation and its subsidiaries made purchases and incurred rent charges from the parent and affiliated corporations in the amount of $66.5 million ($62.1 million in the same period of 2010), which are included in cost of sales and operating expenses. Videotron and its subsidiaries made sales to the parent and affiliated corporations in the amount of $13.1 million ($9.8 million in the same period of 2010).

Management arrangements

Videotron has entered into management arrangements with its parent corporation. Under these management arrangements, the parent corporation provides management services on a cost-reimbursement basis.

In the first quarter of 2012, Videotron incurred management fees of $8.7 million ($7.9 million in the same period of 2011) with its parent corporation. For the year ended December 31, 2011, management fees amounted to $26.7 million ($34.8 million in the same period of 2010).

Financial risk management

The Corporation’s financial risk management policies have been established in order to identify and analyze the risks faced by the Corporation, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies are reviewed regularly to reflect changes in market conditions and in the Corporation’s activities.

As a result of its use of financial instruments, the Corporation is exposed to credit risk, liquidity risk and market risks relating to foreign exchange fluctuations and interest rate fluctuations. In order to manage its foreign exchange and interest rate risks, the Corporation uses derivative financial instruments: (i) to set in Canadian dollars all future payments on debts denominated in U.S. dollars (interest and principal) and certain purchases of inventories and other capital expenditures denominated in a foreign currency; and (ii) to achieve a targeted balance of fixed- and variable-rate debts. The Corporation does not intend to settle its derivative financial instruments prior to their maturity as none of these instruments is held or issued for speculative purposes. The Corporation designates its derivative financial instruments either as fair value hedges or cash flow hedges when they qualify for hedge accounting.

Credit Risk Management

Credit risk is the risk of financial loss to the Corporation if a customer or counterparty to a financial asset fails to meet its contractual obligations.

In the normal course of business, the Corporation continuously monitors the financial condition of its customers and reviews the credit history of each new customer. As of March 31, 2012, no customer balance represented a significant portion of the Corporation’s consolidated accounts receivable. The Corporation establishes an allowance for doubtful accounts based on the specific credit risk of its customers and historical trends. The allowance for doubtful accounts amounted to $13.8 million as of March 31, 2012 ($12.1 million as of December 31, 2011). As of March 31, 2012, 7.2% of accounts receivable were 90 days past their billing date (6.1% as of December 31, 2011).

The Corporation believes that its product lines and the diversity of its customer base are instrumental in reducing its credit risk, as well as the impact of fluctuations in product-line demand. The Corporation does not believe that it is exposed to an unusual level of customer credit risk.

As a result of its use of derivative financial instruments, the Corporation is exposed to the risk of non-performance by a third party. When the Corporation enters into derivative contracts, the counterparties (either foreign or Canadian) must have credit ratings at least in accordance with the Corporation’s risk management policy and are subject to concentration limits.

Liquidity risk management

Liquidity risk is the risk that the Corporation will not be able to meet its financial obligations as they fall due or the risk that those financial obligations have to be met at excessive cost. The Corporation manages this exposure through staggered debt maturities. The weighted average term of the Corporation’s consolidated debt was approximately 7.5 years as of March 31, 2012 (5.7 years as of December 31, 2011).

Market Risk

Market risk is the risk that changes in market prices due to foreign exchange rates and/or interest rates will affect the value of the Corporation’s financial instruments. The objective of market risk management is to mitigate and control exposures within acceptable parameters while optimizing the return on risk.

Foreign Currency Risk

Most of the Corporation’s consolidated revenues and expenses, other than interest expense on U.S.-dollar-denominated debt, purchases of set-top boxes, handsets and cable modems and certain capital expenditures, are received or denominated in Canadian dollars. A large portion of the interest, principal and premium, if any, payable on its debt is payable in U.S. dollars. The Corporation and its subsidiaries have entered into transactions to hedge the foreign currency risk exposure on 100% of their U.S.- dollar-denominated debt obligations outstanding as of March 31, 2012 and December 31, 2011. In addition, the Corporation and its subsidiaries also entered into transactions to hedge their exposure on certain purchases of set-top boxes, handsets, cable modems and capital expenditures. Accordingly, the Corporation’s sensitivity to variations in foreign exchange rates is economically limited.

Off-Balance Sheet Arrangements

Guarantees

In the normal course of business, the Corporation enters into numerous agreements containing guarantees, including the following:

Operating Leases

The Corporation has guaranteed a portion of the residual values of certain assets under operating leases for the benefit of the lessor. Should the Corporation terminate these leases prior to term (or at the end of these lease terms) and should the fair value of the assets be less than the guaranteed residual value, then the Corporation must, under certain conditions, compensate the lessor for a portion of the shortfall. In addition, the Corporation has provided guarantees to the lessor of premises leases for certain video store franchisees, with expiry dates through 2017. Should the lessee default under the agreement, the Corporation must, under certain conditions, compensate the lessor. As of March 31, 2012, the maximum exposure with respect to these guarantees was $18.2 million ($17.0 million as of December 31, 2011) and no liability has been recorded in the consolidated balance sheet. The Corporation has not made any payments relating to these guarantees in prior years.

Outsourcing Companies and Suppliers

In the normal course of its operations, the Corporation enters into contractual agreements with outsourcing companies and suppliers. In some cases, the Corporation agrees to provide indemnifications in the event of legal procedures initiated against them. In other cases, the Corporation provides indemnification to counterparties for damages resulting from the outsourcing companies and suppliers. The nature of the indemnification agreements prevents the Corporation from estimating the maximum potential liability it could be required to pay. No amount has been accrued in the consolidated balance sheet with respect to these indemnifications. The Corporation has not made any payments relating to these guarantees in prior years.

Guarantees Related to our Various Existing Notes

The bank credit facilities provide for a $575.0 million secured revolving credit facility that matures in July 2016 and a $75.0 million secured export financing facility providing for a term loan that matures in June 2018. The revolving credit facility bears interest at Bankers’ acceptance, Canadian prime, or U.S. prime rates, plus a margin, depending on the Corporation’s leverage ratio. Advances under the export financing facility bear interest at Bankers’ acceptance rate and CAD LIBOR, plus a margin. The bank credit facilities are secured by a first ranking hypothec on the universality of all tangible and intangible assets, current and future, of the Corporation and its wholly-owned subsidiaries. As of March 31, 2012, the bank credit facilities of the Corporation were secured by assets with a carrying value of $6,128.1 million ($5,990.0 million as of December 31, 2011). The bank credit facilities contain covenants such as maintaining certain financial ratios, limiting its ability to incur additional indebtedness and restricting the payment of dividends and other distributions. As of March 31, 2012 and December 31, 2011, no amount was drawn on the revolving credit facility. As of March 31, 2012 and December 31, 2011, $69.6 million was outstanding on the secured export financing facility.

Critical Accounting Policies and Estimates

Revenue recognition

The Corporation recognizes operating revenues when the following criteria are met:

•	the amount of revenue can be measured reliably;

•	the receipt of economic benefits associated with the transaction is probable;

•	the costs incurred or to be incurred in respect of the transaction can be measured reliably;

•	the stage of completion can be measured reliably where services have been rendered; and

•	significant risks and rewards of ownership, including effective control, have been transferred to the buyer where goods have been sold.

The portion of revenue that is unearned is recorded under Deferred revenue when customers are invoiced.

Revenue recognition policies for each of the Corporation’s main product lines are as follows:

The cable and mobile services are provided under arrangements with multiple deliverables, for which there are two separate accounting units: one for subscriber services (cable television, Internet, cable telephony or mobile telephony, including connection costs and rental of equipment); the other for equipment sales to subscribers. Components of multiple deliverable arrangements are separately accounted for, provided the delivered elements have stand-alone value to the customer and the fair value of any undelivered elements can be objectively and reliably determined.

Cable connection revenues are deferred and recognized as revenues over the estimated average period that subscribers are expected to remain connected to the network. The incremental and direct costs related to cable connection costs, in an amount not exceeding the revenue, are deferred and recognized as an operating expense over the same period. The excess of those costs over the related revenues is recognized immediately in income. Operating revenues from cable and other services, such as Internet access, cable and mobile telephony, are recognized when services are rendered. Promotional offers and rebates are accounted for as a reduction in the service revenue to which they relate. Revenues from equipment sales to subscribers and their costs are recognized in income when the equipment is delivered. Promotional offers related to equipment sales, with the exclusion of mobile devices, are accounted for as a reduction in the related equipment sales on delivery, while promotional offers related to the sale of mobile devices are accounted for as a reduction in the related equipment sales on activation. Operating revenues related to service contracts are recognized in income over the life of the specific contract on a straight-line basis over the period in which the services are provided. Royalties and territorial rights from video store franchises are recognized as income in the month in which they are earned.

Impairment of assets

For the purposes of assessing impairment, assets are grouped in cash-generated units (“CGUs”), which represent the lowest levels for which there are separately identifiable cash inflows generated by those assets. The Corporation reviews at each balance sheet date whether events or circumstances have occurred to indicate that the carrying amounts of its long-lived assets with finite useful lives may be less than their recoverable amounts. Goodwill, other intangible assets having an indefinite useful life, and intangible assets not yet available for use are tested for impairment on April 1 of each financial year, as well as whenever there is an indication that the carrying amount of the asset, or the CGU to which an asset has been allocated, exceeds its recoverable amount. The recoverable amount is the higher of the fair value less costs to sell and the value in use of the asset or the CGU. Fair value less costs to sell represents the amount an entity could obtain at the valuation date from the asset’s disposal in an arm’s length transaction between knowledgeable, willing parties, after deducting the costs of disposal. The value in use represents the present value of the future cash flows expected to be derived from the asset or the CGU.

The Corporation uses the discounted cash flow method to estimate the value in use consisting of future cash flows derived from the most recent budget and three-year strategic plan approved by the Corporation’s management and presented to the Board of Directors. These forecasts consider each CGU’s past operating performance and market share as well as economic trends, along with specific and market industry trends and corporate strategies. A range of growth rates is used for cash flows beyond this three-year period. The discount rate used by the Corporation is a pre-tax rate derived from the weighted average cost of capital pertaining to each CGU, which reflects the current market assessment of: (i) the time value of money; and (ii) the risk specific to the assets for which the future cash flow estimates have not been adjusted. The perpetual growth rate has been determined with regard to the specific markets in which the CGUs participate.

An impairment loss is recognized in the amount by which the carrying amount of an asset or a CGU exceeds its recoverable amount. When the recoverable amount of a CGU to which goodwill has been allocated is lower than the CGU’s carrying amount, the related goodwill is first impaired. Any excess amount of impairment is recognized and attributed to assets in the CGU, prorated to the carrying amount of each asset in the CGU.

An impairment loss recognized in prior periods for long-lived assets with finite useful lives and intangible assets having an indefinite useful life, other than goodwill, can be reversed through the statement of income up to the excess of the recoverable amount of the asset or the CGU over its carrying value.

When determining the fair value, less costs to sell, of an asset or CGU, the appraisal of the information available at the valuation date is based on management’s judgment and may involve estimates and assumptions. Furthermore, the discounted cash flow method used in determining the value in use of an asset or CGU relies on the use of estimates such as the amount and timing of cash flows, expected variations in the amount or timing of those cash flows, the value of money as represented by a risk-free rate, and the risk premium associated with the asset or CGU.

Therefore, the judgment used in determining the recoverable amount of an asset or a CGU may affect the amount of the impairment loss of an asset or a CGU to be recorded, as well as the potential reversal of the impairment charge in the future.

Based on the data and assumptions used in its last impairment test, the Corporation believes that at this time there is no material number of long-lived assets with finite useful lives, or goodwill and intangible assets with indefinite useful lives on its books that present a significant risk of impairment in the near future.

The net book value of goodwill as of March 31, 2012 and December 31, 2011 was $451.5 million.

Derivative financial instruments and hedge accounting

The Corporation uses various derivative financial instruments to manage its exposure to fluctuations in foreign currency exchange rates and interest rates. The Corporation does not hold or use any derivative financial instruments for speculative purposes. Under hedge accounting, the Corporation documents all hedging relationships between hedging items and hedged items, as well as its strategy for using hedges and its risk-management objectives. It also designates its derivative financial instruments as either fair value hedges or cash flow hedges. The Corporation assesses the effectiveness of derivative financial instruments when the hedge is put in place and on an ongoing basis.

The Corporation enters into the following types of derivative financial instruments:

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The Corporation uses foreign exchange forward contracts to hedge foreign currency rate exposure on anticipated equipment or inventory purchases in a foreign currency. These foreign exchange forward contracts are designated as cash flow hedges.

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The Corporation uses cross-currency interest rate swaps to hedge: (i) foreign currency rate exposure on interest and principal payments on foreign currency denominated debt, and/or (ii) fair value exposure on certain debt resulting from changes in interest rates. The cross-currency interest rate swaps that set all future interest and principal payments on U.S.-denominated debt in fixed Canadian dollars are designated as cash flow hedges. The Corporation’s cross-currency interest rate swaps that set all future interest and principal payments on U.S.-denominated debt in fixed Canadian dollars, in addition to converting the interest rate from a fixed rate to a floating rate, or converting a floating rate index to another floating rate index, are designated as fair value hedges.

Under hedge accounting, the Corporation applies the following accounting policies:

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For derivative financial instruments designated as fair value hedges, changes in the fair value of the hedging derivative recorded in income are substantially offset by changes in the fair value of the hedged item to the extent that the hedging relationship is effective. When a fair value hedge is discontinued, the carrying value of the hedged item is no longer adjusted and the cumulative fair value adjustments to the carrying value of the hedged item are amortized to income over the remaining term of the original hedging relationship.

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For derivative financial instruments designated as cash flow hedges, the effective portion of a hedge is reported in Other comprehensive income until it is recognized in income during the same period in which the hedged item affects income, while the ineffective portion is immediately recognized in income. When a cash flow hedge is discontinued, the amounts previously recognized in accumulated Other comprehensive income are reclassified to income when the variability in the cash flows of the hedged item affects income.

Any change in the fair value of these derivative financial instruments recorded in income is included in gain or loss on valuation and translation of financial instruments. Interest expense on hedged long-term debt is reported at the hedged interest and foreign currency rates.

Derivative financial instruments that are ineffective or that are not designated as hedges, including derivatives that are embedded in financial or non-financial contracts that are not closely related to the host contracts, are reported on a mark-to-market basis in the consolidated balance sheets. Any change in the fair value of these derivative financial instruments is recorded in income as a gain or loss on valuation and translation of financial instruments.

The judgment used in determining the fair value of derivative financial instruments and the non-performance risk, using valuation models, may affect the value of the gain or loss on valuation and translation of financial instruments reported in the statements of income, and the value of the gain or loss on derivative financial instruments reported in the statements of comprehensive income.

Pension and post-retirement benefits

The Corporation offers defined benefit pension plans and defined contribution pension plans to some of its employees.

The Corporation’s defined benefit obligations with respect to defined benefit pensions and post-retirement benefits are measured at present value and assessed on the basis of a number of economic and demographic assumptions, which are established with the assistance of the Corporation’s actuaries. Key assumptions relate to the discount rate, the expected return on the plan’s assets, the rate of increase in compensation, retirement age of employees, healthcare costs, and other actuarial factors. Defined benefit pension plan assets are measured at fair value and consist of equities and corporate and government fixed-income securities.

Actuarial gains and losses are recognized immediately through Other comprehensive income and within retained earnings. Actuarial gains and losses arise from the difference between the actual rate of return on plan assets for a given period and the expected rate of return on plan assets for that period, from experience adjustments on liabilities or changes in actuarial assumptions used to determine the defined benefit obligation.

The recognition of the net benefit asset is limited under certain circumstances to the amount recoverable, which is primarily based on the extent to which the Corporation can unilaterally reduce its future contributions to the plan. In addition, an adjustment to the net benefit asset or to the net benefit obligation can be recorded to reflect a minimum funding liability in a certain number of the Corporation’s pension plans. Changes in the net benefit asset limit or in the minimum funding liability are recognized immediately in Other comprehensive income and within retained earnings. The assessment of the amount recoverable in the future, for the purpose of calculating the limit on the net benefit asset, is based on a number of assumptions, including future service costs and reductions in future plan contributions.

The Corporation considers all the assumptions used to be reasonable in view of the information available at this time. However, variances from these assumptions could have a material impact on the costs and obligations of pension plans and post-retirement benefits in future periods.

Allowance for doubtful accounts

The Corporation maintains an allowance for doubtful accounts to cover anticipated losses from customers who are unable to pay their debts. This allowance is reviewed periodically and is based on an analysis of specific significant accounts outstanding, the age of the receivable, customer creditworthiness, and historical collection experience.

Stock-based compensation

Stock-based awards to employees that call for settlement in cash or other assets at the option of the employee are accounted for at fair value and classified as a liability. The compensation cost is recognized in expenses over the vesting period. Changes in the fair value of stock-based awards between the grant date and the measurement date result in a change in the liability and compensation cost.

Estimates of the fair value of stock-based awards are determined by applying an option-pricing model, taking into account the terms and conditions of the grant and assumptions such as a risk-free interest rate, the dividend yield, the expected volatility and expected remaining life of the option.

The judgment and assumptions used in determining the fair value of liability-classified stock-based awards may have an effect on the compensation cost recorded in the statements of income.

Provisions

Provisions are recognized when: (i) the Corporation has a present legal or constructive obligation as a result of a past event and it is probable that an outflow of economic benefits will be required to settle the obligation; and when (ii) the amount of the obligation can be reliably estimated.

Provisions are reviewed at each balance sheet date and changes in estimates are reflected in the statement of income in the period in which changes occur.

Deferred income taxes

The Corporation is required to assess the ultimate realization of deferred income taxes generated from temporary differences between the book basis and tax basis of assets and liabilities and losses carried forward into the future. This assessment is judgmental in nature and is dependent on assumptions and estimates as to the availability and character of future taxable income. The ultimate amount of deferred income taxes realized could be slightly different from that recorded, since it is influenced by the Corporation’s future operating results.

The Corporation is at all times under audit by various tax authorities in each of the jurisdictions in which it operates. A number of years may elapse before a particular matter for which management has established a reserve is audited and resolved. The number of years between each tax audit varies, depending on the tax jurisdiction. Management believes that its estimates are reasonable and reflect the probable outcome of known tax contingencies, although the final outcome is difficult to predict.

Recent Accounting Pronouncements

The Corporation has not early adopted the following new standards and adoption impacts on the consolidated financial statements have not yet been determined:

Amended standards	Expected changes to existing standards
IFRS 9 — Financial Instruments (Effective from periods beginning January 1, 2015, with early adoption permitted)	IFRS 9 simplifies the measurement and classification of financial assets by reducing the number of measurement categories and removing complex rule-driven embedded derivative guidance in IAS 39, Financial Instruments: Recognition and Measurement. The new standard also provides for a fair value option in the designation of a non-derivative financial liability and its related classification and measurement.
IFRS 10 — Consolidated Financial Statements (Effective from periods beginning January 1, 2013, with early adoption permitted)	IFRS 10 replaces SIC-12 Consolidation—Special Purpose Entities and parts of IAS 27 Consolidated and Separate Financial Statements and provides additional guidance regarding the concept of control as the determining factor in whether an entity should be included within the consolidated financial statements of the parent corporation.
IFRS 11 — Joint Arrangements (Effective from periods beginning January 1, 2013, with early adoption permitted)	IFRS 11 replaces IAS 31, Interests in Joint Ventures, with guidance that focuses on the rights and obligations of the arrangement, rather than its legal form. It also withdraws the option to proportionately consolidate an entity’s interests in joint ventures. The new standard requires that such interests be recognized using the equity method.
IFRS 12 — Disclosure of Interests in Other Entities (Effective from periods beginning January 1, 2013, with early adoption permitted)	IFRS 12 is a new and comprehensive standard on disclosure requirements for all forms of interests in other entities, including joint arrangements, associates, special purpose entities and other off-balance sheet vehicles.
IAS 19 — Post-employment Benefits (including Pensions) (Amended) (Effective from periods beginning January 1, 2013, with retrospective application)	Amendments to IAS 19 involve, among other changes, the immediate recognition of the re-measurement component in Other comprehensive income, thereby removing the accounting option previously available in IAS 19 to recognize or to defer recognition of changes in defined benefit obligations and in the fair value of plan assets directly in the statement of income. IAS 19 allows amounts recognized in Other comprehensive income to be recognized either immediately in retained earnings or as a separate category within equity. IAS 19 also introduces a net interest approach that replaces the expected return on assets and interest costs on the defined benefit obligation with a single net interest component, determined by multiplying the net defined benefit liability or asset by the discount rate used to determine the defined benefit obligation. In addition, all past service costs are required to be recognized in profit or loss when the employee benefit plan is amended and may no longer be spread over any future service period.

BUSINESS

History and Development of Videotron Ltd.

We were founded on September 1, 1989 as part of the amalgamation of our two predecessor companies, namely Videotron Ltd. and Télé-Câble St-Damien inc., under Part IA of the Companies Act (Québec) (since February 14, 2011, the Business Corporations Act (Québec)). On October 23, 2000, our parent company, Le Groupe Vidéotron ltée, was acquired by Quebecor Media.

Our registered office is located at 612 St-Jacques Street, Montréal, Québec, Canada H3C 4M8, and our telephone number is (514) 281-1232.

Since December 31, 2008, we have completed several capital expenditures, business development projects and transactions, including, among others, the following:

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On March 14, 2012, we issued US$800 million aggregate principal amount of the initial notes for net proceeds of $787.6 million (net of financing expenses). Also in March, 2012, we redeemed all of our 6 7/8% Senior Notes due January 2014 in an aggregate principal amount of US$395.0 million for aggregate cash consideration of $394.1 million.

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We have continued to actively pursue the roll-out of our 4G network. As of March 31, 2012, our mobile telephony service was available to more than 7 million people across the Province of Québec and in Eastern Ontario. During the first three months of 2012, we activated lines on our new advanced mobile network at an average pace of approximately 7,400 net new lines per month, bringing our total mobile customer base to 312,800 activated lines.

•	On July 20, 2011, we amended our $575.0 million revolving credit facility to extend the expiry date from April 2012 to July 2016 and to modify certain other terms and conditions thereof.

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On July 5, 2011, we issued $300.0 million aggregate principal amount of our 6 7/8% Senior Notes due 2021 for net proceeds of $294.8 million (net of fees payable to the underwriters and the expenses of the offering). We used the net proceeds to redeem and retire US$255.0 million in aggregate principal amount of our issued and outstanding 6 7/8% senior notes due 2014.

•	On May 1, 2011, we acquired Jobboom Inc., a subsidiary of an affiliated corporation for a cash consideration of $32.1 million.

•	On September 9, 2010, we launched our HSPA+ mobile communication network.

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In September 2010, we launched our illico mobile, a service delivered over our 4G network that provides customers with mobile telephone access to several television and Galaxy Music channels, and to the illico mobile store.

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In June 2010, we launched illico web (illicoweb.tv), an Internet television service offering an exceptional variety of content to our digital television and Internet customers, at no additional cost. Customers can access from a computer thousands of French and English movies, series and music from several different television channels.

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In January 2010, we issued $300.0 million aggregate principal amount of our 7 1/8% Senior Notes due 2020 for net proceeds of $293.9 million (net of financing expenses). We used the proceeds to repay the drawings under our senior secured credit facilities and for general corporate purposes.

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On November 13, 2009, we amended our senior secured credit facilities to create a separate $75.0 million secured term facility having a maturity date expiring in June 2018 (“Export Financing Facility”). In addition, on November 13, 2009, we entered into a separate credit agreement with a group of lenders and HSBC Bank plc acting as agent for the lenders, providing for an unsecured term credit facility (“Facility B”) in a maximum amount equal to the difference between US$100 million and the aggregate of the US dollar equivalent of each drawing made under the Export Financing Facility. The Facility B has never been used and was cancelled as of August 2011. The proceeds of the Export Financing Facility may be used, among other things, for payments and/or reimbursement of payments for export equipment and local services in relation to the contract for wireless infrastructure equipment we entered into with an affiliate of Nokia Corporation.

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On March 5, 2009, we issued US$260.0 million aggregate principal amount of our 9 1/8% Senior Notes due 2018 for net proceeds of $332.4 million (including accrued interest and net of financing expenses). We used the proceeds to repay drawings on our senior secured credit facilities and for general corporate purposes.

Business Overview

We are the largest cable operator in the Province of Québec and the third largest in Canada, in each case based on the number of cable customers, a major Internet service provider and a provider of cable and mobile telephony services in the Province of Québec. Our cable network covers approximately 78% of the Province of Québec’s estimated 3 million residential and commercial premises.

Our mobile network, which was launched in September 2010, is the cornerstone of a corporate business strategy geared toward harnessing all of our creative resources and providing consumers with access to technology, services and information. The deployment of our 4G network and our enhanced offering of mobile communication services for residential and business customers allow us to consolidate our position as a provider of integrated telecommunication services.

In addition, through our Le SuperClub Vidéotron subsidiary, we are also the franchisor of the largest chain of video and video game rental stores in the Province of Québec and among the largest of such chains in Canada. We had a total of 211 retail locations as of March 31, 2012.

Videotron Business Sector is a premier full-service business telecommunications provider serving businesses of small, medium and large size. In recent years, we have significantly grown our customer base and have become an important player in the business telecommunication segment in the Province of Québec. Products and services include Internet, television, cable and mobile telephony services, and business solutions products such as hosting, private network connectivity and audio and video transmission.

Competitive Strengths

Leading Market Positions

We are the largest cable operator in the Province of Québec and the third largest in Canada, in each case based on the number of cable customers. We believe that our strong market position has enabled us to launch and deploy new products and services more effectively. For example, since the introduction of our cable Internet access service, we estimate that we have become the largest provider of such service in the areas we serve. In addition, we are the franchisor of the largest chain of video stores in the Province of Québec through our Le SuperClub Vidéotron subsidiary. Our extensive proprietary and third-party retail distribution network of stores and points of sale, including both the Le SuperClub Vidéotron stores and our Videotron-branded stores and kiosks, assist us in marketing and distributing our advanced services, such as cable Internet access, digital television and cable and mobile telephony, on a large scale basis.

Differentiated Bundled Services

Through our technologically advanced fixed and mobile network, we offer a differentiated, bundled suite of entertainment, information and communication services and products, including digital television, cable Internet access, video-on-demand and other interactive television services, as well as residential and commercial cable telephony services using VoIP technology, and mobile telephony services. In addition, we deliver high quality services and products, including, for example, our standard cable Internet access service that enables our customers to download data at a higher speed than currently offered by standard digital subscriber line, or DSL-technology. We also offer the widest range of French-language programming in Canada including content from our illico on Demand service available on our illico Digital TV, illico web and illico mobile platforms. Customers can interrupt and resume programming at will on any of these three illico platforms.

Advanced Broadband Network

We are able to leverage our advanced broadband network, 99.7% of which is bi-directional, to offer a wide range of advanced services on the same media, such as digital television, video-on-demand, cable Internet access and cable telephony services. We are committed to maintaining and upgrading our network capacity and, to that end, we currently anticipate that future capital expenditures over the next five years will be required to accommodate the evolution of our products and services and to meet the demand for increased capacity.

Focused and Highly Reliable Network Cluster

Our single hybrid fibre coaxial clustered network covers approximately 78% of the Province of Québec’s total addressable market and nine of the province’s top ten urban areas. We believe that our single cluster and network architecture provides many benefits, including a higher quality and more reliable network, the ability to launch and deploy new products and services, and a lower cost structure through reduced maintenance and technical support costs.

Strong, Market-Focused Management Team

We have a strong, market-focused management team that has extensive experience and expertise in a range of areas, including marketing, finance, telecommunications and technology. Under the leadership of our senior management team, we have, among other things, improved penetration of our high-speed Internet access offering, our VoIP telephony services, our cable products and our mobile telephony services, including through the successful build-out and launch of our mobile telephony network.

Products and Services

We currently offer our customers cable services, mobile telephony services, business telecommunications services and video and video games rental services (as franchisor). In addition, we acquired all activities and websites associated with the business of Jobboom and Réseau Contact from Quebecor Media in the second quarter of 2011.

Cable Services

Advanced Cable-Based Products and Services

Cable’s large bandwidth is a key factor in the successful delivery of advanced products and services. Several emerging technologies and increasing Internet usage by our customers have presented us with significant opportunities to expand our sources of revenue. We currently offer a variety of advanced products and services, including cable Internet access, digital television, cable telephony and selected interactive services. We intend to continue to develop and deploy additional added-value services to further broaden our service offering.

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Cable Internet Access. Leveraging our advanced cable infrastructure, we offer cable Internet access to our customers primarily via cable modems attached to personal computers. We generally provide this service at download speeds of up to 60 Mbps. In some portions of the network, we offer download speeds of up to 120 Mbps and up to 200 Mbps currently anticipated to be launched this quarter. As of March 31, 2012, we had 1,340,500 cable Internet access customers, representing 72.3% of our basic customers and 50.3% of our total homes passed. Based on internal estimates, we are the largest provider of Internet access services in the areas we serve with an estimated market share of 56.3% as of December 31, 2011.

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Digital Television. We have installed headend equipment capable of delivering digitally encoded transmissions to a two-way digital set-top box in the customer’s home and premises. This digital connection provides significant advantages. In particular, it increases channel capacity, which allows us to increase both programming and service offerings while providing increased flexibility in packaging our services. Our basic digital package includes 29 television channels, 45 audio services providing CD-quality music, 18 AM/FM radio channels, an interactive programming guide as well as television based e-mail capability. Our extended digital basic television offering, branded as “sur mesure” (on-demand), offers customers the ability to select from more than 300 additional channels of their choice, including U.S. super-stations and other special entertainment programs, allowing them to customize their choices. This also offers customers significant programming flexibility including the option of French-language only, English-language only or a combination of French- and English-language programming, as well as many foreign-language channels. We also offer pre-packaged themed service tiers in the areas of news, sports and discovery. Customers who purchase basic service and one customized package can also purchase channels on an à la carte basis at a specified cost per channel per month. As part of our digital service offering, customers can also purchase near-video-on-demand services on a per-event basis. As of March 31, 2012, we had 1,417,500 customers for our digital television service, representing 76.5% of our total basic customers and 53.2% of our total homes passed. Our customers currently have the option to purchase or lease the digital set-top boxes required for digital service.

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Cable Telephony. Since January 2005, we have been offering cable telephony service using VoIP technology in the Province of Québec. We offer discounts to our customers who subscribe to more than one of our services. We also offer discounts for a second telephone line subscription. In addition, we offer a Softphone service, a computer-based service providing users with more flexibility when traveling, the ability to make local calls anywhere in the world, and new communications management capabilities. As of March 31, 2012, we had 1,212,500 subscribers to our cable telephony service, representing a penetration rate of 65.4% of our basic cable subscribers and 45.5% of our homes passed.

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Video-On-Demand. Video-on-demand service enables digital cable customers to rent content from a library of movies, documentaries and other programming through their digital set-top box, Internet access or mobile phone through illico web and illico mobile. Our digital cable customers are able to rent their video-on-demand selections for a period of 24 hours, which they are then able to watch at their convenience with full stop, rewind, fast forward, pause and replay functionality during that period. In addition, customers can now resume viewing on-demand programming that was paused on either the television, illico web or illico mobile device. We sometimes group movies, events or TV programs available on video-on-demand and offer them on a weekly basis. We also offer a substantial amount of video-on-demand content free of charge to our digital cable customers, comprised predominantly of previously aired television programs and youth-oriented programming. In addition, we offer pay television channels on a subscription basis that permits our customers to access and watch most of the movies available on the linear pay TV channels these clients subscribe to.

•	Pay-Per-View (Canal Indigo). Canal Indigo is a group of pay-per-view channels that allow our digital customers to order live events and movies based on a pre-determined schedule.

Traditional Cable Television Services

Customers subscribing to our traditional analog “basic” and analog “extended basic” services generally receive a line-up of 42 channels of television programming, depending on the bandwidth capacity of their local cable system. We also feature an expanding offering of optional channels as well as customized selection of channels or channel packages tailored to satisfy the specific needs of the different customer segments we serve.

Our analog cable television service offerings include the following:

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Basic Service. Our basic service customers generally receive 25 channels on basic cable, consisting of local broadcast television stations, the four U.S. commercial networks and PBS, selected Canadian specialty programming services, and local and regional community programming.

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Extended Basic Service. This expanded programming level of services, which is generally comprised of approximately 17 channels, includes a package of French- and English-language specialty television programming and U.S. cable channels in addition to the basic service channel line-up described above. Branded as “Telemax”, this service was introduced in almost all of our markets largely to satisfy customer demand for greater flexibility and choice.

As of March 31, 2012, we had 436,500 customers for our analog television service, representing 23.5% of our total basic customers.

Mobile Services

On September 9, 2010, we launched our HSPA+ mobile communication network (4G). As of March 31, 2012, most of our cable footprint had access to our advanced mobile services. Prior to launching our HSPA+ mobile communication network (4G), we have been offering mobile wireless telephony services as a Mobile Virtual Network Operator (“MVNO”) since 2006.

In August 2011, we upgraded our wireless network to HSPA+ Dual Carrier Technology allowing speed of up to 42Mbps. Bundling our cable broadband Internet access with our mobile Internet access was a first in the industry and is a unique offering of “everywhere Internet”.

In partnership with Industry Canada, we launched fixed wireless Internet access in selected rural areas of the Province of Québec on December 14, 2011. Powered by its HSPA+ network, this service allows thousands of households and businesses that had no access to high speed Internet to benefit from a reliable and professionally installed high speed Internet. As a result, we extended our residential and business Internet footprint to dozens of underserved municipalities across the Province of Québec.

Our strategy in the coming years is to build on our position as a telecommunications leader with our 4G mobile services. With this service, we provide an offering of advanced mobile telecommunications services to consumers and small and medium-sized businesses that are based on effective, reliable technology, diverse and convergent content and unambiguous business policies. Our mobile service is the cornerstone of a corporate business strategy geared toward harnessing all of Quebecor Media’s creative resources and providing consumers with access to technology, services and information anytime, anywhere.

As of March 31, 2012, there were 312,800 lines activated on our mobile telephony services, representing a year-over-year increase of 148,100 (90.0%) lines. Most of the Province of Québec now has access to our advanced 4G mobile services.

Business Telecommunications Services

Videotron Business Sector is a premier full-service business telecommunications provider. We serve three customer segments: small and medium-sized businesses, large businesses, and telecommunications carriers. In recent years, we have significantly grown our customer base and have become an important player in the business telecommunications segment in the Province of Québec. Products and services for small and medium-sized businesses are supported by our coaxial technology and our solid expertise in business services. Customized solutions designed to meet customers’ needs incorporating tools such as fiber-optic landlines, High Speed Internet access, television, telephony services, website hosting, private network connectivity and audio and video transmission, all based on state-of-the-art technology, are also offered to large businesses and carriers. We also offer mobile communications services, telephony services using our multiple label switching (“MPLS”) network and 120Mbps high speed Internet access targeted at small and medium size businesses using our Hybrid fiber coaxial (“HFC”) network.

Video Rental Services

Through Le SuperClub Vidéotron, we are the franchisor of the largest chain of video and video game rental stores in the Province of Québec and among the largest of such chains in Canada. We have a total of 211 retail locations. With 173 of these retail locations offering our suite of telecommunication services and products, Le SuperClub Vidéotron is both a showcase and a valuable and cost-effective distribution network for our growing array of advanced products and services, such as cable Internet access, digital television and cable and mobile telephony.

Jobboom and Réseau Contact

Jobboom.com is a unique web-based employment site with over 2.5 million members as of March 31, 2012. The activities of Jobboom also include Les Éditions Jobbom (a careers book editor) and Jobboom Formation (an internet directory of continuing education services).

RéseauContact.com is the largest French-language dating and friendship website in the Province of Québec.

Customer Statistics Summary

The following table summarizes our customer statistics for our analog and digital cable and advanced products and services:

	As of March 31		As of December 31,
	2012	2011	2011	2010	2009	2008	2007
Homes passed(1)	2,666,686	2,623,173	2,657,315	2,612,406	2,575,315	2,542,859	2,497,403
Cable
Basic customers(2)	1,853,969	1,808,570	1,861,477	1,811,570	1,777,025	1,715,616	1,638,097
Penetration(3)	69.5%	68.9%	70.1%	69.3%	69.0%	67.5%	65.6%
Digital customers	1,417,518	1,243,702	1,400,814	1,219,599	1,084,100	927,322	768,211
Penetration(4)	76.5%	68.8%	75.3%	67.3%	61.0%	54.1%	46.9%
Dial-up Internet Access
Dial-up customers	2,854	3,601	2,986	3,851	4,988	6,533	9,052
Mobile High Speed Internet
Mobile High Speed Internet	8,803	3,555	6,086	2,319	—	—	—
Cable Internet Access
Cable modem customers	1,340,489	1,263,570	1,332,551	1,252,104	1,170,570	1,063,847	932,989
Penetration(3)	50.3%	48.2%	50.1%	47.9%	45.5%	41.8%	37.4%
Telephony Services
Cable telephony customers	1,212,521	1,129,824	1,205,272	1,114,294	1,014,038	851,987	636,352
Penetration(3)	45.5%	43.1%	45.4%	42.7%	39.4%	33.5%	25.5%
Mobile telephony lines(5)	312,783	164,652	290,578	136,111	82,813	63,402	45,077

(1)	Homes passed means the number of residential premises, such as single dwelling units or multiple dwelling units, and commercial premises passed by the cable television distribution network in a given cable system service area in which the programming services are offered.
(2)	Basic customers are customers who receive basic cable service in either the analog or digital mode.
(3)	Represents customers as a percentage of total homes passed.
(4)	Represents customers for the digital service as a percentage of basic cable customers.
(5)	Prior to September 9, 2010, represents lines under our MVNO service offering.

In the three months ended March 31, 2012, the combined customer base for our cable television services decreased by 7,500 (-0.4%). During the same period, we also recorded net additions of 8,000 subscribers to our cable Internet access service, 16,700 customers to our digital television service (which includes customers who have upgraded from our analog cable service), and 7,200 customers to our cable telephony services. In the three months ended March 31, 2012, we also added 22,200 net lines on our mobile telephony services.

Industry Overview

Cable Television Industry

Industry Data

Cable television has been available in Canada for more than 50 years and is a well developed market. As of August 31, 2011, the most recent date for which data is available, there were approximately 8.5 million cable television customers in Canada. For the twelve months ended August 31, 2011 (the most recent data available), total industry revenue was estimated to be over $10.9 billion and is expected to grow in the future based on the fact that Canadian cable operators have aggressively upgraded their networks and have begun launching and deploying new products and services, such as cable Internet access, digital television services and telephony services. The following table summarizes the most recent available annual key statistics for the Canadian and U.S. cable television industries.

	Twelve Months Ended August 31,
	2011		2010		2009		2008		2007		CAGR(1)
	(Dollars in billions and basic cable customers in millions)
Canada
Industry Revenue(2)		$10.9		$10.1		$9.2		$8.2		$7.1	11.4%
Basic Cable Customers(2)		8.5		8.3		8.1		7.9		7.7	2.5%

	Twelve Months Ended December 31,
	2011		2010		2009		2008		2007		CAGR(1)
	(U.S. dollars in billions, and homes passed and basic cable customers in millions)
U.S.
Industry Revenue	US$	97.6	US$	93.7	US$	90.2	US$	86.3	US$	78.8	5.49%
Homes Passed(3)		130.3		129.3		125.7		124.2		123.0	1.45%
Basic Cable Customers		58.0		59.8		62.6		63.7		64.9	-2.77%
Basic Penetration		44.4%		45.5%		49.8%		51.3%		52.8%	-4.24%

Source of Canadian data: CRTC.

Source of U.S. data: NCTA, A.C. Nielsen Media Research and SNL Kagan.

(1)	Compounded annual growth rate from 2007 through 2011.
(2)	Including IPTV since 2008.
(3)	“Homes passed” means the number of residential premises, such as single dwelling units or multiple dwelling units, and commercial premises passed by the cable distribution network in a given cable system service area in which the programming services are offered.

Expansion of Digital Distribution and Programming

In recent years, digital technology has significantly expanded the range of services that may be offered to our customers. We now offer 396 channels on our digital platform, including 231 English-language channels, 80 French-language channels, 73 HDTV channels, 10 time-shifting channels, 65 radio/music channels and 22 others.

Many programming services have converted to high-definition format and HDTV programming is steadily increasing. We believe that the availability of HDTV programming will continue to increase significantly in the coming years and will result in a higher penetration level of digital distribution.

Our strategy, in the coming years, will be to continue the expansion in our offering and maintain the quality of our programming. Our cable television service depends in large part on our ability to distribute a wide range of appealing, conveniently-scheduled television programming at reasonable rates and will be an important factor in our success to maintain the attractiveness of our services to customers. In addition, we will continue working on the expansion of our added-value products, such as video-on-demand and digital television interactive content. In late 2010, we also started offering sporting events, movies and documentaries using new 3D technologies.

Mobile Telephony Industry

In terms of wireless penetration rate (i.e. the number of active SIM cards and/or connected lines versus total population, expressed as a percentage), the Canadian mobile telephony market is relatively under-developed. Based on The Netsize Guide 2011: Truly mobile, Canada occupies the fortieth position out of forty-one countries in terms of wireless penetration, with a penetration rate of 72.4% in the fourth quarter of 2011. We estimate that, as of March 31, 2012, the Province of Québec had a penetration rate under the Canadian average. Comparatively, according to Global Mobile Statistics, the United States had a penetration rate of 94.1% as of November 30, 2011, while Europe’s overall penetration rate reached 120%.

The wireless spectrum auction completed in July 2008 has brought new players onto the market, which led to lower prices for customers. To respond to this new offer, traditional incumbents launched, or have operated for some time, low-price subsidiaries. As of December 31, 2011, incumbents were still dominant in the industry in Canada, with market share exceeding 90% in the Province of Québec.

With an increasing number of regional operators competing on price, coverage, handset offers and technological reliability, the Canadian wireless industry is highly competitive. With the deployment of Advanced Wireless Networks throughout the country and the increasing penetration rate among younger customers, the demand for technologically advanced bandwidth-hungry devices (smartphones, tablets, etc.) is increasing rapidly. As of December 31, 2011, there were 25.9 million subscribers in Canada.

Pricing of our Products and Services

Our revenues are derived from the monthly fees our customers pay for cable television, Internet and telephony and mobile services. The rates we charge vary based on the market served and the level of service selected. Rates are usually adjusted annually. We also offer discounts to our customers who subscribe to more than one of our services, when compared to the sum of the prices of the individual services provided to these customers. As of March 31, 2012, the average monthly invoice on recurring subscription fees per customer was $97.09 and approximately 77% of our customers were bundling two services or more. A one-time installation fee, which may be waived in part during certain promotional periods, is charged to new customers. Monthly fees for rented equipment, such as set-top boxes, are also charged to customers.

Although our service offerings vary by market, because of differences in the bandwidth capacity of the cable systems in each of our markets and other factors, our services are typically offered at monthly price ranges, which reflect discounts for bundled service offerings, as follows:

Service	Price Range
Basic analog cable	$17.07-$34.88
Extended basic analog cable	$33.50-$47.19
Basic digital cable	$16.99-$21.98
Extended basic digital cable	$33.98-$82.98
Pay-television	$3.99-$29.99
Pay-per-view (per movie or event)	$4.49-$69.99
Video-on-demand (per movie or event)	$0.99-$59.99
Dial-up Internet access	$9.95-$15.95
Cable Internet access	$29.95-$159.95
Mobile High Speed Internet	$29.95-$45.00
Cable telephony	$17.35-$23.35
Mobile telephony	$19.95-$104.45

Our Network Technology

Cable

As of March 31, 2012, our cable systems consisted of 31,404 km of fibre optic cable and 44,995 km of coaxial cable, passing approximately 2.667 million homes and serving approximately 2.1 million customers. Our network is the largest broadband network in the Province of Québec covering approximately 78% of households and, according to our estimates, more than 75% of the businesses located in the major metropolitan areas of the Province of Québec. Our extensive network supports direct connectivity with networks in Ontario, the Maritimes and the United States.

The following table summarizes the current technological state of our systems, based on the percentage of our customers who have access to the bandwidths listed below and two-way (or “bi-directional”) capability:

	450 MHz and Under	480 to 625 MHz	750 to 1,000 MHz	Two-Way Capability
December 31, 2008	1%	0%	99%	99%
December 31, 2009	1%	0%	99%	99%
December 31, 2010	1%	0%	99%	99%
December 31, 2011	0.4%	0%	99.6%	99.6%
March 31, 2012	0.3%	0%	99.7%	99.7%

Our cable television networks are comprised of four distinct parts including signal acquisition networks, main headends, distribution networks and subscriber drops. The signal acquisition network picks up a wide variety of television, radio and multimedia signals. These signals and services originate from either a local source or content provider or are picked up from distant sites chosen for satellite or over-the-air reception quality and transmitted to the main headends by way of over-the-air links, coaxial links or fibre optic relay systems. Each main headend processes, modulates, scrambles and combines the signals in order to distribute them throughout the network. Each main headend is connected to the primary headend in order to receive the digital MPEG2 signals and the IP backbone for the Internet services. The first stage of this distribution consists of a fibre optic link which distributes the signals to distribution or secondary headends. After that, the signal uses the hybrid fibre coaxial cable network made of wide-band optical nodes, amplifiers and coaxial cables capable of serving up to 30 km in radius from the distribution or secondary headends to the subscriber drops. The subscriber drop brings the signal into the customer’s television set directly or, depending on the area or the services selected, through various types of customer equipment including set-top boxes and cable modems.

We have adopted the hybrid fibre coaxial (“HFC”) network architecture as the standard for our ongoing system upgrades. HFC network architecture combines the use of fibre optic cable with coaxial cable. Fibre optic cable has excellent broadband frequency characteristics, noise immunity and physical durability and can carry hundreds of video and data channels over extended distances. Coaxial cable is less expensive and requires greater signal amplification in order to obtain the desired transmission levels for delivering channels. In most systems, we deliver our signals via fibre optic cable from the headend to a group of optical nodes and then via coax to the homes passed served by the nodes. Traditionally, our system design provided for cells of approximately 500 homes each to be served by fibre-optic cable. To allow for this configuration, secondary headends were put into operation in the Greater Montréal Area and in the Greater Québec City Area. Remote secondary headends must also be connected with fibre optic links. From the secondary headends to the homes, the customer services are provided through the transmission of a radiofrequency (“RF”) signal which contains both downstream and upstream information (two-way). The loop structure of the two-way HFC networks brings reliability through redundancy, the cell size improves flexibility and capacity, while the reduced number of amplifiers separating the home from the headend improves signal quality and reliability. The HFC network design provided us with significant flexibility to offer customized programming to individual cells of approximately 500 homes, which is critical to our advanced services, such as video-on-demand, Switched Digital Video Broadcast and the continued expansion of our interactive services. Starting in 2008, we began an extensive network modernization effort in the Greater Montréal Area in order to meet the ever expanding service needs of the customer in terms of video, telephony and Internet services. This ongoing modernization implies an extension of the upper limit of the RF spectrum available for service offerings and a deep fibre deployment, which significantly extends the fibre portion in the HFC network (thereby reducing the coax portion). Additional optical nodes were systematically deployed to increase the segmentation of customer cells, both for upstream and downstream traffic. This modernization initiative results in (i) a network architecture where the segmentation for the upstream traffic is for 125 homes while that for the downstream traffic is set to 250 (which can evolve to 125 homes), and (ii) the availability of a 1 GHz spectrum for service offerings. The robustness of the network is greatly enhanced (much less active equipment in the network such as RF amplifiers for the coax portion), the service offering potential and customization to the customer base is significantly improved (through the extension of the spectrum to 1 GHz and the increased segmentation) and allows much greater speeds of transmission for Internet services which are presently unrivalled. The overall architecture employs Division Wavelength Multiplexing (“DWM”), which allows us to limit the amount of fibre required, while providing an effective customization potential. As such, in addition to the broadcast information, up to 24 wavelengths can be combined on a transport fibre from the secondary headend to a 3,000 home aggregation point. Each of these wavelengths is dedicated to the specific requirements of 125 homes. The RF spectrum is set with analog content (to be phased out eventually) and digital information using quadrature amplitude modulation. MPEG video compression techniques and the Data over Cable Service Interface Specification (“DOCSIS”) protocol allow us to provide a great service offering of standard definition and high definition video, as well as complete voice and Internet services. This modernization project gives us flexibility to meet customer needs and future network evolution requirements. The modernization of the Greater-Montréal network is scheduled to be completed by 2015.

Our strategy of maintaining a leadership position in respect of the suite of products and services that we offer and launching new products and services requires investments in our network to support growth in our customer base and increases in bandwidth requirements. Approximately 99.7% of our network in the Province of Québec has been upgraded to a bandwidth of 750 MHz or greater. Also, in light of the greater availability of HDTV programming, the ever increasing speed of Internet access and increasing demand for our cable telephony service, further investment in the network will be required.

Mobile Telephony

During 2011, we continued our HSPA+ network expansion and densification plan throughout the Province of Québec and over the Greater Ottawa Area. As of March 31, 2012, our network reached approximately 82.8% of the population of the Province of Québec and most of our cable homes passed, allowing the vast majority of our potential clients to have access to our advanced mobile services. The majority of our towers and antennas are linked through our fibre-optic network using a MPLS protocol, and our network was built and designed to support important customer growth in coming years.

With the introduction of a new technology called Dual-Carrier technology in August 2011, our HSPA+ mobile communication network (4G) allows data transmission speeds up to 42 Mbps.

Our strategy in the coming years is to build on our position as a telecommunication leader with our 4G mobile services and to keep the technology at the cutting edge as it continues to evolve rapidly and new market standards such as Long Term Evolution-Advanced (“LTE 4G”) are appearing. We also expect to continue to expand our offer of handset devices in 2012.

Marketing and Customer Care

Our long term marketing objective is to increase our cash flow through deeper market penetration of our services, development of new services and continued growth in revenue per customer. We believe that customers will come to view their cable connection as the best distribution channel to the home for a multitude of services. To achieve this objective, we are pursuing the following strategies:

•	develop attractive bundle offers to encourage our customers to subscribe to two or more products, which increases ARPU and customer retention as well as increasing our operating margin;

•	continue to rapidly deploy advanced products and services such as cable Internet access, digital television, cable telephony and mobile telephony services;

•	encourage our clients to migrate from analog to digital television using attractive incentives;

•	design product offerings that provide greater opportunity for customer entertainment and information choices;

•	target marketing opportunities based on demographic data and past purchasing behaviour;

•	develop targeted marketing programs to attract former customers, households that have never subscribed to our services and customers of alternative or competitive services;

•	enhance the relationship between customer service representatives and our customers by training and motivating customer service representatives to promote advanced products and services;

•	leverage the retail presence of Le SuperClub Vidéotron, our Videotron-branded stores and kiosks, Archambault stores, and third-party commercial retailers;

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cross-promote the wide variety of content and services offered within the Quebecor Media group (including, for example, the content of TVA Group productions and the 1-900 service for audience voting during reality television shows popular in the Province of Québec) in order to distribute our cable, data transmission, cable telephony and mobile telephony services to our existing and future customers;

•	introduce new value-added packages of products and services, which we believe increases average revenue per user, or ARPU, and improves customer retention; and

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leverage our business market, using our network and expertise with our commercial customer base, which should enable us to offer additional bundled services to our customers and may result in new business opportunities.

We continue to invest time, effort and financial resources in marketing new and existing services. To increase both customer penetration and the number of services used by our customers, we use coordinated marketing techniques, including door-to-door solicitation, telemarketing, media advertising, e-marketing and direct mail solicitation.

Maximizing customer satisfaction is a key element of our business strategy. In support of our commitment to customer satisfaction, we provide a 24-hour customer service hotline seven days a week for nearly all of our systems, in addition to our web-based customer service capabilities. All of our customer service representatives and technical support staff are trained to assist our customers with respect to all products and services offered by us, which in turn allows our customers to be served more efficiently and seamlessly. Our customer care representatives continue to receive extensive training to develop customer contact skills and product knowledge, which are key contributors to high rates of customer retention as well as to selling additional products and services and higher levels of service to our customers. To assist us in our marketing efforts, we utilize surveys, focus groups and other research tools as part of our efforts to determine and proactively respond to customer needs.

Programming

We believe that offering a wide variety of conveniently scheduled programming is an important factor in influencing a customer’s decision to subscribe to and retain our cable services. We devote resources to obtaining access to a wide range of programming that we believe will appeal to both existing and potential customers. We rely on extensive market research, customer demographics and local programming preferences to determine our channel and package offerings. The CRTC currently regulates the distribution of foreign content in Canada and, as a result, we are limited in our ability to provide such programming to our customers. We obtain basic and premium programming from a number of suppliers, including TVA Group.

Our programming contracts generally provide for a fixed term of up to seven years, and are subject to negotiated renewal. Programming tends to be made available to us for a flat fee per customer. Our overall programming costs have increased in recent years and may continue to increase due to factors including, but not limited to, additional programming being provided to customers as a result of system rebuilds that increase channel capacity, increased costs to produce or purchase specialty programming, inflationary or negotiated annual increases, and the concentration of broadcasters following recent acquisitions in the market.

Competition

We operate in a competitive business environment in the areas of price, product and service offerings and service reliability. We compete with other providers of television signals and other sources of home entertainment. Due to ongoing technological developments, the distinctions among traditional platforms (broadcasting, Internet, and telecommunications) are fading rapidly. The Internet as well as mobile devices are becoming important broadcasting and distribution platforms. In addition, mobile operators, with the development of their respective 4G networks, are now offering wireless and fixed wireless Internet services and our VoIP telephony service is also competing with Internet-based solutions.

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Providers of Other Entertainment. Cable systems face competition from alternative methods of distributing and receiving television signals and from other sources of entertainment such as live sporting events, movie theatres and home video products, including digital recorders, DVD players and video games. The extent to which a cable television service is competitive depends in significant part upon the cable system’s ability to provide a greater variety of programming, superior technical performance and superior customer service than are available through competitive alternative delivery sources.

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Direct Broadcast Satellite. DBS is a significant competitor to cable systems. DBS delivers programming via signals sent directly to receiving dishes from medium and high-powered satellites, as opposed to cable delivery transmissions. This form of distribution generally provides more channels than some of our television systems and is fully digital. DBS service can be received virtually anywhere in Canada through the installation of a small rooftop or sidemounted antenna. Like digital cable distribution, DBS systems use video compression technology to increase channel capacity and digital technology to improve the quality of the signals transmitted to their customers.

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DSL. The deployment of digital subscriber line technology, known as DSL, provides customers with Internet access at data transmission speeds greater than that available over conventional telephone lines. DSL service is comparable to cable-modem Internet access over cable systems. We also face competition from other providers of DSL service.

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Internet Video Streaming. The continuous technology improvement of the Internet combined with higher download speeds contributes to the emergence of alternative technologies such as IPTV digital content (movies, television shows and other video programming) offered on various Internet streaming platforms. While having a positive impact on the demand for our Internet services, this model could adversely impact the demand for our video-on-demand services.

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VDSL. VDSL technology increases the available capacity of DSL lines, thereby allowing the distribution of digital video. Multi-system operators are now facing competition from ILECs, which have been granted licenses to launch video distribution services using this technology, which operates over copper phone lines. The transmission capabilities of VDSL will be significantly boosted with the deployment of technologies such as vectoring (the reduction or elimination of the effects of far-end crosstalk) and twisted pair bonding (use of additional twisted pairs to increase data carriage capacity). Certain ILECs have already started replacing many of their main feeds with fibre optic cable and positioning VDSL transceivers, a VDSL gateway, in larger multiple-dwelling units, in order to overcome the initial distance limitations of VDSL. With this added capacity, along with the evolution of compression technology, VDSL-2 will offer significant opportunities for services and increase its competitive threat against other multi-system operators.

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Mobile Telephony Services. With our mobile telephony 4G network, we compete against a mix of market participants, some of them being active in some or all the products we offer, while others only offer mobile wireless telephony services in our market. In addition, users of mobile voice and data systems may find their communication needs satisfied by other current or developing adjunct technologies, such as Wi-Fi, WiMax, “hotspots” or trunk radio systems, which have the technical capability to handle mobile data communication and mobile telephone calls. Also, the Canadian incumbents have recently started the deployment of LTE 4G networks and this technology is deemed to become an industry standard. These LTE 4G technologies are being developed in anticipation of the additional network capacity that may be required to address the surging demand for wireless data. Such technologies evolved in the past year but will not offer voice over LTE until 2013.

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Private Cable. Additional competition is posed by satellite master antenna television systems known as “SMATV systems” serving multi dwelling units, such as condominiums, apartment complexes, and private residential communities.

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Other Cable Distribution. Currently, a cable operator offering television distribution and providing cable-modem Internet access service is serving the Greater Montréal Area. This cable operator is owned by the regional ILEC.

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Wireless Distribution. Cable television systems also compete with wireless program distribution services such as multi channel multipoint distribution systems, or MDS. This technology uses microwave links to transmit signals from multiple transmission sites to line-of-sight antennas located within the customer’s premises.

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Grey and Black Market DBS Providers. Cable and other distributors of television signals continue to face competition from the use of access codes and equipment that enable the unauthorized decoding of encrypted satellite signals, from unauthorized access to our analog and digital cable signals (black market) and from the reception of foreign signals through subscriptions to foreign satellite television providers that are not lawful distributors in Canada (grey market).

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Telephony Service. Our cable telephony service competes against other telephone companies, including both the incumbent telephone service provider in the Province of Québec, which used to control a significant portion of the telephony market in the Province of Québec, and the other VoIP telephony service providers and mobile wireless telephone service providers.

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Other Internet Service Providers. In the Internet access business, cable operators compete against other Internet service providers offering residential and commercial Internet access services. The CRTC requires the large Canadian incumbent cable operators to offer access to their high-speed Internet system to competitive Internet service providers at mandated rates.

Organizational Structure

Videotron is a wholly owned subsidiary of Quebecor Media. Quebecor Media is a 54.72% owned subsidiary of Quebecor. The remaining 45.28% of Quebecor Media is owned by CDP Capital d’Amérique Investissements Inc., a subsidiary of the Caisse de depot et placement du Québec, one of Canada’s largest pension fund managers. The following chart illustrates the corporate structure of Videotron as of March 31, 2012, including Videotron’s significant subsidiaries, together with the jurisdiction of incorporation or organization of each entity. The exchange notes will be guaranteed by all of Videotron’s subsidiaries shown in the following chart, except for SETTE inc., which will not guarantee the exchange notes and which as of March 31, 2012, represented less than 1% of Videotron’s consolidated assets.

Property, Plant and Equipment

Our corporate offices are located in leased space at 612 St-Jacques Street, Montréal, Québec, Canada H3C 4M8, in the same building as Quebecor Media’s head office. We also own several buildings in Montréal, the largest building of which is located at 2155 Pie IX Street in Montréal (approximately 128,000 square feet). We also own a building located at 150 Beaubien Street in Montréal (approximately 72,000 square feet). We lease approximately 52,000 square feet of office space in a building located at 800 de la Gauchetière Street in Montréal to accommodate staffing growth. We also lease approximately 54,000 square feet in a building located at 4545 Frontenac Street in Montréal and 47,000 square feet in a building located at 888 De Maisonneuve Street in Montréal. In Québec City, we own a building of approximately 40,000 square feet where our regional headend for the Québec City region is located. We also own or lease a significant number of smaller locations for signal reception sites and customer service and business offices.

Our senior secured credit facilities are secured by charges over all of our assets and those of most of our subsidiaries.

Intellectual Property

We use a number of trademarks for our products and services. Many of these trademarks are registered by us in the appropriate jurisdictions. In addition, we have legal rights in the unregistered marks arising from their use. We have taken affirmative legal steps to protect our trademarks and we believe our trademarks are adequately protected.

Environment

Our operations are subject to Canadian, provincial and municipal laws and regulations concerning, among other things, emissions to the air, water and sewer discharge, handling and disposal of hazardous materials, the recycling of waste, the soil remediation of contaminated sites, or otherwise relating to the protection of the environment. Laws and regulations relating to workplace safety and worker health, which among other things, regulate employee exposure to hazardous substances in the workplace, also govern our operations.

Compliance with these laws has not had, and management does not expect it to have, a material effect upon our capital expenditures, net income or competitive position. Environmental laws and regulations and the interpretation of such laws and regulations, however, have changed rapidly in recent years and may continue to do so in the future. We have monitored the changes closely and have modified our practices where necessary or appropriate. For example, Québec’s regulation on the recovery and reclamation of products by enterprises officially came into force on July 13, 2011. This regulation will require us to implement a recycling program or to become member of a program from an organization accredited by Recyc-Québec. Recovery rates are stipulated for different category of products commercialized by companies to which this regulation applies and penalties will be imposed if such recovery rates are not reached by 2015. Penalties and fines will vary depending upon the amount of products commercialized and the actual recovery rate of the company which failed to reach the targets set forth in the regulation, with potential penalties reaching up to $600,000 annually and with fines for non-compliance ranging between $5,000 and $250,000.

Our properties, as well as areas surrounding those properties, particularly those in areas of long-term industrial use, may have had historic uses, or may have current uses, in the case of surrounding properties, which may affect our properties and require further study or remedial measures. We are not currently conducting or planning any material study or remedial measure. Furthermore, we cannot provide assurance that all environmental liabilities have been determined, that any prior owner of our properties did not create a material environmental condition not known to us, that a material environmental condition does not otherwise exist as to any such property, or that expenditure will not be required to deal with known or unknown contamination.

Legal Proceedings

We are involved from time to time in various claims and lawsuits incidental to the conduct of our business in the ordinary course. In the opinion of our management, the outcome of these proceedings is not expected to have a material adverse effect on our business, results of operations, liquidity or financial position.

Employees

At March 31, 2012, we had approximately 6,410 employees. At December 31, 2011, 2010 and 2009, we had approximately 6,230, 5,670 and 4,870 employees, respectively (excluding the employees of Jobboom Inc. before 2011). The net increase in the number of employees at March 31, 2012 compared to December 31, 2011, as well as the net increase in the number of employees at December 31, 2011 compared to December 31, 2010, was attributable primarily to hiring new employees, including many skilled employees, in connection with our expansion as a facilities-based mobile telephony provider. Substantially all of our employees are based and work in the Province of Québec. Approximately 3,780 of our employees are unionized, and the terms of their employment are governed by one of our five regional collective bargaining agreements. Our two most important collective bargaining agreements, covering our unionized employees in the Montréal and Québec City regions, have terms extending to December 31, 2013. We also have two collective bargaining agreements covering our unionized employees in the Saguenay and Gatineau regions, with terms running through January 31, 2014 and August 31, 2015 respectively, and one other collective bargaining agreement, covering approximately 50 employees of our SETTE inc. subsidiary, which will expire on December 31, 2012.

REGULATION

Foreign Ownership Restrictions Applicable under the Telecommunications Act (Canada) and the Broadcasting Act (Canada)

On April 26, 2012, as part of its omnibus budget implementation package, the Government of Canada tabled legislation to exempt telecommunications companies with less than 10 percent of total Canadian telecommunications market revenues from foreign investment restrictions under the Telecommunications Act. Companies that are successful in growing their market shares in excess of 10 percent of total Canadian telecommunications market revenues other than by way of merger or acquisition will continue to be exempt from the restrictions. This legislation is expected to be adopted in due course and in time for the next wireless spectrum auction to be held in the first half of 2013.

Ownership and Control of Canadian Broadcast Undertakings

The Governor in Council, through an Order-in-Council referred to as the Direction to the CRTC (Ineligibility of Non-Canadians), has directed the CRTC not to issue, amend or renew a broadcasting license to an applicant that is a non-Canadian. Canadian, a defined term in the Direction, means, among other things, a citizen or a permanent resident of Canada, a qualified corporation, a Canadian government, a non-share capital corporation of which a majority of the directors are appointed or designated by statute, regulation or specified governmental authorities, or a qualified mutual insurance company, qualified pension fund society or qualified cooperative of which not less than 80% of the directors or members are Canadian. A qualified corporation is one incorporated or continued in Canada, of which the chief executive officer (or if there is no chief executive officer, the person performing functions similar to those performed by a chief executive officer) and not less than 80% of the directors are Canadian, and not less than 80% of the issued and outstanding voting shares and not less than 80% of the votes are beneficially owned and controlled, directly or indirectly, by Canadians. In addition to the above requirements, Canadians must beneficially own and control, directly or indirectly, not less than 66.6% of the issued and outstanding voting shares and not less than 66.6% of the votes of the parent company that controls the subsidiary, and neither the parent company nor its directors may exercise control or influence over any programming decisions of the subsidiary if Canadians beneficially own and control less than 80% of the issued and outstanding shares and votes of the parent corporation, if the chief executive officer of the parent corporation is a non-Canadian or if less than 80% of the parent corporation’s directors are Canadian. There are no specific restrictions on the number of non-voting shares which may be owned by non-Canadians. Finally, an applicant seeking to acquire, amend or renew a broadcasting license must not otherwise be controlled in fact by non-Canadians, a question of fact which may be determined by the CRTC in its discretion. Control is defined broadly in the Direction to mean control in any manner that results in control in fact, whether directly through the ownership of securities or indirectly through a trust, agreement or arrangement, the ownership of a corporation or otherwise. We are a qualified Canadian corporation.

Regulations made under the Broadcasting Act require the prior approval of the CRTC for any transaction that directly or indirectly results in (i) a change in effective control of the licensee of a broadcasting distribution undertaking or a television programming undertaking (such as a conventional television station, network or pay or specialty undertaking service), (ii) a person or a person and its associates acquiring control of 30% or more of the voting interests of a licensee or of a person who has, directly or indirectly, effective control of a licensee, or (iii) a person or a person and its associates acquiring 50% or more of the issued common shares of the licensee or of a person who has direct or indirect effective control of a licensee. In addition, if any act, agreement or transaction results in a person or a person and its associates acquiring control of at least 20% but less than 30% of the voting interests of a licensee, or of a person who has, directly or indirectly, effective control of the licensee, the CRTC must be notified of the transaction. Similarly, if any act, agreement or transaction results in a person or a person and its associates acquiring control of 40% or more but less than 50% of the voting interests of a licensee, or a person who has directly or indirectly effective control of the licensee, the CRTC must be notified.

“Diversity of Voices”

On January 15, 2008, the CRTC issued its determination in Broadcasting Public Notice CRTC 2008-4, entitled “Diversity of Voices”. In this public notice, the CRTC introduced new policies with respect to cross-media ownership; the common ownership of television services, including pay and specialty services; and the common ownership of broadcasting distribution undertakings (“BDUs”). The CRTC’s existing policies with respect to the common ownership of over-the-air (“OTA”) television and radio undertakings remain in effect. The CRTC will generally permit ownership by one person of no more than one conventional television station in one language in a given market. The CRTC, as a general rule, will not approve applications for a change in the effective control of broadcasting undertakings that would result in the ownership or control, by one person, of a local radio station, a local television station and a local newspaper serving the same market. Where a person that controls a local radio station and a local television station acquires a local newspaper serving the same market, the CRTC will, at the earliest opportunity, require the licensee to explain why, in light of this policy, its radio or television license(s) should be renewed. The CRTC, as a general rule, will not approve applications for a change in effective control that would result in the control, by one person, of a dominant position in the delivery of television services to Canadians that would impact on the diversity of programming available to television audiences. In terms of BDUs, the CRTC, as a general rule, will not approve applications for a change in the effective control of BDUs in a market that would result in one person being in a position to effectively control the delivery of programming services in that market. The CRTC is not prepared to allow one person to control all BDUs in any given market.

Jurisdiction Over Canadian Broadcast Undertakings

Our cable distribution undertakings are subject to the Broadcasting Act and regulations made under the Broadcasting Act that empower the CRTC, subject to directions from the Governor in Council, to regulate and supervise all aspects of the Canadian broadcasting system in order to implement the policy set out in the Broadcasting Act. Certain of our undertakings are also subject to the Radiocommunication Act, which empowers Industry Canada to establish and administer the technical standards that networks and transmission must comply with, namely, maintaining the technical quality of signals.

The CRTC has, among other things, the power under the Broadcasting Act and regulations promulgated thereunder to issue, subject to appropriate conditions, amend, renew, suspend and revoke broadcasting licenses, approve certain changes in corporate ownership and control, and establish and oversee compliance with regulations and policies concerning broadcasting, including various programming and distribution requirements, subject to certain directions from the Federal Cabinet.

Canadian Broadcasting Distribution (Cable Television)

Licensing of Canadian Broadcasting Distribution Undertakings

A cable distribution undertaking distributes broadcasting services to customers predominantly over closed transmission paths. A license to operate a cable distribution undertaking gives the cable television operator the right to distribute television programming services in its licensed service area. Broadcasting licenses may be issued for periods not exceeding seven years and are usually renewed, except in particular circumstances or in cases of a serious breach of the conditions attached to the license or the regulations of the CRTC. The CRTC is required to hold a public hearing in connection with the issuance, suspension or revocation of a license. We operate 52 cable systems pursuant either to the issuance of a license or of an order that exempts certain network operations from the obligation to hold a license.

Cable systems with 20,000 customers or fewer and operating their own local headend are exempted from the obligation to hold a license pursuant to exemption orders issued by the CRTC on February 15, 2010 (Broadcasting Order CRTC 2009-544). These cable systems are required to comply with a number of programming carriage requirements set out in the exemption order and comply with the Canadian ownership and control requirements in the Direction to the CRTC. Pursuant to Decision CRTC 2010-87, we remain with only 8 cable system licences.

In order to conduct our business, we must maintain our broadcasting distribution undertaking licenses in good standing. Failure to meet the terms of our licenses may result in their short-term renewal, suspension, revocation or non-renewal. We have never failed to obtain a license renewal for any cable systems.

Distribution of Canadian Content

The Broadcasting Distribution Regulations issued by the CRTC pursuant to the Broadcasting Act mandate the types of Canadian and non-Canadian programming services that may be distributed by BDUs, including cable television systems. For example, Canadian television broadcasters are subject to “must carry” rules which require terrestrial distributors, like cable and MDS systems, to carry the signals of local television stations and, in some instances, regional television stations as part of their basic service. The guaranteed carriage enjoyed by local television broadcasters under the “must carry” rules is designed to ensure that the signals of local broadcasters reach cable households and enjoy advantageous channel placement. Furthermore, cable operators, DBS operators and MDS operators must offer their customers more Canadian programming than non-Canadian programming services. In summary, each cable television system is required to distribute all of the Canadian programming services that the CRTC has determined are appropriate for the market it serves, which includes local and regional television stations, certain specialty channels and pay television channels, and a pay-per-view service, but does not include Category B and C digital services.

Broadcasting Distribution Regulations

The Broadcasting Distribution Regulations which came into force in 1998 (the “1998 Regulations”), apply to broadcasting distribution undertakings in Canada. The 1998 Regulations promote competition between broadcasting distribution undertakings and the development of new technologies for the distribution of such services while ensuring that quality Canadian programs are exhibited. The 1998 Regulations introduced important new rules, including the following:

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Competition and Carriage Rules. The 1998 Regulations provide equitable opportunities for all distributors of broadcasting services. Similar to the signal carriage and substitution requirements that are imposed on existing cable television systems, under the 1998 Regulations, new broadcasting distribution undertakings are also subject to carriage and substitution requirements. The 1998 Regulations prohibit a distributor from giving an undue preference to any person, including itself, or subjecting any person to an undue disadvantage. This gives the CRTC the ability to address complaints of anti-competitive behaviour on the part of certain distributors.

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Signal Substitution. A significant aspect of television broadcasting in Canada is simultaneous program substitution, or simulcasting, a regulatory requirement under which Canadian distribution undertakings, such as cable television systems with over 2,000 customers and DTH satellite operators, are required to substitute the foreign programming service, with local Canadian signal, including Canadian commercials, for broadcasts of identical programs by a U.S. station when both programs are exhibited at the same time. These requirements are designed to protect the program rights that Canadian broadcasters acquire for their respective local markets.

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Contribution to local expression, Canadian programming and community television. All distributors, except systems with fewer than 2,000 customers, are required to contribute at least 5% of their gross annual broadcast revenues to the creation and presentation of Canadian programming including community programming. However, the allocation of these contributions between broadcast and community programming can vary depending on the type and size of the distribution system involved. In Broadcasting Regulatory Policy 2009-406 issued on July 6, 2009 with respect to the Local Production Improvement Fund (“LPIF”), a fund created to help finance local television stations, the CRTC determined that for the upcoming broadcast year the appropriate contribution level by BDUs to the LPIF should be 1.5% of their respective gross revenues. Broadcasting Regulatory Policy 2010-167 identified further procedural requirements with respect to the LPIF, and maintained the contribution level of 1.5% of the prior broadcast year’s gross revenues derived from broadcasting activities. In Broadcasting Notice of Consultation CRTC 2011-788, the Commission announced a public hearing to review its policies and regulations relating to the Local Programming Improvement Fund. The hearing was held during the week of April 16, 2012. A decision should be published later this year.

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Inside Wiring Rules. The CRTC determined that the inside wiring portion of cable networks creates a bottleneck facility that could affect competition if open access is not provided to other distributors. Incumbent cable companies may retain the ownership of the inside wiring but must allow usage by competitive undertakings to which the cable company may charge a just and reasonable fee for the use of the inside wire. On September 3, 2002, the CRTC established a fee of $0.52 per customer per month for the use of cable inside wire in multiple-dwelling units.

In Broadcasting Regulatory Policy CRTC 2011-774, the Commission found that it was appropriate to amend the Broadcasting Distribution Regulations to permit access by subscribers and competing broadcasting distribution undertakings to inside wire in commercial and institutional properties.

Rates

Our revenue related to cable television is derived mainly from (a) monthly subscription fees for basic cable service; (b) fees for premium services such as specialty services, pay-television, pay-per-view television and video-on-demand; and (c) installation and additional outlets charges.

The CRTC does not regulate the fees charged by non-cable broadcast distribution undertakings and does not regulate the fees charged by cable providers.

Other recent changes to regulations which have been announced

In September 2011, the CRTC released Broadcasting Regulatory Policy CRTC 2011-601 (the “Policy”) setting out its decisions on the regulatory framework for vertical integration. Vertical integration refers to the ownership or control by one entity of both programming services, such as conventional television stations or pay and specialty services, as well as distribution services, such as cable systems or DTH satellite services. The Policy: (i) prohibits companies from offering television programs on an exclusive basis to their mobile or Internet subscribers in a manner that they are dependent on the subscription to a specific mobile or retail Internet access service. Any program broadcast on television, including hockey games and other live events, must be made available to competitors under fair and reasonable terms; (ii) allows companies to offer exclusive programming to their Internet or mobile customers provided that it is produced specifically for an Internet portal or a mobile device; and (iii) adopts a code of conduct to prevent anti-competitive behaviour and ensure all distributors, broadcasters and online programming services negotiate in good faith (to protect Canadians from losing a television service during negotiations, broadcasters must continue to provide the service in question and distributors must continue to offer it to their subscribers.)

On September 1, 2011, the Commission adopted important amendments to the Broadcasting Distribution Regulations to implement determinations that it has made in various policy proceedings.

On September 1, 2011, the transition to digital television broadcasting occurred in major markets of Canada. Consequently, a majority of analog transmitters were shut down approximately on the same date.

In Broadcasting Regulatory Policy CRTC 2011-59, the CRTC established standard conditions of license to video-on-demand (“VOD”) undertakings pursuant to which exclusive programming rights were prohibited.

On January 26, 2011, in Decision CRTC 2011-48, the CRTC set out its findings on complaints filed by TELUS and Bell concerning exclusive TVA content on our illico on Demand service. The CRTC found that TVA and/or Videotron had contravened applicable regulations that prohibit them from giving an undue preference or subjecting any person to an undue disadvantage. To remedy the violations, the CRTC set out requirements including that TVA programs distributed on VOD must be provided without delay to TELUS and to Bell and that, within thirty days following the date of the decision, the parties negotiate an agreement for the provision of TVA programming by VOD services or agree on a process for determining a reasonable fee and reasonable terms and conditions for the provision of TVA programming by VOD services. On February 25, 2011, TVA and Videotron filed with the CRTC two separate reports on the progress of negotiations with TELUS and Bell. The Federal Court of Appeal and the Supreme Court of Canada both denied our joint application for leave to appeal the CRTC’s decision. In November 2011, Bell and TVA agreed on the terms and conditions whereby TVA programs will be made available, thus ending Bell’s complaint. TVA is now negotiating with TELUS.

On October 22, 2009, the CRTC amended the Exemption Order applying to new media broadcasting undertakings (Appendix A to the Public Notice CRTC 1999-197). As such, the description of a “new media broadcasting undertaking” was amended to encompass all Internet-based and mobile point-to-point broadcasting services, to introduce an undue preference provision for new media broadcasting undertakings, and to introduce a reporting requirement for such undertakings (Broadcasting Order CRTC 2009-660).

On July 28, 2009, in Broadcasting Regulatory Policy CRTC 2009-329 entitled “Review of Broadcasting in New Media”, the CRTC set out its determinations in its proceeding on Canadian broadcasting in new media. However, the CRTC did not determine the legal issue as to whether Internet access providers carry on, in whole or in part, “broadcasting undertakings” pursuant to the Broadcasting Act when they provide access to broadcasting through the Internet. Instead, the CRTC stated that it would refer the matter to the Federal Court of Appeal. Hence, the CRTC referred this question to the Federal Court of Appeal for hearing and determination in its Broadcasting Order CRTC 2009-452. On July 6, 2010, the Federal Court of Appeal determined that ISPs play a “content-neutral role” in the transmission of data and do not carry on broadcasting activities. The Supreme Court of Canada subsequently upheld the Federal Court of Appeal’s decision.

Copyright Board Proceedings

Certain copyrights in radio, television, Internet and pay audio content are administered collectively and tariff rates are established by the Copyright Board of Canada (the “Copyright Board”). Tariffs set by the Copyright Board are generally applicable until a public process is held and a decision of the Copyright Board is rendered for a renewed tariff. Renewed tariffs are often applicable retroactively.

Royalties for the Retransmission of Distant Signals

Following the implementation in 1989 of the Canada-U.S. Free Trade Agreement, the Copyright Act (Canada) was amended to require retransmitters, including Canadian cable television operators, to pay royalties in respect of the retransmission of distant television and radio signals.

Since this legislative amendment, the Copyright Act (Canada) empowers the Copyright Board to quantify the amount of royalties payable to retransmit these signals and to allocate them among collective societies representing the holders of copyright in the works thus retransmitted. Regulated cable television operators cannot automatically recover such paid retransmission royalties from their customers, although such charges might be a component of an application for a basic cable service rate increase based on economic need.

For the period 2009-2013, the royalties have been set to between $0.48 and $0.98 per customer per month depending on the number of customers receiving the signal. The new tariff has been homologated after negotiation between the industry and collectives.

Royalties for the Transmission of Pay and Specialty Services

In 1989, the Copyright Act (Canada) was amended, in particular, to define copyright as including the exclusive right to “communicate protected works to the public by telecommunication.” Prior to the amendment, it was generally believed that copyright holders did not have an exclusive right to authorize the transmission of works carried on radio and television station signals when these signals were not broadcast but rather transmitted originally by cable television operators to their customers. In 1996, at the request of the Society of Composers, Authors and Music Publishers of Canada (SOCAN), the Copyright Board approved Tariff 17A, which required the payment of royalties by broadcasting distribution undertakings, including cable television operators, that transmit musical works to their customers in the course of transmitting television services on a subscription basis. Through a series of industry agreements, this liability was shared with the pay and specialty programming services.

In March 2004, the Copyright Board changed the name of this tariff from Tariff 17A to Tariff 17 and rendered its decision setting Tariff 17 royalty rates for 2001 through 2004. The Copyright Board changed the structure of Tariff 17 to calculate the royalties based on the revenues of the pay and specialty programming services (affiliation payments only in the case of foreign and pay services, and all revenues in the case of Canadian specialty services) and set a basic royalty rate of 1.78% for 2001 and 1.9% for 2002 through 2004. The basic royalty rate is subject to reductions in certain cases, although there is no Francophone market discount. SOCAN has agreed, by filing proposed tariffs, that the 2005 to 2012 tariffs will continue on the same basis as in 2004, the royalty rate remaining at 1.9%.

Royalties for Pay Audio Services

The royalties payable by distribution undertakings for the communication to the public by telecommunication of musical works in SOCAN’s repertoire in connection with the transmission of a pay audio signal other than retransmitted signals are as follows: a monthly fee of 12.35% of the affiliation payments payable by a distribution undertaking for the transmission for private or domestic use of a pay audio signal, or an annual fee of 6.175% of the affiliation payments payable where the distribution undertaking is a small cable transmission system, an unscrambled low power or very low power television station or an equivalent small transmission system. SOCAN has filed a proposed Pay Audio Tariff for the years 2008 through 2012 that proposes to maintain those rates.

For its part, Re:Sound filed a proposed Pay Audio Tariff for the period 2007-2011 asking for a monthly fee of 15% of the affiliation payments payable by a distribution undertaking for the transmission for private or domestic use of a pay audio signal, or an annual fee of 7.5% of the affiliation payments payable where the distribution undertaking is a small cable transmission system, an unscrambled low power or very low power television station or an equivalent small transmission system.

Royalties for Ringtones

Since 2006, we sell ringtones directly to cellular phone users. After negotiating a proposed increase, SOCAN and the industry, including Videotron, came to an agreement on a new Tariff 24 for the period July 1, 2006 to and including the year 2013, the rate is 6% with a minimum royalty of six cents for the period 2006 to 2009, and 5% with a minimum royalty of five cents for the period 2009 to and including 2013.

ISP Liability

In 1996, SOCAN proposed a tariff to be applied against ISPs, in respect of composers’/publishers’ rights in musical works communicated over the Internet to ISPs’ customers. SOCAN’s proposed tariff was challenged by a number of industry groups and companies. In 1999, the Copyright Board decided that ISPs should not be liable for the communication of musical works by their customers, although they might be liable if they themselves operated a musical website. In June 2004, the Supreme Court of Canada upheld this portion of the decision of the Copyright Board and determined that ISPs do not incur liability for copyright content when they engage in normal intermediary activities, including web hosting for third parties and caching. As a consequence, ISPs may, however, be found liable if their conduct leads to the inference that they have authorized a copyright violation.

Canadian Telecommunications Services

Jurisdiction

The provision of telecommunications services in Canada is regulated by the CRTC pursuant to the Telecommunications Act. The Telecommunications Act provides for the regulation of facilities-based telecommunications common carriers under federal jurisdiction. With certain exceptions, companies that own or operate transmission facilities in Canada that are used to offer telecommunications services to the public for compensation are deemed “telecommunications common carriers” under the Telecommunications Act administered by the CRTC and are subject to regulation. Cable operators offering telecommunications services are deemed “Broadcast Carriers.”

In the Canadian telecommunications market, we operate as a CLEC and a Broadcast Carrier. We also operate our own 4G mobile wireless network and offer services over this network as a Wireless Service Provider (“WSP”).

The issuance of licenses for the use of radiofrequency spectrum in Canada is administered by Industry Canada under the Radiocommunication Act. Use of spectrum is governed by conditions of license which address such matters as license term, transferability and divisibility, technical compliance, lawful interception, research and development requirements, and requirements related to antenna site sharing and mandatory roaming.

Our AWS licenses were issued on December 23, 2008, for a term of ten years. At a minimum of two years before the end of this term, and any subsequent terms, we may apply for license renewal for an additional license term of up to ten years. AWS license renewal, including whether license fees should apply for a subsequent license term, will be subject to a public consultation process initiated in year eight.

Application of Canadian Telecommunications Regulation

In a series of decisions, the CRTC has determined that the carriage of “non-programming” services by a cable company results in that company being regulated as a carrier under the Telecommunications Act. This applies to a company serving its own customers, or allowing a third party to use its distribution network to provide non-programming services to customers, such as providing access to cable Internet services.

In addition, the CRTC regulates the provision of telephony services in Canada.

Elements of the CRTC’s local telecommunications regulatory framework to which we are subject include: interconnection standards and inter-carrier compensation arrangements; the mandatory provision of equal access (i.e. customer choice of long distance provider); standards for the provision of 911 service, message relay service and certain privacy features; the obligation not to prevent other local exchange carriers from accessing end-users on a timely basis under reasonable terms and conditions in multi dwelling units where we provide service; and the payment of contribution on VoIP revenues for the purposes of the revenue-based contribution regime established by the CRTC to subsidize residential telephone services in rural and remote parts of Canada.

As a CLEC, we are not subject to retail price regulation. ILECs remain subject to retail price regulation in those geographic areas where facilities-based competition is insufficient to protect the interests of consumers. Our ILEC competitors have requested and been granted forbearance from regulation of local exchange services in the vast majority of residential markets in which we compete, as well as in a large number of business markets, including all of the largest metropolitan markets in the Province of Québec.

Right to Access to Telecommunications and Support Structures

The CRTC has concluded that some provisions of the Telecommunications Act may be characterized as encouraging joint use of existing support structures of telephone utilities to facilitate efficient deployment of cable distribution undertakings by Canadian carriers. We access these support structures in exchange for a tariff that is regulated by the CRTC. If it were not possible to agree on the use or conditions of access with a support structure owner, we could apply to the CRTC for a right of access to a supporting structure of a telephone utility. The Supreme Court of Canada, however, held on May 16, 2003 that the CRTC does not have jurisdiction under the Telecommunications Act to establish the terms and conditions of access to the support structure of hydro-electricity utilities. Terms of access to the support structures of hydro-electricity utilities must therefore be negotiated with those utilities.

We have entered into comprehensive support structure access agreements with all of the major hydro-electric companies and all of the major telecommunications companies in its service territory. Our agreement with Hydro-Québec, by far the largest of the hydro-electric companies, was recently extended for two years and will expire in December 2012.

On December 2, 2010, the CRTC issued a decision revising the large ILECs’ support structure service rates. Significant increases in rates, retroactive to mid-2009, were approved for some categories of support structures in our operating territory. However, radical changes in rating methodology were rejected. A follow-on proceeding is considering further rating adjustments that may lead to further rate increases. We do not expect these changes to have a material impact on our network cost structure.

Access by Third Parties to Cable Networks

In Canada, access to the Internet is a telecommunications service. While Internet access services are not regulated on a retail (price and terms of service) basis, Internet access for third-party ISPs is mandated and tariffed according to conditions approved by the CRTC for cable operators.

The largest cable operators in Canada, including Videotron, have been required by the CRTC to provide thirdparty ISPs with access to their cable systems at mandated cost-based rates. In a decision issued on August 30, 2010, the CRTC reaffirmed the network model underlying the cable operators’ third-party Internet access (or “TPIA”) services, and also reaffirmed its directive that, at the same time we offer any new retail Internet service speed, we file proposed revisions to our TPIA tariff to include this new speed offering. TPIA tariff items have been filed and approved for all our Internet service speeds. Several third party ISPs are interconnected to our cable network and are thereby providing retail Internet access services.

The CRTC also requires the large cable carriers, such as us, to allow third party ISPs to provide telephony and networking (LAS/VPN) applications services in addition to retail Internet access services. The CRTC has also approved technical solutions for the provision of static IP addresses under TPIA.

In a decision dated November 15, 2011, the CRTC made substantial changes to the practices that may be employed by incumbent telephone companies and cable operators to bill third parties for the access to and use of their underlying networks. The objective of these changes is to grant third parties greater flexibility to bring pricing discipline, innovation and consumer choice to the retail Internet service market. The new rules, which entered into force on February 1, 2012, require us to replace our former end-user usage-based billing model by a new aggregate capacity-based billing model, for the vast majority of our third party customers. As a result of these changes, we may experience increased competition for retail cable Internet and telephony customers. In addition, because our third-party Internet access rates are regulated by the CRTC, we could be limited in our ability to recover our costs associated with providing this access.

Telemarketing

On September 30, 2008, a comprehensive reform of the CRTC’s telemarketing rules came into force, including the establishment of a new National Do Not Call List (DNCL). In accordance with new legislative powers granted under Bill C-37, which came into force on June 30, 2006, the CRTC has the authority to fine violators of its telemarketing rules up to $1,500 per violation in the case of an individual and $15,000 per violation in the case of a corporation. We have established internal controls to minimize the risk of breaching these rules and to provide any required investigative assistance in relation to alleged third party violations.

Internet Traffic Management Practices

On October 21, 2009, the CRTC issued a regulatory policy regarding the Internet traffic management practices (ITMPs) of ISPs. The policy attempts to balance the freedom of Canadians to use the Internet for various purposes with the legitimate interests of ISPs to manage the traffic thus generated on their networks, consistent with legislation, including privacy legislation. Among other things, the policy sets rules for ensuring transparency in the use of economic and technical ITMPs, and establishes an ITMP framework that provides a structured approach to evaluating whether existing and future ITMPs are in compliance with the prohibition on unjust discrimination (e.g. as against specific applications or content) found in the Telecommunications Act. Specific rules are also established to ensure that wholesale customers are not subjected to unjust discrimination.

On June 30, 2010, the CRTC determined that the policy framework regarding ITMPs applies to the use of mobile wireless data services to provide Internet access.

While we consider our current ITMPs to be fully compliant with the policy, we note that the policy may limit the range of ITMPs we could choose in the future, thereby potentially constraining our ability to recover our costs associated with providing access to our network.

Regulatory Framework for Mobile Wireless Services

On March 14, 2012, the Government of Canada announced its policy framework for the auction of spectrum in the 700 MHz and 2500 MHz bands, both of which are considered attractive candidates for the deployment of LTE 4G mobile wireless technology. The policy framework includes several measures intended to sustain competition and robust investment in wireless telecommunications and promote the timely availability of advanced services, including:

•	Foreign investment restrictions will be lifted for companies that have less than 10 percent share of the Canadian telecommunications market.

•	Spectrum caps will be employed in both the 700 MHz and the 2500 MHz auctions to ensure that in each region of Canada no fewer than four operators gain access to prime spectrum.

•	Tower sharing and roaming policies will be improved and extended.

•	Obligations will be imposed on 700 MHz licence holders to ensure advanced wireless services are quickly delivered to rural Canadians.

The government plans to hold the 700 MHz auction in the first half of 2013, to be followed by the 2500 MHz auction in early 2014. A consultation on the detailed auction design, rules and attributes for the 700 MHz auction is currently under way, with comments due June 25, 2012.

Quebecor Media has expressed its support for the pro-competitive measures included in the government’s policy framework, and has indicated that it intends to participate actively in the consultation on the 700 MHz auction design, rules and attributes.

On March 14, 2012, coincident with the release of the government’s broader policy framework, Industry Canada also initiated a consultation on proposed revisions to existing measures related to mandatory roaming and antenna tower and site sharing. These existing measures were put in place subsequent to the 2008 AWS auction in order to facilitate competitive entry into the wireless sector, among other objectives. Among the revisions proposed in the current consultation are: an indefinite extension of the obligation to offer both in-territory and out-of-territory roaming services on commercial terms; measures to improve transparency and information exchange related to tower sharing; and measures to streamline the arbitration process in the event of disputes. Comments on Industry Canada’s proposals were submitted on May 14, 2012. Reply comments are due June 13, 2012, with a decision expected prior to the 700 MHz auction.

The CRTC also regulates mobile wireless services under the Telecommunications Act. On August 12, 1994, the CRTC released a decision forbearing from the exercise of most of its powers under the Telecommunications Act as they relate to mobile wireless service. However, the CRTC did maintain its ability to require conditions governing customer confidential information and to place other general conditions on the provision of mobile wireless service. Since 1994, the CRTC has exercised this power, for example, to mandate wireless number portability, and to require all WSPs to upgrade their networks to more precisely determine the location of a person using a mobile phone to call 911. In response to calls from certain wireless carriers and consumer groups, a consultation is currently under way to consider whether the CRTC should exercise its power to intervene in the development of a national retail wireless services consumer code.

MANAGEMENT

Directors and Executive Officers

The following table presents certain information concerning our directors and executive officers as of March 31, 2012:

Name and Municipality of Residence	Age	Position
SERGE GOUIN	69	Director and Chairman of the Board
Outremont, Québec

JEAN LA COUTURE, FCA(1)	65	Director and Chairman of the Audit Committee
Montréal, Québec

ANDRÉ DELISLE(1)	65	Director
Montréal, Québec

A. MICHEL LAVIGNE, FCA(1)	61	Director
Laval, Québec

PIERRE KARL PÉLADEAU	50	Director
Outremont, Québec

ROBERT DÉPATIE	53	President and Chief Executive Officer
Rosemère, Québec

MANON BROUILLETTE	43	President, Consumer Market
Outremont, Québec

JEAN NOVAK	48	President, Videotron Business Sector
Beaconsfield, Québec

MARIE-JOSÉE MARSAN	50	Vice President, Finance and Information Technology (IT)
Montréal, Québec		and Chief Financial Officer

DANIEL PROULX	54	Chief Technological Officer
Montréal, Québec

MYRIANNE COLLIN	38	Senior Vice President, Strategy and Market Development
Montréal, Québec

ISABELLE DESSUREAULT	41	Vice President, Corporate Affairs and President Canal Vox
Mansonville, Québec

ROGER MARTEL	63	Vice President, Internal Audit
Montréal, Québec

MARIE PIUZE	43	Vice President, Control
Pierrefonds, Québec

PIERRE ROY PORRETTA	45	Vice President, Engineering, Research & Development
Anjou, Québec

JEAN-FRANÇOIS PRUNEAU	41	Vice President
Repentigny, Québec

Name and Municipality of Residence	Age	Position
CLAUDINE TREMBLAY	58	Vice President and Secretary
Montréal, Québec

NORMAND VACHON	63	Vice President, Human Resources and Excellence
Repentigny, Québec

CHLOÉ POIRIER	42	Treasurer
Nun’s Island, Québec

CHRISTIAN MARCOUX	37	Assistant Secretary
Laval, Québec

(1)	Member of the Audit Committee

Serge Gouin, Director and Chairman of the Board of Directors. Mr. Gouin has been a Director and Chairman of our Board of Directors since July 2001. Mr. Gouin has also been a Director of Quebecor Media since May 2001, and he re-assumed the position of Chairman of its Board of Directors in May 2005, having also held that position from January 2003 to March 2004. Mr. Gouin served as President and Chief Executive Officer of Quebecor Media from March 2004 until May 2005. Mr. Gouin has also served as Director and Chairman of the Board of Directors of Sun Media Corporation since May 2004. Mr. Gouin was an Advisory Director of Citigroup Global Markets Canada Inc. from 1998 to 2003. From 1991 to 1996, Mr. Gouin served as President and Chief Operating Officer of Le Groupe Vidéotron. From 1987 to 1991, Mr. Gouin was President and Chief Executive Officer of TVA Group. Mr. Gouin is also a member of the Boards of Directors of Onex Corporation, Tomkins plc and TVA Group.

Jean La Couture, FCA, Director and Chairman of the Audit Committee. Mr. La Couture has served as a Director and as Chairman of our Audit Committee since October 2003. Mr. La Couture also serves as Director and Chairman of the Audit Committee of Quebecor and Quebecor Media. He was a Director of Quebecor World Inc. from December 2007 until December 2008. Mr. La Couture, a Fellow Chartered Accountant, is President of Huis Clos Ltée., a management and mediation firm. He is also President of the Regroupement des assureurs de personnes à charte du Québec (RACQ), a position he has held since August 1995. From 1972 to 1994, he was President and Chief Executive Officer of three organizations, including The Guarantee Company of North America, a Canadian specialty line insurance company from 1990 to 1994. He is Chairman of the Boards of Innergex Renewable Energy Inc., Groupe Pomerleau (a Québec-based construction company) and Institute of Corporate Directors, Québec Chapter, and serves as a Director of Jevco Insurance Company.

André Delisle, Director and member of the Audit Committee. Mr. Delisle has served as a Director of Videotron and as a member of its Audit Committee since October 31, 2005. Since that date, Mr. Delisle has also served as a Director and a member of the Audit Committee of Quebecor Media. From August 2000 until July 2003, Mr. Delisle acted as Assistant General Manager and Treasurer of the City of Montréal. He previously acted as internal consultant for the Caisse de dépôt et placement du Québec from February 1998 until August 2000. From 1982 through 1997, he worked for Hydro-Québec and the Québec Department of Finance, mainly in the capacity of Chief Financial Officer at Hydro-Québec or Assistant Deputy Minister at the Department of Finance. Mr. Delisle is also a member of the Audit Committee of the Ministère des affaires municipales, Régions et Occupation du territoire (MAMROT) and of the Public Policy Committee of the Association des économistes du Québec (ASDEQ). Mr. Delisle is a member of the Institute of Corporate Directors, a member of the Association of Québec Economists and a member of the Barreau du Québec.

A. Michel Lavigne, FCA, Director and member of the Audit Committee. Mr. Lavigne has served as a Director of Videotron and as a member of its Audit Committee since June 30, 2005. Since that date, Mr. Lavigne has also served as a Director and a member of the Audit Committee and the Compensation Committee of Quebecor Media, and as a Director and a member of the Audit Committee of TVA Group. Mr. Lavigne is also a Director of the Caisse de dépôt et placement du Québec and of Canada Post, as well as the Chairman of the Board of Primary Energy Recycling Corporation and Teraxion Inc. Until May 2005, he served as President and Chief Executive Officer of Raymond Chabot Grant Thornton in Montréal, Québec, as Chairman of the Board of Grant Thornton Canada and as a member of the Board of Governors of Grant Thornton International. Mr. Lavigne is a Fellow Chartered Accountant of the Ordre des comptables agréés du Québec and a member of the Canadian Institute of Chartered Accountants since 1973.

Pierre Karl Péladeau, Director. Mr. Péladeau has served as a Director of Videotron since June 2001. Mr. Péladeau is also currently President and Chief Executive Officer of Quebecor Media (since August 2008), President and Chief Executive Officer of

Sun Media Corporation (since November 2008) and President and Chief Executive Officer of Quebecor, a position he has held since 1999. He was Vice Chairman of the Board of Directors and Chief Executive Officer of Quebecor Media from May 2006 to November 2008 and President and Chief Executive Officer of Quebecor World Inc. from March 2004 to May 2006. Mr. Péladeau joined Quebecor’s communications division in 1985 as Assistant to the President. Since then, he has occupied various positions in the Quebecor group of companies. In 1998, Mr. Péladeau spearheaded the acquisition of Sun Media Corporation and, in 2000 he was responsible for the acquisition of Groupe Vidéotron. Mr. Péladeau was also the President and Chief Executive Officer of Videotron from July 2001 until June 2003. Mr. Péladeau sits on the board of numerous Quebecor group companies and is active in many charitable and cultural organizations.

Robert Dépatie, President and Chief Executive Officer. Mr. Dépatie has been President and Chief Executive Officer since June 2003 and served as a Director of the Corporation from June 2003 until October 2005. He joined the Corporation in December 2001 as Senior Vice President, Sales, Marketing and Customer Service. Before joining us, Mr. Dépatie held numerous senior positions in the food distribution industry, such as President of Distributions Alimentaires Le Marquis/Planters from 1999 to 2001 and General Manager of Les Aliments Small-Fry (Humpty Dumpty) from 1998 to 1999. From 1988 to 1998, he held various senior positions with H.J. Heinz Canada Ltd., such as Executive Vice-President from 1993 to 1998. Mr. Dépatie is also a Director of Immunotec Inc.

Manon Brouillette, President, Consumer Market. Ms. Brouillette was promoted to her current position within the Corporation in December 2011. She had acted as Executive Vice President, Strategy and Market Development from March 2009 to December 2011. From June 2008 to March 2009, she acted as Senior Vice President, Strategic Development and Market Development. She joined Videotron in July 2004 and acted as Vice President, Marketing, from July 2004 to January 2005, as Vice President, New Product Development, from January 2005 to August 2006 and as Senior Vice President, Marketing, Content and New Product Development, from September 2006 to June 2008. Before joining the Corporation, Ms. Brouillette was Vice President, Marketing and Communications of the San Francisco Group from April 2003 to February 2004. She was also responsible for the national and regional accounts of the Blitz division of Groupe Cossette Communication Marketing from April 2002 to April 2003. From September 1998 to April 2002, she worked at Publicité Martin inc. Ms. Brouillette holds a Bachelor’s degree in communications with a minor in marketing from Laval University.

Jean Novak, President, Videotron Business Sector. Mr. Novak has served in his current position since January 2005. Mr. Novak joined Videotron in May 2004 as Vice President, Sales. Between 1988 and May 2004, Mr. Novak held various management positions in sales and distribution for Molson Breweries, Canada’s largest brewing company, including General Manager for all on premise accounts and the Montréal sales region as well as Manager, Customer Service and Telesales in Québec. Mr. Novak holds a bachelor’s degree in marketing from the HEC Montréal.

Marie-Josée Marsan, Vice President, Finance and Information Technology (IT) and Chief Financial Officer. Ms. Marsan has been Videotron’s Vice President, Finance and Chief Financial Officer since June 2008, and, on January 1, 2010, she has been appointed to her current position. She joined Videotron in July 2006 as Vice President, Control. Before joining us, Ms. Marsan held various senior positions mainly in the television & film industry, such as First Director of Finance and Administration at the Canadian Broadcast Company (CBC) from 1999 to 2006 and Vice-President, Finance and Business Development for Groupe Covitec inc, today known as Technicolor, from 1994 to 1999. Prior to that, she worked for TVA Group Inc. as Director of Production and held various financial positions at General Motors of Canada. Ms. Marsan holds a bachelor’s degree in Finance from the HEC Montréal, a master’s degree in Finance issued jointly by York University and HEC Montréal. She is also a member of the Certified General Accountants Association (CGA).

Daniel Proulx, Chief Technological Officer. Mr. Proulx was appointed Chief Technological Officer in April 2011. Prior to his appointment, he had served as Vice President, Engineering since July 2003 and as Vice President, Information Technology since July 2002. Mr. Proulx has held various management positions within Videotron since joining the Corporation in 1995.

Myrianne Collin, Senior Vice President, Strategy and Market Development. Ms. Collin was promoted to her current position in December 2011. She had served as Vice President, Marketing, Consumer division since June 2008. She joined Videotron in April 2005 as Senior Director Marketing, Cable Telephony and Bundling. In September 2006, Ms. Collin was appointed Senior Director, Broadcast Services & Relationship Marketing. From 1995 to 2005, Ms. Collin held various positions with Bell Canada and Alliance Data System (Air Miles). She holds a Bachelor’s degree in marketing from Sherbrooke University.

Isabelle Dessureault, Vice President, Corporate Affairs and President, Canal Vox (a division of Videotron). Ms. Dessureault was appointed to her current position in August 2010. Prior to her appointment, she was Vice President, Public Affairs of Quebecor Media from November 2008 to March 2010. In 2005, after working a dozen years as a consultant, including eight years with National Public Relations, where she was a partner in the Montréal office, Ms. Dessureault joined Videotron as General

Manager, Communications. From 2006 to 2008, Ms. Dessureault was Vice President with combined responsibility for Videotron Corporate Affairs and the VOX television channel. Ms. Dessureault studied at the Amsterdam School of Business and is a graduate of the Université du Québec in Montréal, and holds an MBA from Concordia University.

Roger Martel, Vice President, Internal Audit. Mr. Martel has served as Vice President, Internal Audit of Videotron since February 2004. Mr. Martel also acts as Vice President, Internal Audit for Quebecor, Quebecor Media and Sun Media Corporation. From February 2001 until February 2004, he was Principal Director, Internal Audit of Quebecor Media. Prior to that, he was an Internal Auditor of Le Groupe Vidéotron ltée.

Marie Piuze, Vice President, Control. Ms. Piuze joined Videotron in September 2008. Prior to joining the Corporation, Ms. Piuze was Financial Controller of CGI from 2005 to 2008. Ms. Piuze held various financial positions in the telecommunication and software industry mainly at Microcell, Téléglobe and Softimage. She started her career at Coopérative Fédérée de Québec in 1994. Ms. Piuze holds a Bachelor’s degree in Finance from the HEC Montréal. She is also a member of the Certified Management Accountants Association (CMA).

Pierre Roy Porretta, Vice President, Engineering, Research & Development. Mr. Roy Porretta was appointed to his current position in August 2010. Prior to this appointment, he was Vice President, IP Technology since November 2006. Mr. Roy Porretta has held various engineering and management position within Videotron since joining the Corporation in March 1995.

Jean-François Pruneau, Vice President. Mr. Pruneau has served as Vice President of Videotron since August 2009. He also serves as Chief Financial Officer of Quebecor and Quebecor Media and as Vice President of Sun Media Corporation. From May 2009 to November 2010, he served as Vice President Finance of Quebecor and Quebecor Media. From October 2005 to May 2009, Mr. Pruneau served as Treasurer of the Corporation, Quebecor Media and Sun Media Corporation. From February 2007 to May 2009, he also served as Treasurer of Quebecor. Prior to that, Mr. Pruneau served as Director, Finance and Assistant Treasurer — Corporate Finance of Quebecor Media. Before joining Quebecor Media in May 2001, Mr. Pruneau was Associate Director of BCE Media from 1999 to 2001. From 1997 to 1999, he served as Corporate Finance Officer at Canadian National Railway. He has been a member of the CFA Institute, formerly the Association for Investment Management and Research, since 2000.

Claudine Tremblay, Vice President and Secretary. Ms. Tremblay was appointed Vice President and Secretary in April 2009. She holds the same position with Quebecor, Quebecor Media, TVA Group and Sun Media Corporation. Prior to her appointment to her current position, Ms. Tremblay was Senior Director, Corporate Secretariat for Quebecor Media, QuebecorWorld Inc. and Quebecor from 2003 to December 2007. Prior to joining the Quebecor group of companies as Assistant Secretary in 1987, Ms. Tremblay was Assistant Secretary and Administrative Assistant at the National Bank of Canada from 1979 to 1987. She has also been a member of the Chambre des notaires du Québec since 1977.

Normand Vachon, Vice President, Human Resources and Excellence. Mr. Vachon joined Videotron in January 2005 as Vice President, Human Resources( title was later changed to Vice President, Human Resources and Excellence). Prior to joining the Corporation, Mr. Vachon acted as senior executive officer and organizational development consultant for many private organizations in the Province of Québec between 2001 and 2004 and held the position of Vice President, Corporate and Vice President, Human Resources and Organizational Development at Nova Bus Corporation from 1995 to 2000. Prior to that, Mr. Vachon worked at Alcan Inc. from 1972 to 1994, holding the positions of Director of Operations at Alcan Smelters & Chemicals in Shawinigan, Manager of Alcan Wire and Cable’s Saint-Augustin plant in the Québec City region and General Manager of Alcan Extrusions’ Laval plant.

Chloé Poirier, Treasurer. Ms. Poirier was appointed Treasurer in August 2009. She also serves as Treasurer of Quebecor, Quebecor Media and Sun Media Corporation. Ms. Poirier joined the Corporation in 2001 as Director, Treasury / Assistant Treasurer, Treasury Operations. Prior to that, she was Analyst, Treasury and Finance with Natrel inc./Agropur from 1997 to 2001 and trader at la Caisse de dépôt et placement du Québec from 1995 to 1997. She is a Chartered Financial Analyst (CFA) and holds a Bachelor degree in Actuarial Science and an MBA from Université Laval.

Christian Marcoux, Assistant Secretary. Mr. Marcoux was appointed Assistant Secretary of Videotron in December 2006. Mr. Marcoux joined Quebecor Media in 2006 as Senior Legal Counsel, Compliance and was promoted to Director, Compliance, Corporate Secretariat in February 2010. He is also currently Assistant Secretary of Quebecor, Quebecor Media, TVA Group and Sun Media Corporation. From January 2004 to December 2006, Mr. Marcoux was Manager, Listed Issuer Services at the Toronto Stock Exchange. Prior to January 2004, Mr. Marcoux was an attorney with BCF LLP, a law firm, for three years. He has been a member of the Québec Bar Association since 2000.

Board of Directors

Our Board of Directors is comprised of five directors. Each director is nominated and elected by Quebecor Media, our parent company, to serve until a successor director is elected or appointed. Our Board of Directors has an Audit Committee, but we do not have a compensation committee. The Compensation Committee of Quebecor Media decides certain matters relating to the compensation of officers and employees of Videotron, including certain matters relating to the Quebecor Media stock option plan, as discussed below.

Board Practices

Reference is made to “— Directors and Senior Management” above for the current term of office, if applicable, and the period during which our directors and senior management have served in that office.

There are no directors’ service contracts with us or any of our subsidiaries providing for benefits upon termination of employment.

Audit Committee

Our Audit Committee is currently composed of three directors, namely Messrs. Jean La Couture, André Delisle and A. Michel Lavigne. Mr. La Couture is the Chairman of our Audit Committee and our Board of Directors has determined that Mr. La Couture is an “audit committee financial expert” as defined under SEC rules. Our Board of Directors adopted the mandate of our Audit Committee in light of the Sarbanes-Oxley Act of 2002. Our Audit Committee assists our Board of Directors in overseeing our financial controls and reporting. Our Audit Committee also oversees our compliance with financial covenants and legal and regulatory requirements governing financial disclosure matters and financial risk management.

The current mandate of our Audit Committee provides, among other things, that our Audit Committee reviews our annual and quarterly financial statements before they are submitted to our Board of Directors, as well as the financial information contained in our annual reports on Form 20-F, our management’s discussion and analysis of financial condition and results of operations, our quarterly reports furnished to the SEC under cover of Form 6-K and other documents containing similar information before their public disclosure or filing with regulatory authorities; reviews our accounting policies and practices; and discusses with our independent auditors the scope of their audit and reviews their recommendations and the responses of our management to their recommendations. Our Audit Committee is also responsible for ensuring that we have in place adequate and efficient internal control and management information systems to monitor our financial information and to ensure that our transactions with related parties are made on terms that are fair for us. Our Audit Committee pre-approves all audit services and permitted non-audit services and pre-approves all the fees pertaining to those services that are payable to our independent auditors, and it submits the appropriate recommendations to our Board of Directors in connection with these services and fees. Our Audit Committee also reviews the scope of the audit and the results of the examinations conducted by our internal audit department. In addition, our Audit Committee recommends the appointment of our independent auditors, subject to our shareholders’ approval. It also reviews and approves our Code of Ethics for its Chief Executive Officer, Chief Financial Officer, controller, principal financial officer and other persons performing similar functions.

Compensation

Compensation of Directors

Our Directors do not receive any remuneration for acting in their capacity as directors of Videotron. The members of our Audit Committee do, however, receive attendance fees of $3,000 per meeting and the Chairman of our Audit Committee (currently, Mr. La Couture) receives an annual fee of $6,000 to act in such capacity. Our Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with meetings of our Board of Directors and our Audit Committee. During the financial year ended December 31, 2011, the amount of compensation (including benefits in kind) paid to our five directors for services in all capacities to Videotron and its subsidiaries was $151,000. None of our directors have contracts with us or any of our subsidiaries that provide for benefits upon termination of employment.

Compensation of Executive Officers

The aggregate amount of compensation we paid for the financial year ended December 31, 2011 to our executive officers as a group, excluding those who are also executive officers of, and compensated by, Quebecor Media, was $8,797,051, including salaries, bonuses and profit-sharing payments.

Quebecor Media’s Stock Option Plan

Under a stock option plan established by Quebecor Media, 6,180,140 common shares of Quebecor Media (representing 5% of all outstanding common shares of Quebecor Media) have been set aside for directors, officers, senior employees and other key employees of Quebecor Media and its subsidiaries, including Videotron. Each option may be exercised within a maximum period of 10 years following the date of grant at an exercise price not lower than, as the case may be, the fair market value of Quebecor Media common shares at the date of grant, as determined by its Board of Directors (if Quebecor Media common shares are not listed on a stock exchange at the time of the grant) or the 5-day weighted average closing price ending on the day preceding the date of grant of the common shares of Quebecor Media on the stock exchange(s) where such shares are listed at the time of grant. For so long as the shares of Quebecor Media are not listed on a recognized stock exchange, optionees may exercise their vested options during one of the following annual periods: from March 1 to March 30, from June 1 to June 29, from September 1 to September 29 and from December 1 to December 30. Holders of options under the plan have the choice at the time of exercising their options to receive an amount in cash equal to the difference between the fair market value, as determined by Quebecor Media’s Board of Directors, and the exercise price of their vested options or, subject to certain stated conditions, purchase common shares of Quebecor Media at the exercise price. Except under specific circumstances, and unless Quebecor Media’s Compensation Committee decides otherwise, options vest over a five-year period in accordance with one of the following vesting schedules as determined by Quebecor Media’s Compensation Committee at the time of grant: (i) equally over five years with the first 20% vesting on the first anniversary of the date of the grant; (ii) equally over four years with the first 25% vesting on the second anniversary of the date of grant; and (iii) equally over three years with the first 33 1/3% vesting on the third anniversary of the date of grant. Pursuant to the terms of this plan, no optionee may hold options representing more than 5% of the outstanding common shares of Quebecor Media.

During the year ended December 31, 2011, an aggregate total of 21,000 options were granted under this plan to executive officers of Videotron (excluding directors, officers and employees who, at the date of grant, were directors, officers or employees at multiple Quebecor Media group companies), with a weighted average exercise price of $50.37 per share, as determined by Quebecor Media’s Compensation Committee. During the year ended December 31, 2011, a total of 205,929 options were exercised by officers and employees of Videotron, for aggregate gross value realized of $2.1 million. The value realized on option exercises represents the difference between the option exercise price and the fair market value of Quebecor Media common shares (as determined as set forth above) at the date of exercise. As of March 31, 2012, an aggregate total of 919,907 options granted to directors, officers and employees of Videotron (excluding directors, officers and employees who, at the date of grant, were directors, officers or employees at multiple Quebecor Media group companies) remain outstanding, with a weighted average exercise price of $40.56 per share, as determined by Quebecor Media’s Compensation Committee. For more information on this stock option plan, see Note 20 to our audited consolidated financial statements, and Note 9 to our unaudited condensed consolidated financial statements, included elsewhere in this prospectus.

Pension Benefits

Both Quebecor Media and Videotron maintain pension plans for our non-unionized employees and certain officers.

Videotron’s pension plan provides pension benefits to our executive officers equal to 2.0% of salary (excluding bonuses) for each year of membership in the plan. The pension benefits so calculated are payable at the normal retirement age of 65 years, or sooner at the election of the executive officer, subject to an early retirement reduction. In addition, the pension benefits may be deferred, but not beyond the age limit under the relevant provisions of the Income Tax Act (Canada), in which case the pension benefits are adjusted to take into account the delay in their payment in relation to the normal retirement age. The maximum pension benefits payable under our pension plan are as prescribed under the Income Tax Act (Canada). An executive officer contributes to this plan an amount equal to 5.0% of his or her salary up to a maximum of $6,500 per year.

Quebecor Media’s pension plan provides greater pension benefits to eligible executive officers than it does to other employees. The higher pension benefits under this plan equal 2.0% of average salary over the best five consecutive years of salary (including bonuses), multiplied by the number of years of membership in the plan as an executive officer. The pension benefits so calculated are payable at the normal retirement age of 65 years, or sooner at the election of the executive officer, and from the age of 61 years without early retirement reduction. In addition, the pension benefits may be deferred, but not beyond the age limit under the relevant provisions of the Income Tax Act (Canada), in which case the pension benefits are adjusted to take into account the delay in their payment in relation to the normal retirement age. The maximum pension benefits payable under Quebecor Media’s pension plan are as prescribed by the Income Tax Act (Canada). An executive officer contributes to this plan an amount equal to 5.0% of his or her salary up to a maximum of $6,617 in 2012. Videotron has no liability regarding Quebecor Media’s pension plan.

The table below indicates the annual pension benefits that would be payable at the normal retirement age of 65 years under both Quebecor Media’s and our pension plans:

	Years of Participation
Compensation	10	15	20	25	30
$132,334 or more	$26,467	$39,700	$52,933	$66,167	$79,400

Supplemental Retirement Benefit Plan for Designated Executives

In addition, both Quebecor Media’s and our pension plans provide supplemental retirement benefits to certain designated executives. As of December 31, 2011, one of our senior executive officers was a participant under Quebecor Media’s supplemental retirement benefit plan, and one of our senior executive officers was a participant under our supplemental retirement benefit plan.

The benefits payable to the senior executive officer who participates in Quebecor Media’s supplemental retirement benefit plan are calculated using the same formula as for the basic pension plan, but without having to comply with the limit imposed by the Income Tax Act (Canada), less the pension payable under the basic pension plan. The pension is payable for life without reduction from the age of 61. Upon a beneficiary’s death, Quebecor Media’s supplemental retirement benefit plan provides for the payment of a survivor pension to the eligible surviving spouse, which represents 50.0% of the retiree’s pension for a period of up to ten years.

As of December 31, 2011, our senior executive officer participating in Quebecor Media’s supplemental retirement benefit plan had less than eight years of credited service.

The benefits payable to our senior executive officer who participates in our supplemental retirement benefit plan are calculated using the same formula as for the basic pension plan, but without having to comply with the limit imposed by the Income Tax Act (Canada), less the pension payable under the basic pension plan. The benefits so calculated are payable at the normal retirement age of 65 years, or sooner at the election of the senior executive officer, subject to an early retirement reduction. Upon a beneficiary’s death, our supplemental retirement benefit plan provides for the payment of a survivor pension to the eligible surviving spouse, which represents 60.0% of the retiree’s pension.

As of December 31, 2011, our senior executive officer participating in our supplemental retirement benefit plan had nine years of credited service. The table below indicates the annual pension benefits that would be payable under our plan at the normal retirement age of 65 years:

	Years of Credited Service
Compensation	10	15	20	25	30
$200,000	$13,533	$20,300	$27,067	$33,833	$40,600
$300,000	$33,533	$50,300	$67,067	$83,833	$100,600
$400,000	$53,533	$80,300	$107,067	$133,833	$160,600
$500,000	$73,533	$110,300	$147,067	$183,833	$220,600
$600,000	$93,533	$140,300	$187,067	$233,833	$280,600
$800,000	$133,533	$200,300	$267,067	$333,833	$400,600
$1,000,000	$173,533	$260,300	$347,067	$433,833	$520,600
$1,200,000	$213,533	$320,300	$427,067	$533,833	$640,600
$1,400,000	$253,533	$380,300	$507,067	$633,833	$760,600

Liability Insurance

Quebecor carries liability insurance for the benefit of its directors and officers, as well as for the directors and officers of its subsidiaries, including Videotron and our subsidiaries, against certain liabilities incurred by them in such capacity. These policies are subject to customary deductibles and exceptions. The premiums in respect of this insurance are entirely paid by Quebecor, which is then reimbursed by Quebecor Media and its subsidiaries, including Videotron, for their ratable portion thereof.

Share Ownership

No Videotron equity securities are held by any of our directors or senior executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Videotron enters into related party transactions from time to time. These related party transactions have been entered into by Videotron on terms equivalent to those that prevail in transactions done at arm’s length and accounted for at the consideration agreed between parties:

Operating transactions

In the first quarter of 2012, the Corporation and its subsidiaries made purchases and incurred rent charges from the parent and affiliated corporations in the amount of $19.9 million ($17.7 million in the same period of 2011), which are included in cost of sales and operating expenses. Videotron and its subsidiaries made sales to the parent and affiliated corporations in the amount of $4.4 million ($3.0 million in the first quarter of 2011).

For the year ended December 31, 2011, the Corporation and its subsidiaries made purchases and incurred rent charges from the parent and affiliated corporations in the amount of $66.5 million ($62.1 million in the same period of 2010), which are included in cost of sales and operating expenses. Videotron and its subsidiaries made sales to the parent and affiliated corporations in the amount of $13.1 million ($9.8 million in the same period of 2010).

Management fee

Videotron pays annual management fees to the parent company for services rendered to Videotron, including internal audit, legal and corporate, financial planning and treasury, tax, real estate, human resources, risk management, public relations and other services. Management fees amounted to $8.7 million for the three months ended March 31, 2012 and $7.9 million for the corresponding period of 2011, and amounted to $26.7 million for the year ended December 31, 2011 and $34.8 million for the corresponding period of 2010. In addition, the parent company is entitled to the reimbursement of out-of-pocket expenses incurred in connection with the services provided under the agreement.

Acquisition of a Subsidiary

On May 1, 2011, the Corporation acquired Jobboom Inc., a subsidiary of an affiliated company, for a total cash consideration of $32.1 million. Since the transaction occurred between wholly owned subsidiaries of the parent company, the acquisition was accounted for using the continuity of interest method and the cash consideration paid was recorded in reduction of retained earnings.

Income Tax Transactions

Unlike corporations in the United States, corporations in Canada are not permitted to file consolidated tax returns. As a result, we enter into certain tax consolidation transactions (issuance of preferred shares and subordinated loans) from time to time through which we are able to recognize certain income tax benefits. For further information regarding these transactions, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Uses of Liquidity and Capital Resources” as well as Note 25 to our audited consolidated financial statements which are included in this prospectus. These transactions are carried out for tax consolidation purposes, on terms equivalent to those that prevail in an arm’s length basis and are accounted for at the consideration agreed between parties.

Purchase of Shares of Quebecor Media and Subsidiary Subordinated Loans

Unlike corporations in the United States, corporations in Canada are not permitted to file consolidated tax returns. As a result, we enter into certain transactions from time to time that have the effect of using tax losses within the Quebecor Media Group. These transactions are described further under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Uses of Liquidity and Capital Resources” as well as and Note 10 to our audited consolidated financial statements included in this prospectus.

Dividends and Dividend Policy

During the first quarter of 2012 and 2011, we paid aggregate cash dividends of $390,000,000 and $25,000,000, respectively, on our common shares. During the years ended December 31, 2011 and 2010, we paid aggregate cash dividends of $140,000,000 and $437,000,000, respectively, on our common shares. We currently expect to pay dividends and other distributions on our common shares in the future. The declaration and payment of dividends and other distributions is in the sole discretion of our Board of Directors, and any decision regarding the declaration of dividends and other distributions will be made by our Board of Directors depending on, among other things, our financial resources, the cash flows generated by our business, our capital needs, and other factors considered relevant by our Board of Directors, including the terms of our indebtedness and applicable law.

OUR SHAREHOLDER

We are a wholly owned subsidiary of Quebecor Media, a leading Canadian-based media and telecommunications company with interests in newspaper publishing operations, television broadcasting, telecommunications, book and magazine publishing and new media services. Through these interests, Quebecor Media holds leading positions in the creation, promotion and distribution of news, entertainment and Internet related services that are designed to appeal to audiences in every demographic category.

Quebecor Media is 54.72% owned by Quebecor, a communications holding company, and 45.28% owned by CDP Capital d’Amérique Investissements Inc. Quebecor’s primary asset is its interest in Quebecor Media. CDP Capital d’Amérique Investissements Inc. is a wholly owned subsidiary of the Caisse de dépôt et placement du Québec, one of Canada’s largest pension fund managers.

Quebecor Media is neither an obligor nor a guarantor of our obligations under the initial notes or the exchange notes offered by this prospectus.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

General

Our $650.0 million senior secured credit facilities provide for a $575.0 million secured revolving credit facility that matures on July 19, 2016 and a $75.0 million secured export financing facility providing for a term loan that matures on June 15, 2018. The proceeds of the revolving credit facility can be used for general corporate purposes including, without limitation, to issue letters of credit and to pay dividends to Quebecor Media subject to certain conditions. The proceeds of the term loan may be used for payments and/or reimbursement of payments of export equipment and local services in relation to our contract for mobile infrastructure equipment with an affiliate of Nokia Corporation and also for the financing of the Finnvera guarantee fee (Finnvera plc being a specialised financing company owned by the State of Finland that provides an export buyer credit guarantee in favor of the lenders under the export financing facility covering political and commercial risks). The following is a summary of the general terms and conditions of these credit facilities.

Interest Rate, Fees and Payments

Advances under our revolving credit facility bear interest at the Canadian prime rate, the US base rate (solely under the swingline commitment) or the bankers’ acceptance rate plus, in each instance, an applicable margin determined by the Leverage Ratio (as defined in our credit agreement) of the VL Group (as defined in our credit agreement and includes us and most, but not all, of our subsidiaries). The applicable margin for Canadian prime rate advances and US base rate advances ranges from 0.50% when this ratio is less than 1.75x, to 2.00% when this ratio is greater than or equal to 4.25x. The applicable margin for bankers’ acceptance advances or letters of credit fees ranges from 1.50% when this ratio is less than 1.75x, to 3.00% when this ratio is greater than or equal to 4.25x. We have agreed to pay a standby fee based on the aggregate amount available to borrow under our revolving credit facility ranging from 0.3375% when the Leverage Ratio is less than 1.75x, to 0.75% when this ratio is greater than or equal to 4.25x. Advances under our export financing facility bear interest at the bankers’ acceptance rate (CDOR Rate) plus a margin at a rate of 0.875%. We have agreed to pay a commitment fee of 0.375% based on the aggregate amount undrawn under our export financing facility.

Principal Repayments and Prepayment

Our revolving credit facility will be repayable in full on July 19, 2016. Drawdowns under our export financing facility are repayable by way of seventeen equal and consecutive semi-annual payments that began on June 15, 2010.

Security and Guarantees

Borrowings under our senior secured credit facilities and under eligible derivative instruments are secured by a first-ranking hypothec or security interest (subject to certain permitted encumbrances) on all our current and future assets, as well as those of the guarantors under the credit facilities (including most, but not all of our subsidiaries), guarantees by members of the VL Group, pledges of shares by us and certain of the guarantors under the credit facilities, security given by us under section 427 of the Bank Act (Canada) and other security.

Covenants

Our senior secured credit facilities contain customary covenants that restrict and limit our ability and the ability of each member of the VL Group to, among other things, enter into merger or amalgamation transactions or liquidate or dissolve, grant encumbrances, sell assets, pay dividends or make other distributions, issue shares of capital stock, incur indebtedness and enter into related party transactions. In addition, the credit facilities require us and the VL Group to comply with various financial covenants.

Events of Default

Our senior secured credit facilities contain customary events of default including the non-payment of principal or interest, the breach of any financial covenant, the failure to perform or observe any other covenant, the bankruptcy of us or any guarantor of our credit agreement, a default by us or any guarantor of our credit agreement in respect of any indebtedness in excess of $25 million, the making of any materially incorrect or incomplete representation or warranty, the occurrence of a material adverse change and the occurrence of any change of control.

6 3/8% Senior Notes due December 15, 2015

On September 16, 2005, we issued US$175.0 million aggregate principal amount of our 6 3/8% Senior Notes due December 15, 2015. These notes are unsecured and are due on December 15, 2015. Interest on these notes is payable semi-annually in arrears on June 15 and December 15 of each year. These notes are guaranteed on a senior unsecured basis by most, but not all, of our subsidiaries. These notes are redeemable, at our option, under certain circumstances and at the redemption prices set forth in an indenture dated as of September 16, 2005. This indenture contains customary restrictive covenants with respect to us and certain of our subsidiaries, and customary events of default. If an event of default occurs and is continuing, other than our bankruptcy or insolvency, the trustee or the holders of at least 25% in principal amount at maturity of the then-outstanding 6 3/8% Senior Notes may declare all the notes to be due and payable immediately.

91 /8% Senior Notes due April 15, 2018

On April 15, 2008, we issued US$455.0 million aggregate principal amount of our 9 1/8% Senior Notes due April 15, 2018, and on March 5, 2009, we issued an additional US$260.0 million aggregate principal amount of our 9 1/8% Senior Notes due April 15, 2018. These notes, which form a single series and class, are unsecured and are due April 15, 2018. Interest is payable semi-annually in arrears on June 15 and December 15 of each year. These notes are guaranteed on a senior unsecured basis by most, but not all, of our subsidiaries. These notes are redeemable, at our option, under certain circumstances and at the redemption prices set forth in an indenture dated as of April 15, 2008. This indenture contains customary restrictive covenants with respect to us and certain of our subsidiaries and customary events of default. If an event of default occurs and is continuing, other than our bankruptcy or insolvency, the trustee or the holders of at least 25% in principal amount at maturity of the then outstanding 9 1/8% Senior Notes may declare all of such notes to be due and payable immediately.

71 /8% Senior Notes due January 15, 2020

On January 13, 2010, we issued $300.0 million aggregate principal amount of our 7 1/8% Senior Notes due January 15, 2020. These notes are unsecured and are due on January 15, 2020. Interest on these notes is payable semi-annually in arrears on June 15 and December 15 of each year. These notes are guaranteed on a senior unsecured basis by most, but not all, of our subsidiaries. These notes are redeemable, at our option, under certain circumstances and at the redemption prices set forth in an indenture dated as of January 15, 2010. This indenture contains customary restrictive covenants with respect to us and certain of our subsidiaries, and customary events of default. If an event of default occurs and is continuing, other than our bankruptcy or insolvency, the trustee or the holders of at least 25% in principal amount at maturity of the then-outstanding 7 1/8% Senior Notes may declare all the notes to be due and payable immediately.

67 /8% Senior Notes due July 15, 2021

On July 5, 2011, we issued $300.0 million aggregate principal amount of our 6 7/8% Senior Notes due July 15, 2021. These notes are unsecured and are due on July 15, 2021. Interest on these notes is payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2011. These notes are guaranteed on a senior unsecured basis by most, but not all, of our subsidiaries. These notes are redeemable, at our option, under certain circumstances and at the redemption prices set forth in the indenture. The indenture contains customary restrictive covenants with respect to us and certain of our subsidiaries, and customary events of default. If an event of default occurs and is continuing, other than our bankruptcy or insolvency, the trustee or the holders of at least 25% in principal amount at maturity of the then-outstanding notes may declare all the notes to be due and payable immediately.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On March 14, 2012, we sold the initial notes in a private placement exempt from the registration requirements of the Securities Act. In connection with the private placement, we entered into a registration rights agreement with the initial purchasers of the initial notes in which we agreed to file a registration statement relating to an offer to exchange the initial notes for exchange notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement that includes this prospectus. We also agreed to use our commercially reasonable efforts to file the registration statement with the SEC and to cause it to become effective under the Securities Act.

We are conducting the exchange offer to satisfy our obligations under the registration rights agreement. The exchange notes will have terms substantially identical to the initial notes except that the exchange notes will not contain terms with respect to transfer restrictions and registration rights and additional interest payable for the failure to consummate the exchange offer by the dates set forth in the registration rights agreement. Initial notes in an aggregate principal amount of US$800,000,000 were issued on March 14, 2012.

Under the registration rights agreement, we agreed, among other things, to:

•	file an exchange offer registration statement with the SEC with respect to a registered offer to exchange, without novation, the initial notes for the exchange notes no later than October 10, 2012;

•	use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act no later than February 7, 2013; and

•	keep the registered exchange offer open for not less than 30 days after the date notice of the registered exchange offer is mailed to the holders of the initial notes.

Under the registration rights agreement, we also agreed that in the event:

•	we are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;

•	the exchange offer is not consummated by March 9, 2013; or

•	any holder of notes notifies us following consummation of the exchange offer that:

•	it is prohibited by law or SEC policy from participating in the exchange offer; or

•

it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

•	it is a broker-dealer and owns initial notes acquired directly from Videotron or an affiliate of Videotron; then we will, at our cost, use our best efforts to cause to be filed and to cause the SEC to declare effective a shelf registration statement with respect to the resale of the initial notes and to keep the shelf registration statement effective for up to two years after the effective date of the shelf registration statement.

Pursuant to the registration rights agreement, we will be required to pay special interest if a registration default exists. A registration default will exist if:

•	on or prior to October 10, 2012, the exchange offer registration statement has not been filed with the SEC;

•	on or prior to February 7, 2013, the exchange offer registration statement has not been declared effective;

•	on or prior to March 9, 2013, the registered exchange offer has not been consummated;

•	we are required to file the shelf registration statement pursuant to the registration rights agreement and:

•

the shelf registration statement has not been filed with the SEC on or prior to the 30th day (or if the 30th day is not a business day, on the next business day) after the date on which the obligation to file the shelf registration statement arose under the registration rights agreement; or

•

the shelf registration statement has not been declared effective on or prior to 60 days (or if the 60th day is not a business day, on the next business day) after the date on which the obligation to file the shelf registration statement arose under the registration rights agreement; or

•

after either the exchange offer registration statement or the shelf registration statement has been declared effective, the exchange offer registration statement or the shelf registration statement ceases to be effective or usable (subject to certain exceptions) in connection with the resales of the initial notes or the exchange notes in accordance with and during the periods specified in the registration rights agreement.

Terms of the Exchange Offer

We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange, without novation, up to US$800,000,000 aggregate principal amount of the exchange notes for a like aggregate principal amount of outstanding initial notes. We will accept for exchange any and all initial notes that are properly tendered on or prior to 5:00 p.m., New York City time, on         , 2012, or such later time and date to which we extend the exchange offer. We will issue US$1,000 principal amount of the new exchange notes in exchange for each US$1,000 principal amount of outstanding initial notes accepted in the exchange offer. You may tender some or all of your initial notes pursuant to the exchange offer; however, initial notes may only be tendered in integral multiples of US$1,000 in principal amount.

The exchange offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

As of the date of this prospectus, US$800,000,000 in aggregate principal amount of the initial notes is outstanding. This prospectus, together with the letter of transmittal, is being sent to all holders of the initial notes known to us. There will be no fixed record date for determining registered holders of initial notes entitled to participate in the exchange offer. Our obligation to accept initial notes for exchange pursuant to the exchange offer is subject to certain conditions as set forth below under “ – Conditions to the Exchange Offer.”

The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered initial notes are not accepted for exchange because of an invalid tender or otherwise, certificates for the unaccepted initial notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

Holders of the initial notes do not have appraisal rights or dissenters’ rights under the laws of the State of New York or the indenture. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under the Securities Act and the Exchange Act.

The exchange notes will evidence the same continuing indebtedness as that evidenced by the initial notes and the exchange will occur without novation.

None of us, our board of directors and our management recommends that you tender or not tender your initial notes in the exchange offer. In addition, no one has been authorized to make any such recommendation. You must make your own decisions whether to participate in the exchange offer and, if you choose to participate, as to the aggregate principal amount of your initial notes to tender, after reading carefully this prospectus and the letter of transmittal. We urge you to consult your financial and tax advisors in making your decision on what action to take. We also urge you to read carefully the section titled “Risk Factors”.

Expiration Date; Extensions; Amendments

The expiration date of the exchange offer will be 5:00 p.m., New York City time, on         , 2012, unless we, in our sole discretion, extend the expiration date of the exchange offer. If we extend the expiration date of the exchange offer, the expiration date of the exchange offer will be the latest time and date to which the exchange offer is extended. We will notify the exchange agent by oral or written notice of any extension of the expiration date and make a public announcement of this extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

In addition, we expressly reserve the right, at any time or from time to time, at our sole discretion:

•	to delay the acceptance of the initial notes;

•	to extend the exchange offer;

•	if we determine any condition to the exchange offer has not occurred or has not been satisfied, to terminate the exchange offer; and

•	to waive any condition or, subject to the terms of the registration rights agreement, amend the terms of the exchange offer in any manner.

If the exchange offer is amended in a manner we deem to constitute a material change, we will as promptly as practicable distribute to the registered holders of the initial notes a prospectus supplement that discloses the material change. If we take any of the actions described in the previous paragraph, we will as promptly as practicable give oral or written notice of this action to the exchange agent and will make a public announcement of this action.

During any extension of the exchange offer, all initial notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any initial notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.

Conditions to the Exchange Offer

You must tender your initial notes in accordance with the requirements of this prospectus and the letter of transmittal to participate in the exchange offer.

Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we are not required to accept for exchange any initial notes, and we may terminate or amend the exchange offer, if we determine at any time prior to the expiration date that the exchange offer violates applicable law or any applicable interpretation of applicable law by the staff of the SEC.

In addition, we will not be obligated to accept for exchange the initial notes of any holder that has not made to us:

•	the representations described under “— Procedures for Tendering Initial Notes – Representations Made by Tendering Holders of Initial Notes” and “Plan of Distribution”, and

•

any other representations reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we may choose, in our sole discretion. Our failure at any time to exercise any of the above rights will not be a waiver of those rights, and each right will be deemed to be an ongoing right that may be asserted at any time. Any determination by us concerning the events described above will be final and binding upon all parties. If we determine that a waiver of conditions materially changes the exchange offer, this prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under “— Expiration Date; Extensions; Amendments.”

In addition, at any time when any stop order is threatened or in effect with respect to the registration statement that includes this prospectus or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, we will not accept for exchange any initial notes tendered, and no exchange notes will be issued in exchange for any such initial notes.

Procedures for Tendering Initial notes

Valid Tender

The tender of a holder’s initial notes and our acceptance of those initial notes will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Except as set forth below, if you wish to tender initial notes pursuant to the exchange offer, you must, on or prior to the expiration date:

•

transmit a properly completed and duly executed letter of transmittal, together with all other documents required by the letter of transmittal, to the exchange agent at one of the addresses set forth below under “— Exchange Agent;”

•

comply with DTC’s Automated Tender Offer Program procedures (described below) to arrange with DTC to cause an agent’s message to be transmitted with the required information (including a book-entry confirmation), to the exchange agent at one of the addresses set forth below under “— Exchange Agent;” or

•	comply with the guaranteed delivery procedures described below.

In addition, on or prior to the expiration date:

•	the exchange agent must receive the certificates for the initial notes, together with the properly completed and duly executed letter of transmittal;

•

the exchange agent must receive a timely confirmation of a book-entry transfer of the initial notes being tendered into the exchange agent’s account at DTC, together with the properly completed and duly executed letter of transmittal or an agent’s message under DTC’s Automated Tender Offer Program, or ATOP; or

•	the holder must comply with the guaranteed delivery procedures described below.

The letter of transmittal or agent’s message may be delivered by mail, facsimile, hand delivery or overnight carrier to the exchange agent.

The term “agent’s message” means a message transmitted to the exchange agent by DTC which states that DTC has received an express acknowledgment from a tendering holder that it agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this tendering holder. The agent’s message forms a part of book-entry transfer.

If you beneficially own initial notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, and you wish to tender your initial notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the initial notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

If you tender fewer than all of your initial notes, you should fill in the amount of the initial notes tendered in the appropriate box in the letter of transmittal. If you do not indicate the amount tendered in the appropriate box, we will assume you are tendering all initial notes that you hold.

The method of delivery of the certificates for the initial notes, the letter of transmittal and all other documents is at your sole election and risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service. If delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or initial notes should be sent directly to us. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or another “eligible institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the initial notes tendered pursuant thereto are tendered:

•	by a registered holder of the initial notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If a signature on a letter of transmittal or a notice of withdrawal is required to be guaranteed, this guarantee must be by an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of the initial notes, the initial notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument of transfer or exchange, in form satisfactory to us in our sole discretion, duly executed by, the registered holder, with the signature guaranteed by an eligible institution.

If the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, this person should sign in that capacity when signing. In addition, this person must submit to us, together with the letter of transmittal, evidence satisfactory to us in our sole discretion of his or her authority to act in this capacity unless we waive this requirement.

DTC: Book-Entry Transfer

Any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically.

For tenders by book-entry transfer of initial notes cleared through DTC, the exchange agent will make a request to establish an account at DTC with respect to the initial notes for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of initial notes by causing DTC to transfer the initial notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the ATOP procedures to tender initial notes pursuant to the exchange offer. Accordingly, any DTC participant may make book-entry delivery of the initial notes by causing DTC to transfer those initial notes into the exchange agent’s account in accordance with DTC’s ATOP procedures for transfer.

Although delivery of the initial notes pursuant to the exchange offer may be effected through book-entry transfer at DTC, you will not have validly tendered your initial notes pursuant to the exchange offer until on or prior to the expiration date either:

•

the properly completed and duly executed letter of transmittal, or an agent’s message, together with any required signature guarantees and any other required documents, has been transmitted to and received by the exchange agent at one of the addresses set forth below under “— Exchange Agent;” or

•	the guaranteed delivery procedures described below have been complied with.

Guaranteed Delivery Procedures

If you wish to tender your initial notes and:

•	your initial notes are not immediately available;

•	time will not permit your initial notes or other required documents to reach the exchange agent before the expiration date; or

•	you cannot complete the procedure for book-entry transfer on a timely basis,

you may tender your initial notes according to the guaranteed delivery procedures described in the letter of transmittal. Those procedures require that:

•	tender be made by and through an eligible institution;

•

on or prior to the expiration date, the exchange agent receive from this eligible institution a properly completed and duly executed letter of transmittal, or an agent’s message, with any required signature guarantees, and a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided:

•	setting forth the name and address of the holder of the initial notes being tendered;

•	stating that the tender is being made; and

•

guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered initial notes, in proper form for transfer, or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent receives the certificates for the initial notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

If you wish to tender your initial notes pursuant to the guaranteed delivery procedures, you must ensure that the exchange agent receives a properly completed and duly executed letter of transmittal, or agent’s message, and notice of guaranteed delivery before the expiration date.

Determination of Validity of Tender

We will resolve in our sole discretion all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any initial notes tendered for exchange. Our determination of these questions and our interpretation of the terms and conditions of the exchange offer, including without limitation the letter of transmittal and its instructions, shall be final and binding on all parties. A tender of initial notes is invalid until all defects and irregularities have been cured or waived. Each holder must cure any and all defects or irregularities in connection with his, her or its tender of initial notes within the reasonable period of time determined by us, unless we waive these defects or irregularities. None of us, our affiliates and assigns, the exchange agent and any other person is under any duty or obligation to give notice of any defect or irregularity with respect to any tender of the initial notes, and none of them shall incur any liability for failure to give any such notice.

We reserve the absolute right in our sole and absolute discretion to:

•	reject any and all tenders of initial notes determined to be in improper form or unlawful;

•	waive any condition of the exchange offer; and

•	waive any condition, defect or irregularity in the tender of initial notes by any holder, whether or not we waive similar conditions, defects or irregularities in the case of other holders.

Representations Made by Tendering Holders of Initial Notes

By tendering, you will represent to us that, among other things:

•	you are acquiring the exchange notes in the ordinary course of business;

•	you do not have any arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in a distribution of the exchange notes;

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for initial notes that were acquired by you as a result of market-making activities or other trading activities, you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes received in respect of such initial notes pursuant to the exchange offer (see “Plan of Distribution” elsewhere in this prospectus); and

•	you are not our “affiliate” as defined in Rule 405 of the Securities Act.

If you are our “affiliate,” as defined under Rule 405 of the Securities Act, or are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of the exchange notes, you will represent and warrant that you (i) may not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

In addition, in tendering initial notes, you must warrant in the letter of transmittal or in an agent’s message that:

•	you have full power and authority to tender, exchange, sell, assign and transfer initial notes;

•	we will acquire good, marketable and unencumbered title to the tendered initial notes, free and clear of all liens, restrictions, charges and other encumbrances; and

•	the initial notes tendered for exchange are not subject to any adverse claims or proxies.

You must also warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the initial notes.

Acceptance of Initial Notes; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept all initial notes validly tendered, and not withdrawn, on or prior to the expiration date. We will issue the exchange notes to the exchange agent as promptly as practicable after acceptance of the initial notes. See “— Terms of the Exchange Offer.”

For purposes of the exchange offer, we shall be deemed to have accepted validly tendered initial notes for exchange when, as and if we have given oral or written notice of our acceptance to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter.

Withdrawal Rights

You may withdraw tenders of your initial notes at any time prior to the expiration date.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal from you. A notice of withdrawal must:

•	specify the name of the person tendering the initial notes to be withdrawn;

•	identify the initial notes to be withdrawn, including the total principal amount of these initial notes; and

•

where certificates for the initial notes have been transmitted, specify the name of the registered holder of the initial notes, if different from the name of the person withdrawing the tender of these initial notes.

If you delivered or otherwise identified certificates representing initial notes to the exchange agent, then you must also submit the serial numbers of the particular certificates to be withdrawn and, unless you are an eligible institution, the signature on the notice of withdrawal must be guaranteed by an eligible institution.

If you tendered initial notes as a book-entry transfer, your notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn initial notes and otherwise comply with the procedures of DTC’s Automated Tender Offer Program system.

You may not withdraw or rescind any notice of withdrawal; however, initial notes properly withdrawn may again be tendered at any time on or prior to the expiration date.

We will determine, in our sole discretion, all questions as to the validity, form and eligibility (including time of receipt) of any and all notices of withdrawal, and our determination of these questions shall be final and binding on all parties. Any initial notes properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and will be returned to the holder without cost as soon as practicable after their withdrawal.

Exchange Agent

Wells Fargo Bank, National Association is the exchange agent for the exchange offer. You should direct all tendered initial notes, executed letters of transmittal and other related documents to the exchange agent. You should direct all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent at the following addresses and telephone numbers:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building - 12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

or

Facsimile: 612-667-6282 Toll-free telephone: 1-800-344-5128

If you deliver executed letters of transmittal and any other required documents to an address or facsimile number other than those set forth above, your tender is invalid.

Accounting Treatment

The exchange notes will be recorded at the same carrying value, in U.S. dollars, as the initial notes, and will be translated into Canadian dollars in accordance with IFRS, as reflected in our accounting records on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes upon the closing of the exchange offer. We will amortize the costs of the initial note offering and the exchange offer over the term of the notes.

Fees and Expenses

We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

We will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

(1) certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered;

(2) tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal; or

(3) a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences

The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes in accordance with this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

In addition, except as set forth in this paragraph, you will not be able to obligate us to register the initial notes under the Securities Act. You will not be able to require us to register your initial notes under the Securities Act unless:

(1) you are prohibited by law or SEC policy from participating in the exchange offer; or

(2) you do not receive freely tradable exchange notes in the exchange offer,

in which case the registration rights agreement requires us to file a registration statement for a continuous offer in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this sentence. We do not currently anticipate that we will register under the Securities Act any initial notes that remain outstanding after completion of the exchange offer.

Resale of the Exchange Notes

Based on interpretations by the SEC staff set forth in no-action letters issued to third parties in similar transactions, such as Exxon Capital Holding Corporation and Morgan Stanley & Co. Incorporated, we believe that a holder of the exchange notes may offer the exchange notes for resale or resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless this holder:

•	is our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	is a broker-dealer who purchased initial notes directly from us for resale under Rule 144A or any other available exemption under the Securities Act;

•	acquired the exchange notes other than in the ordinary course of this holder’s business; or

•	is participating, intends to participate or has an arrangement or understanding with any person to participate in the distribution of the exchange notes.

Accordingly, holders wishing to participate in the exchange offer must make the applicable representations described in “— Procedures for Tendering Initial Notes — Representations Made by Tendering Holders of Initial Notes” above.

Although we are making the exchange offer in reliance on the interpretations by the SEC staff set forth in these no-action letters, we do not intend to seek our own no-action letter from the SEC. Consequently, we cannot assure you that the SEC staff would make a similar determination with respect to the exchange offer as it did in its no-action letters to third parties. If this interpretation is inapplicable and you resell or otherwise transfer any notes without complying with the registration and prospectus delivery requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume or indemnify you against this liability.

You may not rely on the interpretations of the SEC staff in the above-described no-action letters if you are a holder of initial notes who:

•	is our “affiliate” as defined in Rule 405 under the Securities Act;

•	does not acquire the exchange notes in the ordinary course of business;

•	tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the exchange notes; or

•	is a broker-dealer that purchased initial notes from us to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

in the absence of an exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the initial notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it (i) has not entered into any arrangement or understanding with the issuer or an affiliate of the issuer to distribute the exchange notes and (ii) will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned “Plan of Distribution” for more details regarding these procedures for the transfer of exchange notes. We have agreed that, for a period of 180 days after the exchange offer is consummated, we will make this prospectus available to any broker-dealer for use in connection with any resale of the exchange notes.

In order to comply with state securities laws, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of initial notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

The notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada, or to any resident thereof, except in accordance with the securities laws of the provinces and territories of Canada. We are not required, and do not intend, to qualify by prospectus in Canada the notes, and accordingly, the notes will remain subject to restrictions on resale in Canada.

DESCRIPTION OF THE NOTES

You can find the definitions of certain terms used in this description under the subheading “— Definitions.” In this description, the words “Videotron” and “we” refer only to Videotron Ltd. and not to any of its Subsidiaries, the term “initial notes” refers to the 5% Senior Notes due 2022 that were issued on March 14, 2012 in a private offering, and the term “exchange notes” refers to the 5% Senior Notes due 2022 offered under this prospectus. The term “notes” refers to the initial notes and the exchange notes, collectively.

Videotron issued the initial notes and will issue the exchange notes under an indenture, dated as of March 14, 2012, among Videotron, as issuer, the Subsidiary Guarantors, as guarantors, and Wells Fargo Bank, National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. Copies of the indenture are available upon request to Videotron at the address indicated under “Additional Information.” In addition, a copy of the indenture has been filed as an exhibit to the registration statement that includes this prospectus.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture. The registered holders of the notes are those that own notes registered in their own names on the books that Videotron or the trustee maintains for this purpose, and not those who own beneficial interests in the notes registered in street name or in notes issued in book-entry form through one or more depositaries. Owners of beneficial interests in the notes should read the information contained under the subheading “—Book-Entry, Delivery and Form.”

Brief Description of the Notes – Principal, Maturity and Interest

An aggregate principal amount of initial notes equal to US$800,000,000 aggregate principal amount was issued on March 14, 2012, and an aggregate principal amount of exchange notes equal to US$800,000,000 is being issued in this exchange offer. We are offering to exchange, without novation, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, the exchange notes for all of the initial notes. The terms of the exchange notes will be substantially identical to the terms of the initial notes, except that, inter alia, the exchange notes will not be subject to restrictions on transfer or registration rights, unless held by certain broker-dealers, Videotron’s affiliates, or certain other persons.

Videotron may issue additional notes from time to time under the same indenture (“Additional Notes”). Any issuance of Additional Notes will be subject to compliance with the indenture, including the limitations described under “— Covenants — Incurrence of Indebtedness and Issuance of Preferred Shares.” Any Additional Notes that we issue in the future will be identical in all respects to the notes that we are issuing now, except that notes issued in the future will have different issuance prices and issuance dates. The notes and any Additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Because, however, any Additional Notes may not be fungible with the notes offered hereby for U.S. federal income tax purposes, they may have a different CUSIP number or numbers and may be represented by a different global note or notes. We will issue notes only in fully registered form without coupons, in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The notes will mature on July 15, 2022.

Interest on the notes accrues at the rate of 5% per annum and will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2012. Videotron will make each interest payment to the holders of record on the immediately preceding January 1 or July 1, as the case may be. Interest on the exchange notes accrues from the most recent date to which interest has been paid with respect to the initial notes or, if no interest has been paid with respect to such notes, from and including the date of original issuance. Holders whose outstanding initial notes are accepted for exchange in the exchange offer will be deemed to have waived the right to receive interest accrued on the outstanding initial notes. Interest on the notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

The interest rate on the initial notes will increase if a registration default occurs. We refer to any interest payable as a result of this increase in interest rate as “special interest.” You should refer to the description under the section of this prospectus captioned “The Exchange Offer — Purpose and Effect of the Exchange Offer” for a more detailed description of the circumstances under which the interest rate would increase.

Ranking

The notes are:

•	senior unsecured obligations of Videotron;

•

effectively junior in right of payment to all of our and the Subsidiary Guarantors’ existing and future secured indebtedness, including any borrowings under our Credit Agreement, to the extent of the value of the assets securing that indebtedness;

•	effectively junior in right of payment to all of the existing and future indebtedness and other obligations (including trade payables) of any of our Subsidiaries that do not guarantee the notes;

•

equal in right of payment to all of our and the Subsidiary Guarantors’ existing and future unsubordinated, unsecured indebtedness that does not expressly provide that it is subordinated to the notes or Subsidiary Guarantees, as applicable (including the Existing Notes); and

•

senior in right of payment to all of our and the Subsidiary Guarantors’ existing and future indebtedness that expressly provides that it is subordinated to the notes or Subsidiary Guarantees, as applicable.

The notes are obligations exclusively of Videotron. Substantially all of the operations of Videotron are conducted through Subsidiaries. Therefore, Videotron’s ability to service its debt, including the notes, will depend on the earnings of its Subsidiaries and, to the extent they are not Subsidiary Guarantors, their ability to distribute those earnings as dividends, loans or other payments to Videotron. If their ability to make these distributions were restricted, by law or otherwise, then Videotron would not be able to use the cash flow of its Subsidiaries to make payments on the notes. Furthermore, under certain circumstances, bankruptcy, “fraudulent conveyance” or “fraudulent preference” laws or other similar laws could invalidate the Subsidiary Guarantees. If this were to occur, Videotron would also be unable to use the assets of the Subsidiary Guarantors to the extent they were restricted from distributing funds to Videotron. Any of the situations described above could make it more difficult for Videotron to service its indebtedness.

Videotron principally relies on its shareholder’s claim on the assets of its Subsidiaries. This shareholder’s claim is junior to the claims that creditors (including trade creditors) of Videotron’s Subsidiaries have against those Subsidiaries. Holders of the notes will be creditors only of Videotron and those of its Subsidiaries that are Subsidiary Guarantors. In the case of Subsidiaries that are not Subsidiary Guarantors, all the existing and future liabilities of such Subsidiaries, including any claims of trade creditors and preferred shareholders, will be effectively senior to the notes. The liabilities, including contingent liabilities, of Videotron’s Subsidiaries that are not Subsidiary Guarantors may be significant.

Although the indenture contains limitations on the amount of additional indebtedness that Videotron and the Restricted Subsidiaries may incur, the amounts of such additional indebtedness could nevertheless be substantial and may be incurred either by Videotron, the Subsidiary Guarantors or by any other Subsidiaries of Videotron. See “— Covenants — Incurrence of Indebtedness and Issuance of Preferred Shares”. The notes are unsecured obligations of Videotron, and the Subsidiary Guarantees are unsecured obligations of the Subsidiary Guarantors. Secured Indebtedness of Videotron and the Subsidiary Guarantors, including under the Credit Agreement and any guarantees of the Credit Agreement, effectively will be senior to the notes to the extent of the value of the assets securing such Indebtedness.

As at March 31, 2012, we had $2.151 billion of long-term debt, excluding Quebecor Media subordinated loans, $69.6 million of which was secured, and we had approximately $575.0 million available for additional borrowings under our senior secured credit facilities. As at March 31, 2012, the total liabilities of Videotron’s Subsidiary that will not guarantee the notes, excluding inter-company liabilities, represented less than 1% of Videotron’s consolidated liabilities, excluding inter-company liabilities.

As of the Issue Date and as of the expiration date of this exchange offer, all of our Subsidiaries are “Restricted Subsidiaries” under the indenture. However, under the circumstances described below under the subheading “— Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the indenture.

Subsidiary Guarantees

The obligations of Videotron under the notes and the indenture, including the repurchase obligation resulting from a Change of Control, will be fully and unconditionally guaranteed, jointly and severally, on a senior, unsecured basis, by each Subsidiary Guarantor, which will include each existing and future Wholly Owned Restricted Subsidiary of Videotron and any other Restricted Subsidiary of Videotron that guarantees any other Indebtedness (including any Back-to-Back Debt) of Videotron or any of its Restricted Subsidiaries. As of the Issue Date and as of the expiration date of this exchange offer, all of Videotron’s Subsidiaries will be Subsidiary Guarantors, except for SETTE inc., which as at March 31, 2012, represented less than 1% of Videotron’s consolidated assets.

If Videotron or a Subsidiary Guarantor sells or otherwise disposes of its entire ownership interest in a Subsidiary Guarantor (including by way of consolidation, merger or amalgamation) to a Person that is not (either before or after giving effect to such transaction) an Affiliate of Videotron, then in any such case, the Subsidiary Guarantor being sold will be released from all of its obligations under its Subsidiary Guarantee, subject to compliance with all applicable covenants of the indenture, including the covenant described under “— Repurchase at the Option of Holders — Asset Sales.” In addition, if Videotron designates a Subsidiary Guarantor as an Unrestricted Subsidiary, which Videotron can do under certain circumstances, the designated Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee. See “— Covenants — Designation of Restricted and Unrestricted Subsidiaries” and “— Merger, Consolidation or Sale of Assets.” Upon being released from all other guarantee obligations, Subsidiary Guarantors may be released from their obligations under the Subsidiary Guarantees.

Methods of Receiving Payments on the Notes

While the book-entry system is in effect, payment of principal, interest and premium and special interest, if any, will be made to the holders through DTC in accordance with DTC’s applicable procedures, as described under “— Book-Entry, Delivery and Form.”

Paying Agent and Registrar for the Notes

The trustee has initially been appointed to act as paying agent and registrar under the indenture. Videotron may change the paying agent or registrar without prior notice to any holder, and Videotron or any of its Subsidiaries may act as paying agent or registrar. The registrar shall maintain the register on behalf of Videotron.

Transfer and Exchange

A holder may transfer or exchange its notes in accordance with the indenture. In connection with any transfer or exchange of the notes, the registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and Videotron may require a holder to pay any taxes and fees required by law or permitted by the indenture. Videotron is not required to register the transfer of or to exchange any note selected for redemption. Also, Videotron is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Optional Redemption

Videotron may redeem the notes, in whole or in part, on one or more occasions, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•

as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to (but excluding) the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 100 basis points, plus, in each case, accrued and unpaid interest to (but excluding) the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the trustee after consultation with Videotron.

“Reference Treasury Dealer” means (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), Videotron will substitute therefor another Primary Treasury Dealer; and (2) any other Primary Treasury Dealers selected by the trustee after consultation with Videotron.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 11:00 a.m. on the third business day preceding such redemption date.

See also “ – Selection and Notice” below.

Redemption for Changes in Withholding Taxes

If Videotron becomes obligated to pay any Additional Amounts (as defined below) because of a change in the laws or regulations of Canada or any Canadian Taxing Authority, or a change in any official position regarding the application or interpretation thereof, in either case that is publicly announced or becomes effective on or after the Issue Date, Videotron may, at any time, upon not less than 30 nor more than 60 days’ notice, redeem all, but not part, of the notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to (but excluding) the redemption date, provided that at any time that the aggregate principal amount of the notes outstanding is greater than US$20.0 million, any holder of the notes may, to the extent that it does not adversely affect Videotron’s after-tax position, at its option, waive Videotron’s compliance with the covenant described under the caption “— Payment of Additional Amounts” with respect to such holder’s notes, provided, further, that if any holder waives this compliance, Videotron may not redeem that holder’s notes pursuant to this paragraph.

Prior to any redemption of the notes pursuant to the preceding paragraph, Videotron shall deliver to the trustee an officers’ certificate stating that Videotron is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of redemption have occurred. Videotron will be bound to redeem the notes on the date fixed for redemption.

Payment of Additional Amounts

All payments made by or on behalf of Videotron or the Subsidiary Guarantors on or with respect to the notes pursuant to the indenture will be made without withholding or deduction for any Taxes imposed by any Canadian Taxing Authority, unless required by law or the interpretation or administration thereof by the relevant Canadian Taxing Authority. If Videotron or any Subsidiary Guarantor (or any other payor) is required to withhold or deduct any amount on account of Taxes imposed by any Canadian Taxing Authority from any payment made under or with respect to any notes that are outstanding on the date of the required payment, it will:

(1)	make this withholding or deduction;

(2)	remit the full amount deducted or withheld to the relevant government authority in accordance with applicable law;

(3)	pay the additional amounts, which we refer to as “Additional Amounts,” as may be necessary so that the net amount received by each holder (including Additional Amounts) after this withholding or deduction will not be less than the amount the holder would have received if these Taxes had not been withheld or deducted;

(4)	furnish to the holders, within 30 days after the date the payment of any Taxes is due, certified copies of tax receipts evidencing this payment by Videotron or such Subsidiary Guarantor;

(5)	indemnify and hold harmless each holder (other than an Excluded Holder, as defined below) for the amount of (a) any Taxes paid by each such holder as a result of payments made on or with respect to the notes, (b) any liability (including penalties, interest and expenses) arising from or with respect to these payments and (c) any Taxes imposed with respect to any reimbursement under (a) or (b), but excluding any of these Taxes that are in the nature of Taxes on net income, taxes on capital, franchise taxes, net worth taxes and similar taxes; and

(6)	at least 30 days prior to each date on which any payment under or with respect to the notes is due and payable, if Videotron or any Subsidiary Guarantor becomes obligated to pay Additional Amounts with respect to such payment, deliver to the trustee an officers’ certificate stating the amounts so payable and such other information necessary to enable the trustee to pay these Additional Amounts to holders on the payment date.

Notwithstanding the foregoing, no Additional Amounts will be payable to a person (an “Excluded Holder”) in respect of a payment made to such person under or with respect to a note:

(1)	if such person is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of notes or the receipt of payments thereunder;

(2)	if such person waives its right to receive Additional Amounts;

(3)	if Videotron or such Subsidiary Guarantor does not deal at arm’s length, within the meaning of the Income Tax Act (Canada), with such person at the time of such payment; or

(4)	if Videotron or such Subsidiary Guarantor does not deal at arm’s length, within the meaning of the Income Tax Act (Canada), with another person to whom Videotron or such Subsidiary Guarantor has an obligation to pay an amount in respect of the note.

Whenever in the indenture there is mentioned, in any context, the payment of principal, premium, if any, redemption price, Change of Control Payment, offer price and interest, special interest or any other amount payable under or with respect to any note, this mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable.

The obligations described under this heading will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to Videotron or any Subsidiary Guarantor, as applicable, is organized or any political subdivision or taxing authority or agency thereof or therein.

It is understood for purposes of this heading that the determination of the amount of Additional Amounts shall be made at the beneficial owner level.

Mandatory Redemption

Except as described below under the caption “— Repurchase at the Option of Holders,” Videotron is not required to make mandatory redemption or sinking fund payments with respect to, or offers to purchase, the notes.

Repurchase at the Option of Holders

Change of Control

Within 30 days following any Change of Control, Videotron will mail a notice to the trustee and each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, pursuant to the procedures required by the indenture and described in the notice. If a Change of Control occurs, each holder of notes will have the right to require Videotron to repurchase all or any part, equal to US$2,000 or an integral multiple of US$1,000 in excess thereof, of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Videotron will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and special interest, if any, on the notes repurchased, to (but excluding) the date of purchase. The Change of Control Payment Date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed. Videotron will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Videotron will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of this conflict.

On the Change of Control Payment Date, Videotron will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by Videotron.

The paying agent will promptly mail or wire transfer to each holder of notes properly tendered the Change of Control Payment for these notes, and Videotron will execute and issue a new note, and the trustee upon receipt of an authentication order will promptly authenticate and deliver (or cause to be transferred by book-entry) to each such holder a new note equal in a principal amount equal to any unpurchased portion of the notes surrendered, if any; provided, however, that each such new note will be in a principal amount of US$2,000 or an integral multiple of US$1,000 in excess thereof.

Videotron will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Videotron to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Videotron repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Videotron will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Videotron and purchases all notes or portions of notes properly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Videotron and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the obligation of Videotron to make a Change of Control Offer and the ability of a holder of notes to require Videotron to repurchase such notes pursuant to such an offer as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Videotron and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

In addition to the obligations of Videotron under the indenture with respect to the notes in the event of a Change of Control, the Credit Agreement provides that certain change of control events with respect to Videotron would constitute a default under such agreement. In addition, any future credit facilities or other agreements relating to Indebtedness to which Videotron becomes a party may prohibit or otherwise limit Videotron from purchasing any notes prior to their maturity, and may also provide that certain change of control events with respect to Videotron would constitute a default thereunder. In the event a Change of Control occurs at a time when Videotron is prohibited from purchasing notes, Videotron could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such restrictions. If Videotron does not obtain such a consent or repay such borrowings, Videotron will remain prohibited or otherwise restricted from purchasing notes. In addition, there can be no assurance that Videotron will have sufficient financial resources available to purchase the notes at the time of a Change of Control. In such case, Videotron’s failure to purchase tendered notes would constitute an Event of Default under the indenture. See “Risk Factors— Risks Relating to the notes — We may not be able to finance an offer to purchase the notes following a change of control as required by the indenture governing the notes because we may not have sufficient funds at the time of the change of control or our senior secured credit facilities may not allow the repurchases.”

Asset Sales

Videotron will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	Videotron, or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration received in the Asset Sale by Videotron or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

(a)	any Indebtedness or other liabilities, as shown on Videotron’s or such Restricted Subsidiary’s most recent balance sheet, of Videotron or any Restricted Subsidiary (other than contingent liabilities and Indebtedness that are by their terms pari passu with the notes or any Subsidiary Guarantee and liabilities to the extent owed to Videotron or any Affiliate of Videotron) that are assumed by the transferee of any such assets pursuant to a written agreement that releases Videotron or such Restricted Subsidiary from further liability with respect to such Indebtedness or liabilities; and

(b)	any securities, notes or other obligations received by Videotron or any such Restricted Subsidiary from such transferee that are converted within 180 days of the applicable Asset Sale by Videotron or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Videotron may apply those Net Proceeds at its option:

(1)	to permanently repay or reduce (i) Indebtedness, other than Subordinated Indebtedness, of Videotron or a Subsidiary Guarantor secured by such assets, (ii) Indebtedness of Videotron or a Subsidiary Guarantor under Credit Facilities or other Indebtedness of Videotron that is by its terms pari passu with the notes, or (iii) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, and, in each case, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)	to acquire, or enter into a binding agreement to acquire, all or substantially all of the assets (other than cash, Cash Equivalents and securities) of any Person engaged in a Permitted Business; provided, however, that any such commitment shall be subject only to customary conditions (other than financing), and such acquisition shall be consummated no later than 180 days after the end of this 360-day period;

(3)	to acquire, or enter into a binding agreement to acquire, Voting Stock of a Person engaged in a Permitted Business from a Person that is not an Affiliate of Videotron; provided, however, that such commitment shall be subject only to customary conditions (other than financing) and such acquisition shall be consummated no later than 180 days after the end of such 360-day period; and provided, further, however, that (a) after giving effect thereto, the Person so acquired becomes a Restricted Subsidiary of Videotron and (b) such acquisition is otherwise made in accordance with the indenture, including, without limitation, the covenant described under the caption “— Covenants — Restricted Payments”; or

(4)	to acquire, or enter into a binding agreement to acquire, other long-term assets (other than securities) that are used or useful in a Permitted Business; provided, however, that such commitment shall be subject only to customary conditions (other than financing) and such acquisition shall be consummated no later than 180 days after the end of this 360-day period.

Pending the final application of any Net Proceeds, Videotron may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied, invested or segregated from the general funds of Videotron for investment in identified assets pursuant to a binding agreement, in each case as provided in the preceding paragraph will constitute Excess Proceeds; provided, however, that the amount of any Net Proceeds that ceases to be so segregated as contemplated above shall also constitute “Excess Proceeds” at the time any such Net Proceeds cease to be so segregated; provided further, however, that the amount of any Net Proceeds that continues to be segregated for investment and that is not actually reinvested within twenty-four months from the date of the receipt of such Net Proceeds shall also constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds US$100.0 million, Videotron will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu in right of payment with the notes or any Subsidiary Guarantee containing provisions similar to those set forth in the indenture relating to the notes with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the notes and such other pari passu Indebtedness, plus accrued and unpaid interest and special interest, if any, to (but excluding) the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer and all holders of notes have been given the opportunity to tender their notes for purchase in accordance with the Asset Sale Offer and the indenture, Videotron may use these Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the notes and such other pari passu Indebtedness shall be purchased on a pro rata basis (subject to notes being in denominations of US$2,000 or integral multiples of US$1,000 in excess thereof) based on the principal amount of notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Videotron will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the indenture, Videotron will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1)	if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)	if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

No notes of less than US$2,000 will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the date of redemption to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note at Videotron’s expense. notes called for redemption become irrevocably due and payable on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of them called for redemption, provided that the redemption price has been paid or set aside as provided in the indenture.

Covenants

Covenant Termination

The indenture provides that, if, on any date following the Issue Date, (i) the notes reach Investment Grade Status and (ii) no Default has occurred and is continuing under the indenture, then, beginning on that date and continuing at all times thereafter regardless of any subsequent changes in the ratings of the notes, Videotron will be under no obligation to comply with the terms and conditions described under the captions “Asset Sales,” “—Restricted Payments,” “—Incurrence of Indebtedness and Issuance of Preferred Shares,” “—Dividend and Other Payment Restrictions Affecting Subsidiaries,” “—Transactions with Affiliates,” “—Business Activities,” clause (i) of the last paragraph of the covenant “—Designation of Restricted and Unrestricted Subsidiaries” and each clause (4) under each of the first two paragraphs under the caption “—Merger, Consolidation or Sale of Assets,” and such covenants shall cease to apply to the notes. There can be no assurance that the notes will ever achieve or maintain Investment Grade Status.

Restricted Payments

Videotron will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of Videotron’s or any of its Restricted Subsidiaries’ Equity Interests, including, without limitation, any payment in connection with any merger or consolidation involving Videotron or any of its Restricted Subsidiaries, or to the direct or indirect holders of Videotron’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such, other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock or Back-to-Back Securities) of Videotron or to Videotron or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Videotron or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis);

(2)	purchase, redeem or otherwise acquire or retire for value, including, without limitation, in connection with any merger or consolidation involving Videotron, any Equity Interests of Videotron, other than such Equity Interests of Videotron held by Videotron or any of its Restricted Subsidiaries;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Back-to-Back Securities or Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except, in the case of Indebtedness that is subordinated to the notes or the Subsidiary Guarantees (other than Back-to-Back Securities and the 2003 QMI Subordinated Loan), a payment of interest at, or within one year of, the Stated Maturity of such interest or principal at or within one year of the Stated Maturity of principal of such Indebtedness; provided that any accretion or payment-in-kind of interest on the 2003 QMI Subordinated Loan, to the extent such accretion or payment is not made in cash, will not be a Restricted Payment;

(4)	make any Restricted Investment; or

(5)	pay any amount of Management Fees (including Deferred Management Fees) to a Person other than Videotron or a Restricted Subsidiary.

(all such payments and other actions set forth in clauses (1) through (5) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2)	Videotron would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable fiscal quarter, have been permitted to incur at least US$1.00 of additional Indebtedness, other than Permitted Debt, pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Shares;” and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by Videotron and its Restricted Subsidiaries after October 8, 2003, excluding Restricted Payments made pursuant to clauses (2), (3), (4), (6), (7), (8), (9) and (10) of the next succeeding paragraph, shall not exceed, at the date of determination, the sum, without duplication, of:

(a)	an amount equal to Videotron’s Consolidated Cash Flow from October 1, 2003 to the end of Videotron’s most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less 1.5 times Videotron’s Consolidated Interest Expense from October 1, 2003 to the end of Videotron’s most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period (or, if such amount for such period is a deficit, minus 100% of such deficit); plus

(b)	an amount equal to 100% of Capital Stock Sale Proceeds, less any such Capital Stock Sale Proceeds used in connection with:

(i)	an Investment made pursuant to clause (6) of the definition of “Permitted Investments;” or

(ii)	an incurrence of Indebtedness pursuant to clause (8) of the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Shares;” plus

(c)	to the extent that any Restricted Investment that was made after October 8, 2003 is sold for cash or otherwise liquidated or repaid for cash (except to the extent any such payment or proceeds are included in the calculation of Consolidated Cash Flow), the lesser of (i) the cash return of capital with respect to such Restricted Investment, less the cost of disposition, if any, and (ii) the initial amount of such Restricted Investment; plus

(d)	to the extent that the Board of Directors of Videotron designates any Unrestricted Subsidiary that was designated as such after October 8, 2003 as a Restricted Subsidiary, the lesser of (i) the aggregate Fair Market Value of all Investments owned by Videotron and its Restricted Subsidiaries in such Subsidiary at the time such Subsidiary was designated as an Unrestricted Subsidiary and (ii) the then aggregate Fair Market Value of all Investments owned by Videotron and its Restricted Subsidiaries in such Unrestricted Subsidiary.

The preceding provisions will not prohibit:

(1)	so long as no Default has occurred and is continuing or would be caused thereby, the payment of any dividend within 60 days after the date the dividend is declared, if at that date of declaration such payment would have complied with the provisions of the indenture; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(2)	so long as no Default has occurred and is continuing or would be caused thereby, the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of Videotron or any Subsidiary Guarantor or of any Equity Interests of Videotron in exchange for, or out of the net cash proceeds of the substantially concurrent sale, other than to a Subsidiary of Videotron or an employee stock ownership plan or to a trust established by Videotron or any Subsidiary of Videotron for the benefit of its employees, of, Equity Interests of Videotron (other than Disqualified Stock or Back-to-Back Securities); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

(3)	so long as no Default has occurred and is continuing or would be caused thereby, the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of Videotron or any Subsidiary Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)	any payment by Videotron or a Restricted Subsidiary of Videotron to any one of the other of them;

(5)	so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value by Videotron of any Equity Interests of Videotron held by any member of Videotron’s, or any of its Subsidiaries’, management pursuant to any management equity subscription agreement or stock option agreement in effect as October 8, 2003; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed US$5.0 million in any twelve-month period;

(6)	payments of any kind made in connection with or in respect of Back-to-Back Securities; provided, however, that to the extent such payments are made to Affiliates of Videotron (other than its Subsidiaries), all corresponding payments required to be paid by such Affiliates pursuant to the related Back-to-Back Securities shall be received, immediately prior to or concurrently with any such payments, by all applicable Videotron Entities;

(7)	so long as no Default has occurred and is continuing or would be caused thereby, any Tax Benefit Transaction;

(8)	so long as no Default has occurred and is continuing or would be caused thereby, the payment of any Management Fees or other similar expenses by Videotron to its direct or indirect parent company for bona fide services (including reimbursement for expenses incurred in connection with, or allocation of corporate expenses in relation to, providing such services) provided to, and directly related to the operations of, Videotron and its Restricted Subsidiaries, in an aggregate amount not to exceed 1.5% of Consolidated Revenues in any twelve-month period;

(9)	so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed US$100.0 million since October 8, 2003; and

(10)	so long as no Default has occurred and is continuing or would be caused thereby and the Debt to Cash Flow Ratio is no greater than 5.0 to 1 (calculated on a pro forma basis as if such payment, including any related financing transaction, had occurred at the beginning of the applicable fiscal quarter), the payment of dividends or distributions to Quebecor Media Inc. or the repayment of the 2003 QMI Subordinated Loan, in an aggregate amount not to exceed $200.0 million since October 8, 2003.

The amount of any Restricted Payment, other than those effected in cash, shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Videotron or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

For purposes of this “Restricted Payments” covenant, if (i) any Videotron Entity ceases to be the obligor under or issuer of any Back-to-Back Securities and a Person other than a Videotron Entity becomes the obligor thereunder (or the issuer of any Back-to-Back Preferred Shares) or (ii) any Restricted Subsidiary that is an obligor under or issuer of any Back-to-Back Securities ceases to be a Restricted Subsidiary other than by consolidation or merger with Videotron or another Restricted Subsidiary, then Videotron or such Restricted Subsidiary shall be deemed to have made a Restricted Payment in an amount equal to the accreted value of such Back-to-Back Debt (or the subscription price of any Back-to-Back Preferred Shares) at the time of the assumption thereof by such other Person or at the time such Restricted Subsidiary ceases to be a Restricted Subsidiary.

As of December 31, 2011, we would have been permitted to make Restricted Payments of approximately $2.7 billion under the indenture governing the notes offered hereby and under the other indentures governing our other outstanding series of Existing Notes.

Incurrence of Indebtedness and Issuance of Preferred Shares

Videotron will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, including Acquired Debt, and Videotron will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Preferred Shares; provided, however, that Videotron may incur Indebtedness, including Acquired Debt, or issue Disqualified Stock, and the Subsidiary Guarantors may incur Indebtedness, including Acquired Debt, or issue Preferred Shares, if Videotron’s Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Shares, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom, taking into account any substantially concurrent transactions related to such incurrence, as if the same had occurred at the beginning of the most recently ended full fiscal quarter of Videotron for which internal financial statements are available, would have been no greater than 5.5 to 1.0.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Preferred Shares or Disqualified Stock, which we refer to collectively as “Permitted Debt:”

(1)	the incurrence by Videotron or a Subsidiary Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Videotron and the Restricted Subsidiaries thereunder) not to exceed an aggregate of Cdn$1.5 billion, less the aggregate amount of all Net Proceeds of Asset Sales applied by Videotron or any Restricted Subsidiaries subsequent to October 8, 2003 to permanently repay Indebtedness under a Credit Facility (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the covenant described under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(2)	the incurrence by Videotron and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by (a) Videotron of Indebtedness represented by the initial notes issued on the Issue Date and the exchange notes to be issued in exchange for such notes and in exchange for any Additional Notes and (b) the Subsidiary Guarantors of Indebtedness represented by the Subsidiary Guarantees relating to the notes issued on the Issue Date and the Exchange Guarantees issued in exchange for such Subsidiary Guarantees and in exchange for the Subsidiary Guarantees relating to any Additional Notes;

(4)	the incurrence by Videotron or a Subsidiary Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Videotron or such Subsidiary Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (i) US$200.0 million and (ii) 7.5% of Videotron’s Consolidated Net Tangible Assets at any time outstanding;

(5)	the incurrence by Videotron or any Subsidiary Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness, other than intercompany Indebtedness, that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3) and (4) of this paragraph;

(6)	the incurrence by Videotron or any Restricted Subsidiary of intercompany Indebtedness between or among Videotron and any of its Restricted Subsidiaries; provided, however, that:

(a)	if Videotron or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of Videotron, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor, and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Videotron or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Videotron or a Restricted Subsidiary of Videotron will be deemed, in each case, to constitute an incurrence of such Indebtedness by Videotron or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by Videotron of Disqualified Stock or by any of its Restricted Subsidiaries of Preferred Shares solely to or among Videotron and any of its Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock or Preferred Shares being held by a Person other than Videotron or a Restricted Subsidiary and (ii) any sale or other transfer of any such Disqualified Stock or Preferred Shares to a Person that is not either Videotron or a Restricted Subsidiary will be deemed, in each case, to constitute an issuance of such Disqualified Stock by Videotron or Preferred Shares by any of its Restricted Subsidiaries, as the case may be, that was not permitted by this clause (7);

(8)	the incurrence by Videotron or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of Videotron or such Restricted Subsidiary and not for speculative purposes; provided, however, that, in the case of:

(a)	any Interest Rate Agreement, the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates; and

(b)	any Currency Exchange Protection Agreement, such Hedging Obligation does not increase the principal amount of Indebtedness of Videotron or such Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(9)	the guarantee by Videotron or a Subsidiary Guarantor of Indebtedness of Videotron or a Subsidiary Guarantor that was permitted to be incurred by another provision of this covenant;

(10)	the incurrence by Videotron or any Subsidiary Guarantor of Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed the greater of (i) US$150.0 million and (ii) 5.0% of Videotron’s Consolidated Net Tangible Assets;

(11)	the incurrence by Videotron or any of its Restricted Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed US$150.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by Videotron or any Restricted Subsidiaries subsequent to the Issue Date to permanently repay such Indebtedness (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the covenant described under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(12)	the issuance of Preferred Shares by Videotron’s Unrestricted Subsidiaries or the incurrence by Videotron’s Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, that event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Videotron that was not permitted by this clause (12);

(13)	the incurrence by Videotron or any of its Restricted Subsidiaries of Indebtedness arising from agreements of Videotron or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn out obligations or other similar obligations, in each case incurred or assumed in connection with a transaction permitted by the indenture;

(14)	the issuance of Indebtedness or Preferred Shares or Disqualified Stock in connection with a Tax Benefit Transaction; and

(15)	Non-Recourse Accounts Receivable Entity Indebtedness incurred by any Accounts Receivable Entity in a Qualified Receivables Transaction.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or Preferred Shares in the form of additional shares of the same class of Disqualified Stock or Preferred Shares (to the extent provided for when the Indebtedness, Disqualified Stock or Preferred Shares on which such interest or dividend is paid was originally issued) will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Shares for purposes of this covenant; provided that in each case the amount thereof is for all other purposes included in the Consolidated Interest Expense and Indebtedness of Videotron or its Restricted Subsidiary as accrued.

Neither Videotron nor any Subsidiary Guarantor will incur any Indebtedness, including Permitted Debt, that is contractually subordinated in right of payment to any other Indebtedness of Videotron or such Subsidiary Guarantor, as applicable, unless such Indebtedness is also contractually subordinated in right of payment to the notes or the Subsidiary Guarantee, as applicable, on substantially identical terms; provided, however, that no Indebtedness of Videotron or a Subsidiary Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Videotron or such Subsidiary Guarantor, as applicable, solely by virtue of collateral or the lack thereof.

Notwithstanding any other provision of this “Incurrence of Indebtedness and Issuance of Preferred Shares” covenant, the maximum amount of Indebtedness that may be incurred pursuant to this covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Shares” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Videotron will be permitted to classify such item of Indebtedness on the date of its incurrence or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the second paragraph of this covenant.

Liens

Videotron will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist or become effective any Lien of any kind on any asset owned on October 8, 2003 or thereafter acquired, except Permitted Liens, unless Videotron or such Restricted Subsidiary has made or will make effective provision to secure the notes and any applicable Subsidiary Guarantees equally and ratably with the obligations of Videotron or such Restricted Subsidiary secured by such Lien for so long as such obligations are secured by such Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

Videotron will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Equity Interests to Videotron or any other Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any liabilities owed to Videotron or any other Restricted Subsidiary;

(2)	make loans or advances, or guarantee any such loans or advances, to Videotron or any other Restricted Subsidiary; or

(3)	transfer any of its properties or assets to Videotron or any other Restricted Subsidiary.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements governing Existing Indebtedness and Credit Facilities as in effect on October 8, 2003 and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness and Credit Facilities, as in effect on October 8, 2003;

(2)	the indenture and the notes;

(3)	applicable law or any applicable rule, regulation or order;

(4)	any instrument governing Indebtedness or Capital Stock of a Person acquired by Videotron or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred at the time of such acquisition;

(5)	customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(6)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

(7)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)	Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; provided, further, however, that if such Permitted Refinancing Indebtedness could not be entered into on commercially reasonable terms without the inclusion of dividend and other payment restrictions that are materially more restrictive than those contained in the existing Indebtedness (as determined in good faith by the Board of Directors of Videotron), Videotron or its Restricted Subsidiary may enter into such Permitted Refinancing Indebtedness, provided, that the dividend and other payment restrictions contained therein will not materially impair Videotron’s ability to make payments on the notes (as determined in good faith by the Board of Directors of Videotron);

(9)	Liens securing Indebtedness that is permitted to be secured without also securing the notes or the applicable Subsidiary Guarantee pursuant to the covenant described under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to any such Lien;

(10)	provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12)	any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (a) the encumbrance or restriction applies only upon a payment or financial covenant default or event of default contained in such Indebtedness or agreement, (b) such encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined in good faith by the Board of Directors of Videotron) and (c) such encumbrance or restriction will not materially impair Videotron’s ability to make payments on the notes (as determined in good faith by the Board of Directors of Videotron); and

(13)	Non-Recourse Accounts Receivable Entity Indebtedness or other contractual requirements of an Accounts Receivable Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Accounts Receivables Entity or the receivables which are subject to the Qualified Receivables Transaction.

Merger, Consolidation or Sale of Assets

Videotron may not directly or indirectly, (i) consolidate, merge or amalgamate with or into another Person, whether or not Videotron is the surviving corporation, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Videotron and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless, in either case,

(1)	either (a) Videotron is the surviving corporation, or (b) the Person formed by or surviving any such consolidation, merger or amalgamation (if other than Videotron) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia, Canada or any province or territory of Canada;

(2)	the Person formed by or surviving any such consolidation, merger or amalgamation (if other than Videotron) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made expressly assumes all the obligations of Videotron under the notes and the indenture and, if applicable, the registration rights agreement, pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after giving effect to such transaction no Default or Event of Default exists; and

(4)	Videotron or the Person formed by or surviving any such consolidation, merger or amalgamation, if other than Videotron, or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable fiscal quarter, be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Shares.”

Unless in connection with a disposition by Videotron or a Subsidiary Guarantor of its entire ownership interest in a Subsidiary Guarantor or all or substantially all the assets of a Subsidiary Guarantor permitted by, and in accordance with the applicable provisions of, the indenture (including without limitation the covenant described above under “— Repurchase at the Option of Holders — Asset Sales”), Videotron will cause each Subsidiary Guarantor not to directly or indirectly, (i) consolidate, merge or amalgamate with or into another Person, whether or not such Subsidiary Guarantor is the surviving corporation, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Subsidiary Guarantor, in one or more related transactions, to another Person, unless, in either case,

(1)	either (a) such Subsidiary Guarantor is the surviving corporation, or (b) the Person formed by or surviving any such consolidation, merger or amalgamation (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States, the District of Columbia, Canada or any province or territory of Canada;

(2)	the Person formed by or surviving any such consolidation, merger or amalgamation, if other than such Subsidiary Guarantor, or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made expressly assumes all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and the indenture and, if applicable, the registration rights agreement, pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after giving effect to such transaction no Default or Event of Default exists; and

(4)	such Subsidiary Guarantor or the Person formed by or surviving any such consolidation, merger or amalgamation, if other than such Subsidiary Guarantor, or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable fiscal quarter, be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Shares.”

In addition, Videotron will not, and will cause each Subsidiary Guarantor not to, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Clause (4) of each of the two preceding paragraphs above of this “Merger, Consolidation or Sale of Assets” covenant will not apply to a merger, consolidation or amalgamation, or a sale, assignment, transfer, conveyance or other disposition of assets, between or among Videotron and any of its Restricted Subsidiaries.

Transactions with Affiliates

Videotron will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer, exchange or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, officer or director of Videotron, each, an Affiliate Transaction, unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to Videotron or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s length transaction by Videotron or such Restricted Subsidiary with an unrelated Person; and

(2)	with respect to any Affiliate Transaction or series of related Affiliate Transactions with a fair market value in excess of US$50.0 million, such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of Videotron; provided, that if the fair market value exceeds US$100.0 million, the approval of the disinterested members of the Board of Directors of Videotron shall be based upon an opinion or appraisal issued by an independent accounting, appraisal or investment banking firm of national standing in the United States or Canada; provided, further, however, that no such opinion or appraisal shall be required in respect of Consolidation Transactions.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement entered into by Videotron or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Videotron or such Restricted Subsidiary;

(2)	transactions between or among Videotron and/or its Restricted Subsidiaries;

(3)	transactions with a Person that is an Affiliate of Videotron solely because Videotron owns an Equity Interest in such Person, provided such transactions are on terms that are no less favorable to Videotron or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s length transaction by Videotron or such Restricted Subsidiary with an unrelated Person;

(4)	payment of reasonable directors fees to Persons who are not otherwise Affiliates of Videotron;

(5)	sales of Equity Interests of Videotron, other than Disqualified Stock or Back-to-Back Securities, to Affiliates of Videotron;

(6)	any agreement or arrangement as in effect on October 8, 2003 or any amendment thereto or any transaction contemplated thereby, including pursuant to any amendment thereto, in any replacement agreement or arrangement thereto so long as any such amendment or replacement agreement or arrangement is not more disadvantageous to Videotron or its Restricted Subsidiaries, as the case may be, in any material respect than the original agreement as in effect on October 8, 2003;

(7)	Restricted Payments that are permitted by the provisions of the indenture described under the caption “— Restricted Payments;”

(8)	Permitted Investments;

(9)	any Tax Benefit Transaction; and

(10)	Transactions effected as part of a Qualified Receivables Transaction.

Future Guarantors

Videotron will cause each Person that becomes a Wholly Owned Restricted Subsidiary of Videotron following the Issue Date to become a Subsidiary Guarantor and to execute a supplemental indenture and deliver an opinion of counsel to the trustee. In addition, Videotron will not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee any other Indebtedness (including any Back-to-Back Debt) of Videotron or any of its Restricted Subsidiaries,

unless such Restricted Subsidiary is a Subsidiary Guarantor or simultaneously executes and delivers a supplemental indenture providing for a Subsidiary Guarantee of the payment of the notes by such Restricted Subsidiary, which Subsidiary Guarantee shall be senior to or pari passu with such Subsidiary’s guarantee of such other Indebtedness. The form of the Subsidiary Guarantee is attached as an exhibit to the indenture.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Videotron may designate any Subsidiary to be an Unrestricted Subsidiary if such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	does not own any Equity Interests of any Restricted Subsidiary of Videotron, or hold any Liens on any property of Videotron or any of its Restricted Subsidiaries;

(3)	is not party to any agreement, contract, arrangement or understanding with Videotron or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Videotron or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Videotron;

(4)	is a Person with respect to which neither Videotron nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(5)	except in the case of a Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the indenture, has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Videotron or any of its Restricted Subsidiaries;

(6)	has at least one director on its Board of Directors that is not a director or executive officer of Videotron or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Videotron or any of its Restricted Subsidiaries; and

(7)	that designation would not cause a Default or Event of Default.

Any designation of a Subsidiary of Videotron as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described under the caption “— Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Preferred Shares of such Subsidiary shall be deemed to be issued and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Videotron as of such date, and, if such Preferred Shares are not permitted to be issued or such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Shares,” Videotron will be in default of such covenant.

If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Videotron and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “— Restricted Payments” or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as Videotron shall determine. That designation will be permitted only if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Subsidiary shall be released from any Subsidiary Guarantee previously made by such Subsidiary.

The Board of Directors of Videotron may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Videotron of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Shares,” calculated on a pro forma basis as if such designation had occurred at the beginning of the most recently ended full fiscal quarter for which internal financial statements are available; (ii) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under the covenant described above under the caption “— Restricted Payments” (in the event that the notes have reached Investment Grade Status and the covenant described under “—Restricted Payments” has therefore ceased to apply, any calculation required to be effected under this clause (ii) shall be effected as if such covenant had been applicable at all times since the Issue Date); (iii) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “— Liens;” and (iv) no Default or Event of Default would be in existence immediately following such designation.

Business Activities

Videotron will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Businesses, except to such extent as would not be material to Videotron and its Restricted Subsidiaries taken as a whole.

Reports

For so long as Videotron is required, pursuant to any of the respective indentures governing any of our outstanding series of Existing Notes, to file reports with the SEC, Videotron shall (for so long as any notes remain outstanding) file with the SEC and furnish to the holders of the notes and the trustee:

(1)	within 120 days after the end of each fiscal year, annual reports on the SEC’s Form 20-F or Form 40-F, as applicable, or any successor form; and

(2)	(a) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on the SEC’s Form 10-Q, or any successor form, or (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on the SEC’s Form 6-K, or any successor form, which in each case, regardless of applicable requirements, shall, at a minimum, contain a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

Each such report shall be deemed to be delivered to the holders of the notes and the trustee if Videotron either files (or furnishes, as the case may be) such report with the SEC through the SEC’s EDGAR database (or successor database thereto), posts such report on its public website or furnishes such report to the trustee. If Videotron is no longer required under any of the respective indentures governing any outstanding series of the Existing Notes, applicable law or otherwise to file such reports with the SEC and no longer does so, Videotron shall instead furnish to the holders of the notes and the trustee:

(1)	within 120 days after the end of each fiscal year, annual audited financial statements; and

(2)	within 60 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited interim financial statements;

in each case together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which shall be deemed to be delivered to the holders of the notes and the trustee if Videotron furnishes such reports to the trustee or posts them on its public website.

If Videotron has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of Videotron and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Videotron.

For so long as any notes remain outstanding, Videotron will furnish to the holders of the notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Payments for Consent

Videotron will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Accounting Changes

For the purposes of the indenture, any failure to comply with any covenant or agreement under the indenture (other than the covenants described under “—Restricted Payments” and the first paragraph under “—Incurrence of Indebtedness and Issuance of Preferred Shares”) that results solely from a change in GAAP, shall, to the extent that the underlying transactions, items or incurrences (including, without limitation, Liens and items of Indebtedness) (or portions thereof) cannot be reclassified in a manner that results in compliance with the relevant covenant or agreement, be permitted and shall, solely to the extent of the non-compliance, be deemed not to be a failure to comply with such covenant or agreement.

Events of Default and Remedies

Each of the following is an Event of Default:

(1)	default for 30 days in the payment when due of interest on, including Additional Amounts or special interest, if any, or with respect to, the notes;

(2)	default in payment, when due at Stated Maturity, upon acceleration, redemption, required repurchase or otherwise, of the principal of, or premium, if any, on the notes;

(3)	failure by Videotron or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Repurchase at the Option of Holders,” “— Covenants — Incurrence of Indebtedness and Issuance of Preferred Shares,” “— Covenants — Restricted Payments” or “— Covenants — Merger, Consolidation or Sale of Assets;”

(4)	failure by Videotron or any Restricted Subsidiary for 30 days after written notice thereof has been given to Videotron by the trustee or to Videotron and the trustee by the holders of at least 25% of the aggregate principal amount of the notes outstanding to comply with any of its other covenants or agreements in the indenture;

(5)	default under any mortgage, hypothec, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by Videotron or any of its Restricted Subsidiaries, or the payment of which is guaranteed by Videotron or any of its Restricted Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness when due at the final maturity of such Indebtedness, which is referred to as a Payment Default; or

(b)	results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates US$25.0 million or more;

(6)	failure by Videotron or any of its Restricted Subsidiaries to pay final, non-appealable judgments aggregating in excess of US$25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)	any Subsidiary Guarantee of a Significant Subsidiary ceases, or the Subsidiary Guarantees of any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary cease, to be in full force and effect (other than in accordance with the terms of any such Subsidiary Guarantee) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee, or a group of Subsidiary Guarantors that, when taken together, would constitute a Significant Subsidiary deny or disaffirm their obligations under their respective Subsidiary Guarantees; and

(8)	certain events of bankruptcy or insolvency described in the indenture with respect to Videotron or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Videotron, any of its Significant Subsidiaries, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if and so long as it determines in good faith that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal and interest or special interest, if any.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default (i) in the payment of interest or special interest on or the principal of the notes and (ii) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each note affected by such modification or amendment. The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. A holder may not pursue any remedy with respect to the indenture or the notes unless:

(1)	the holder gives the trustee written notice of a continuing Event of Default;

(2)	the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

(3)	such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4)	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

In the case of any Event of Default with respect to the notes occurring by reason of any willful action or inaction taken or not taken by or on behalf of Videotron with the intention of avoiding payment of the premium that Videotron would have had to pay if Videotron then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

Videotron is required to deliver to the trustee within 120 days after the end of each fiscal year a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Videotron is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Shareholders

No past, present or future director, officer, employee, incorporator or shareholder of Videotron or any Subsidiary Guarantor, as such, shall have any liability for any obligations of Videotron or the Subsidiary Guarantors under the notes or the indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under applicable securities laws.

Legal Defeasance and Covenant Defeasance

Videotron may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes, and release each Subsidiary Guarantor from all of its obligations under its Subsidiary Guarantee, which we refer to as Legal Defeasance, except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Additional Amounts and special interest, if any, on such notes when such payments are due solely from the trust referred to below;

(2)	Videotron’s obligation with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and Videotron’s and the Subsidiary Guarantor’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture.

In addition, Videotron may, at its option and at any time, elect to have the obligations of Videotron released with respect to certain covenants that are described in the indenture, and release each Subsidiary Guarantor from all of its obligations under its Subsidiary Guarantee with respect to these covenants, which we refer to as Covenant Defeasance, and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events described under the caption “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	Videotron must irrevocably deposit with the trustee in trust, for the benefit of the holders of the notes cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay the principal of, or interest and premium and Additional Amounts and special interest, if any, on the outstanding notes on the Stated Maturity or on the applicable date of redemption, as the case may be, and Videotron must specify whether the notes are being defeased to maturity or to a particular date of redemption;

(2)	in the case of Legal Defeasance, Videotron shall have delivered to the trustee an opinion of United States counsel reasonably acceptable to the trustee confirming that (a) Videotron has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and Videotron shall have delivered to the trustee an opinion of Canadian counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Legal Defeasance and will be subject to Canadian federal income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Videotron shall have delivered to the trustee an opinion of United States counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and Videotron shall have delivered to the trustee an opinion of Canadian counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal income tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default shall have occurred and be continuing either (a) on the date of such deposit or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit, other than, in each case, a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which Videotron or any of its Subsidiaries is a party or by which Videotron or any of its Subsidiaries is bound;

(6)

Videotron must have delivered to the trustee an opinion of United States counsel to the effect that, (a) assuming no intervening bankruptcy of Videotron or any Subsidiary Guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder is an “insider” of Videotron under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and (b) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(7)	Videotron must deliver to the trustee an officers’ certificate stating that the deposit was not made by Videotron with the intent of preferring the holders of notes over the other creditors of Videotron with the intent of defeating, hindering, delaying or defrauding creditors of Videotron or others;

(8)	if the notes are to be redeemed prior to their stated maturity, Videotron must deliver to the trustee irrevocable instructions to redeem all of the notes on the specified redemption date; and

(9)	Videotron must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, Videotron and the trustee may amend or supplement the indenture or the notes with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes), and any existing Default or Event of Default (except a continuing Default or Event of Default (i) in the payment of interest or special interest on, or the principal of, the notes and (ii) in respect of a covenant or provision under which the indenture cannot be modified or amended without the consent of the holder of each note affected by such modification or amendment) or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the Stated Maturity of any note or alter the provisions with respect to the redemption of the notes;

(3)	reduce the rate of or change the time for payment of interest, including special interest, if any, on any note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, or special interest, if any, on the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration;

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or special interest, if any, on the notes, or to institute suit for the enforcement of any payment on or with respect to such holders’ notes or any Subsidiary Guarantee;

(7)	amend, change or modify the obligation of Videotron to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the “— Repurchase at the Option of Holders — Asset Sales” covenant after the obligation to make such Asset Sale Offer has arisen or the obligation of Videotron to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the “— Repurchase at the Option of Holders — Change of Control” covenant after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(8)	except as otherwise permitted under the “— Covenants — Merger, Consolidation or Sale of Assets” covenant, consent to the assignment or transfer by Videotron or any Subsidiary Guarantor of any of their rights or obligations under the indenture;

(9)	subordinate the notes or any Subsidiary Guarantee to any other obligation of Videotron or the applicable Subsidiary Guarantor;

(10)	amend or modify any Subsidiary Guarantee in a manner that would adversely affect the holders of the notes or release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture (except in accordance with the terms of the indenture);

(11)	amend or modify the provisions described under the caption “— Payment of Additional Amounts”; or

(12)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Videotron and the trustee may amend or supplement the indenture or the notes:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of the obligations of Videotron or any Subsidiary Guarantor to holders of notes in the case of a merger, consolidation, or amalgamation or sale of all or substantially all of the assets of Videotron or such Subsidiary Guarantor, as the case may be; provided, however, that Videotron delivers to the trustee:

(a)	an opinion of United States counsel to the effect that holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such assumption by a successor corporation and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such assumption had not occurred, and

(b)	an opinion of Canadian counsel to the effect that holders of the notes will not recognize income, gain or loss for Canadian federal tax purposes as a result of such assumption by a successor corporation and will be subject to Canadian federal taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such assumption had not occurred;

(4)	to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)	to add additional guarantees with respect to the notes or release Subsidiary Guarantors from Subsidiary Guarantees as provided or permitted by the terms of the indenture;

(6)	provide for the issuance of Additional notes in accordance with the indenture;

(7)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(8)	to conform the text of the indenture or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the indenture or the notes, as set forth in an Officer’s Certificate.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to Videotron, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and Videotron or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the notes, cash in Canadian dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Additional Amounts, and accrued interest to (but excluding) the date of maturity or redemption;

(2)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Videotron or any Subsidiary Guarantor is a party or by which Videotron or any Subsidiary Guarantor is bound;

(3)	Videotron or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	Videotron has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the date of redemption, as the case may be.

In addition, in each case, Videotron must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of Videotron or any Subsidiary Guarantor, the indenture limits its rights to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the trustee will not be under an obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with this request.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to Videotron Ltd., 612 St. Jacques Street, Montréal, Québec, Canada H3C 4M8, Attention: Treasurer.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Judgments

Since substantially all of the assets of Videotron are outside the United States, any judgments obtained in the United States against Videotron, including judgments with respect to the payment of principal, premium, interest, special interest, Additional Amounts, Change of Control Payment, offer price, redemption price or other amounts payable under the notes, may not be collectible within the United States. Videotron’s head office is in Québec and its assets are located principally in Québec.

A court of competent jurisdiction in the Province of Quebec will, upon motion, recognize and, where applicable, declare enforceable, a final and conclusive judgment in personam of a federal or state court located in the Borough of Manhattan in the City of New York (the “New York Court”) for a sum certain that is not subject to ordinary remedy under New York law and is not impeachable as void or voidable under the laws of the State of New York (“New York Laws”), with respect to a claim arising out of the Indenture or the notes without reconsideration of the merits of the judgment subject to the following: (i) the New York Court rendering such judgment had jurisdiction over the subject matter and the parties, as determined under the laws of the Province of Quebec, over the judgment debtor and the subject matter of the action (although submission by Videotron and the Subsidiary Guarantors in the Indenture to the non-exclusive jurisdiction of the New York Court will be sufficient for that purpose); (ii) such judgment is final and enforceable in the jurisdiction in which it was rendered and is not subject to appeal; (iii) the judgment was not rendered in contravention of the fundamental principles of procedure and the outcome of such judgment is not manifestly inconsistent with public order as understood in international relations, as that term is applied by the courts of the Province of Quebec; (iv) a Quebec court may stay its ruling if there is another action pending in any jurisdiction between the same parties, based on the same facts and having the same object or if there is another subsisting judgment in any jurisdiction meeting the necessary conditions for recognition in the Province of Quebec relating to an action between the same parties, based on the same facts and having the same object; (v) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, taxation, expropriatory, penal or other laws of a public nature; (vi) under the Currency Act (Canada), a court of competent jurisdiction in the Province of Quebec may only give judgment in Canadian dollars, and, in enforcing a foreign judgment for a sum of money in foreign currency, a court of competent jurisdiction in the Province of Quebec converts the sum into Canadian currency at the rate of exchange prevailing on the date the judgment became enforceable at the place where it was rendered; (vii) the action or motion based upon or to recognize and enforce the judgment is commenced in the Province of Quebec within the applicable prescription period; (viii) the judgment is not contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments defined therein; (ix) the action or motion in the courts of the Province of Quebec on such judgment of the New York Court may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium or other similar laws of general application affecting the enforceability of creditor’s rights; and (x) if the judgment of the New York Court is rendered by default, the plaintiff must prove that the act of procedure initiating the proceedings was duly served on the defendant (in accordance with the laws of the place where such judgment was rendered, i.e., New York Laws), and a court of competent jurisdiction in the Province of Quebec may refuse recognition or enforcement of the judgment if the defendant proves that, owing to the circumstances, it was unable to learn of the act of procedure or it was not given sufficient time to offer its defense.

Videotron has been advised by its counsel, Norton Rose Canada LLP, that they know of no reason under the present laws of the Province of Quebec for avoiding recognition of judgments of a New York Court under the Indenture, or the notes, based upon public order as understood in international relations, as the term is applied by a court of competent jurisdiction in the Province of Quebec.

Book-Entry, Delivery and Form

Except as described below, we will initially issue the exchange notes in the form of one or more registered exchange notes in global form without coupons. We will deposit each global note on the date of the closing of this exchange offer with, or on behalf of, DTC in New York, New York, and register the exchange notes in the name of DTC or its nominee, or will leave these notes in the custody of the trustee.

DTC Procedures

For your convenience, we are providing you with a description of the operations and procedures of DTC, the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”). These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We are not responsible for these operations and procedures and urge you to contact the system or its participants directly to discuss these matters. DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book-entry changes in the accounts of these participants. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to DTC’s system is also indirectly available to other entities that clear through or maintain a direct or indirect custodial relationship with a direct participant. DTC may hold securities beneficially owned by other persons only through its participants and the ownership interests and transfers of ownership interests of these other persons will be recorded only on the records of the participants and not on the records of DTC.

DTC has also advised us that, in accordance with its procedures, upon deposit of the global notes, it will credit the accounts of the direct participants with an interest in the global notes, and it will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Both direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

Investors in the global notes may hold their interests in the notes directly through DTC if they are direct participants in DTC or indirectly through organizations that are direct participants in DTC. Investors in the global notes may also hold their interests in the notes through Euroclear and Clearstream if they are direct participants in those systems or indirectly through organizations that are participants in those systems. Euroclear and Clearstream will hold omnibus positions in the global notes on behalf of the Euroclear participants and the Clearstream participants, respectively, through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositories. These depositories, in turn, will hold these positions in their names on the books of DTC. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of those systems. The laws of some states require that some persons take physical delivery in definitive certificated form of the securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because DTC can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge its interest to persons or entities that are not direct participants in DTC or to otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing the interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of these notes under the indenture for any purpose.

Payments with respect to the principal of and interest on any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing these notes under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes are registered, including notes represented by global notes, as the owners of the notes for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal and interest on global notes registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the indenture. Consequently, none of Videotron, the trustee or any agent of Videotron or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any direct or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in any global note; or

(2)	any other matter relating to the actions and practices of DTC or any of its direct or indirect participants.

DTC has advised Videotron that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the direct or indirect participants and will not be the responsibility of DTC, the trustee or Videotron.

Neither Videotron nor the trustee will be liable for any delay by DTC or any of its direct or indirect participants in identifying the beneficial owners of the notes, and Videotron and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

An owner of beneficial interests in the Global Notes must rely on the procedures of DTC and, if such owner of beneficial interests is not a Participant, on the procedures of the Participant through which it owns its interests, to exercise any rights with respect to the notes. Videotron understands that under existing policies of DTC and industry practices, if Videotron requests any action of owners of beneficial interests in the Global Notes or if any owner of beneficial interests in the Global Notes desires to give any notice or take any action which a registered holder is entitled to give or take with respect to the notes, DTC would authorize the Participant acting on behalf of such owner of beneficial interests to give such notice or to take such action.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of each of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised Videotron that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default with respect to the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Videotron or the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A global note will be exchangeable for definitive notes in registered certificated form, which we refer to as certificated notes, if:

(1)	DTC notifies Videotron that it (a) is unwilling or unable to continue as depositary for the global notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, Videotron fails to appoint a successor depositary within 120 days after the date of such notice;

(2)	Videotron, at its option, notifies the trustee in writing that it elects to cause the issuance of the certificated notes, subject to the rules of DTC, which require the consent of each participant; or

(3)	there shall have occurred and be continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes (Book-Entry)

Initial notes issued in certificated form may be exchanged for beneficial interests in the global note.

Same-Day Settlement and Payment

We expect that the interests in the global notes will be eligible to trade in DTC’s Same-Day Funds Settlement System. As a result, secondary market trading activity in these interests will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. We expect that secondary trading in any certificated notes will also be settled in immediately available funds. We will make payments in respect of the notes represented by the global notes (including principal, premium, if any, interest and special interest, if any) by wire transfer of immediately available funds to the accounts specified by the holder of the global notes.

We will make all payments of principal, interest and premium and special interest, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Videotron that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Consent to Jurisdiction and Service

The indenture and Registration Rights Agreement provide that Videotron and each of the guarantors irrevocably appoints CT Corporation System as their respective agent for service of process in any suit, action, or proceeding with respect to the indenture or the notes and for actions brought under U.S. federal or state securities laws brought in any U.S. federal or state court located in the Borough of Manhattan in The City of New York and will submit to the jurisdiction of such courts.

Definitions

Set forth below are defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2003 QMI Subordinated Loan” means the Indebtedness owed by Videotron to Quebecor Media Inc. pursuant to the Subordinated Loan Agreement dated March 24, 2003 between Videotron and Quebecor Media Inc., as amended.

“Accounts Receivable Entity” means a Subsidiary of Videotron or any other Person in which Videotron or any of its Restricted Subsidiaries makes an Investment:

(1) that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable;

(2) that is designated as an Accounts Receivable Entity;

(3) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time guaranteed by Videotron or any of its Restricted Subsidiaries (excluding guarantees of obligations (other than any guarantee of Indebtedness) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates Videotron or any of its Restricted Subsidiaries in any way, other than pursuant to Standard Securitization Undertakings, or (c) subjects any asset of Videotron or any other Restricted Subsidiary of Videotron, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Indebtedness, “Non-Recourse Accounts Receivable Entity Indebtedness”);

(4) with which neither Videotron nor any of its Restricted Subsidiaries has any material contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to Videotron or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Videotron in connection with a Qualified Receivables Transaction and fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction; and

(5) with respect to which neither Videotron nor any of its Restricted Subsidiaries has any obligation to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of more than 10% of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Approved Credit Rating Organization” has the meaning given to such term in National Instrument 81-102—Mutual Funds (as adopted pursuant to Canadian securities legislation).

“Asset Acquisition” means (a) an Investment by Videotron or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into Videotron or any Restricted Subsidiary or (b) any acquisition by Videotron or any Restricted Subsidiary of the assets of any Person that constitute substantially all of an operating unit, a division or line of business of such Person or that is otherwise outside of the ordinary course of business.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights, other than in the ordinary course of business; provided, however, that the sale, conveyance or other disposition of all or substantially all of the assets of Videotron and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the indenture described under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described under the caption “— Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the indenture described under “— Repurchase at the Option of Holders — Asset Sales;” and

(2)	the issuance of Equity Interests of any of Videotron’s Restricted Subsidiaries or the sale by Videotron’s or any of its Restricted Subsidiaries of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than US$25.0 million;

(2)	a sale, lease, conveyance or other disposition of assets between or among Videotron and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary to Videotron or to another Restricted Subsidiary;

(4)	the sale, lease, conveyance or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents;

(6)	any Tax Benefit Transaction;

(7)	a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “— Covenants — Restricted Payments;”

(8)	the issuance of Equity Interests of any of Videotron’s Restricted Subsidiaries; provided, that after such issuance Videotron’s ownership interests in such Restricted Subsidiary, whether directly or through its Restricted Subsidiaries, is at least equal to its ownership interests in such Restricted Subsidiary prior to such issuance;

(9)	the issuance of Equity Interests of any Subsidiary pursuant to any equity compensation plan entered into in the ordinary course of business; provided, however, that the aggregate Fair Market Value of all such issued and outstanding Equity Interests shall not exceed US$5.0 million in any twelve-month period;

(10)	sales of accounts receivables pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof, including cash in an amount equal to at least 75% of the Fair Market Value thereof;

(11)	any transfer of accounts receivable, or a fractional undivided interest therein, by an Accounts Receivable Entity in a Qualified Receivables Transaction; and

(12)	any Asset Swap.

“Asset	Swap” means an exchange of assets by Videotron or a Restricted Subsidiary of Videotron for:

(1)	one or more Permitted Businesses;

(2)	a controlling equity interest in any Person whose assets consist primarily of one or more Permitted Businesses; provided such Person becomes a Restricted Subsidiary of Videotron; and/or

(3)	long-term assets that are used in a Permitted Business in a like-kind exchange or transfer.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Back-to-Back Debt” means any loans made or debt instruments issued as part of a Back-to-Back Transaction and in which each party to such Back-to-Back Transaction, other than a Videotron Entity, executes or has executed a subordination agreement in favor of the holders of the notes in substantially the form attached as an exhibit to the indenture.

“Back-to-Back Preferred Shares” means Preferred Shares issued:

(a)	to a Videotron Entity by an Affiliate of Videotron in circumstances where, immediately prior to or after, as the case may be, the issuance of such Preferred Shares, an Affiliate of such Videotron Entity has loaned on an unsecured basis to such Videotron Entity, or an Affiliate of such Videotron Entity has subscribed for Preferred Shares of such Videotron Entity, in an amount equal to, the requisite subscription price for such Preferred Shares;

(b)	by a Videotron Entity to one of its Affiliates in circumstances where, immediately prior to or after, as the case may be, the issuance of such Preferred Shares, such Videotron Entity has loaned an amount equal to the proceeds of such issuance to an Affiliate on an unsecured basis; or

(c)	by a Videotron Entity to one of its Affiliates in circumstances where, immediately prior to or after, as the case may be, the issuance of such Preferred Shares, such Videotron Entity has used the proceeds of such issuance to subscribe for Preferred Shares issued by an Affiliate; in each case on terms whereby:

(i)	the aggregate redemption amount applicable to the Preferred Shares issued to or by such Videotron Entity is identical:

(A)	in the case of (a) above, to the principal amount of the loan made or the aggregate redemption amount of the Preferred Shares subscribed for by such Affiliate;

(B)	in the case of (b) above, to the principal amount of the loan made to such Affiliate; or

(C)	in the case of (c) above, to the aggregate redemption amount of the Preferred Shares issued by such Affiliate;

(ii)	the dividend payment date applicable to the Preferred Shares issued to or by such Videotron Entity will:

(A)	in the case of (a) above, be immediately prior to, or on the same date as, the interest payment date relevant to the loan made or the dividend payment date on the Preferred Shares subscribed for by such Affiliate;

(B)	in the case of (b) above, be immediately after, or on the same date as, the interest payment date relevant to the loan made to such Affiliate; or

(C)	in the case of (c) above, be immediately after, or on the same date as, the dividend payment date on the Preferred Shares issued by such Affiliate;

(iii)	the amount of dividends provided for on any payment date in the share conditions attaching to the Preferred Shares issued:

(A)	to a Videotron Entity in the case of (a) above, will be equal to or in excess of the amount of interest payable in respect of the loan made or the amount of dividends provided for in respect of the Preferred Shares subscribed for by such Affiliate;

(B)	by a Videotron Entity in the case of (b) above, will be less than or equal to the amount of interest payable in respect of the loan made to such Affiliate; or

(C)	by a Videotron Entity in the case of (c) above, will be equal to the amount of dividends in respect of the Preferred Shares issued by such Affiliate; and provided that, in the case of Preferred Shares issued by a Restricted Subsidiary of Videotron that is not a Subsidiary Guarantor, each holder of such Preferred Shares under such Back-to-Back Transaction, other than such Restricted Subsidiary, executes a subordination agreement in favor of the holders of the notes in substantially the form attached as an exhibit to the indenture.

“Back-to-Back Securities” means Back-to-Back Preferred Shares or Back-to-Back Debt or both, as the context requires, provided that a Back-to-Back Security issued by any Restricted Subsidiary of Videotron that is not a Subsidiary Guarantor (A) shall provide that (i) such Restricted Subsidiary shall suspend any payment on such Back-to-Back Security until such Restricted Subsidiary receives payment on the corresponding Back-to-Back Security in an amount equal to or exceeding the amount to be paid on the Back-to-Back Security issued by such Restricted Subsidiary and (ii) if the holder of such Back-to-Back Security is paid any amount on or with respect to such Back-to-Back Security by such Restricted Subsidiary, then to the extent such amounts are paid out of proceeds in excess of the corresponding payment received by such Restricted Subsidiary on the corresponding Back-to-Back Security held by it, the holder of such Back-to-Back Security will hold such excess payment in trust for the benefit of such Restricted Subsidiary and will forthwith repay such payment to such Restricted Subsidiary and (B) may provide that, notwithstanding clause (A), such Restricted Subsidiary may make payment on such Back-to-Back Security if at the time of payment such Restricted Subsidiary would be permitted to make such payment under the provision of the indenture described under the caption “— Covenants Restricted Payments;” provided that any payment made pursuant to this clause (B) which is otherwise prohibited under clause (A) would constitute a Restricted Payment.

“Back-to-Back Transaction” means any of the transactions described under the definition of Back-to-Back Preferred Shares.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have corresponding meanings.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;

(2)	with respect to a partnership, the board of directors or other governing body of the general partner(s) of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Canadian Taxing Authority” means any federal, provincial, territorial or other Canadian government or any authority or agency therein having the power to tax.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capital Stock Sale Proceeds” means the aggregate net cash proceeds received after October 8, 2003 by Videotron:

(1)	as a contribution to the common equity capital or from the issue or sale of Equity Interests of Videotron (other than Disqualified Stock or Back-to-Back Securities); or

(2)	from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Videotron that have been converted into or exchanged for such Equity Interests, other than, in either (1) or (2), Equity Interests (or convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities) sold to a Subsidiary of Videotron.

“Cash Equivalents” means:

(1)	United States dollars or Canadian dollars;

(2)	investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth, territory or province of the United States of America or Canada, or by any political subdivision or taxing authority thereof, and rated, at the time of acquisition, in the “R-1” category by DBRS (or the equivalent rating issued by any other Approved Credit Rating Organization);

(3)	certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of US$500.0 million;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having, at the time of acquisition, the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition or with respect to commercial paper in Canada, a rating, at the time of acquisition, in the “R-1” category by DBRS (or the equivalent rating issued by any other Approved Credit Rating Organization); and

(6)	money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Videotron and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder or a Related Party of a Permitted Holder;

(2)	the adoption of a plan relating to the liquidation or dissolution of Videotron;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person, other than a Permitted Holder or a Related Party of a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Videotron, measured by voting power rather than number of shares; or

(4)	during any consecutive two-year period, the first day on which individuals who constituted the Board of Directors of Videotron as of the beginning of such two-year period (together with any new directors who were nominated for election or elected to such Board of Directors with the approval of a majority of the individuals who were members of such Board of Directors, or whose nomination or election was previously so approved at the beginning of such two-year period) cease to constitute a majority of the Board of Directors of Videotron.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)	Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, including for purposes of this clause (2) any interest expense on the 2003 QMI Subordinated Loan that was otherwise excluded from the definition of Consolidated Interest Expense, in each case to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)	depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period to the extent such expense is amortized) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents (i) an accrual of or reserve for cash expenses in any future period or (ii) amortization of a prepaid cash expense that was paid in a prior period to the extent such expense is amortized) of such Person and its Restricted Subsidiaries for such period, to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4)	any interest and other payments made to Persons other than any Videotron Entity in respect of Back-to-Back Securities to the extent such interest and other payments were not deducted in computing such Consolidated Net Income; minus

(5)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Consolidated Interest Expense of and the depreciation and amortization and other non-cash expenses of a Restricted Subsidiary of Videotron shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Videotron only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to Videotron by such Restricted Subsidiary without prior governmental approval (unless such approval has been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

“Consolidated Indebtedness” means, with respect to any Person as of any date of determination, without duplication, the total amount of Indebtedness of such Person and its Restricted Subsidiaries, including (i) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been guaranteed by the referent Person or one or more of its Restricted Subsidiaries, and (ii) the aggregate liquidation value of all Disqualified Stock of such Person and all Preferred Shares of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person, for any period, without duplication, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees, and charges incurred in respect of letter of credit or bankers’ acceptance financings), all calculated after taking into account the effect of all Hedging Obligations, (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon), (iv) the product of (a) all dividend payments on any series of Preferred Shares of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial, territorial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, and (v) to the extent not included in clause (iv) above for purposes of GAAP, the product of (a) all dividend payments on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial, territorial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP. Interest and other payments on Back-to-Back Securities, and any accrual, or payment-in-kind, of interest on the 2003 QMI Subordinated Loan to the extent such interest is not paid in cash, will not be included as Consolidated Interest Expense.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

(1)	the Net Income (but not loss) of any Person that is not a Restricted Subsidiary (other than an Unrestricted Subsidiary) or that is accounted for by the equity method of accounting shall be included; provided, that the Net Income shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2)	the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (unless such approval has been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its equityholders;

(3)	the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4)	the cumulative effect of a change in accounting principles shall be excluded;

(5)	the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; provided, however, that for purposes of the covenant described under the caption “— Covenants Restricted Payments,” the Net Income of any Unrestricted Subsidiary will be included to the extent it would otherwise be included under clause (1) of this definition; and

(6)	any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of Videotron or any Restricted Subsidiary shall be excluded, provided that such shares, options or other rights can be redeemed at the option of the holders thereof for Capital Stock of Videotron or Quebecor Media Inc. (other than in each case Disqualified Stock of Videotron).

“Consolidated Net Tangible Assets” means, as of the date of determination, with respect to any Person, on a consolidated basis, the total assets of such Person and its Restricted Subsidiaries after deducting therefrom (a) current liabilities excluding Indebtedness, (b) goodwill, (c) intangible assets, except separately acquired stand-alone intangible assets (such as, without limitation, mobile communication licences) and internally developed intangible assets (such as, without limitation, software), all as set forth on the most recent consolidated balance sheet of such Person and computed in accordance with GAAP;

“Consolidated Revenues” means the gross revenues of Videotron and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that (1) any portion of gross revenues derived directly or indirectly from Unrestricted Subsidiaries, including dividends or distributions from Unrestricted Subsidiaries, shall be excluded from such calculation, and (2) any portion of gross revenues derived directly or indirectly from a Person (other than a Subsidiary of Videotron or one of its Restricted Subsidiaries) accounted for by the equity method of accounting shall be included in such calculation only to the extent of the amount of dividends or distributions actually paid to Videotron or a Restricted Subsidiary by such Person.

“Consolidation Transaction” means Back-to-Back Transactions and any other transaction that serves a similar purpose as a Back-to-Back Transaction.

“Credit Agreement” means the amended credit facility between Videotron, the guarantor subsidiaries named therein, Royal Bank of Canada, as administrative agent, RBC Dominion Securities, Inc., as lead arranger, and the lenders thereto.

“Credit Facilities” means, one or more debt instruments or facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including, to the extent Indebtedness, through the sales of accounts receivables to such lenders or investors or to an Accounts Receivable Entity) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates entered into with any commercial bank or other financial institutions having capital and surplus in excess of US$500.0 million.

“DBRS” means, collectively, DBRS Limited, DBRS, Inc. and DBRS Ratings Limited, or any successor to the rating agency business thereof.

“Debt to Cash Flow Ratio” means, as of any date of determination (the “Determination Date”), the ratio of (a) the Consolidated Indebtedness of Videotron (excluding the 2003 QMI Subordinated Loan) as of such Determination Date to (b) the Consolidated Cash Flow of Videotron for the most recently ended fiscal quarter ending immediately prior to such Determination Date for which internal financial statements are available (the “Measurement Period”) multiplied by four, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by Videotron and its Restricted Subsidiaries from the beginning of such quarter through and including such Determination Date (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such quarter. For purposes of calculating Consolidated Cash Flow for each Measurement Period immediately prior to the relevant Determination Date, (i) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during the applicable Measurement Period; (ii) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during the applicable Measurement Period; (iii) if Videotron or any of its Restricted Subsidiaries shall have in any manner (x) acquired through an Asset Acquisition or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during the applicable Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP, as if, in the case of an Asset Acquisition, all such transactions (including any related financing transactions) had been consummated on the first day of the applicable Measurement Period, and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions (including any related financing transactions) had been consummated prior to the first day of the applicable Measurement Period; (iv) if (A) since the beginning of the applicable Measurement Period, Videotron or any Restricted Subsidiary has incurred any Indebtedness that remains outstanding or has repaid any Indebtedness, or (B) the transaction giving rise to the need to calculate the Debt to Cash Flow Ratio is an incurrence or repayment of Indebtedness, Consolidated Interest Expense for such Measurement Period shall be calculated after giving effect on a pro forma basis to such incurrence or repayment as if such Indebtedness was incurred or repaid on the first day of such period, provided that, in the event of any such repayment of Indebtedness, Consolidated Cash Flow for such period shall be calculated as if Videotron or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to repay such Indebtedness; and (v) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the base interest rate in effect for such floating rate of interest on the Determination Date had been the applicable base interest rate for the entire Measurement Period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of twelve months). For purposes of this definition, any pro forma calculation shall be made in good faith by a responsible financial or accounting officer of Videotron consistent with Article 11 of Regulation S-X of the 1933 Act, as such Regulation may be amended.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deferred Management Fees” means, for any period, any Management Fees that were payable during any prior period, the payment of which was not effected when due.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, (i) Back-to-Back Preferred Shares will not constitute Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Videotron to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Videotron may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under the caption “— Covenants Restricted Payments.” The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 91 days after the date on which the notes mature.

“DTC” means The Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offer Registration Statement” has the meaning set forth in the registration rights agreement.

“Existing Indebtedness” means Indebtedness of Videotron and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on October 8, 2003, until such amounts are repaid.

“Existing Notes” means, collectively, Videotron’s issued and outstanding 6 7/8% Senior Notes due January 15, 2014, Videotron’s 6 3/8% Senior Notes due December 15, 2015, Videotron’s 9 1/8% Senior Notes due April 15, 2018, Videotron’s 7 1/8 Senior Notes due January 15, 2020 and Videotron’s 6 7/8 Senior Notes due July 15, 2021.

“fair market value” or “Fair Market Value” means, with respect to any assets (including securities), the price that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction; provided that, where such term is capitalized, if the Fair Market Value exceeds US$50.0 million, the determination of Fair Market Value shall be made by the Board of Directors of Videotron or an authorized committee thereof in good faith.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect in Canada from time to time, including, for the avoidance of doubt, IFRS.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) and the payment for which the United States of America pledges its full faith and credit, and which are not callable or redeemable at the issuer’s option.

“guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person pursuant to any Interest Rate Agreement or Currency Exchange Protection Agreement.

“IFRS” means the international financial reporting standards adopted by the International Accounting Standards Board to the extent applicable at that time to the relevant financial statements.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	representing principal of and premium, if any, in respect of borrowed money;

(2)	representing principal of and premium, if any, evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of bankers’ acceptances;

(4)	representing Capital Lease Obligations of such Person and all Attributable Debt in respect of sale and leaseback transactions entered into by such Person;

(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(6)	representing the amount of all obligations of such Person with respect to the repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Shares (in each case, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends); or

(7)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Attributable Debt, Disqualified Stock and Preferred Shares) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Share which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Share as if such Disqualified Stock or Preferred Share were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Share, such Fair Market Value, if above $50.0 million, shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock or Preferred Share. The term “Indebtedness” will not include Back-to-Back Securities or Standard Securitization Undertakings.

The amount of any Indebtedness described above in clauses (1) through (7) and in the preceding paragraph outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount, and

(2)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided, however, that if any Indebtedness denominated in a currency other than Canadian dollars is hedged or swapped through the maturity of such Indebtedness under a Currency Exchange Protection Agreement, the amount of such Indebtedness will be adjusted to the extent of any positive or negative value (to the extent the obligation under such Currency Exchange Protection Agreement is not otherwise included as Indebtedness of such Person) of such Currency Exchange Protection Agreement.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates entered into with any commercial bank or other financial institution having capital and surplus in excess of US$500.0 million.

“Investment Grade Status” means a rating of the notes from any two of Moody’s, S&P and DBRS equal to or higher than “Baa3” (or the equivalent) in the case of Moody’s, “BBB-” (or the equivalent) in the case of S&P, and “BBB (low)” (or the equivalent) in the case of DBRS, or, in the event that two or more of the foregoing rating agencies cease to issue ratings in respect of the notes for reasons outside the control of Videotron, the equivalent of such ratings by any other Approved Credit Rating Organizations selected by Videotron or Quebecor Inc. to replace one or more of Moody’s, S&P and/or DBRS, as the case may be.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including guarantees, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Videotron or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, travel and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP and include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. If Videotron or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Videotron such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Videotron, Videotron shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the third paragraph of the covenant described under the caption “— Covenants Restricted Payments.” The acquisition by Videotron or any Restricted Subsidiary of Videotron of a Person that holds an Investment in a third Person will be deemed to be an Investment by Videotron or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the third paragraph of the covenant described under the caption “— Covenants Restricted Payments.”

“Issue Date” means March 14, 2012, the date of the initial issuance of the notes under the indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation, assignment for security or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or duly published under applicable law, including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of, or agreement to give, any hypothec or any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Management Fees” means any amounts payable by Videotron or any Restricted Subsidiary in respect of management or similar services.

“Moody’s” means, collectively, Moody’s Investors Service, Inc. and/or its licensors and affiliates or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Shares dividends, excluding, however:

(1)	any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale (without regard to the $1.0 million limitation set forth in the definition thereof) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Net Proceeds” means the aggregate cash proceeds received by Videotron or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (a) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, (b) any relocation expenses incurred as a result of the Asset Sale, (c) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (d) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or required to be paid as a result of such sale, (e) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, and (f) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures of Videotron or such Restricted Subsidiary as a result of such Asset Sale.

“Non-Recourse Accounts Receivable Entity Indebtedness” has the meaning ascribed thereto in the definition of “Accounts Receivable Entity”.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither Videotron nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the notes) of Videotron or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Videotron or any of its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means the businesses conducted by Videotron and its Restricted Subsidiaries in the cable and telecommunications industry, including on-line Internet services, telephony and the sale and rental of videocassettes, or anything related or ancillary thereto.

“Permitted Holders” means one or more of the following persons or entities:

(1)	Quebecor Inc.;

(2)	Quebecor Media Inc.;

(3)	any issue of the late Pierre Péladeau;

(4)	any trust having as its sole beneficiaries one or more of the persons or entities listed in clause (3) above, in this clause (4) or in clause (5) below;

(5)	any corporation, partnership or other entity controlled by one or more of the persons or entities referred to in clause (3) or (4) above or in this clause (5); and

(6)	CDP Capital d’Amérique Investissements Inc.

“Permitted Investments” means:

(1)	any Investment in Videotron or in a Restricted Subsidiary of Videotron;

(2)	any Investment in cash or Cash Equivalents;

(3)	any Investment by Videotron or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Videotron; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Videotron or any of its Restricted Subsidiaries; or

(c)	such Person, which was formed for the sole purpose of acquiring assets of a Permitted Business, is upon acquisition of such assets obligated to convey or otherwise distribute assets to Videotron or any of its Restricted Subsidiaries having a Fair Market Value at least equal to the Investment of Videotron or such Restricted Subsidiary in such Person (net of transaction expenses);

provided that, in each case, such Person’s primary business is, or the assets acquired by Videotron or any of its Restricted Subsidiaries are used or useful in, a Permitted Business;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(5)	any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock or Back-to-Back Securities) of Videotron;

(6)	Hedging Obligations entered into in the ordinary course of business of Videotron or any of its Restricted Subsidiaries and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates or foreign currency exchange rates, commodity prices, or by reason of fees, indemnifies and compensation payable thereunder;

(7)	payroll, travel and similar advances to officers, directors and employees of Videotron and its Restricted Subsidiaries for business-related travel expenses, moving expenses and other similar expenses that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(8)	any Investment by Videotron or any Restricted Subsidiary of Videotron in an Accounts Receivable Entity or any Investment by an Accounts Receivable Entity in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in an Accounts Receivable Entity is in the form of a Purchase Money Note or an Equity Interest;

(9)	any Investment in connection with Back-to-Back Transactions;

(10)	any Investment existing on October 8, 2003; and

(11)	other Investments in any Person that is not an Affiliate of Videotron (other than a Restricted Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since October 8, 2003 not to exceed US$200.0 million.

“Permitted Liens” means:

(1)	Liens on the assets of Videotron and any Restricted Subsidiaries of Videotron securing Indebtedness and other Obligations of Videotron and any Restricted Subsidiaries of Videotron under Credit Facilities, which Indebtedness was permitted by the terms of the indenture to be incurred; provided, however, that at the time of incurrence and after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom on such date, aggregate principal amount of Indebtedness secured by such Liens does not exceed the greater of (i) Cdn$1.5 billion and (ii) an aggregate amount equal to 2.0 times the Consolidated Cash Flow of Videotron for the most recently ended fiscal quarter ending immediately prior to such date of calculation for which internal financial statements are available multiplied by four (such amount to be calculated in a manner consistent with the definition of “Debt to Cash Flow Ratio,” including any pro forma adjustments to Consolidated Cash Flow as set forth in such definition);

(2)	Liens in favor of Videotron or a Restricted Subsidiary;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated or amalgamated with Videotron or any Restricted Subsidiary of Videotron, provided that such Liens were in existence prior to the contemplation of such merger, consolidation or amalgamation and do not extend to any assets other than those of the Person merged into or consolidated or amalgamated with Videotron or the Restricted Subsidiary;

(4)	Liens on property existing at the time of acquisition thereof by Videotron or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than such property;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described under the caption “— Covenants Incurrence of Indebtedness and Issuance of Preferred Shares” covering only the assets acquired with such Indebtedness;

(7)	Liens existing on October 8, 2003;

(8)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(9)	Liens securing Permitted Refinancing Indebtedness, provided that any such Lien does not extend to or cover any property, Capital Stock or Indebtedness other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

(10)	attachment or judgment Liens not giving rise to a Default or an Event of Default;

(11)	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(12)	Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptance, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business, exclusive of Obligations for the payment of borrowed money;

(13)

licenses, permits, reservations, servitudes, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for railways, sidewalks, public ways, sewers, drains, gas or oil pipelines, steam, gas and water mains or electric light and power, or telephone and telegraph or cable television conduits, poles, wires and cables, reservations, limitations, provisos and conditions expressed in any original grant from any governmental entity or other grant of real or immovable property, or any interest therein) and zoning land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, regional, state, municipal and other governmental authorities in respect of real (immovable) property not interfering, individually or in the aggregate, in any material respect with the use of the affected real (immovable) property for the ordinary conduct of the business of Videotron or any of its Restricted Subsidiaries at such real (immovable) property;

(14)	Liens of franchisors or other regulatory bodies arising in the ordinary course of business;

(15)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(16)	Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations and forward contracts, options, future contracts, future options or similar agreements or arrangements, including mark-to-market transactions designed solely to protect Videotron or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(17)	Liens consisting of any interest or title of licensor in the property subject to a license;

(18)	Liens arising from sales or other transfers of accounts receivable which are past due or otherwise doubtful of collection in the ordinary course of business;

(19)	Liens on accounts receivable and related assets incurred in connection with a Qualified Receivables Transaction;

(20)	Any extensions, substitutions, replacements or renewals of the foregoing clauses (2) through (19); and

(21)	Liens incurred in the ordinary course of business of Videotron or any Restricted Subsidiary of Videotron with respect to Obligations that do not exceed US$100.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of Videotron or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Videotron or any Subsidiary Guarantor (other than intercompany Indebtedness); provided, however, that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the notes or any Subsidiary Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the notes or such Subsidiary Guarantees; and

(5)	such Indebtedness is incurred either by Videotron, a Subsidiary Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Shares” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Purchase Money Note” means a promissory note of an Accounts Receivable Entity to Videotron or any of its Restricted Subsidiaries, which note must be repaid from cash available to the Accounts Receivable Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“QIB” or “qualified institutional buyer” means a qualified institutional buyer within the meaning of Rule 144A.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by Videotron or any of its Restricted Subsidiaries pursuant to which Videotron or such Restricted Subsidiary transfers to an Accounts Receivable Entity (in the case of a transfer by Videotron or any of its Restricted Subsidiaries) or any other Person other than Videotron or any of its Subsidiaries, or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Videotron or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms at the time Videotron or such Restricted Subsidiary enters into such transaction.

“Registration Rights Agreement” means that certain registration rights agreement, dated March 14, 2012, that Videotron and the Subsidiary Guarantors entered into with Merrill, Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the several initial purchasers.

“Related Party” means:

(1)	any controlling shareholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder, or

(2)	any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the 1933 Act.

“Rule 144A” means Rule 144A promulgated under the 1933 Act.

“S&P” means, collectively, Standard & Poor’s Financial Services LLC and Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“sale and leaseback transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“SEC” means the United States Securities and Exchange Commission.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the 1933 Act, as such Regulation was in effect on October 8, 2003.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Videotron or any of its Restricted Subsidiaries, which are customary in an accounts receivable securitization transaction.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means any Indebtedness of Videotron or any Subsidiary Guarantor (whether outstanding on October 8, 2003 or thereafter incurred) that is subordinate or junior in right of payment to the notes or any Subsidiary Guarantee pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantee” means a guarantee on the terms set forth in the indenture by a Subsidiary Guarantor of Videotron’s obligations with respect to the notes.

“Subsidiary Guarantor” means (1) each Restricted Subsidiary of Videotron on the Issue Date other than SETTE inc. and (2) any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under “— Covenants Future Guarantors” or who otherwise executes and delivers a supplemental indenture to the trustee providing for a Subsidiary Guarantee, and in each case their respective successors and assigns until released from their obligations under their Subsidiary Guarantees and the indenture in accordance with the terms of the indenture.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“Tax Benefit Transaction” means, for so long as Videotron is a direct or indirect Subsidiary of Quebecor Inc., any transaction between a Videotron Entity and Quebecor Inc. or any of its Affiliates, the primary purpose of which is to create tax benefits for any Videotron Entity or for Quebecor Inc. or any of its Affiliates; provided, however, that (1) the Videotron Entity involved in the transaction obtains a favorable tax ruling from a competent tax authority or a favorable tax opinion from a nationally recognized Canadian law or accounting firm having a tax practice of national standing as to the tax efficiency of the transaction for such Videotron Entity (except that such ruling or opinion shall not be required in respect of a transaction with substantially similar tax and transactional attributes as a previous Tax Benefit Transaction in respect of which such a tax ruling or opinion was obtained); (2) in respect of any such Tax Benefit Transaction in an amount exceeding Cdn$50.0 million, such transaction has been approved by a majority of the disinterested members of such Board of Directors; (3) such transaction is set forth in writing; and (4) the Consolidated Cash Flow of Videotron is not reduced after giving pro forma effect to the transaction as if the same had occurred at the beginning of the most recently ended full fiscal quarter for which internal financial statements are available; provided, however, that if such transaction shall thereafter cease to satisfy the preceding requirements as a Tax Benefit Transaction, it shall thereafter cease to be a Tax Benefit Transaction for purposes of the indenture and shall be deemed to have been effected as of such date and, if the transaction is not otherwise permitted by the indenture as of such date, Videotron will be in default under the indenture if such transaction does not comply with the preceding requirements or is not otherwise unwound within 30 days of that date.

“Unrestricted Subsidiary” means:

(a)	any Subsidiary of Videotron that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under the caption “— Covenants Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b)	any Subsidiary of an Unrestricted Subsidiary.

“Videotron Entity” means any of Videotron or any of its Restricted Subsidiaries.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences applicable to the exchange of the initial notes for exchange notes pursuant to the exchange offer by a U.S. Holder (as defined below), but does not purport to be a complete analysis of all potential U.S. federal income tax effects. Holders of the initial notes who are non-U.S. Holders should consult their tax advisors with respect to the U.S. federal income tax consequences to them of exchanging the notes.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders in light of their specific circumstances (for example, U.S. Holders subject to the alternative minimum tax provisions of the Code) or to holders that may be subject to special rules under U.S. federal income tax law, including: dealers in stocks, securities or currencies; persons that use a mark-to-market accounting method; banks and financial institutions; insurance companies; regulated investment companies; real estate investment trusts; tax-exempt organizations; persons holding notes as part of a hedging or conversion transaction or a straddle; persons deemed to sell notes under the constructive sale provisions of the Code; persons who or that are, or may become, subject to the expatriation provisions of the Code; persons whose functional currency is not the U.S. dollar; individual retirement accounts or other tax-deferred accounts; and direct, indirect or constructive owners of 10% or more of our outstanding voting shares.

Any such persons are urged to consult their own tax advisors regarding the tax consequences to them of exchanging the initial notes.

The summary also does not discuss any aspect of state, local or foreign law, or U.S. federal estate and gift tax law or the Medicare tax on unearned income as applicable to U.S. Holders. In addition, this discussion is limited to U.S. Holders that acquire the exchange notes pursuant to the exchange offer. Moreover, the discussion is limited to U.S. Holders who hold the initial notes and the exchange notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Furthermore, this summary assumes that the notes are properly characterized as debt that is not contingent debt for U.S. federal income tax purposes.

For purposes of this summary, “U.S. Holder” means the beneficial holder of a Note who or that for U.S. federal income tax purposes is:

•	an individual citizen or resident alien of the United States as determined for U.S. federal income tax purposes;

•	a corporation or other entity treated as a corporation formed in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “U.S. persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or if a valid election is in effect to be treated as a U.S. person.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the exchange notes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Such partner should consult its own tax advisor as to the tax consequences of the entity exchanging the initial notes for exchange notes.

This summary is based on the Internal Revenue Code if 1986 as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, Internal Revenue Service (“IRS”) rulings and judicial decisions now in effect or in existence as of the date of this offering memorandum. All of these are subject to change, possibly with retroactive effect, or different interpretations, potentially resulting in U.S. federal income tax consequences different from these discussed below. No ruling has been or will be sought from the IRS, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of the notes or that any such position will not be sustained.

PROSPECTIVE U.S. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DESCRIBED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

The Exchange

The exchange of initial notes for exchange notes pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, a Holder will not recognize any gain or loss upon the receipt of an exchange note for an initial note, a Holder’s holding period for an exchange note will include the holding period of the initial note exchanged therefor, and such Holder’s tax basis in the exchange note will be the same as its tax basis of the initial note immediately before the exchange.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, at the date hereof, a summary of the material Canadian federal income tax considerations generally applicable to a purchaser who acquires, as beneficial owner, the exchange notes, including entitlements to all payments thereunder, pursuant to the exchange offer and who at all relevant times, for purposes of the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder, deals at arm’s length with, and is not affiliated with, Videotron and holds the exchange notes as capital property (a “Holder”). Generally, the exchange notes will be considered capital property to a Holder provided that the Holder does not use or hold and is not deemed to use or hold the exchange notes in the course of carrying on a business and has not acquired them in a transaction or transactions considered to be an adventure in the nature of trade.

This summary is not applicable to: (a) a Holder that is a “financial institution”, as defined in the Tax Act for purposes of the mark-to-market rules; (b) a Holder that is an “authorized foreign bank”, as defined in the Tax Act; (c) a Holder that is a “registered non-resident insurer”, as defined in the Tax Act; (d) a Holder that is a non-resident insurer carrying on an insurance business in Canada and elsewhere; (e) a Holder, an interest in which would be a “tax shelter investment”, as defined in the Tax Act; (f) a Holder which has made a “functional currency” election under the Tax Act to determine its Canadian tax results in a currency other than Canadian currency; or (g) a Holder that is a “specified financial institution”, as defined in the Tax Act. Any such Holder to which this summary does not apply should consult its own tax advisor with respect to the tax consequences of acquiring, holding and disposing of the exchange notes.

This summary is based on the current provisions of the Tax Act and the regulations thereunder and the current administrative and assessing practices and policies of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the regulations thereunder announced by or on behalf of the Minister of Finance of Canada prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted as proposed or at all. This summary does not otherwise take into account or anticipate any changes in law or any administrative or assessing practice, whether by judicial, governmental, regulatory or legislative decision or action, nor does it take into account provincial, territorial or foreign income tax considerations which may differ from the Canadian federal income tax considerations described herein.

This summary is of a general nature only and is not exhaustive of all Canadian federal income tax considerations that may be relevant to a particular Holder. This summary is not intended to be, and should not be interpreted as, legal or tax advice to any particular Holder, and no representation with respect to the income tax consequences to any particular Holder is made. Accordingly, prospective Holders should consult their own tax advisors with respect to their particular circumstances.

Residents of Canada

The following portion of this summary is generally applicable only to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable tax treaty or convention, is, or is deemed to be resident in Canada (a “Resident Holder”). Certain Resident Holders whose exchange notes might not otherwise qualify as capital property may make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have the exchange notes and every “Canadian security” (as defined in the Tax Act) owned by such Resident Holder in the taxation year of election and all subsequent taxation years deemed to be capital property. Such Resident Holders should consult their own tax advisors with respect to their particular circumstances.

Interest

A Resident Holder that is a corporation, partnership, unit trust or a trust of which a corporation or partnership is a beneficiary will be required to include in computing its income for a taxation year all interest on a exchange note that accrues or is deemed to accrue to such Resident Holder to the end of that taxation year or that becomes receivable or is received by such Resident Holder before the end of that taxation year, to the extent that such interest was not otherwise included in computing the Resident Holder’s income for a preceding taxation year.

Any other Resident Holder, including individuals and trusts (other than trusts described in the preceding paragraph), will be required to include in computing his or her income for a taxation year all interest on the exchange notes that is received or receivable by such Resident Holder in that taxation year (depending on the method regularly followed by the Resident Holder in computing income) to the extent that such interest was not otherwise included in computing the Resident Holder’s income for a preceding taxation year. If such a Resident Holder has not otherwise included in computing his or her income interest on a exchange note at periodic intervals of not more than one year, such a Resident Holder will also be required to include in computing his or her income, for any taxation year that includes an “anniversary day” (as defined in the Tax Act) of the exchange note, any interest or amount that is considered for the purposes of the Tax Act to be interest on the exchange note which accrues to the Resident Holder to the end of such day, to the extent that such interest was not otherwise included in computing the Resident Holder’s income for the year or a preceding year.

Where a Resident Holder is required to include in computing his or her income interest on a exchange note that accrued in respect of the period prior to his or her date of acquisition by the Resident Holder, the Resident Holder will be entitled to a deduction in computing income of an equivalent amount. The adjusted cost base to the Resident Holder of the exchange note will be reduced by the amount which is so deductible.

Any premium paid by Videotron to a Resident Holder as a result of Videotron’s exercise of its optional redemption right or purchase by it of a exchange note before the maturity thereof will generally be deemed to be interest received at that time by the Resident Holder and will be required to be included in computing the Resident Holder’s income as described above, to the extent that such premium can reasonably be considered to relate to, and does not exceed the value at the time of redemption or purchase of, the interest that would have been paid or payable by Videotron on the exchange notes for a taxation year ending after the redemption or purchase.

Dispositions

On a disposition or a deemed disposition, including a redemption, payment on maturity, repurchase or purchase for cancellation of the exchange notes in whole or in part, a Resident Holder will generally be required to include in computing his or her income for the taxation year in which the disposition occurs all interest that has accrued or is deemed to have accrued on the exchange notes to the date of disposition to the extent that such interest has not otherwise been included in the Resident Holder’s income for that, or a preceding, taxation year.

In general, on a disposition or a deemed disposition of a exchange note, a Resident Holder will realize a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any amount included in the Resident Holder’s income as interest and any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base of the exchange note to the Resident Holder immediately before the disposition or deemed disposition. Generally, one-half of the amount of any capital gain (a “taxable capital gain”) realized by a Resident Holder must be included in computing such Resident Holder’s income for that taxation year. Subject to and in accordance with the provisions of the Tax Act, one-half of the amount of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from any taxable capital gains realized by the Resident Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a particular taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against net taxable capital gains realized in any such years to the extent and under the circumstances described in the Tax Act.

Exchange of Initial Notes for Exchange Notes

The exchange of initial notes for exchange notes pursuant to an exchange described under “The Exchange Offer” elsewhere in this prospectus will not constitute a taxable transaction for the purposes of the Tax Act and will not give rise to a capital gain or a capital loss.

Additional Refundable Tax

A Resident Holder that is throughout the relevant taxation year a “Canadian controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax on its “aggregate investment income” (as defined in the Tax Act) for the year, which will include interest income and taxable capital gains earned or realized in respect of the exchange notes.

Alternative Minimum Tax

A capital gain realized by an individual or a trust (other than certain specified trusts) may be relevant for purposes of calculating liability for alternative minimum tax.

Exchange Rates

For the purposes of the Tax Act, each amount relating to a exchange note, including interest, principal amount, proceeds of disposition and adjusted cost base, must be expressed in Canadian dollars. Any amount denominated in a currency other than Canadian dollars must be converted into Canadian dollars, generally at the exchange rate quoted by the Bank of Canada as its noon rate on the date the amount first arose. To the extent the exchange notes are denominated in a currency other than Canadian dollars, Resident Holders may therefore realize additional income, gains or losses by virtue of changes in foreign currency exchanges rates.

Non-Residents of Canada

The following portion of this summary is generally applicable to a Holder who, at all relevant times for purposes of the Tax Act and any applicable income tax treaty or convention, (i) is not, and is not deemed to be, a resident of Canada (and has never been, or been deemed to be, a resident of Canada), (ii) deals at arm’s length with any transferee resident or deemed resident in Canada to whom the Holder disposes of exchange notes, (iii) does not use or hold and is not deemed to use or hold the exchange notes in or in the course of carrying on a business or part of a business in Canada, and (iv) does not receive any payment of interest on the exchange notes in respect of a debt or other obligation to pay an amount to a person with whom Videotron does not deal at arm’s length (a “Non-Resident Holder”).

Principal and Interest

No Canadian withholding tax will apply to interest (including any amounts deemed to be interest), principal or premium paid or credited by Videotron on the exchange notes to a Non-Resident Holder, or to the proceeds received by a Non-Resident Holder on a disposition of a exchange note, including a redemption, payment on maturity, repurchase or purchase for cancellation.

No other taxes on income or gains will be payable under the Tax Act by a Non-Resident Holder on interest (including any amounts deemed to be interest), principal or premium or on the proceeds received by such Non-Resident Holder on the disposition of a exchange note including a redemption, payment on maturity, repurchase or purchase for cancellation.

Exchange of Initial Notes for Exchange Notes

The exchange of initial notes for exchange notes pursuant to an exchange described under “The Exchange Offer” elsewhere in this prospectus will not constitute a taxable transaction for the purposes of the Tax Act.

PLAN OF DISTRIBUTION

Until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it (i) has not entered into any arrangement or understanding with the Issuer or an affiliate of the Issuer to distribute such exchange notes and (ii) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes only where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days from the date on which the exchange offer is consummated, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 2012, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days from the date on which the exchange offer is consummated, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any broker-dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes offered by this prospectus and certain legal matters in connection with the exchange offer will be passed upon for us by Norton Rose Canada LLP, Montréal, Canada. Ropes & Gray LLP, Boston, Massachusetts, will pass upon certain matters of United States tax law.

INDEPENDENT AUDITORS

Our consolidated balance sheets as of December 31, 2011 and 2010 and January 1, 2010 and our consolidated statements of income, comprehensive income, equity and cash flows for the two years ended December 31, 2011 are included in this prospectus and have been audited by Ernst & Young LLP, an independent registered public accounting firm, as indicated in their report appearing in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Currently we furnish or file, as applicable, reports and other information with the SEC as a “foreign private issuer.” Furthermore, the indenture governing the exchange notes offered hereby requires us, subject to certain exceptions (see “Description of Notes”), to make available or file with the SEC annual and quarterly reports and other information. In addition, we have filed with the SEC a registration statement on Form F-4 under the Securities Act relating to the exchange offer that includes important business and financial information about us that is not included in or delivered with this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement (including its exhibits and schedules). You should read the registration statement (including its exhibits and schedules) for more information about us, the exchange offer and the exchange notes. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Because this prospectus may not contain all the information that you find important, you should review the full text of these documents. We have filed these documents as exhibits to the registration statement.

You may read and copy any materials that we furnish to or file with the SEC at the Public Reference Room of the SEC’s headquarters located at 100 F Street, N.E. Washington, D.C. 20549. You may request copies of any furnished or filed documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the registration statement, our Annual Reports on Form 20-F, Current Reports on Form 6-K and amendments to these reports are available free of charge to the public through the website maintained by the SEC at www.sec.gov. Our reports and other information that we have filed or furnished, or may in the future file or furnish, with the SEC or otherwise make available are not incorporated by reference into and do not constitute part of this prospectus.

In addition, you may obtain a copy of the documents to which we refer you in this prospectus without charge upon written or oral request to: Videotron Ltd., 612 Saint-Jacques Street, Montreal, Québec, Canada H3C 4M8, Attention: Corporate Secretariat, telephone number (514) 380-1994. To obtain timely delivery, you must request these documents no later than five business days before the expiration date of the exchange offer. Unless extended, the expiration date for the exchange offer is            , 2012.

INDEX TO FINANCIAL STATEMENTS

Videotron Ltd.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and to the Shareholder of Videotron Ltd.

We have audited the accompanying consolidated balance sheets of Videotron Ltd., as of December 31, 2011 and 2010, and January 1, 2010, and the related consolidated statements of income, comprehensive income, equity and cash flows for the years ended December 31, 2011 and 2010. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. We were not engaged to perform an audit of the Corporation’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and the significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Videotron Ltd. at December 31, 2011 and 2010, and January 1, 2010 and the consolidated results of its operations and its cash flows for the years ended December 31, 2011 and 2010 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Montreal, Canada
February 28, 2012	Chartered accountants

(1)	CA auditor permit no. 9298

VIDEOTRON LTD.

Consolidated Statements of Income

Years ended December 31, 2011 and 2010

(in thousands of Canadian dollars)

	Note	2011	2010
			(restated, note 7)

Revenues
Cable television		$1,012,604	$950,590
Internet		698,234	644,283
Cable telephony		436,694	409,858
Mobile telephony		112,743	53,167
Business solutions		63,025	59,803
Equipment sales		55,885	59,893
Other		51,529	51,214

		2,430,714	2,228,808

Cost of sales and operating expenses	2	1,331,935	1,181,535
Amortization		408,133	291,738
Financial expenses	3	158,042	153,193
Gain on valuation and translation of financial instruments	4	(56,142)	(24,373)
Restructuring of operations and other special items	5	12,619	11,380

Income before income taxes		576,127	615,335

Income taxes
Current	8	(22,549)	27,375
Deferred	8	129,424	83,642

		106,875	111,017

Net income		$469,252	$504,318

Net income attributable to:
Shareholder		$469,023	$504,074
Non-controlling interest		229	244

See accompanying notes to consolidated financial statements.

VIDEOTRON LTD.

Consolidated Statements of Comprehensive Income

Years ended December 31, 2011 and 2010

(in thousands of Canadian dollars)

	Note	2011	2010
			(restated, note 7)

Net income		$469,252	$504,318

Other comprehensive (loss) income:
Cash flows hedges:
Gain on valuation of derivative financial instruments		1,173	19,968
Deferred income taxes		(2,879)	(1,275)
Defined benefit plans:
Actuarial loss and net change in asset limit or in minimum funding liability	26	(32,356)	(9,427)
Deferred income taxes		8,700	2,571
Reclassification to income:
Other comprehensive loss related to cash flows hedges	6	801	—
Deferred income taxes		(200)	—

		(24,761)	11,837

Comprehensive income		$444,491	$516,155

Comprehensive income attributable to:
Shareholder		$444,262	$515,911
Non-controlling interest		229	244

See accompanying notes to consolidated financial statements.

VIDEOTRON LTD.

Consolidated Statements of Equity

Years ended December 31, 2011 and 2010

(in thousands of Canadian dollars)

	Equity attributable to shareholder
	Capital stock (note 19)	Contributed surplus	Retained earnings	Accumulated other comprehensive income (loss) (note 21)	Equity attributable to non-controlling interest	Total equity

Balance as of December 31, 2009 as previously reported under Canadian GAAP (restated, note 7)	$1	$7,155	$726,444	$(22,832)	$—	$710,768

IFRS adjustments (note 27)	—	(7,155)	(52,819)	—	991	(58,983)

Balance as of January 1, 2010	1	—	673,625	(22,832)	991	651,785

Net income	—	—	504,074	—	244	504,318

Other comprehensive (loss) income	—	—	(6,856)	18,693	—	11,837

Issuance of shares (note 25)	3,400	—	—	—	—	3,400

Dividends	—	—	(437,000)	—	(95)	(437,095)

Balance as of December 31, 2010	3,401	—	733,843	(4,139)	1,140	734,245

Net income	—	—	469,023	—	229	469,252

Other comprehensive loss	—	—	(23,656)	(1,105)	—	(24,761)

Acquisition of a subsidiary from an affiliated corporation (note 7)	—	—	(32,140)	—	—	(32,140)

Dividends	—	—	(140,000)	—	(55)	(140,055)

Balance as of December 31, 2011	$3,401	$—	$1,007,070	$(5,244)	$1,314	$1,006,541

See accompanying notes to consolidated financial statements.

VIDEOTRON LTD.

Consolidated Statements of Cash Flows

Years ended December 31, 2011 and 2010

(in thousands of Canadian dollars)

	Note	2011	2010
			(restated, note 7)

Cash flows related to operating activities
Net income		$469,252	$504,318
Adjustments for:
Amortization of fixed assets	11	322,878	254,469
Amortization of intangible assets	12	85,255	37,269
Gain on valuation and translation of financial instruments	4	(56,142)	(24,373)
Amortization of financing costs and long-term debt premium or discount	3	4,238	3,556
Deferred income taxes	8	129,424	83,642
Gain on debt refinancing	6	(2,713)	—
Other		(1,058)	(9)

		951,134	858,872
Net change in non-cash balances related to operating activities		(44,094)	(77,397)

Cash flows provided by operating activities		907,040	781,475

Cash flows related to investing activities
Additions to fixed assets	11	(725,404)	(651,146)
Additions to intangible assets	12	(73,253)	(72,244)
Acquisition of a subsidiary from an affiliated corporation	7	(32,140)	—
Acquisition of preferred shares of a corporation under common control	10	—	(370,000)
Acquisition of tax deductions from the ultimate parent corporation	25	—	(5,974)
Net change in temporary investments		—	30,000
Other		4,893	7,319

Cash flows used in investing activities		(825,904)	(1,062,045)

Cash flows related to financing activities
Issuance of long-term debt, net of financing fees	17	294,846	293,888
Net borrowings under bank credit facility	17	69,643	—
Financing costs		(3,862)	—
Repayment of long-term debt and settlement of related hedging contracts	6	(303,068)	—
Issuance of subordinated loan from parent corporation	10	—	370,000
Dividends		(140,000)	(437,000)
Other		(14)	(292)

Cash flows (used in) provided by financing activities		(82,455)	226,596

Net change in cash and cash equivalents		(1,319)	(53,974)

Cash and cash equivalents at beginning of year		96,335	150,309

Cash and cash equivalents at end of year		$95,016	$96,335

VIDEOTRON LTD.

Consolidated Statements of Cash Flows, Continued

Years ended December 31, 2011 and 2010

(in thousands of Canadian dollars)

	2011	2010
		(restated, note 7)

Additional information on the consolidated statements of cash flows

Cash and cash equivalents consist of:
Bank overdraft	$(21,483)	$(24,214)
Cash equivalents	116,499	120,549

	$95,016	$96,335

Changes in non-cash balances related to operating activities:
Accounts receivable	$(18,805)	$(57,995)
Amounts receivable from and payable to affiliated corporations	(6,617)	5,973
Inventories	(26,321)	(57,524)
Prepaid expenses	5,101	(11,109)
Accounts payable, accrued charges and provisions	15,079	(3,107)
Income taxes	(27,934)	18,203
Stock-based compensation	(2,750)	2,646
Deferred revenues	24,122	49,433
Defined benefit plans	(4,401)	(6,705)
Other	(1,568)	(17,212)

	$(44,094)	$(77,397)

Non-cash investing activities:
Net change in additions to fixed assets and intangible assets financed with accounts payable	$(28,956)	$(16,589)

Interest and taxes reflected as operating activities
Cash interest payments	$163,365	$150,241
Cash income tax payments (net of refunds)	6,141	6,456

See accompanying notes to consolidated financial statements.

VIDEOTRON LTD.

Consolidated Balance Sheets

December 31, 2011 and 2010 and January 1, 2010

(in thousands of Canadian dollars)

	Note	December 31, 2011	December 31, 2010	January 1, 2010
			(restated, note 7)	(restated, note 7)

Assets
Current assets
Cash and cash equivalents		$95,016	$96,335	$150,309
Temporary investments		—	—	30,000
Accounts receivable		264,497	245,691	187,808
Income taxes		10,819	434	255
Amounts receivable from affiliated corporations	25	33,391	10,608	14,682
Inventories	9	122,870	96,549	39,025
Prepaid expenses		16,319	21,689	10,811

Total current assets		542,912	471,306	432,890

Non-current assets
Investments	10	1,630,000	1,630,000	1,260,000
Fixed assets	11	2,602,215	2,179,600	1,772,234
Intangible assets	12	711,426	720,970	689,551
Derivative financial instruments	24	3,207	—	3,077
Other assets	14	43,434	46,028	40,670
Deferred income taxes	8	5,243	6,134	9,498
Goodwill	13	451,545	451,475	451,475

Total non-current assets		5,447,070	5,034,207	4,226,505

Total assets		$5,989,982	$5,505,513	$4,659,395

VIDEOTRON LTD.

Consolidated Balance Sheets, Continued

December 31, 2011 and 2010 and January 1, 2010

(in thousands of Canadian dollars)

	Note	December 31, 2011	December 31, 2010	January 1, 2010
			(restated, note 7)	(restated, note 7)

Liabilities and Equity

Current liabilities
Accounts payable and accrued charges	15	$435,627	$382,162	$372,963
Amounts payable to affiliated corporations	25	23,789	23,248	21,518
Provisions	16	7,383	17,716	19,341
Deferred revenue		248,195	227,211	184,585
Income taxes		—	19,603	4,887
Current portion of long-term debt	17	10,714	—	—

Total current liabilities		725,708	669,940	603,294

Non-current liabilities
Long-term debt	17	1,846,343	1,786,076	1,592,321
Subordinated loan from parent corporation	10	1,630,000	1,630,000	1,260,000
Derivative financial instruments	24	222,212	289,032	232,469
Deferred income taxes	8	454,716	316,185	244,989
Other liabilities	18	104,462	80,035	74,537

Total non-current liabilities		4,257,733	4,101,328	3,404,316

Total liabilities		4,983,441	4,771,268	4,007,610

Equity
Capital stock	19	3,401	3,401	1
Retained Earnings		1,007,070	733,843	673,625
Accumulated other comprehensive loss	21	(5,244)	(4,139)	(22,832)

Equity attributable to shareholder		1,005,227	733,105	650,794
Non-controlling interest		1,314	1,140	991

Total equity		1,006,541	734,245	651,785

Commitments and contingencies	16, 22
Guarantees	23
Subsequent events	28

Total liabilities and equity		$5,989,982	$5,505,513	$4,659,395

See accompanying notes to consolidated financial statements.

On February 28, 2012, the Board of Directors approved the consolidated financial statements for the years ended December 31, 2011 and 2010.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

Videotron Ltd. (the “Corporation”) is incorporated under the laws of Quebec and is a wholly-owned subsidiary of Quebecor Media Inc. (the parent corporation) and is a subsidiary of Quebecor Inc. (the ultimate parent corporation). The Corporation’s head office and registered office is located at 612, rue Saint-Jacques, Montreal (Quebec), Canada. The percentages of voting rights and of equity in its major subsidiaries are as follows:

% equity and voting
Videotron G.P.[1]	100.0%
Videotron L.P.[1]	100.0%
Videotron Infrastructures Inc.	100.0%
Videotron US Inc.	100.0%
Le SuperClub Videotron Ltée	100.0%
Jobboom Inc.	100.0%
SETTE Inc.	84.16%

[1]

On February 1, 2011, the Corporation completed a corporate reorganization. Consequently, Videotron Ltd. transferred all its operating assets and operating liabilities, including its employees, to Videotron General Partnership “Videotron G.P.” and Videotron Limited Partnership “Videotron L.P.”.

The Corporation offers television distribution, Internet, business solutions, cable and mobile telephony services in Canada and operates in the rental of movies and televisual products through its Video-On-Demand service and its distribution and rental stores, and operates specialized Internet sites.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

1.	Summary of significant accounting policies

These consolidated financial statements reflect the first-time adoption of International Financial Reporting Standards (“IFRS”), which replaced Canadian Generally Accepted Accounting Principles (“GAAP”) as of January 1, 2011. All disclosures and explanations related to the first-time adoption of IFRS are presented in note 27. This note provides information that is considered material to the understanding of the Corporation’s first IFRS financial statements. Note 27 also presents a reconciliation of the 2010 financial figures prepared under Canadian GAAP to the 2010 financial figures prepared under IFRS, including a reconciliation of the consolidated statements of income, comprehensive income and cash flows for the year ended December 31, 2010, as well as a reconciliation of the consolidated balance sheets and shareholders’ equity as of January 1, 2010 and as of December 31, 2010.

The IFRS consolidated financial statements have been prepared based on the following accounting policies:

(a)	Basis of presentation

The consolidated financial statements have been prepared in accordance with IFRS as issued by the International Accounting Standards Board (“IASB”) and in particular, they were prepared in accordance with IFRS 1, First-time Adoption of IFRS.

These consolidated financial statements have been prepared on a historical cost basis, except for certain financial instruments (note 1(h)) and the liability related to stock-based compensation (note 1(q)), which have been measured at fair value, and are presented in Canadian dollars, which is the currency of the primary economic environment in which the Corporation and its subsidiaries operate (“functional currency”).

Comparative figures for the year ended December 31, 2010 have been restated to conform to the presentation adopted under IFRS.

(b)	Consolidation

The consolidated financial statements include the accounts of the Corporation and its subsidiaries. Intercompany transactions and balances are eliminated on consolidation.

A subsidiary is an entity controlled by the Corporation. Control is achieved where the Corporation has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities.

The non-controlling interest in the net assets and results of a consolidated subsidiary is identified separately from the parent’s ownership interest in it. The non-controlling interest in the equity of a subsidiary consists of the amount of non-controlling interest calculated at the date of the original business combination and its share of changes in equity since that date. Changes in the non-controlling interest in a subsidiary that do not result in a loss of control by the Corporation are accounted for as equity transactions.

(c)	Foreign currency translation

Foreign currency transactions are translated to the functional currency by applying the exchange rate prevailing at the date of the transactions. Translation gains and losses on assets and liabilities denominated in a foreign currency are included in financial expenses, or in gain or loss on valuation and translation of financial instruments, unless hedge accounting is used.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

1.	Summary of significant accounting policies (continued)

(d)	Revenue recognition

The Corporation recognizes operating revenues when the following criteria are met:

•	the amount of revenue can be measured reliably;

•	the receipt of economic benefits associated with the transaction is probable;

•	the costs incurred or to be incurred in respect of the transaction can be measured reliably;

•	the stage of completion can be measured reliably where services have been rendered; and

•	significant risks and rewards of ownership, including effective control, have been transferred to the buyer where goods have been sold.

The portion of revenue that is unearned is recorded under “Deferred revenue” when customers are invoiced.

Revenue recognition policies for each of the Corporation’s main product lines are as follows:

The Cable and Mobile services are provided under arrangements with multiple deliverables, for which there are two separate accounting units: one for subscriber services (cable television, Internet, cable telephony or mobile telephony, including connection costs and rental of equipment); the other for equipment sales to subscribers. Components of multiple deliverable arrangements are separately accounted for, provided the delivered elements have stand-alone value to the customer and the fair value of any undelivered elements can be objectively and reliably determined.

Cable connection revenues are deferred and recognized as revenues over the estimated average period that subscribers are expected to remain connected to the network. The incremental and direct costs related to cable connection costs, in an amount not exceeding the revenue, are deferred and recognized as an operating expense over the same period. The excess of those costs over the related revenues is recognized immediately in income. Operating revenues from cable and other services, such as Internet access, cable and mobile telephony, are recognized when services are rendered. Promotional offers and rebates are accounted for as a reduction in the service revenue to which they relate. Revenues from equipment sales to subscribers and their costs are recognized in income when the equipment is delivered. Promotional offers related to equipment sales, with the exclusion of mobile devices, are accounted for as a reduction in the related equipment sales on delivery, while promotional offers related to the sale of mobile devices are accounted for as a reduction in the related equipment sales on activation. Operating revenues related to service contracts are recognized in income over the life of the specific contract on a straight-line basis over the period in which the services are provided. Royalties and territorial rights from videostore franchises are recognized as income in the month in which they are earned.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

1.	Summary of significant accounting policies (continued)

(e)	Impairment of assets

For the purposes of assessing impairment, assets are grouped in cash-generated units (“CGUs”), which represent the lowest levels for which there are separately identifiable cash inflows generated by those assets. The Corporation reviews at each balance sheet date whether events or circumstances have occurred to indicate that the carrying amounts of its long-lived assets with finite useful lives may be less than their recoverable amounts. Goodwill, other intangible assets having an indefinite useful life, and intangible assets not yet available for use are tested for impairment on April 1 of each financial year, as well as whenever there is an indication that the carrying amount of the asset, or the CGU to which an asset has been allocated, exceeds its recoverable amount. The recoverable amount is the higher of the fair value less costs to sell and the value in use of the asset or the CGU. Fair value less costs to sell represents the amount an entity could obtain at the valuation date from the asset’s disposal in an arm’s length transaction between knowledgeable, willing parties, after deducting the costs of disposal. The value in use represents the present value of the future cash flows expected to be derived from the asset or the CGU.

An impairment loss is recognized in the amount by which the carrying amount of an asset or a CGU exceeds its recoverable amount. When the recoverable amount of a CGU to which goodwill has been allocated is lower than the CGU’s carrying amount, the related goodwill is first impaired. Any excess amount of impairment is recognized and attributed to assets in the CGU, pro rated to the carrying amount of each asset in the CGU.

An impairment loss recognized in prior periods for long-lived assets with finite useful lives and intangible assets having an indefinite useful life, other than goodwill, can be reversed through the consolidated statement of income up to the excess of the recoverable amount of the asset or the CGU over its carrying value.

(f)	Income taxes

Current income taxes are recognized with respect to amounts expected to be paid or recovered under the tax rates and laws that have been enacted or substantively enacted at the balance sheet date.

Deferred income taxes are accounted for using the liability method. Under this method, deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities in the consolidated financial statements and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted or substantively enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred income tax assets and liabilities is recognized in income in the period that includes the substantive enactment date. A deferred tax asset is recognized initially when it is probable that future taxable income will be sufficient to use the related tax benefits and may be subsequently reduced, if necessary, to an amount that is more likely than not to be realized. A deferred tax expense or benefit is recognized in other comprehensive income or otherwise directly in equity to the extent that it relates to items that are recognized in other comprehensive income or directly in equity in the same or a different period.

In the course of the Corporation’s operations, there are a number of uncertain tax positions due to the complexity of certain transactions and due to the fact that related tax interpretations and legislation are continually changing. When a tax position is uncertain, the Corporation recognizes an income tax benefit or reduces an income tax liability only when it is probable that the tax benefit will be realized in the future or that the income tax liability is no longer probable.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

1.	Summary of significant accounting policies (continued)

(g)	Leases

Assets under leasing agreements are classified at the inception of the lease as (i) finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership of the asset to the lessee, or as (ii) operating leases for all other leases. All of the Corporation’s current leases are classified as operating leases.

Operating lease rentals are recognized in the consolidated statement of income on a straight-line basis over the period of the lease. Any lessee incentives are deferred and then recognized evenly over the lease term.

(h)	Financial instruments

Classification, recognition and measurement

Financial instruments are classified as held for trading, available for sale, held to maturity, loans and receivables, or as other financial liabilities, and measurement in subsequent periods depends on their classification. The Corporation has classified its financial instruments (except derivative financial instruments) as follows:

Held for trading	Loans and receivables	Available for sale	Other liabilities
• Cash and cash equivalents • Temporary investments	• Accounts receivable • Amounts receivable from affiliated corporations • Investments	• Other portfolio investments included in “Other assets”

•   Accounts payable and accrued charges

•   Amounts payable to affiliated corporations

•   Provisions

•   Long-term debt

•   Subordinated loan from parent corporation

•   Other long-term financial liabilities included in “Other liabilities”

Financial instruments held-for-trading are measured at fair value with changes recognized in income as a gain or a loss on valuation and translation of financial instruments. Available-for-sale portfolio investments are measured at fair value or at cost in the case of equity investments that do not have a quoted market price in an active market and where fair value is insufficiently reliable, and changes in fair value are recorded in other comprehensive income. Financial assets classified as loans and receivables and financial liabilities classified as other liabilities are initially measured at fair value and subsequently measured at amortized cost, using the effective interest rate method of amortization.

Derivative financial instruments and hedge accounting

The Corporation uses various derivative financial instruments to manage its exposure to fluctuations in foreign currency exchange rates and interest rates. The Corporation does not hold or use any derivative financial instruments for speculative purposes. Under hedge accounting, the Corporation documents all hedging relationships between hedging items and hedged items, as well as its strategy for using hedges and its risk-management objective. It also designates its derivative financial instruments as either fair value hedges or cash flow hedges. The Corporation assesses the effectiveness of derivative financial instruments when the hedge is put in place and on an ongoing basis.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

1.	Summary of significant accounting policies (continued)

(h)	Financial instruments (continued)

Derivative financial instruments and hedge accounting (continued)

The Corporation enters into the following types of derivative financial instruments:

•

The Corporation uses foreign exchange forward contracts to hedge foreign currency rate exposure on anticipated equipment or inventory purchases in a foreign currency. These foreign exchange forward contracts are designated as cash flow hedges.

•

The Corporation uses cross-currency interest rate swaps to hedge (i) foreign currency rate exposure on interest and principal payments on foreign currency denominated debt, and/or (ii) fair value exposure on certain debt resulting from changes in interest rates. The cross-currency interest rate swaps that set all future interest and principal payments on U.S.-denominated debt in fixed Canadian dollars are designated as cash flow hedges. The Corporation’s cross-currency interest rate swaps that set all future interest and principal payments on U.S.-denominated debt in fixed Canadian dollars, in addition to converting the interest rate from a fixed rate to a floating rate, or converting a floating rate index to another floating rate index, are designated as fair value hedges.

Under hedge accounting, the Corporation applies the following accounting policies:

•

For derivative financial instruments designated as fair value hedges, changes in the fair value of the hedging derivative recorded in income are substantially offset by changes in the fair value of the hedged item to the extent that the hedging relationship is effective. When a fair value hedge is discontinued, the carrying value of the hedged item is no longer adjusted and the cumulative fair value adjustments to the carrying value of the hedged item are amortized to income over the remaining term of the original hedging relationship.

•

For derivative financial instruments designated as cash flow hedges, the effective portion of a hedge is reported in other comprehensive income until it is recognized in income during the same period in which the hedged item affects income, while the ineffective portion is immediately recognized in income. When a cash flow hedge is discontinued, the amounts previously recognized in accumulated other comprehensive income are reclassified to income when the variability in the cash flows of the hedged item affects income.

Any change in the fair value of these derivative financial instruments recorded in income is included in gain or loss on valuation and translation of financial instruments. Interest expense on hedged long-term debt is reported at the hedged interest and foreign currency rates.

Derivative financial instruments that are ineffective or that are not designated as hedges, including derivatives that are embedded in financial or non-financial contracts that are not closely related to the host contracts, are reported on a mark-to-market basis in the consolidated balance sheets. Any change in the fair value of these derivative financial instruments is recorded in income as a gain or loss on valuation and translation of financial instruments.

(i)	Financing fees

Financing fees related to long-term debt are capitalized in reduction of long-term debt and amortized using the effective interest rate method.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

1.	Summary of significant accounting policies (continued)

(j)	Tax credits and government assistance

The Corporation receives tax credits mainly related to its research and development activities. Government financial assistance is accounted for as revenue or as a reduction in related costs, whether capitalized and amortized or expensed, in the year the costs are incurred and when management has reasonable assurance that the conditions of the government programs are met.

(k)	Cash, cash equivalents and temporary investments

Cash and cash equivalents include highly liquid investments purchased three months or less from maturity and are recorded at fair value. These highly liquid investments consisted mainly of Bankers’ acceptances and term deposits.

Temporary investments consisted of high-quality money market instruments. These temporary investments, classified as held for trading, are recorded at fair value.

(l)	Accounts receivable

Accounts receivable are stated at their nominal value, less an allowance for doubtful accounts. The Corporation establishes an allowance for doubtful accounts based on the specific credit risk of its customers and historical trends. Individual accounts receivable are written off when management deems them not collectible.

(m)	Inventories

Inventories are valued at the lower of cost, determined by the weighted-average cost method, or net realizable value. Net realizable value represents the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale. When the circumstances that previously caused inventories to be written down below cost no longer exist, the amount of the write-down is reversed.

(n)	Fixed assets

Fixed assets are stated at cost. Cost represents the acquisition costs, net of government assistance and investment tax credits, or construction costs, including preparation, installation and testing costs. In the case of projects to construct cable and mobile networks, the cost includes equipment, direct labour and direct overhead costs. Projects under development may also be comprised of advance payments made to suppliers for equipment under construction.

Borrowing costs are also included in the cost of self-constructed fixed assets when the development of the asset commenced after January 1, 2010. Future expenditures, such as maintenance and repairs, are expensed as incurred.

Amortization is calculated on a straight-line basis over the following estimated useful lives:

Assets	Estimated useful life
Buildings and their components	25 to 40 years
Furniture and equipment	3 to 7 years
Receiving, distribution and telecommunication networks	3 to 20 years
Subscriber’s equipment	3 to 7 years

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

1.	Summary of significant accounting policies (continued)

(n)	Fixed assets (continued)

Amortization methods, residual values, and the useful lives of significant fixed assets are reviewed at each financial year-end. Any change is accounted for prospectively as a change in accounting estimate.

Leasehold improvements are amortized over the shorter of the term of the lease or economic life.

The Corporation does not record any decommissioning obligations in connection with its cable distribution networks. The Corporation expects to renew all of its agreements with utility companies to access their support structures in the future, making the retirement date so far into the future that the present value of the restoration costs is insignificant for these assets. A decommissioning obligation is however recorded for the rental of sites related to the mobile network.

(o)	Goodwill and intangible assets

Goodwill

For all business acquisitions entered into since January 1, 2010, goodwill initially arising from a business acquisition is measured and recognized as the excess of the fair value of the consideration paid over the fair value of the recognized identifiable assets acquired and liabilities assumed. When the Corporation acquires less than 100% of the equity interests in the business acquired at the acquisition date, goodwill attributable to the non-controlling interests is also recognized at fair value.

For business acquisitions that occurred prior to January 1, 2010, goodwill represented the excess of the cost of acquisition over the Corporation’s interest in the fair value of the identifiable assets and liabilities of the business acquired at the date of acquisition. No goodwill attributable to the non-controlling interest was recognized.

Goodwill is allocated as at the date of a business acquisition to a CGU for purposes of impairment testing (note 1 (e)). The allocation is made to the CGU or group of CGUs expected to benefit from the synergies of the business acquisition.

Intangible assets

Internally generated intangible assets are mainly comprised of costs in connection with the development of software to be used internally or for providing services to customers. These costs are capitalized when the development stage of the software application begins and costs incurred prior to that stage are recognized as expenses.

Borrowing costs directly attributable to the acquisition, construction or production of an intangible asset that commenced after January 1, 2010 are also included as part of the cost of that asset during the development phase.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

1.	Summary of significant accounting policies (continued)

(o)	Goodwill and intangible assets (continued)

Intangible assets (continued)

Intangible assets with finite useful lives are amortized over their useful lives using the straight-line method over the following periods:

Assets	Estimated useful life
Advanced mobile services (“AWS”) spectrum licences[1]	10 years
Software and other intangible assets	3 to 7 years

[1]	The useful life represents the initial term of the licences issued by Industry Canada.

Amortization methods, residual values, and the useful lives of significant intangible assets are reviewed at each financial year-end. Any change is accounted for prospectively as a change in accounting estimate.

(p)	Provisions

Provisions are recognized when (i) the Corporation has a present legal or constructive obligation as a result of a past event and it is probable that an outflow of economic benefits will be required to settle the obligation, and when (ii) the amount of the obligation can be reliably estimated.

Provisions are reviewed at each balance sheet date and changes in estimates are reflected in the consolidated statement of income in the reporting period in which changes occur.

(q)	Stock-based compensation

Stock-based awards to employees that call for settlement in cash or other assets at the option of the employee are accounted for at fair value and classified as a liability. The compensation cost is recognized in expenses over the vesting period. Changes in the fair value of stock-based awards between the grant date and the measurement date result in a change in the liability and compensation cost.

Estimates of the fair value of stock-based awards are determined by applying an option-pricing model, taking into account the terms and conditions of the grant.

(r)	Pension plans and postretirement benefits

The Corporation offers defined contribution pension plans and defined benefit pension plans to some of its employees.

(i)	Defined contribution pension plans

Under its defined contribution pension plans, the Corporation pays fixed contributions to participating employees’ pension plans and it has no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution pension plans are recognized as employee benefits in the consolidated statements of income when the contributions become due.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

1.	Summary of significant accounting policies (continued)

(r)	Pension plans and postretirement benefits (continued)

(ii)	Defined benefit pension plans and postretirement plans

Defined benefit pension plan costs are determined using actuarial methods and are accounted for using the projected unit credit method, which incorporates management’s best estimates of future salary levels, other cost escalations, retirement ages of employees, and other actuarial factors. Defined benefit pension costs recognized in the consolidated statements of income include the following:

•	cost of pension plan benefits provided in exchange for employee services rendered during the year;

•	interest cost of pension plan obligations;

•	expected return on pension fund assets;

•	recognition of prior service costs on a straight-line basis over the vesting period.

When an event gives rise to both a curtailment and a settlement, the curtailment is accounted for prior to the settlement.

Actuarial gains and losses are recognized immediately through other comprehensive income and within retained earnings. Actuarial gains and losses arise from the difference between the actual rate of return on plan assets for a given period and the expected rate of return on plan assets for that period, experience adjustments on liabilities, or changes in actuarial assumptions used to determine the defined benefit obligation.

The recognition of the net benefit asset under certain circumstances is limited to the amount recoverable, which is primarily based on the extent to which the Corporation can unilaterally reduce future contributions to the plan. In addition, an adjustment to the net benefit asset or the net benefit obligation can be recorded to reflect a minimum funding liability in a certain number of the Corporation’s pension plans. Changes in the net benefit asset limit or in the minimum funding liability are recognized immediately in other comprehensive income and within retained earnings.

The Corporation also offers health and life insurance plans and cable services to some of its retired employees. The cost of postretirement benefits is determined using an accounting methodology similar to that for defined benefit pension plans. The benefits related to these plans are funded by the Corporation as they become due.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

1.	Summary of significant accounting policies (continued)

(s)	Use of estimates

The preparation of consolidated financial statements in accordance with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related amounts of revenues and expenses, and disclosure of contingent assets and liabilities. Although these estimates are based on management’s best judgment and information available at the time of the assessment date, actual results could differ from these estimates. The following significant areas require management to use assumptions and to make estimates:

Accounting subject		Significant areas of use of estimates and judgment

Impairment of assets	• •	fair value less costs to sell value in use of an asset or CGU using a discounting cash flow method

Derivative financial instruments, including embedded derivatives not closely related to the host contract	• • •

fair value of derivative financial instruments using valuation models based on a number of assumptions such as contractual future cash flows, period-end swap rates, foreign exchange rates, and credit default premium fair value of embedded derivatives related to early settlement option on debt determined with option pricing models using market inputs, including volatility and discount factors assessment of the hedge relationship effectiveness

Pension and postretirement benefit plans	•	costs and obligations related to pension and postretirement benefit obligations, which are based on a number of assumptions, such as the discount rate, the expected return on the plan’s assets, the rate of increase in compensation, retirement age of employees, health care costs, and other actuarial factors

Allowance for doubtful accounts	•	estimation of potential losses arising from customers’ inability to make required payments on a portion of accounts receivables

Inventories	• •	identification of inventory becoming obsolete and not being able to be sold to customers estimates of future sales used to determine net realizable values of inventories

Provisions	• •

estimates of expenditure required to settle a present obligation or to transfer it to third parties at the date of assessment assessment of the probable outcomes of legal proceedings or other contingency

Asset amortization	•	residual value and useful life of assets subject to amortization

Deferred income taxes	• •

projections of future taxable income and the recoverability of deferred tax assets probability that a tax benefit will be realized or that an income tax liability is no longer probable in order to assess uncertain tax positions considering tax interpretation, legislation, risk or other relevant factor

Government assistance	•	establishing reasonable assurance that government subsidies will be realized

Stock-based compensation	•	fair value of the Corporation’s stock-based compensation liability determined using an option-pricing model based on a number of assumptions, including risk-free interest rate, dividend yield, expected volatility and remaining life of the options

Cable connection revenues	•	estimates of the average period that subscribers are expected to remain connected to the telecommunications network

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

1.	Summary of significant accounting policies (continued)

(t)	Recent accounting pronouncements

The Corporation has not early adopted the following new standards and adoption impacts on the consolidated financial statements have not yet been determined:

Amended standards	Expected changes to existing standards

IFRS 9 — Financial Instruments (Effective from periods beginning January 1, 2015 with early adoption permitted)	IFRS 9 simplifies the measurement and classification for financial assets by reducing the number of measurement categories and removing complex rule-driven embedded derivative guidance in IAS 39, Financial Instruments: Recognition and Measurement. The new standard also provides for a fair value option in the designation of a non-derivative financial liability and its related classification and measurement.

IFRS 10 — Consolidated Financial Statements (Effective from periods beginning January 1, 2013 with early adoption permitted)	IFRS 10 replaces SIC-12 Consolidation — Special Purpose Entities and parts of IAS 27 Consolidated and Separate Financial Statements and provides additional guidance regarding the concept of control as the determining factor in whether an entity should be included within the consolidated financial statements of the parent corporation.

IFRS 11 — Joint Arrangements (Effective from periods beginning January 1, 2013 with early adoption permitted)	IFRS 11 replaces IAS 31, Interests in Joint Ventures, with guidance that focuses on the rights and obligations of the arrangement, rather than its legal form. It also withdraws the option to proportionately consolidate an entity’s interests in joint ventures. The new standard requires that such interests be recognized using the equity method.

IFRS 12 — Disclosure of Interests in Other Entities (Effective from periods beginning January 1, 2013 with early adoption permitted)	IFRS 12 is a new and comprehensive standard on disclosure requirements for all forms of interests in other entities, including joint arrangements, associates, special purpose entities and other off balance sheet vehicles.

IAS 19 — Post-employment Benefits (Including Pensions) (Amended) (Effective from periods beginning January 1, 2013 with retrospective application)	Amendments to IAS 19 involve, among other changes, the immediate recognition of the re-measurement component in other comprehensive income, thereby removing the accounting option previously available in IAS 19 to recognize or to defer recognition of changes in defined benefit obligations and in the fair value of plan assets directly in the statement of income. IAS 19 allows amounts recorded in other comprehensive income to be recognized either immediately in retained earnings or as a separate category within equity. IAS 19 also introduces a net interest approach that replaces the expected return on assets and interest costs on the defined benefit obligation with a single net interest component determined by multiplying the net defined benefit liability or asset by the discount rate used to determine the defined benefit obligation. In addition, all past service costs are required to be recognized in profit or loss when the employee benefit plan is amended and no longer spread over any future service period.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

2.	Cost of sales and operating expenses

The main components are as follows:

	2011	2010

Employee costs	$444,381	$384,097
Royalties and rights	386,453	359,945
Cost of sales	162,541	104,113
Subcontracting costs	116,251	113,003
Marketing and distribution expenses	62,487	61,333
Other	277,557	273,157

	1,449,670	1,295,648

Employee costs capitalized to fixed assets and intangible assets	(117,735)	(114,113)

	$1,331,935	$1,181,535

3.	Financial expenses

	2011	2010

Third parties:
Interest on long-term debt	$159,491	$153,619
Amortization of financing costs and long-term debt premium or discount	4,238	3,556
Loss on foreign currency translation on short-term monetary items	1,550	3,214
Other	(1,486)	(1,552)

	163,793	158,837
Affiliated corporations:

Interest expense (net of interest income)	116,603	169,374
Dividend income (net of dividend expense)	(122,354)	(175,018)

	(5,751)	(5,644)

	$158,042	$153,193

4.	Gain on valuation and translation of financial instruments

	2011	2010

Gain on embedded derivatives	$(56,730)	$(25,360)
Loss on the ineffective portion of fair value hedges	588	987

	$(56,142)	$(24,373)

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

5.	Restructuring of operations and other special items

	2011	2010

Restructuring of operations	$14,802	$13,881
Gain on debt refinancing (note 6)	(2,713)	—
Other special items	530	(2,501)

	$12,619	$11,380

In 2010, the Corporation launched its new advanced mobile network. Since then, the Corporation has been incurring costs for the migration of its existing Mobile Virtual Network Operator subscribers to its new mobile network. A charge of $14.8 million was recorded in 2011 ($13.9 million in 2010). As of December 31, 2011, the Corporation has substantially completed the conversion process.

In 2011, other special items include other restructuring charges of $0.5 million ($0.6 million in 2010). A gain of $3.3 million related to the sale of assets and an impairment charge of $0.2 million were also recorded in 2010.

6.	Gain on debt refinancing

On July 18, 2011, the Corporation redeemed and retired US$255.0 million in aggregate principal amount of its issued and outstanding 6.875% Senior Notes due in 2014 and settled its related hedging contracts, representing a total cash consideration of $303.1 million. This transaction resulted in a total gain of $2.7 million (before income taxes).

7.	Business acquisition

On May 1, 2011, the Corporation acquired Jobboom Inc., a subsidiary of an affiliated corporation, for a total cash consideration of $32.1 million. Since the transaction occurred between wholly-owned subsidiaries of the parent corporation, the acquisition was accounted for using the continuity of interest method and the cash consideration paid was recorded in reduction of retained earnings. Comparative figures have been restated as if the Corporation and the new subsidiary had always been combined.

The following table summarizes the impact of the acquisition of Jobboom Inc.’s net assets on the Corporation’s consolidated balance sheets:

	May 1, 2011	December 31, 2010	January 1, 2010

Jobboom Inc.
Total assets	$27,786	$29,269	$32,593
Total liabilities	7,070	12,013	23,094

Increase in net assets	$20,716	$17,256	$9,499

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

8.	Income taxes

The following table reconciles income taxes at the Corporation’s domestic statutory tax rate of 28.4% in 2011 (29.9 % in 2010) and income taxes in the consolidated statements of income:

	2011	2010

Income taxes at domestic statutory tax rate	$163,620	$183,985
Increase (reduction) resulting from:
Effect of non-deductible charges, non-taxable income and differences between current and future tax rates	(10,567)	(9,281)
Tax consolidation transactions with the parent corporation and affiliated corporations	(50,348)	(53,831)
Other	4,170	(9,856)

Income taxes	$106,875	$111,017

The significant items comprising the Corporation’s net deferred income tax liability and their impact on the deferred income tax expense are as follows:

	Consolidated balance sheets			Consolidated income statements
	December 31, 2011	December 31, 2010	January 1, 2010	2011	2010

Loss carryforwards	$41,728	$11,890	$9,363	$45,457	$(10,173)
Accounts payable, accrued charges and provisions	4,512	5,814	7,349	(1,302)	(2,734)
Defined benefit plans	14,271	6,808	5,115	(1,237)	(8)
Fixed assets	(318,875)	(275,529)	(222,568)	(43,346)	(52,961)
Goodwill and intangible assets	(50,677)	(45,853)	(24,263)	(4,824)	(21,590)
Benefit from a general partnership	(108,646)	—	—	(108,646)	—
Long-term debt and derivative financial instruments	(20,807)	(3,646)	4,211	(14,082)	(6,582)
Other	(10,979)	(9,535)	(14,698)	(1,444)	10,406

	$(449,473)	$(310,051)	$(235,491)	$(129,424)	$(83,642)

Changes in the net deferred income tax liability are as follows:

	2011	2010

Balance as of beginning of the year	$(310,051)	$(235,491)
Recognized in statement of income	(129,424)	(83,642)
Recognized in other comprehensive income	5,621	1,297
Tax consolidation transactions (note 25)	(15,600)	9,375
Other	(19)	(1,590)

Balance as of the end of the year	$(449,473)	$(310,051)

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

8.	Income taxes (continued)

The deferred income tax assets and liabilities are as follows:

	December 31, 2011	December 31, 2010	January 1, 2010

Deferred income tax asset	$5,243	$6,134	$9,498
Deferred income tax liability	(454,716)	(316,185)	(244,989)

Net deferred income tax liability	$(449,473)	$(310,051)	$(235,491)

As of December 31, 2011, the Corporation had operating loss carryforwards for income tax purposes of $136.9 million available to reduce future taxable income that will expire between 2029 and 2031.

The Corporation has not recognized a deferred income tax liability for the undistributed earnings of its subsidiaries in the current or prior years since the Corporation does not expect to sell or repatriate funds from those investments, in which case the undistributed earnings might become taxable.

There are no income tax consequences attached to the payment of dividends in either 2011 or 2010 by the Corporation to its shareholder.

9.	Inventories

	December 31, 2011	December 31, 2010	January 1, 2010

Subscriber’s equipment	$101,221	$76,979	$23,853
Network materials	21,383	19,058	14,683
Other materials	266	512	489

	$122,870	$96,549	$39,025

Cost of inventories included in cost of sales, operating expenses and restructuring of operations amounted to $143.6 million in 2011 ($113.8 million in 2010). Write-downs of inventories totalling $13.3 million were recognized in cost of sales, operating expenses and restructuring of operations in 2011 ($1.0 million in 2010).

10.	Subordinated loan from parent corporation

	December 31, 2011	December 31, 2010	January 1, 2010
Subordinated loan – Quebecor Media Inc.	$1,630,000	$1,630,000	$1,260,000

On September 15, 2010, the Corporation contracted a subordinated loan of $1.3 billion from Quebecor Media Inc., bearing interest at a rate of 10.5%, payable every six months on June 20 and December 20, and maturing on September 15, 2025. On the same day, the Corporation invested the total proceeds of $1.3 billion into 1,300,000 preferred shares, Series B, of 9101-0835 Québec Inc., a subsidiary of Quebecor Media Inc. These shares carry the right to receive an annual dividend of 10.85%, payable semi-annually.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

10.	Subordinated loan from parent corporation (continued)

On December 20, 2010, 9101-0835 Québec Inc., a subsidiary of Quebecor Media Inc., redeemed 930,000 preferred shares, Series B, for a total cash consideration of $930.0 million, including cumulative dividends of $68.5 million. On the same day, the Corporation used the total proceeds of $930.0 million to repay part of its subordinated loan contracted from Quebecor Media Inc.

The above transactions were carried out for tax consolidation purposes of Quebecor Media Inc. and its subsidiaries.

11.	Fixed assets

For the years ended December 31, 2011 and 2010, changes in the net carrying amount of fixed assets are as follows:

	Land and buildings	Furniture and equipment	Receiving and distribution networks	Subscribers’ equipment	Projects under development	Total
Cost:
Balance as of January 1, 2010	$100,808	$234,043	$3,057,843	$165,141	$143,956	$3,701,791
Additions	10,326	43,123	323,396	34,303	239,998	651,146
Net change in additions financed with accounts payable	—	211	860	(890)	19,499	19,680
Reclassification and other items	—	59,405	231,683	—	(293,027)	(1,939)
Retirement or disposals	570	(40,513)	(9,481)	(12,844)	—	(62,268)

Balance as of December 31, 2010	111,704	296,269	3,604,301	185,710	110,426	4,308,410
Additions	16,323	53,591	324,331	99,636	231,523	725,404
Net change in additions financed with accounts payable	—	(927)	23,469	(912)	4,705	26,335
Reclassification and other items	(151)	29,523	253,993	—	(284,365)	(1,000)
Retirement or disposals	(179)	(1,874)	(21,476)	(20,095)	—	(43,624)

Balance as of December 31, 2011	$127,697	$376,582	$4,184,618	$264,339	$62,289	$5,015,525

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

11.	Fixed assets (continued)

	Land and buildings	Furniture and equipment	Receiving and distribution networks	Subscribers’ equipment	Projects under development	Total

Accumulated amortization:
Balance as of January 1, 2010	$(35,639)	$(145,132)	$(1,662,061)	$(86,725)	$—	$(1,929,557)
Amortization	(4,380)	(27,512)	(195,516)	(27,061)	—	(254,469)
Retirement and disposals	(775)	39,418	9,330	7,243	—	55,216

Balance as of December 31, 2010	(40,794)	(133,226)	(1,848,247)	(106,543)	—	(2,128,810)
Amortization	(4,060)	(37,926)	(246,993)	(33,899)	—	(322,878)
Retirement and disposals	146	1,841	20,478	15,913	—	38,378

Balance as of December 31, 2011	$(44,708)	$(169,311)	$(2,074,762)	$(124,529)	$—	$(2,413,310)

Net carrying amount:
As of January 1, 2010	$65,169	$88,911	$1,395,782	$78,416	$143,956	$1,772,234
As of December 31, 2010	70,910	163,043	1,756,054	79,167	110,426	2,179,600
As of December 31, 2011	$82,989	$207,271	$2,109,856	$139,810	$62,289	$2,602,215

12.	Intangible assets

For the years ended December 31, 2011 and 2010, changes in the net carrying amount of intangible assets are as follows:

	AWS spectrum licenses	Software and other intangible assets	Projects under development	Total
Cost:
Balance as of January 1, 2010	$458,149	$195,321	$125,747	$779,217
Additions	—	44,229	28,015	72,244
Net change in additions financed with accounts payable	—	(3,029)	(62)	(3,091)
Reclassification and other items	—	36,818	(36,659)	159
Retirement and disposals	—	(975)	—	(975)

Balance as of December 31, 2010	458,149	272,364	117,041	847,554
Additions	—	50,278	22,975	73,253
Net change in additions financed with accounts payable	—	2,626	(5)	2,621
Reclassification and other items	—	14,602	(14,765)	(163)

Balance as of December 31, 2011	$458,149	$339,870	$125,246	$923,265

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

12.	Intangible assets (continued)

The cost of internally generated intangible assets, mainly composed of software and licences, was $247.4 million as of December 31, 2011 ($198.0 million as of December 31, 2010 and $148.2 million as of January 1, 2010). For the year ended December 31, 2011, the Corporation recorded additions of internally generated intangible assets of $49.4 million ($49.8 million in 2010).

	AWS spectrum licenses	Software and other intangible assets	Projects under development	Total
Accumulated amortization:
Balance as of January 1, 2010	$—	$(89,666)	$—	$(89,666)
Amortization	(14,480)	(22,789)	—	(37,269)
Retirements, disposals and other items	—	351	—	351

Balance as of December 31, 2010	(14,480)	(112,104)	—	(126,584)
Amortization	(52,388)	(32,867)	—	(85,255)

Balance as of December 31, 2011	$(66,868)	$(144,971)	$—	$(211,839)

Net carrying amount:
As of January 1, 2010	$458,149	$105,655	$125,747	$689,551
As of December 31, 2010	443,669	160,260	117,041	720,970
As of December 31, 2011	$391,281	$194,899	$125,246	$711,426

The accumulated amortization of internally generated intangible assets, mainly composed of software and licences, was $83.5 million as of December 31, 2011 ($63.3 million as of December 31, 2010 and $50.1 million as of January 1, 2010). For the year ended December 31, 2011, the Corporation recorded $20.2 million of amortization ($13.2 million in 2010) for internally generated intangible assets.

The net carrying value of internally generated intangible assets was $163.9 million as of December 31, 2011 ($134.7 million as of December 31, 2010 and $98.1 million as of January 1, 2010).

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

13.	Goodwill

For the years ended December 31, 2011 and 2010, changes in the net carrying amount of goodwill are as follows:

Cost:
Balance as of January 1, 2010 and December 31, 2010	$484,786
Business acquisitions	70

Balance as of December 31, 2011	$484,856

Accumulated amortization:
Balance as of January 1, 2010, December 31, 2010 and 2011	$(33,311)

Net carrying amount:
As of January 1, 2010	$451,475
As of December 31, 2010	451,475
As of December 31, 2011	451,545

The net carrying amount of goodwill as of December 31, 2011 and 2010 and as of January 1, 2010 is allocated to the following significant groups of CGUs:

	December 31, 2011	December 31, 2010	January 1, 2010
Group of CGUs

Telecommunications	$432,045	$431,975	$431,975
Web solutions	19,500	19,500	19,500

Total	$451,545	$451,475	$451,475

Recoverable amounts

The recoverable amounts were determined based on value in use with respect to the impairment tests performed. The Corporation uses the discounted cash flow method to estimate value in use, consisting of future cash flows derived from the most recent budget and three-year strategic plan approved by the Corporation’s management and presented to the Board of Directors. These forecasts considered each CGU’s past operating performance and market share as well as economic trends, along with specific and market industry trends and corporate strategies. A range of growth rates is used for cash flows beyond this three-year period. The discount rate used by the Corporation is a pre-tax rate derived from the weighted average cost of capital pertaining to each CGU, which reflects the current market assessment of (i) the time value of money, and (ii) the risk specific to the assets for which the future cash flow estimates have not been risk-adjusted. The perpetual growth rate was determined with regard to the specific markets in which the CGUs participate.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

13.	Goodwill (continued)

Recoverable amounts (continued)

The following key assumptions were used to determine recoverable amounts in the most recent impairment tests performed as of April 1, 2011 and January 1, 2010:

	April 1, 2011		January 1, 2010
Group of CGUs	Pre-tax discount rate (WACC)	Perpetual growth rate	Pre-tax discount rate (WACC)	Perpetual growth rate
Telecommunications[1]	10.19%	3.00%	10.19%	3.00%
Web solutions[2]	15.00	3.00	—	—

[1]

As allowed by IAS 36 “Impairment of assets”, recoverable amounts calculated as of January 1, 2010 were used in the 2011 impairment test performed for this CGU. Accordingly, pre-tax discount rates and perpetual growth rates are the same as of April 1, 2011 and as of January, 1, 2010.

[2]	A goodwill impairment test was performed on this CGU as of May 1, 2011, the date this new CGU was acquired (note 7).

Sensitivity of recoverable amounts

An incremental increase in the pre-tax discount rate of 9.4% and an incremental decrease in the perpetual growth rate of 11.2% would have been required in the most recently performed test for the recoverable amount to equal the carrying value of the Telecommunications CGU as of April 1, 2011.

14.	Other assets

	December 31, 2011	December 31, 2010	January 1, 2010
Deferred connection costs	$38,658	$35,269	$28,616
Other	4,776	10,759	12,054

	$43,434	$46,028	$40,670

15.	Accounts payable and accrued charges

	December 31, 2011	December 31, 2010	January 1, 2010

Accounts payable and accrued	$343,534	$294,403	$292,801
Salaries and employees benefits	70,906	61,350	52,995
Interest payable	15,607	21,084	19,325
Stock-based compensation	5,580	5,325	7,842

	$435,627	$382,162	$372,963

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

16.	Provisions and contingencies

	Contingencies and legal disputes	Contractual obligations and other	Total

Balance as of December 31, 2010	$1,937	$17,548	$19,485
Net change in income	1,214	1,262	2,476
Payments	(163)	(12,489)	(12,652)
Other	—	963	963

Balance as of December 31, 2011	$2,988	$7,284	$10,272

Current portion	$2,988	$4,395	$7,383
Non-current portion[1]	—	2,889	2,889

[1]	The non-current portion of provisions and contingencies is included in other liabilities (note 18)

The recognition of provisions, in term of both timing and amounts, requires the exercise of judgment based on relevant circumstances and events, which can be subject to change over time. Provisions are primarily comprised of the following:

Contingencies and legal disputes

There exists a number of legal proceedings against the Corporation and its subsidiaries that are pending. In the opinion of the management of the Corporation and its subsidiaries, the outcome of these proceedings is not expected to have a material adverse effect on the Corporation’s results or on its financial position.

Management of the Corporation, after taking legal advice, has established provisions for specific claims or actions considering the facts of each case. The Corporation cannot determine when and if a payment related to these provisions will be made.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

17.	Long-term debt

	Effective interest rate as of December 31, 2011		December 31, 2011	December 31, 2010	January 1, 2010

Bank credit facility (i)	2.81%		69,643	—	—
Senior Notes (ii) (note 6)	(ii	)	1,898,408	1,826,729	1,613,848

Total long-term debt			1,968,051	1,826,729	1,613,848

Change in fair value related to hedged interest rate risk			16,166	28,442	20,589
Adjustments related to embedded derivatives			(97,929)	(43,472)	(18,112)
Financing fees, net of amortization			(29,231)	(25,623)	(24,004)

			(110,994)	(40,653)	(21,527)

Less: current portion			10,714	—	—

			$1,846,343	$1,786,076	$1,592,321

(i)	The bank credit facilities provide for a $575.0 million secured revolving credit facility that matures in July 2016 and a $75.0 million secured export financing facility providing for a term loan that matures in June 2018. The revolving credit facility bears interest at Bankers’ acceptance, Canadian prime or U.S. prime rates, plus a margin, depending on the Corporation’s leverage ratio. Advances under the export financing facility bear interest at Bankers’ acceptance rate and CAD LIBOR, plus a margin. The bank credit facilities are secured by a first ranking hypothec on the universality of all tangible and intangible assets, current and future, of the Corporation and its wholly-owned subsidiaries. As of December 31, 2011, the bank credit facilities of the Corporation were secured by assets with a carrying value of $5,990.0 million ($5,505.5 million in 2010, as restated). The bank credit facilities contain covenants such as maintaining certain financial ratios, limiting its ability to incur additional indebtedness and restricting the payment of dividends and other distributions. As of December 31, 2011 and 2010, no amount was drawn on the revolving credit facility. As of December 31, 2011, $69.6 million (none in 2010) was outstanding on the secured export financing facility.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

17.	Long-term debt (continued)

(ii)	The Senior Notes contain certain restrictions on the Corporation, including limitations on its ability to incur additional indebtedness, pay dividends or make other distributions. The notes are unsecured and are redeemable at the option of the issuer, in whole or in part, at a decreasing premium during the last five years of the term of the notes or at a price based on a make-whole formula prior to that period. The notes are guaranteed by specific subsidiaries of the Corporation and, on a non-consolidated basis, the Corporation has no independent assets or operations, the guarantees are full and unconditional and joint and several, and any non-guarantor subsidiaries are minor. The following table summarized terms of the outstanding Senior Notes as of December 31, 2011:

Principal amount	Annual nominal interest rate	Effective interest rate (after discount or premium at issuance)	Maturity date	Interest payable every 6 months on

US$ 395,000	6.875%	6.871%	January 15, 2014	January and July 15
US$ 175,000	6.375%	6.444%	December 15, 2015	December and June 15
US$ 715,000	9.125%	9.370%	April 15, 2018	December and June 15
$ 300,000[1]	7.125%	7.125%	January 15, 2020	December and June 15
$ 300,000[2]	6.875%	6.875%	July 15, 2021	December and June 15

[1]	The notes were issued in January 2010 for net proceeds of $293.9 million, net of financing fees of $6.1 million
[2]	The notes were issued in July 2011 for net proceeds of $294.8 million, net of financing fees of $5.2 million

On December 31, 2011, the Corporation and its subsidiaries were in compliance with all debt covenants.

Principal repayments of long-term debt over the coming years are as follows:

2012	$10,714
2013	10,714
2014	412,485
2015	188,377
2016	10,714
2017 and thereafter	1,335,047

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

18.	Other liabilities

	Note	December 31, 2011	December 31, 2010	January 1, 2010

Deferred revenue		$39,431	$36,293	$29,486
Defined benefit plans	26	59,512	31,371	28,649
Stock-based compensation[1]	20	2,426	5,431	268
Advance from affiliated corporation		—	4,943	16,024
Asset retirement obligation		2,889	1,769	—
Other		204	228	110

		$104,462	$80,035	$74,537

[1]	The current portion of stock-based compensation is included in accounts payable and accrued charges (note 15).

19.	Capital stock

(a)	Authorized capital stock

An unlimited number of common shares, without par value, voting and participating

An unlimited number of preferred shares, Series B, Series C, Series D, Series E, Series F, and Series H, without par value, ranking prior to the common shares with regards to payment of dividends and repayment of capital, non-voting, non-participating, a fixed monthly non-cumulative dividend of 1%, retractable and redeemable.

An unlimited number of preferred shares, Series G, ranking prior to all other shares with regards to payment of dividends and repayment of capital, non-voting, non-participating carrying the rights and restrictions attached to the class as well as a fixed annual cumulative preferred dividend of 11.25%, retractable and redeemable.

(b)	Issued and outstanding capital stock

	Common Shares
	Number	Amount

Balance as of January 1, 2010	2,515,277	$1
Issuance of capital stock (note 25)	1,552	3,400

Balance as of December 31, 2011 and 2010	2,516,829	$3,401

20.	Stock-based compensation plan

(a)	Parent corporation stock-based compensation plan

Under a stock option plan established by the parent corporation, options have been granted to officers and senior employees of the Corporation. Each option may be exercised within a maximum period of 10 years following the date of grant at an exercise price not lower than, as the case may be, the fair market value of the common shares of the parent corporation at the date of grant, as determined by the parent corporation’s Board of Directors (if the common shares of the parent corporation are not listed on a stock exchange at the

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

20.	Stock-based compensation plan (continued)

(a)	Parent corporation stock-based compensation plan (continued)

time of the grant), or the five-day weighted average market price ending on the day preceding the date of grant of the common shares of the parent corporation on the stock exchange(s) where such shares are listed at the time of grant. As long as the common shares of the parent corporation are not listed on a recognized stock exchange, optionees may exercise their vested options during one of the following periods: from March 1 to March 30, from June 1 to June 29, from September 1 to September 29, and from December 1 to December 30. Holders of options under the plan have the choice at the time of exercising their options of receiving an amount in cash (equal to the difference between either the five-day weighted average market price ending on the day preceding the date of exercise of the common shares of the parent corporation on the stock exchange(s) where such shares are listed at the time of exercise or the fair market value of the common shares, as determined by the parent corporation’s Board of Directors, and the exercise price of their vested options) or, subject to certain stated conditions, exercise their options to purchase common shares of the parent corporation at the exercise price. Except under specific circumstances, and unless the Compensation Committee of the parent corporation decides otherwise, options vest over a five-year period in accordance with one of the following vesting schedules as determined by the Compensation Committee at the time of grant: (i) equally over five years with the first 20% vesting on the first anniversary of the date of the grant; (ii) equally over four years with the first 25% vesting on the second anniversary of the date of grant; and (iii) equally over three years with the first 33 1/3% vesting on the third anniversary of the date of grant. The vesting on 400,000 options is also subject to market-related performance criteria as the achievement of specific targets in regards to the fair value of the parent corporation’s shares in the future.

The following table gives summary information on outstanding options granted as of December 31, 2011 and 2010:

	2011		2010
	Options	Weighted average exercise price	Options	Weighted average exercise price

Balance at beginning of year	1,151,502	$40.34	1,276,235	$39.81
Granted	21,000	50.37	44,000	46.48
Exercised	(205,929)	39.69	(165,493)	36.88
Cancelled	(13,333)	44.45	(40,361)	44.32
Transferred	—	—	37,121	40.33

Balance at end of year	953,240	$40.64	1,151,502	$40.34

Vested options at end of year	220,829	$44.03	145,407	$42.05

During the year ended December 31, 2011, 205,929 stock options of the parent corporation were exercised for a cash consideration of $2.1 million (165,493 stock options for $2.1 million in 2010).

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

20.	Stock-based compensation plan (continued)

(a)	Parent corporation stock-based compensation plan (continued)

The following table gives summary information on outstanding options as of December 31, 2011:

	Outstanding options			Vested options
Range of exercise price	Number	Weighted average years to maturity	Weighted average exercise price	Number	Weighted average exercise price

$ 30.47 to 37.91	464,444	7.62	$36.05	9,694	$32.81
44.45 to 50.37	488,796	6.08	45.01	211,135	44.55

$ 30.47 to 50.37	953,240	6.83	$40.64	220,829	$44.03

(b)	Assumptions to estimate the fair value of stock-based awards

The fair value of stock-based awards under the stock option plan of the parent corporation was estimated using the Black-Scholes option pricing model. The following weighted-average assumptions were used to estimate the fair value of all outstanding stock options under the stock option plans as of December 31, 2011 and 2010 and January 1, 2010:

	December 31, 2011	December 31, 2010	January 1, 2010

Risk-free interest rate	1.16%	2.14%	2.59%
Dividend yield	1.66%	1.61%	1.31%
Expected volatility	29.74%	34.59%	35.58%
Expected remaining life	2.8 years	3.4 years	4.2 years

Since the common shares of the parent corporation are not publicly traded on a stock exchange, expected volatility is derived from the implied volatility of the ultimate parent corporation’s stock. The expected remaining life of options granted represents the period of time that options granted are expected to be outstanding. The risk-free rate over the expected remaining life of the option is based on the Government of Canada yield curve in effect at the time of the valuation. Dividend yield is based on the current average yield.

(c)	Liability of vested options

As of December 31, 2011, the liability for all vested options was $1.0 million as calculated by using the intrinsic value ($1.2 million as of December 31, 2010 and $0.9 million as of January 1, 2010).

(d)	Consolidated compensation charge

For the year ended December 31, 2011, a net reversal of the consolidated compensation charge related to the stock-based compensation plan was recorded in the amount of $0.7 million (net consolidated charge of $4.7 million in 2010).

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

21.	Accumulated other comprehensive loss

Amounts accounted for in the accumulated other comprehensive loss relate solely to cash flow hedges.

No significant amount is expected to be reclassified in income over the next 12 months in connection with derivatives designated as cash flow hedges. The balance is expected to reverse over a 6 1/4-year period.

22.	Commitments

The Corporation rents premises and equipment under operating leases and has entered into long-term commitments to purchase services and capital equipment that call for total future payments of $236.9 million, including an amount of $61.6 million for future rent payments to the ultimate parent corporation. The operating leases have various terms, escalation clauses, purchase options and renewal rights. The minimum payments for the coming years are as follows:

	Leases	Other commitments

2012	$47,149	$20,132
2013 to 2016	79,194	9,072
2017 and thereafter	81,374	—

The Corporation and its subsidiaries’ operating lease expenses amounted to $40.8 million in 2011 ($33.6 million in 2010).

23.	Guarantees

In the normal course of business, the Corporation enters into numerous agreements containing guarantees, including the following:

Operating leases

The Corporation has guaranteed a portion of the residual values of certain assets under operating leases for the benefit of the lessor. Should the Corporation terminate these leases prior to term (or at the end of these lease terms) and should the fair value of the assets be less than the guaranteed residual value, then the Corporation must, under certain conditions, compensate the lessor for a portion of the shortfall. In addition, a subsidiary of the Corporation has provided guarantees to the lessor of premises leases for certain videostore franchisees, with expiry dates through 2017. Should the lessee default under the agreement, the Corporation must, under certain conditions, compensate the lessor. As of December 31, 2011, the maximum exposure with respect to these guarantees was $17.0 million and no liability has been recorded in the consolidated balance sheet. The Corporation has not made any payments relating to these guarantees in prior years.

Outsourcing companies and suppliers

In the normal course of its operations, the Corporation enters into contractual agreements with outsourcing companies and suppliers. In some cases, the Corporation agrees to provide indemnifications in the event of legal procedures initiated against them. In other cases, the Corporation provides indemnification to counterparties for damages resulting from the outsourcing companies and suppliers. The nature of the indemnification agreements prevents the Corporation from estimating the maximum potential liability it could be required to pay. No amount has been accrued in the consolidated balance sheet with respect to these indemnifications. The Corporation has not made any payments relating to these guarantees in prior years.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

24.	Financial instruments and financial risk management

The Corporation’s financial risk management policies have been established in order to identify and analyze the risks faced by the Corporation, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies are reviewed regularly to reflect changes in market conditions and in the Corporation’s activities.

As a result of its use of financial instruments, the Corporation is exposed to credit risk, liquidity risk and market risks relating to foreign exchange fluctuations and interest rate fluctuations. In order to manage its foreign exchange and interest rate risks, the Corporation uses derivative financial instruments (i) to set in Canadian dollars all future payments on debts denominated in U.S. dollars (interest and principal) and certain purchases of inventories and other capital expenditures denominated in a foreign currency and (ii) to achieve a targeted balance of fixed and variable rate debts. The Corporation does not intend to settle its derivative financial instruments prior to their maturity as none of these instruments is held or issued for speculative purposes. The Corporation designates its derivative financial instruments either as fair value hedges or cash flow hedges when they qualify for hedge accounting.

(a)	Description of derivative financial instruments

(i)	Foreign exchange forward contracts

Currencies (sold/bought)	Maturing	Average exchange rate	Notional amount (in millions of dollars)

$/US$	Less than 1 year	0.9936	$122.4

(ii)	Cross-currency interest rate swaps

	Period covered	Notional amount		Annual effective interest rate using hedged rate	Annual nominal interest rate of debt	Canadian dollar exchange rate on interest and capital payments per one U.S. dollar

Senior Notes	2004 to 2014	US$	60,000	Bankers’ acceptances 3 months + 2.80%	6.875%	1.2000

Senior Notes	2003 to 2014	US$	200,000	Bankers’ acceptances 3 months + 2.73%	6.875%	1.3425
Senior Notes	2003 to 2014	US$	135,000	7.66%	6.875%	1.3425
Senior Notes	2005 to 2015	US$	175,000	5.98%	6.375%	1.1781
Senior Notes	2008 to 2018	US$	455,000	9.65%	9.125%	1.0210
Senior Notes	2009 to 2018	US$	260,000	9.12%	9.125%	1.2965

Certain cross-currency interest rate swaps entered into by the Corporation include an option that allows each party to unwind the transaction on a specific date at the then settlement amount.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

24.	Financial instruments and financial risk management (continued)

(b)	Fair value of financial instruments

The carrying amount of accounts receivable from external or related parties (classified as loans and receivables), accounts payable and accrued charges due to external or related parties, and provisions (classified as other liabilities), approximates their fair value since these items will be realized or paid within one year or are due on demand. Other financial instruments classified as loans and receivables or as available for sale are not significant and their carrying value approximates their fair value.

The fair value of long-term debt is estimated based on quoted market prices when available or on valuation models. When the Corporation uses valuation models, the fair value is estimated using discounted cash flows using year-end market yields or the market value of similar instruments with the same maturity.

In accordance with IFRS 7, Financial Instruments: Disclosures, the Corporation has considered the following fair value hierarchy that reflects the significance of the inputs used in measuring its other financial instruments accounted for at fair value in the consolidated balance sheets:

•	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities;

•	Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and

•	Level 3: inputs that are not based on observable market data (unobservable inputs).

The fair value of cash equivalents and temporary investments classified as held for trading and accounted for at their fair value on the consolidated balance sheets, is determined using Level 2 inputs.

The fair value of derivative financial instruments recognized on the consolidated balance sheets is estimated as per the Corporation’s valuation models. These models project future cash flows and discount the future amounts to a present value using the contractual terms of the derivative instrument and factors observable in external markets data, such as period-end swap rates and foreign exchange rates (Level 2 inputs). An adjustment is also included to reflect non-performance risk impacted by the financial and economic environment prevailing at the date of the valuation in the recognized measure of the fair value of the derivative instruments by applying a credit default premium estimated using a combination of observable and unobservable inputs in the market (Level 3 inputs) to the net exposure of the counterparty or the Corporation. Accordingly, financial derivative instruments are classified as Level 3 under the fair value hierarchy.

The fair value of early settlement options recognized as embedded derivatives is determined by option pricing models using Level 2 market inputs, including volatility and discount factors.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

24.	Financial instruments and financial risk management (continued)

(b)	Fair value of financial instruments (continued)

The carrying value and fair value of long term debt and derivative financial instruments as of December 31, 2011 and 2010 are as follows:

	2011		2010
	Carrying value	Fair value	Carrying value	Fair value

Long-term debt[1]	$(1,968,051)	$(2,064,400)	$(1,826,729)	$(1,934,400)

Derivative financial instruments
Early settlement options	106,733	106,733	54,846	54,846
Foreign exchange forward contracts	3,207	3,207	(2,383)	(2,383)
Cross-currency interest rate swaps	(222,212)	(222,212)	(286,649)	(286,649)

[1]	The carrying value of long-term debt excludes adjustments to record changes in the fair value of long-term debt related to hedged interest risk, embedded derivatives and financing fees.

The following table shows changes to the carrying value or fair value of derivative financial instruments (Level 3) in 2011 and 2010:

	2011	2010

Asset (liability)
Balance as of beginning of year	$(289,032)	$(229,392)
Loss recognized in the consolidated statement of income[1,2]	(2,128)	(15,178)
Gain (loss) recognized in other comprehensive income[3]	20,030	(44,462)
Settlement (note 6)	52,125	—

Balance as of end of year	$(219,005)	$(289,032)

[1]	All gains or losses were related to derivative instruments held as of December 31, 2011 and December 31, 2010.
[2]	The loss is offset by a gain on valuation and translation of long-term debt of $1.5 million in 2011 ($14.2 million in 2010).
[3]	The gain is offset by a loss on translation of long-term debt of $18.9 million in 2011 (loss offset by a gain of $64.4 million in 2010).

The estimated sensitivity on income and other comprehensive income, before income tax, of a 100 basis-point variance in the credit default premium used to calculate the fair value of derivative financial instruments as of December 31, 2011, as per the Corporation’s valuation models, is as follows:

Increase (decrease)	Income	Other comprehensive income

Increase of 100 basis points	$1,240	$6,089
Decrease of 100 basis points	(1,240)	(6,089)

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

24.	Financial instruments and financial risk management (continued)

(c)	Credit risk management

Credit risk is the risk of financial loss to the Corporation if a customer or counterparty to a financial asset fails to meet its contractual obligations.

In the normal course of business, the Corporation continuously monitors the financial condition of its customers and reviews the credit history of each new customer. As of December 31, 2011, no customer balance represented a significant portion of the Corporation’s consolidated accounts receivables. The Corporation establishes an allowance for doubtful accounts based on the specific credit risk of its customers and historical trends. The allowance for doubtful accounts amounted to $12.1 million as of December 31, 2011 ($14.3 million as of December 31, 2010, restated). As of December 31, 2011, 6.1% of accounts receivable were 90 days past their billing date (6.2% as of December 31, 2010).

The following table shows changes to the allowance for doubtful accounts for the years ended December 31, 2011 and 2010:

	2011	2010
		(restated, note 7)

Balance as of beginning of year	$14,326	$16,051
Charged to income	18,911	20,329
Utilization	(21,150)	(22,054)

Balance as of end of year	$12,087	$14,326

The Corporation believes that its product lines and the diversity of its customer base are instrumental in reducing its credit risk, as well as the impact of fluctuations in product-line demand. The Corporation does not believe that it is exposed to an unusual level of customer credit risk.

As a result of its use of derivative financial instruments, the Corporation is exposed to the risk of non-performance by a third-party. When the Corporation enters into derivative contracts, the counterparties (either foreign or Canadian) must have credit ratings at least in accordance with the Corporation’s risk management policy and are subject to concentration limits.

(d)	Liquidity risk management

Liquidity risk is the risk that the Corporation will not be able to meet its financial obligations as they fall due or the risk that those financial obligations have to be met at excessive cost. The Corporation manages this exposure through staggered debt maturities. The weighted average term of the Corporation’s consolidated debt was approximately 5.7 years as of December 31, 2011 and 2010.

Corporation management believes that cash flows and available sources of financing should be sufficient to cover committed cash requirements for capital investments, working capital, interest payments, debt repayments, pension plan contributions, and dividends (or distributions) in the future. The Corporation has access to cash flows generated by its subsidiaries through dividends (or distributions) and cash advances paid by its wholly-owned subsidiaries.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

24.	Financial instruments and financial risk management (continued)

(d)	Liquidity risk management (continued)

As of December 31, 2011, material contractual obligations related to financial instruments included capital repayment and interest on long-term debt and obligations related to derivative instruments, less estimated future receipts on derivative instruments. These obligations and their maturities are as follows:

	Total	Less than 1 year	1-3 years	3-5 years	5 years or more

Accounts payable and accrued charges	$435,627	$435,627	$—	$—	$—
Amounts payable to affiliated corporations	23,789	23,789	—	—	—
Long-term debt[1]	1,968,051	10,714	423,199	199,092	1,335,046
Interest payments[2]	966,106	146,051	305,193	253,131	261,731
Derivative instruments[3]	221,753	—	119,944	28,138	73,671

Total	$3,615,326	$616,181	$848,336	$480,361	$1,670,448

[1]	The carrying value of long-term debt excludes adjustments to record changes in the fair value of long-term debt related to hedged interest risk, embedded derivatives and financing fees.
[2]	Estimate of interest to be paid on long-term debt is based on hedged and unhedged interest rates and hedged foreign exchange rates as of December 31, 2011.
[3]	Estimated future disbursements, net of future receipts, on derivative financial instruments related to foreign exchange hedging.

The table above excludes obligations under subordinated loans from the parent corporation for which proceeds are used to invest in preferred shares of an affiliated corporation for tax consolidation purposes of Quebecor Media Inc. and its subsidiaries (see note 10).

(e)	Market risk

Market risk is the risk that changes in market prices due to foreign exchange rates and/or interest rates will affect the value of the Corporation’s financial instruments. The objective of market risk management is to mitigate and control exposures within acceptable parameters while optimizing the return on risk.

Foreign currency risk

Most of the Corporation’s consolidated revenues and expenses, other than interest expense on U.S. dollar-denominated debt, purchases of set-top boxes, mobile devices and cable modems and certain capital expenditures, are received or denominated in CAD dollars. A large portion of the interest, principal and premium, if any, payable on its debt is payable in U.S. dollars. The Corporation has entered into transactions to hedge the foreign currency risk exposure on 100% of its U.S. dollar-denominated debt obligations outstanding as of December 31, 2011 and to hedge its exposure on certain purchases of set-top boxes, mobile devices, cable modems and capital expenditures. Accordingly, the Corporation’s sensitivity to variations in foreign exchange rates is economically limited.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

24.	Financial instruments and financial risk management (continued)

(e)	Market risk (continued)

Foreign currency risk (continued)

The following table summarizes the estimated sensitivity on income and other comprehensive income, before income tax, of a variance of $0.10 in the year-end exchange rate of a CAD dollar per one U.S. dollar as of December 31, 2011:

Increase (decrease)	Income	Other comprehensive income

Increase of $0.10
U.S. dollar-denominated accounts payable	$(872)	$—
Gain (loss) on valuation and translation of financial instruments and derivative financial instruments	(557)	43,774

Decrease of $0.10
U.S. dollar-denominated accounts payable	872	—
Gain (loss) on valuation and translation of financial instruments and derivative financial instruments	557	(43,774)

Interest rate risk

The Corporation’s revolving and bank credit facilities bear interest at floating rates based on the following reference rates: (i) Bankers’ acceptance rate (BA), (ii) Canadian or U.S. bank prime rate and (iii) CAD LIBOR. The Senior Notes issued by the Corporation bear interest at fixed rates. The Corporation has entered into various cross-currency interest rate swap agreements in order to manage cash flow and fair value risk exposure due to changes in interest rates. As of December 31, 2011, after taking into account the hedging instruments, long-term debt was comprised of 81.4% fixed rate debt (76.7% in 2010) and 18.6% floating rate debt (23.3% in 2010).

The estimated sensitivity on financial expense for floating rate debt, before income tax, of a 100 basis-point variance in the year-end Canadian Banker’s acceptance rate as of December 31, 2011 is $4.1 million.

The estimated sensitivity on income and other comprehensive income, before income tax, of a 100 basis-point variance in the discount rate used to calculate the fair value of financial instruments as of December 31, 2011, as per the Corporation’s valuation models, is as follows:

Increase (decrease)	Income	Other comprehensive income

Increase of 100 basis points	$373	$5,826
Decrease of 100 basis points	(373)	(5,826)

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

24.	Financial instruments and financial risk management (continued)

(f)	Capital management

The Corporation’s primary objective in managing capital is to maintain an optimal capital base in order to support the capital requirements of its various businesses, including growth opportunities.

In managing its capital structure, the Corporation takes into account the asset characteristics of its subsidiaries and planned requirements for funds, leveraging their individual borrowing capacities in the most efficient manner to achieve the lowest cost of financing. Management of the capital structure involves the issuance of new debt, the repayment of existing debt using cash generated by operations, and the level of distributions to the parent corporation. The Corporation has not significantly changed its strategy regarding the management of its capital structure since the last financial year.

The Corporation’s capital structure is composed of equity, long-term debt and net assets and liabilities related to derivative financial instruments, less cash and cash equivalents and temporary investments. The capital structure is as follows:

	December 31, 2011	December 31, 2010	January 1, 2010

Long-term debt	$1,857,057	$1,786,076	$1,592,321
Derivative financial instruments	219,005	289,032	229,392
Cash and cash equivalents	(95,016)	(96,335)	(150,309)
Temporary investments	—	—	(30,000)

Net liabilities	1,981,046	1,978,773	1,641,404
Equity	$1,006,541	$734,245	$651,785

The Corporation is not subject to any externally imposed capital requirements other than certain restrictions under the terms of its borrowing agreements, which relate to permitted investments, inter-corporation transactions, the declaration and payment of dividends or other distributions.

25.	Related party transactions

Key management personnel compensation

Key management personnel are comprised of the Board of Directors members of the Corporation and its main subsidiaries and key senior management. Their compensation is as follows:

	2011	2010

Salaries and short-term benefits	$4,754	$4,136
Post-employment benefits	336	242
Share-based compensation	(312)	3,917
Other long-term benefits	2,712	2,495

	$7,490	$10,790

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

25.	Related party transactions (continued)

Operating transactions

During the year ended December 31, 2011, the Corporation and its subsidiaries made purchases and incurred rent charges from the parent corporation and affiliated corporations, which are included in cost of sales and operating expenses. The Corporation and its subsidiaries also made sales to the parent corporation and affiliated corporations. These transactions were concluded on terms equivalent to those that prevail in an arm’s length basis and accounted for at the consideration agreed between parties:

	2011	2010

Ultimate Parent and Parent Corporation:
Revenues	$620	$125
Cost of sales and operating expenses	6,728	5,803
Operating expenses recovered	(1,955)	(1,445)

Affiliated Corporations:
Revenues	12,443	9,655
Cost of sales and operating expenses	59,742	56,255
Operating expenses recovered	(1,908)	(529)

Amounts receivable from affiliated corporations:

	December 31, 2011	December 31, 2010	January 1, 2010

Ultimate Parent and Parent Corporation:
Accounts receivable	$5,528	$3,538	$4,561
Dividends receivable	5,814	5,330	4,120

Affiliated Corporations
Accounts receivable	22,049	1,740	6,001

	$33,391	$10,608	$14,682

Accounts payable to affiliated corporations:

	December 31, 2011	December 31, 2010	January 1, 2010

Ultimate Parent and Parent Corporation:
Accounts payable	$233	$4,611	$541
Interest payable	5,626	5,158	3,987

Affiliated Corporations
Accounts payable	17,930	13,479	16,990

	$23,789	$23,248	$21,518

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

25.	Related party transactions (continued)

Management arrangements

The Corporation pays annual management fees to the parent corporation for services rendered to the Corporation, including internal audit, legal and corporate, financial planning and treasury, tax, real estate, human resources, risk management, public relations and other services. Management fees amounted to $26.7 million in 2011 ($34.8 million in 2010). The agreement provides for an annual management fee to be agreed upon for the year 2012. In addition, the parent corporation is entitled to the reimbursement of out-of-pocket expenses incurred in connection with the services provided under the agreement.

Tax transactions

On November 8, 2011, 9253-1920 Québec inc., a wholly-owned subsidiary of the Corporation, issued a subordinated loan of $3.95 billion to Sun Media Corporation, a wholly-owned subsidiary of Quebecor Media Inc., bearing interest at a rate of 11.25% payable every 6 months on June 20 and December 20 and maturing on November 8, 2026. On the same day, 9253-1920 Québec inc. issued 3,950,000 preferred shares, Class G to Sun Media Corporation for a total cash consideration of $3.95 billion.

On November 9, 2011, 9253-1920 Québec inc., a wholly-owned subsidiary of the Corporation, issued a subordinated loan of $3.8 billion to Sun Media Corporation, a wholly-owned subsidiary of Quebecor Media Inc., bearing interest at a rate of 11.25% payable every 6 months on June 20 and December 20 and maturing on November 9, 2026. On the same day, 9253-1920 Québec inc. issued 3,800,000 preferred shares, Class G to Sun Media Corporation for a total cash consideration of $3.8 billion.

On December 1, 2011, 9253-1920 Quebec Inc. redeemed from Sun Media Corporation 3,800,000 preferred shares, Class G, for a total cash consideration of $3.8 billion, including cumulative unpaid dividend of $25.8 million. On the same day, Sun Media Corporation used the total proceeds of $3.8 billion to repay its entire subordinated loan contracted from 9253-1920 Quebec Inc.

On December 2, 2011, 9253-1920 Quebec Inc. redeemed from Sun Media Corporation 3,950,000 preferred shares, Class G, for a total cash consideration of $3.95 billion, including cumulative unpaid dividend of $29.2 million. On the same day, Sun Media Corporation used the total proceeds of $3.95 billion to repay its entire subordinated loan contracted from 9253-1920 Quebec Inc.

The above transactions were carried out for tax consolidation purposes of Quebecor Media Inc. and its subsidiaries, on terms equivalent to those that prevail in an arm’s length basis and accounted for at the consideration agreed between parties. A cash consideration of $15.6 million will be received in 2012 from Sun Media Corporation in exchange for the tax benefits transferred.

In 2010, the ultimate parent corporation transferred $26.4 million of non-capital losses to the Corporation in exchange for a cash consideration of $6.0 million. This transaction was concluded on terms equivalent to those that prevail in an arm’s length basis and accounted for at the consideration agreed between parties. As a result, the Corporation recorded a reduction of $2.7 million to its 2010 income tax expense.

On December 26, 2010, as part of the acquisition of Imprimerie Quebecor Media Inc. from the parent corporation, the Corporation issued 1,552 common shares series A for a total consideration of $3.4 million. This transaction was recorded at the carrying amount. As a result, the Corporation recorded future income tax assets of $3.4 million and a reduction of $3.0 million to its capital tax expense.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

26.	Pension plans and postretirement benefits

The Corporation maintains various defined benefit and defined contribution plans. The Corporation’s policy is to maintain its contribution at a level sufficient to cover benefits. The Corporation provides postretirement benefits to eligible retired employees. The costs of these benefits, principally health care and cable services, are accounted for during the employee’s active service period.

The following tables show a reconciliation of the changes in the plans’ benefit obligations and the fair value of plan assets for the years ended December 31, 2011 and 2010:

	Pension benefits		Postretirement benefits
	2011	2010	2011	2010
Change in benefit obligations
Benefit obligations at beginning of year	$147,387	$101,904	$12,898	$9,967
Service costs	11,364	5,952	464	336
Interest costs	7,970	6,424	711	629
Plan participants’ contributions	7,547	7,658	—	—
Actuarial loss	20,642	28,933	3,553	2,506
Benefits and settlements paid	(7,621)	(4,350)	(132)	(127)
Other	189	866	413	(413)

Benefit obligations at end of year	$187,478	$147,387	$17,907	$12,898

	Pension benefits		Postretirement benefits
	2011	2010	2011	2010
Change in plan assets
Fair value of plan assets at beginning of year	$128,915	$103,887	$—	$—
Actual return on plan assets	607	8,261	—	—
Employer contributions	16,351	12,670	132	127
Plan participants’ contributions	7,547	7,658	—	—
Benefits and settlements paid	(7,621)	(4,350)	(132)	(127)
Other	260	789	—	—

Fair value of plan assets at end of year	$146,059	$128,915	$—	$—

The plan assets are comprised of:

	December 31, 2011	December 31, 2010	January 1, 2010
Equity securities	58.7%	61.2%	60.8%
Debt securities	38.2	34.8	33.5
Other	3.1	4.0	5.7

	100.0%	100.0%	100.0%

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

26.	Pension plans and postretirement benefits (continued)

As of December 31, 2011, plan assets included shares of the ultimate parent corporation in an amount of $0.9 million ($1.0 million as of December 31, 2010 and $0.8 million as of January 1, 2010).

The reconciliation of funded status to the net amount recognized in the consolidated balance sheets is as follows:

	Pension benefits			Postretirement benefits
	December 31, 2011	December 31, 2010	January 1, 2010	December 31, 2011	December 31, 2010	January 1, 2010
Reconciliation of funded status
Unfunded benefit obligations	$(187,478)	$(147,387)	$—	$(17,907)	$(12,898)	$(9,797)
Funded benefit obligations	—	—	(101,904)	—	—	—
Fair value of plan assets	146,059	128,915	103,887	—	—	—

Plan deficit	(41,419)	(18,472)	1,983	(17,907)	(12,898)	(9,797)
Asset limit and minimum funding adjustment	—	—	(20,834)	—	—	—

Net amount recognized	$(41,419)	$(18,472)	$(18,851)	$(17,907)	$(12,898)	$(9,797)

Components of actuarial losses are as follows:

	Pension benefits			Postretirement benefits
	2011	2010	2011		2010
Difference between the expected and actual return on plan assets:
(Loss) gain		$(8,161)	$1,178	$—	$—
As a proportion of plan assets	%	5.6%	0.9%	—%	—
Experience losses and changes in assumptions on benefit obligations:
Loss		$(20,642)	$(28,933)	$(3,553)	$(2,506)
As a proportion of benefit obligations	%	11.0%	19.6%	19.8%	19.4

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

26.	Pension plans and postretirement benefits (continued)

Components of the net benefit costs are as follows:

	Pension benefits		Postretirement benefits
	2011	2010	2011	2010
Service costs	$11,364	$5,952	$464	$336
Interest costs	7,970	6,424	711	629
Expected return on plan assets	(8,768)	(7,083)	—	—

Net benefit costs	$10,566	$5,293	$1,175	$965

The expense related to defined contribution pension plans amounted to $7.8 million in 2011 ($7.1 million in 2010).

The expected employer contributions to the Corporation’s defined benefit pension plans and post-retirement benefits plans will be $16.4 million in 2012.

Assumptions

The expected long-term rate-of-return-on-assets assumption is selected by first identifying the expected range of long-term rates of return for each major asset class. The Corporation’s investment strategy for plan assets takes into account a number of factors, including the time horizon of the pension plans’ obligations and the investment risk. For each of the plans, an allocation range by asset class is developed whereby a mix of equities and fixed-income investments is used to maximize the long-term return of plan assets. Expected long-term rates of return are developed based on long-term historical averages and current expectations of future returns. In addition, consideration is given to the extent active management is employed in each class and to inflation rates. A single expected long-term rate of return on plan assets is then calculated by weighting each asset class.

The Corporation determines its assumption for the discount rate to be used for purposes of computing annual service and interest costs based on an index of high-quality corporate bond-yield and matched-funding yield curve analysis as of the measurement date.

The weighted average actuarial assumption used in measuring the Corporation’s benefit obligations as of December 31, 2011 and 2010 and current periodic benefit costs are as follows:

	Pension benefits		Postretirement benefits
	2011	2010	2011	2010
Benefit obligations
Rates as of year-end:
Discount rate	4.75%	5.25%	4.75%	5.25%
Rate of compensation increase	3.50	3.50	3.50	3.50

Current periodic costs
Rates as of preceding year-end:
Discount rate	5.25%	6.25%	5.25%	6.25%
Expected return on plan assets	7.00	7.00	—	—
Rate of compensation increase	3.50	3.75	3.50	3.75

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

26.	Pension plans and postretirement benefits (continued)

Assumptions (continued)

The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligations was 8.0% at the end of 2011. The costs, as per the estimate, are expected to decrease gradually over the next fifteen years to 5.0% and to remain at that level thereafter.

27.	Transition to IFRS

These consolidated financial statements are the first financial statements the Corporation has prepared in accordance with IFRS, as described under accounting policies (note 1). The date of the opening balance sheet under IFRS and the Corporation’s date of transition to IFRS is January 1, 2010.

Prior to the adoption of IFRS, for all periods up to and including the year ended December 31, 2010, the Corporation’s consolidated financial statements were prepared in accordance with Canadian GAAP. The principal adjustments made by the Corporation in preparing its IFRS opening consolidated balance sheet as of January 1, 2010, and in restating its Canadian GAAP consolidated financial statements for the year ended December 31, 2010 are as follows:

IFRS 1 exemptions and exceptions

The Corporation has applied IFRS 1 in preparing these consolidated financial statements. The Corporation is required to establish IFRS accounting policies as of the transition date and, in general, to apply these retrospectively to determine the IFRS opening balance sheet at January 1, 2010. This Standard provides a number of mandatory exceptions and optional exemptions to this general principle of retrospective application. Descriptions of applicable exemptions and exceptions are set out below, together with the Corporation’s elections:

Optional exemptions

(1)	Business combinations

IFRS 1 provides the option to apply IFRS 3R (revised), Business Combinations, retrospectively or prospectively from the transition date. A retrospective basis would require restatement of all business combinations that occurred prior to the transition date. The Corporation has elected not to apply IFRS 3R retrospectively to business combinations that occurred prior to January 1, 2010. Accordingly, IAS 27, Consolidated and Separate Financial Statements, is also applied prospectively. Any goodwill arising on acquisitions before January 1, 2010 has not been adjusted from the carrying value previously determined under Canadian GAAP as a result of applying this exemption.

(2)	Defined benefit plans

IFRS 1 provides the option to recognize all cumulative actuarial gains and losses on defined benefit plans deferred under Canadian GAAP in opening retained earnings as of the transition date. The Corporation elected to recognize all cumulative actuarial gains and losses that existed as of January 1, 2010 in the opening retained earnings for all of its defined benefit plans.

(3)	Borrowing costs

IFRS 1 allows that the transitional provisions of IAS 23R (revised), Borrowing Costs, be applied as at the transition date. As a result, IAS 23R has been adopted prospectively for projects that commenced on or after January 1, 2010 and all pre-transition capitalized interest costs recorded under Canadian GAAP have been reclassified to opening retained earnings on transition.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

27.	Transition to IFRS (continued)

IFRS 1 exemptions and exceptions (continued)

Mandatory exceptions

(4)	Estimates

In accordance with IFRS 1, an entity’s estimates under IFRS as of the transition date to IFRS must be consistent with estimates made for the same date under previous Canadian GAAP, unless there is objective evidence that those estimates were in error. The estimates previously made by the Corporation under Canadian GAAP were not revised on the application of IFRS.

(5)	Hedge accounting

An entity shall not reflect in its opening IFRS balance sheet a hedging relationship of a type that does not qualify for hedge accounting in accordance with IFRS. IFRS 1 also does not permit transactions entered into before the date of transition to IFRS to be retrospectively designated as hedges. As a result, hedge accounting was applied on transition only to hedge relationships previously designated under Canadian GAAP that continue to meet the conditions for hedge accounting under IFRS.

Reconciliation of Canadian GAAP to IFRS

The following tables present the reconciliation of the consolidated statements of income, comprehensive income, and cash flows for the year ended December 31, 2010, as well as a reconciliation of the consolidated balance sheets and equity as of January 1, 2010 and December 31, 2010.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

27.	Transition to IFRS (continued)

Reconciliation of Canadian GAAP to IFRS (continued)

(a)	Consolidated statement of income and comprehensive income for the year ended December 31, 2010

	Explanation		Canadian GAAP (restated, note 7)	IFRS adjustments	IFRS

Revenues			$2,228,808	$—	$2,228,808

Cost of sales and operating expenses	(ii	)	1,181,847	(312)	1,181,535
Amortization	(iii), (v	)	294,200	(2,462)	291,738
Financial expenses	(iii	)	117,931	35,262	153,193
Gain on valuation and translation of financial instruments			(24,373)	—	(24,373)
Restructuring of operations and other special items	(iv	)	21,380	(10,000)	11,380

Income before income taxes and non-controlling interest			637,823	(22,488)	615,335
Income taxes	(vi	)	115,566	(4,549)	111,017

			522,257	(17,939)	504,318
Non-controlling interest	(vii	)	244	(244)	—

Net income			$522,013	$(17,695)	$504,318

Other comprehensive income	(i), (vi	)	18,693	(6,856)	11,837

Comprehensive income			$540,706	$(24,551)	$516,155

Net income attributable to:
Shareholder			$522,013	$(17,939)	$504,074
Non-controlling interest	(vii	)	—	244	244

Comprehensive income attributable to:
Shareholder			$540,706	$(24,795)	$515,911
Non-controlling interest	(vii	)	—	244	244

(b)	Consolidated statement of cash flows for the year ended December 31, 2010

For the year ended December 31, 2010, the adoption of IFRS resulted in a decrease of $35.3 million of cash flows used in investing activities and in an equivalent decrease of cash flows provided by operating activities in the consolidated statement of cash flows. These adjustments relate to borrowing costs previously capitalized to fixed assets and to intangible assets, under Canadian GAAP (see note 27 (iii)).

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

27.	Transition to IFRS (continued)

Reconciliation of Canadian GAAP to IFRS (continued)

(c)	Consolidated balance sheet as of January 1, 2010

	Explanation		Canadian GAAP (restated, note 7)	IFRS adjustments	IFRS

Assets

Current assets	(vi	)	$445,195	$(12,305)	$432,890

Non-current assets
Investments			1,260,000	—	1,260,000
Fixed assets	(iii	)	1,775,089	(2,855)	1,772,234
Intangible assets	(iii	)	734,793	(45,242)	689,551
Derivative financial instruments			3,077	—	3,077
Other assets	(i	)	43,717	(3,047)	40,670
Deferred income taxes	(vi	)	9,601	(103)	9,498
Goodwill			451,475	—	451,475

Total current assets			4,277,752	(51,247)	4,226,505

Total assets			$4,722,947	$(63,552)	$4,659,395

Liabilities and equity

Current liabilities	(ii), (iv	)	$592,271	$11,023	$603,294

Non-current liabilities
Long-term debt			1,592,321	—	1,592,321
Subordinated loan from parent corporation			1,260,000	—	1,260,000
Derivative financial instruments			232,469	—	232,469
Deferred income taxes	(vi	)	281,588	(36,599)	244,989
Other liabilities	(i), (ii	)	52,539	21,998	74,537
Non-controlling interest	(vii	)	991	(991)	—

Total non-current liabilities			3,419,908	(15,592)	3,404,316

Total liabilities			4,012,179	(4,569)	4,007,610

Equity
Capital stock			1	—	1
Contributed surplus	(v	)	7,155	(7,155)	—
Retained earnings	(i) to (vi	)	726,444	(52,819)	673,625
Accumulated other comprehensive loss			(22,832)	—	(22,832)

Equity attributable to the shareholder			710,768	(59,974)	650,794
Non-controlling interest	(vii	)	—	991	991

			710,768	(58,983)	651,785

Total liabilities and equity			$4,722,947	$(63,552)	$4,659,395

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

27.	Transition to IFRS (continued)

Reconciliation of Canadian GAAP to IFRS (continued)

(d)	Consolidated balance sheet as of December 31, 2010

	Explanation		Canadian GAAP (restated, note 7)	IFRS adjustments	IFRS

Assets

Current assets	(vi	)	$487,007	$(15,701)	$471,306

Non-current assets
Investments			1,630,000	—	1,630,000
Fixed assets	(iii	)	2,191,839	(12,239)	2,179,600
Intangible assets	(iii	)	789,627	(68,657)	720,970
Other assets	(i	)	58,702	(12,674)	46,028
Deferred income taxes	(vi	)	5,937	197	6,134
Goodwill			451,475	—	451,475

			5,127,580	(93,373)	5,034,207

Total assets			$5,614,587	$(109,074)	$5,505,513

Liabilities and equity

Current liabilities	(ii), (iv	)	$666,218	$3,722	$669,940

Non-current liabilities
Long-term debt			1,786,076	—	1,786,076
Subordinated loan from parent corporation			1,630,000	—	1,630,000
Derivative financial instruments			289,032	—	289,032
Deferred income taxes	(vi	)	364,200	(48,015)	316,185
Other liabilities	(i), (ii	)	60,047	19,988	80,035
Non-controlling interest	(vii	)	1,140	(1,140)	—

Total non-current liabilities			4,130,495	(29,167)	4,101,328

Total liabilities			4,796,713	(25,445)	4,771,268

Equity
Capital stock			3,401	—	3,401
Contributed surplus	(v	)	7,155	(7,155)	—
Retained earnings	(i) to (vi	)	811,457	(77,614)	733,843
Accumulated other comprehensive loss	(i	)	(4,139)	—	(4,139)

Equity attributable to shareholder			817,874	(84,769)	733,105
Non-controlling interest	(vii	)	—	1,140	1,140

			817,874	(83,629)	734,245

Total liabilities and equity			$5,614,587	$(109,074)	$5,505,513

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

27.	Transition to IFRS (continued)

Reconciliation of Canadian GAAP to IFRS (continued)

(e)	Equity

	Explanation		December 31 2010	January 1 2010
Shareholders’ equity under Canadian GAAP (restated, note 7)			$817,874	$710,768
IFRS adjustments:
Defined benefit plans	(i	)	(34,178)	(24,777)
Share-based compensation	(ii	)	(3,706)	(3,990)
Borrowing costs	(iii	)	(82,845)	(50,045)
Provisions	(iv	)	—	(10,000)
Related party transactions	(v	)	1,949	1,949
Income taxes	(vi	)	34,011	26,889

			733,105	650,794
Non-controlling interest	(vii	)	1,140	991

Equity under IFRS			$734,245	$651,785

Equity attributable to:
Shareholder			$733,105	$650,794
Non-controlling interest	(vii	)	1,140	991

(f)	Comprehensive income

	Explanation		2010

Comprehensive income under Canadian GAAP (restated, note 7)			$540,706
IFRS adjustments to net income:
Borrowing costs	(iii	)	(32,800)
Provisions	(iv	)	10,000
Other	(i), (ii), (vi	)	4,861
Non-controlling interest	(vii	)	244

			523,011

IFRS adjustments to other comprehensive income:
Defined benefit plans	(i	)	(9,427)
Income taxes	(vi	)	2,571

			(6,856)

Comprehensive income under IFRS			$516,155

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

27.	Transition to IFRS (continued)

Reconciliation of Canadian GAAP to IFRS (continued)

The significant differences between the 2010 financial figures prepared under Canadian GAAP and these figures prepared under IFRS are explained as follows:

(i)	Defined benefit plans

As stated in the section “IFRS 1 exemptions and exceptions,” the Corporation elected to recognize all cumulative actuarial gains and losses under Canadian GAAP that existed as of January 1, 2010 in the opening retained earnings under IFRS for all of its defined benefit plans.

Actuarial gains and losses

Under IFRS, the Corporation elected to immediately recognize all actuarial gains and losses arising after January 1, 2010 as a component of other comprehensive income without recycling those gains or losses to the consolidated statement of income in subsequent periods. As a result, actuarial gains and losses are not amortized to the statement of income but rather are recorded directly to other comprehensive income at the end of each reporting period. In the consolidated statement of equity, the cumulative balance of actuarial gains and losses is presented within retained earnings. Under Canadian GAAP, the Corporation was recording in the consolidated statements of income the amortization of any cumulative unrecognized net actuarial gains and losses in excess of 10% of the greater of the defined benefit obligation, or the fair value of plan assets, over the expected average remaining service period of the active employee group covered by the plans.

Past service costs

Under IFRS, past service costs are recognized on a straight-line basis over the vesting period. Under Canadian GAAP, past service costs were amortized over the expected average remaining service period of the active employee group covered by the plans.

Benefit asset limit and minimum funding liability

Under IFRS, recognition of the net benefit asset under certain circumstances is limited to the amount recoverable, which is primarily based on the extent to which the Corporation can unilaterally reduce future contributions to the plan. In addition, an adjustment to the net benefit asset or the net benefit obligation can be recorded to reflect a minimum funding liability. Since the Corporation has elected to recognize actuarial gains or losses arising after January 1, 2010 in other comprehensive income, changes in the net benefit asset limit or in the minimum funding adjustment arising after the transition date are also recognized in other comprehensive income. In the consolidated statement of equity, the cumulative balance of changes in the net benefit asset limit or in the minimum funding adjustment is presented within retained earnings. Under Canadian GAAP, a similar concept to the limit existed, although the calculation of the recoverable amount was different and changes in the valuation allowance were recognized in the consolidated statement of income. As for the minimum funding liability, there was no such concept under Canadian GAAP.

(ii)	Share-based compensation

Under IFRS, the liability related to share-based awards that call for settlement in cash or other assets must be measured at its fair value and is to be re-measured at its fair value at the end of each reporting period. Under Canadian GAAP, the liability was measured and re-measured at each reporting date at the intrinsic values of the stock-based awards instead of at their fair values.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

27.	Transition to IFRS (continued)

Reconciliation of Canadian GAAP to IFRS (continued)

(ii)	Share-based compensation (continued)

Under IFRS, when a share-based payment vests in instalments over a vesting period (“graded vesting”), each instalment is accounted for as a separate arrangement as compared to Canadian GAAP, which gave the choice of treating the instruments as a pool, with the measurement being determined using the average life of the awards granted.

(iii)	Borrowing costs

As stated above in the section “IFRS exemptions and exceptions,” the Corporation elected to adopt IAS 23R prospectively from January 1, 2010. Accordingly, all capitalized interest costs under Canadian GAAP related to projects that began prior to January 1, 2010 were reclassified to opening retained earnings at transition and are expensed in 2010 under IFRS.

(iv)	Provisions

IFRS specifically provides for the accrual of an onerous contract when an unavoidable loss from fulfilling the obligations under the contract is probable, including any penalties arising from early termination. Under Canadian GAAP, a liability for costs to terminate a contract before the end of its term would have been recognized only when the contract had been terminated in accordance with the contract terms, or when the use of the right conveyed by the contract had ceased. As a result, certain additional provisions have been recognized under IFRS as of January 1, 2010. In addition, provisions must be presented separately in the balance sheet under IFRS.

(v)	Related party transactions

Under IFRS, no particular recognition or measurement requirements for related party transactions exist; accordingly, the recognition and measurement of related party transactions must follow existing IFRS standards that apply to the transaction. Under Canadian GAAP, related party transactions could be recognized at the carrying amount of the assets being transferred or at the exchange amount, depending on certain criteria. As stated in the above section “IFRS 1 exemptions and exceptions,” the Corporation elected not to restate any business combinations arising before January 1, 2010, including those entered into between companies under common control. In addition, transfers of assets that had been recognized at the carrying amount under Canadian GAAP were restated to their exchange amounts, as allowed under IFRS.

(vi)	Income taxes

Adjustments to income taxes represent the tax impacts of other IFRS adjustments.

In addition, deferred income tax assets and liabilities are presented as non-current items under IFRS, even if it is anticipated that they will be realized in the short term.

(vii)	Non-controlling interest

Under IFRS, non-controlling interest is presented as a separate component of equity in the balance sheet instead of being presented as a separate component between liabilities and equity under Canadian GAAP. In the statements of income and comprehensive income under IFRS, net income and comprehensive income are calculated before non-controlling interest and are then attributed to the shareholder and the non-controlling interest. Under Canadian GAAP, non-controlling interest was presented as a component of net income and comprehensive income.

VIDEOTRON LTD.

Notes to Consolidated Financial Statements, Continued

Years ended December 31, 2011 and 2010

(tabular amounts in thousands of Canadian dollars, except for option data)

28.	Subsequent events

On January 25, 2012 and on February 24, 2012, the Corporation paid dividends to its parent corporation, Quebecor Media Inc., for total cash distributions of $45.0 million and $250.0 million, respectively.

VIDEOTRON LTD.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands of Canadian dollars)

(unaudited)

	Three months ended March 31
	Note	2012	2011
			(restated, note 6)
Revenues
Cable television		$268,025	$245,630
Internet		191,356	168,395
Cable telephony		111,707	107,304
Mobile telephony		37,573	20,707
Business solutions		16,880	15,067
Equipment sales		8,309	13,031
Other		11,936	13,093
		645,786	583,227

Cost of sales and operating expenses	2	342,759	328,704
Amortization		114,113	96,962
Financial expenses	3	44,185	37,491
Gain on valuation and translation of financial instruments	4	(69,424)	(7,754)
Restructuring of operations	5	207	8,552
Gain on debt refinancing	7	(1,292)	–
Income before income taxes		215,238	119,272

Income taxes
Current		171	–
Deferred		43,618	20,365
		43,789	20,365
Net income		$171,449	$98,907

Net income attributable to:
Shareholder		$171,393	$98,803
Non-controlling interest		56	104

See accompanying notes to condensed consolidated financial statements.

VIDEOTRON LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands of Canadian dollars)

(unaudited)

	Three months ended March 31
	Note	2012	2011
			(restated, note 6)

Net income		$171,449	$98,907
Other comprehensive income:
Cash flows hedges:
Gain on valuation of derivative financial instruments		2,201	3,335
Deferred income taxes		4,223	582
Reclassification to income:
Other comprehensive loss related to cash flows hedges	7	4,065	–
Deferred income taxes		(1,500)	–
		8,989	3,917
Comprehensive income		$180,438	$102,824

Comprehensive income attributable to:
Shareholder		$180,382	$102,720
Non-controlling interest		56	104

See accompanying notes to condensed consolidated financial statements.

VIDEOTRON LTD.

CONSOLIDATED STATEMENTS OF EQUITY

(in thousands of Canadian dollars)

(unaudited)

	Equity attributable to shareholder
	Capital stock	Retained earnings	Accumulated other comprehensive (loss) income	Equity attributable to non-controlling interest	Total equity
	(note 8)		(note 10)

Balance as of January 1, 2011	$3,401	$733,843	$(4,139)	$1,140	$734,245

Net income	–	98,803	–	104	98,907

Other comprehensive income	–	–	3,917	–	3,917

Dividends	–	(25,000)	–	–	(25,000)

Balance as of March 31, 2011	3,401	807,646	(222)	1,244	812,069

Net income	–	370,220	–	125	370,345

Other comprehensive loss	–	(23,656)	(5,022)	–	(28,678)

Acquisition of a subsidiary from an affiliated corporation (note 6)	–	(32,140)	–	–	(32,140)

Dividends	–	(115,000)	–	(55)	(115,055)

Balance as of December 31, 2011	3,401	1,007,070	(5,244)	1,314	1,006,541

Net income	–	171,393	–	56	171,449

Other comprehensive income	–	–	8,989	–	8,989

Dividends	–	(390,000)	–	–	(390,000)

Balance as of March 31, 2012	$3,401	$788,463	$3,745	$1,370	$796,979

See accompanying notes to condensed consolidated financial statements.

VIDEOTRON LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of Canadian dollars)

(unaudited)

	Three months ended March 31
	Note	2012	2011
			(restated, note 6)

Cash flows related to operating activities
Net income		$171,449	$98,907
Adjustments for:
Amortization of fixed assets		90,807	77,306
Amortization of intangible assets		23,306	19,656
Gain on valuation and translation of financial instruments	4	(69,424)	(7,754)
Amortization of financing costs and long-term debt premium or discount	3	1,414	798
Gain on debt refinancing	7	(1,292)	–
Deferred income taxes		43,618	20,365
Other		1,547	(464)
		261,425	208,814
Net change in non-cash balances related to operating activities		18,194	(21,538)
Cash flows provided by operating activities		279,619	187,276

Cash flows related to investing activities
Additions to fixed assets		(183,451)	(177,236)
Additions to intangible assets		(18,902)	(17,270)
Other		1,163	920
Cash flows used in investing activities		(201,190)	(193,586)

Cash flows related to financing activities
Issuance of long-term debt, net of financing fees	7	787,571	–
Repayment of long-term debt	7	(394,094)	–
Dividends		(390,000)	(25,000)
Other		(37)	–
Cash flows provided by (used in) financing activities		3,440	(25,000)

Net change in cash and cash equivalents		81,869	(31,310)

Cash and cash equivalents at beginning of period		95,016	96,335
Cash and cash equivalents at end of period		$176,885	$65,025

VIDEOTRON LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(in thousands of Canadian dollars)

(unaudited)

	Three months ended March 31
	2012	2011
		(restated, note 6)
Additional information on the consolidated statements of cash flows

Cash and cash equivalents consist of:
Bank overdraft	$(17,944)	$(33,225)
Cash equivalents	194,829	98,250
	$176,885	$65,025

Interest and taxes reflected as operating activities:
Cash interest payments (net of receipts)	$15,956	$18,103
Cash income tax payments (net of refunds)	311	9,377

See accompanying notes to condensed consolidated financial statements.

VIDEOTRON LTD.

CONSOLIDATED BALANCE SHEETS

(in thousands of Canadian dollars)

(unaudited)

	March 31, 2012	December 31, 2011
Assets

Current assets
Cash and cash equivalents	$176,885	$95,016
Accounts receivable	258,191	264,497
Income taxes	10,982	10,819
Amounts receivable from affiliated corporations	62,954	33,391
Inventories	124,844	122,870
Prepaid expenses	27,520	16,319
Total current assets	661,376	542,912

Non-current assets
Investments	1,630,000	1,630,000
Fixed assets	2,636,592	2,602,215
Intangible assets	698,675	711,426
Derivative financial instruments	586	3,207
Other assets	42,826	43,434
Deferred income taxes	6,469	5,243
Goodwill	451,545	451,545
Total non-current assets	5,466,693	5,447,070
Total assets	$6,128,069	$5,989,982

VIDEOTRON LTD.

CONSOLIDATED BALANCE SHEETS (continued)

(in thousands of Canadian dollars)

(unaudited)

	Note	March 31, 2012	December 31, 2011

Liabilities and Equity

Current liabilities
Accounts payable and accrued charges		$375,796	$435,627
Amounts payable to affiliated corporations		66,565	23,789
Provisions		7,615	7,383
Deferred revenue		251,810	248,195
Current portion of long-term debt		10,714	10,714
Total current liabilities		712,500	725,708

Non-current liabilities
Long-term debt	7	2,139,909	1,846,343
Subordinated loan from parent corporation		1,630,000	1,630,000
Derivative financial instruments		245,409	222,212
Deferred income taxes		496,837	454,716
Other liabilities		106,435	104,462
Total non-current liabilities		4,618,590	4,257,733
Total liabilities		5,331,090	4,983,441

Equity
Capital stock	8	3,401	3,401
Retained earnings		788,463	1,007,070
Accumulated other comprehensive income (loss)	10	3,745	(5,244)
Equity attributable to shareholder		795,609	1,005,227
Non-controlling interest		1,370	1,314
Total equity		796,979	1,006,541

Subsequent event	11
Total liabilities and equity		$6,128,069	$5,989,982

See accompanying notes to condensed consolidated financial statements.

VIDEOTRON LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three-month periods ended March 31, 2012 and 2011

(tabular amounts in thousands of Canadian dollars, except for option data)

(unaudited)

Videotron Ltd. (the “Corporation”) is incorporated under the laws of Québec and is a wholly owned subsidiary of Quebecor Media Inc. (the parent corporation) and is a subsidiary of Quebecor Inc. (the ultimate parent corporation). The Corporation’s head office and registered office is located at 612, rue Saint-Jacques, Montréal (Québec), Canada.

The Corporation offers television distribution, Internet, business solutions, cable and mobile telephony services in Canada and operates in the rental of movies and televisual products through its video-on-demand service and its distribution and rental stores, and operates specialized Internet sites.

1.	BASIS OF PRESENTATION

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). In particular, these consolidated financial statements were prepared in accordance with IAS 34, Interim Financial Reporting, and accordingly, they are condensed consolidated financial statements because they do not include all disclosures required under IFRS for annual consolidated financial statements. These condensed consolidated financial statements should be read in conjunction with the Corporation’s 2011 annual consolidated financial statements, which contain a description of the same accounting policies used in the preparation of these financial statements.

These condensed consolidated financial statements were approved for issue by the Board of Directors of the Corporation on May 8, 2012.

Comparative figures for the three-month period ended March 31, 2011 have been restated to conform to the presentation adopted for the three-month period ended March 31, 2012.

2.	COST OF SALES AND OPERATING EXPENSES

The main components are as follows:

	Three months ended March 31
	2012	2011

Employee costs	$121,625	$107,290
Royalties and rights	106,560	93,847
Cost of retail products	25,977	47,671
Subcontracting costs	25,414	28,243
Marketing and distribution expenses	17,359	14,533
Other	75,499	65,255
	372,434	356,839

Employee costs capitalized to fixed assets and intangible assets	(29,675)	(28,135)
	$342,759	$328,704

VIDEOTRON LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the three-month periods ended March 31, 2012 and 2011

(tabular amounts in thousands of Canadian dollars, except for option data)

(unaudited)

3.	FINANCIAL EXPENSES

	Three months ended March 31
	2012	2011

Third parties:
Interest on long-term debt	$42,189	$39,298
Amortization of financing costs and long-term debt premium or discount	1,414	798
Loss (gain) on foreign currency translation on short-term monetary items	2,221	(859)
Other	(221)	(331)
	45,603	38,906

Affiliated corporations:
Interest expense	42,675	42,193
Dividend income	(44,093)	(43,608)
	(1,418)	(1,415)
	$44,185	$37,491

4.	GAIN ON VALUATION AND TRANSLATION OF FINANCIAL INSTRUMENTS

	Three months ended March 31
	2012	2011

Gain on embedded derivatives	$(67,215)	$(7,428)
Gain on derivative financial instruments for which hedge accounting is not used	(2,209)	–
Gain on the ineffective portion of fair value hedges	–	(326)
	$(69,424)	$(7,754)

5.	RESTRUCTURING OF OPERATIONS

Since the launch of its new advanced mobile network, the Corporation has been incurring costs for the migration of its pre-existing Mobile Virtual Network Operator subscribers to its mobile network. A charge of $0.2 million was recorded in the first quarter of 2012 ($8.6 million in 2011).

6.	BUSINESS ACQUISITION

On May 1, 2011, the Corporation acquired Jobboom Inc., a subsidiary of an affiliated corporation, for a total cash consideration of $32.1 million. Since the transaction occurred between wholly owned subsidiaries of the parent corporation, the acquisition was accounted for using the continuity of interest method and the cash consideration paid was recorded in reduction of retained earnings. Comparative figures have been restated as if the Corporation and the new subsidiary had always been combined.

VIDEOTRON LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the three-month periods ended March 31, 2012 and 2011

(tabular amounts in thousands of Canadian dollars, except for option data)

(unaudited)

7.	LONG-TERM DEBT

On March 14, 2012, the Corporation issued US$800.0 million aggregate principal amount of Senior Notes bearing interest at 5.0% and maturing on July 15, 2022, for net proceeds of approximately $787.6 million, net of financing fees of $11.9 million. The Senior Notes are unsecured and contain certain restrictions on the Corporation, including limitation of its ability to incur additional indebtedness, pay dividends and make other distributions. The notes are guaranteed by specific subsidiaries of the Corporation and are redeemable at the option of the Corporation, in whole or in part, at any time before their maturity at a price based on a make-whole formula. The Corporation has fully hedged the foreign currency risk associated with the new Senior Notes by using cross-currency swaps.

In March 2012, the Corporation redeemed all of its 6.875% Senior Notes due January 2014 in an aggregate principal amount of US$395.0 million for a total cash consideration of $394.1 million. This transaction resulted in a total gain of $1.3 million (before income taxes).

Components of the long-term debt are as follows:

	March 31, 2012	December 31, 2011

Long-term debt	$2,347,350	$1,968,051
Change in fair value related to hedged interest rate risks	–	16,166
Adjustment related to embedded derivatives	(158,827)	(97,929)
Financing fees, net of amortization	(37,900)	(29,231)
	2,150,623	1,857,057
Less: current portion	(10,714)	(10,714)
	$2,139,909	$1,846,343

8.	CAPITAL STOCK

(a)	Authorized capital stock

An unlimited number of common shares, without par value, voting and participating

An unlimited number of preferred shares, Series B, Series C, Series D, Series E, Series F, and Series H, without par value, ranking prior to the common shares with regards to payment of dividends and repayment of capital, non-voting, non-participating, a fixed monthly non-cumulative dividend of 1%, retractable and redeemable.

An unlimited number of preferred shares, Series G, ranking prior to all other shares with regards to payment of dividends and repayment of capital, non-voting, non-participating carrying the rights and restrictions attached to the class as well as a fixed annual cumulative preferred dividend of 11.25%, retractable and redeemable.

(b)	Issued and outstanding capital stock

	Common Shares
	Number	Amount
Balance as of March 31, 2012 and December 31, 2011	2,516,829	$3,401

VIDEOTRON LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

For the three-month periods ended March 31, 2012 and 2011

(tabular amounts in thousands of Canadian dollars, except for option data)

(unaudited)

9.	STOCK-BASED COMPENSATION PLAN

Outstanding options

The following table provides details of changes to outstanding options granted by the parent corporation to the employees of the Corporation and its subsidiaries for the three-month period ended March 31, 2012:

		Outstanding options
	Number	Weighted average exercise price
As of December 31, 2011:	953,240	$ 40.64
Exercised	(33,333)	42.90
As of March 31, 2012	919,907	$ 40.56
Vested options as of March 31, 2012	212,746	$ 43.89

For the three-month period ended March 31, 2012, a net consolidated charge related to the stock-based compensation plan was recorded in the amount of $1.7 million (a net reversal of the consolidated charge of $0.2 million in 2011).

During the three-month period ended March 31, 2012, 33,333 of the Corporation’s stock options were exercised for a cash consideration of $0.2 million (43,643 stock options for $0.4 million in 2011).

10.	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Amounts accounted for in the accumulated other comprehensive loss relate solely to cash flow hedges.

No significant amount is expected to be reclassified in income over the next 12 months in connection with derivatives designated as cash flow hedges. The balance is expected to reverse over a 10 year period.

11.	SUBSEQUENT EVENT

On May 9, 2012, the Corporation paid a dividend to its parent corporation, Quebecor Media Inc., for a total cash distribution of $25.0 million.

US$800,000,000

Videotron Ltd.

Offer to Exchange All Outstanding

5% Senior Notes due July 15, 2022

Issued on March 14, 2012 for

New 5% Senior Notes due July 15, 2022

P  R  O  S  P  E  C  T  U  S

            , 2  0  1  2

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations.

This prospectus is an offer to exchange only the initial notes for the exchange notes in accordance with the terms included in this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so.

Neither the delivery of this prospectus nor any sale made under this prospectus shall,

under any circumstances, create any implication that there has been no change in the affairs of Videotron since the date of this prospectus.

Until            , 2012, all dealers that effect transactions in these securities,

whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the certificates and articles of incorporation and the certificates of formation, all as amended, the bylaws, operating agreements and agreements of limited partnership, all as amended, and any other contractual agreements referred to below in reference to Videotron Ltd. and all additional registrants.

Videotron Ltd.

Videotron Ltd. is incorporated under the laws of the Province of Québec.

Pursuant to Section 159 of the Business Corporations Act (Québec), a coporation must indemnify a director or officer of the registrant, a former director or officer of the registrant, a mandatary, or any other person who acts or acted at the registrant’s request as a director or officer of another group against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved if: (i) the person acted with honesty and loyalty in the interest of the registrant or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at the corporation’s request; and (ii) in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful (the immediately preceding clauses (i) and (ii), collectively, the “Indemnification Conditions”). The corporation must also advance moneys to such a person for the costs, charges and expenses of a proceeding referred to in the immediately preceding sentence.

However, pursuant to Section 160 of the Business Corporations Act (Québec), in the event that a court or any other competent authority judges that the Indemnification Conditions are not fulfilled, the corporation may not indemnify the person and the person must repay to the registrant any moneys advanced under that section. Furthermore, the corporation may not indemnify a person referred to in Section 159 of the Business Corporations Act (Québec) if the court determines that the person has committed an intentional or gross fault. In such a case, the person must repay to the registrant any moneys advanced.

Pursuant to Section 161 of the Business Corporations Act (Québec), the registrant may, with the approval of the court, in respect of an action by or on behalf of the corporation or other group referred to in Section 159 of the Business Corporations Act (Québec), against a person referred to in that section, advance the necessary monies to the person or indemnify the person against all costs, charges and expenses reasonably incurred by the person in connection with the action, if the person fulfills the Indemnification Conditions.

Our bylaws provide that, subject to the following, the registrant must indemnify its directors and officers and former directors and officers against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved if (a) the person acted with honesty and loyalty in the interest of the registrant or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at the registrant’s request; and (b) in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his conduct was lawful. Our bylaws provide that the registrant must also advance monies to such a person for the costs, charges and expenses of a proceeding referred to in the first paragraph. However, in the event that a court or any other competent authority judges that the conditions set out in (a) and (b) above are not fulfilled, or that the person has committed intentional or gross fault, the registrant may not indemnify the person and the person must repay to the corporation any monies advanced.

Our bylaws provide that the registrant must purchase and maintain insurance for the benefit of its directors, officers and other mandataries against any liability they may incur as such or in their capacity as directors, officers or mandataries of another group, if they act or acted in that capacity at the registrant’s request. In this respect, Quebecor Inc., the registrant’s ultimate parent company, carries liability insurance for the benefit of its directors and officers, as well as for the directors and officers of its subsidiaries, including the registrant and certain associated companies, against certain liabilities incurred by them in such capacity. These policies are subject to customary deductibles and exceptions. The premiums in respect of this insurance are entirely paid by Quebecor Inc.

Additional Registrants

Québec Registrants: 9227-2590 Québec Inc., 9253-2233 Québec Inc., 9253-2456 Québec Inc., 9253-1870 Québec Inc., 9253-1920 Québec Inc., 9230-7677 Québec Inc., and Le SuperClub Vidéotron ltée are incorporated under the laws of the Province of Québec

Pursuant to Section 159 of the Business Corporations Act (Québec), a corporate must indemnify a director or officer of the registrant, a former director or officer of the registrant, a mandatary, or any other person who acts or acted at the registrant’s request as a director or officer of another group against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved if: (i) the person acted with honesty and loyalty in the interest of the corporation or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at the registrant’s request; and (ii) in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful (the immediately preceding clauses (i) and (ii), collectively, the “Indemnification Conditions”). The corporation must also advance moneys to such a person for the costs, charges and expenses of a proceeding referred to in the immediately preceding sentence.

However, pursuant to Section 160 of the Business Corporations Act (Québec), in the event that a court or any other competent authority judges that the Indemnification Conditions are not fulfilled, the corporation may not indemnify the person and the person must repay to the corporation any moneys advanced under that section. Furthermore, the registrant may not indemnify a person referred to in Section 159 of the Business Corporations Act (Québec) if the court determines that the person has committed an intentional or gross fault. In such a case, the person must repay to the corporation any moneys advanced.

Pursuant to Section 161 of the Business Corporations Act (Québec), the corporation may, with the approval of the court, in respect of an action by or on behalf of the registrant or other group referred to in Section 159 of the Business Corporations Act (Québec), against a person referred to in that section, advance the necessary monies to the person or indemnify the person against all costs, charges and expenses reasonably incurred by the person in connection with the action, if the person fulfills the Indemnification Conditions.

The bylaws of each of these additional registrants provide that, subject to the following, the registrant must indemnify its directors and officers and former directors and officers against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved if (a) the person acted with honesty and loyalty in the interest of the registrant or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at the registrant’s request; and (b) in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his conduct was lawful. Our bylaws provide that the registrant must also advance monies to such a person for the costs, charges and expenses of a proceeding referred to in the first paragraph. However, in the event that a court or any other competent authority judges that the conditions set out in (a) and (b) above are not fulfilled, or that the person has committed intentional or gross fault, the registrant may not indemnify the person and the person must repay to the registrant any monies advanced.

Our bylaws provide that the registrant must purchase and maintain insurance for the benefit of its directors, officers and other mandataries against any liability they may incur as such or in their capacity as directors, officers or mandataries of another group, if they act or acted in that capacity at the registrant’s request. In this respect, Quebecor Inc., the registrants’ ultimate parent company, carries liability insurance for the benefit of its directors and officers, as well as for the directors and officers of its subsidiaries, including the registrant and certain associated companies, against certain liabilities incurred by them in such capacity. These policies are subject to customary deductibles and exceptions. The premiums in respect of this insurance are entirely paid by Quebecor Inc.

Canada Registrants: Jobboom Inc. and Videotron Infrastructures Inc. are incorporated under the laws of Canada

Section 124 of the Canada Business Corporations Act (“CBCA”), the governing corporate statute to which each of the Canadian registrants is subject, provides that the corporation shall indemnify a director or officer (or former director or officer) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity if (a) such individual acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such individual had reasonable grounds for believing that such individual’s conduct was lawful. The corporation shall advance moneys to the director or officer for the costs, charges and expenses of such a proceeding, subject to repayment of the moneys if the individual does not fulfill the foregoing conditions of Section 124 of the CBCA.

Quebecor Inc., the registrants’ ultimate parent company, carries liability insurance for the benefit of its directors and officers, as well as for the directors and officers of its subsidiaries, including the registrant and certain associated companies, against certain liabilities incurred by them in such capacity. These policies are subject to customary deductibles and exceptions. The premiums in respect of this insurance are entirely paid by Quebecor Inc.

Partnership Registrants: Videotron G.P. is a partnership under the Civil Code of Québec and Videotron L.P. is a limited partnership under the Civil Code of Québec

Videotron G.P. is a general partnership under the Civil Code of Québec. As a general partnership, each partner of Videotron G.P. is liable jointly with the other partners for all debts and obligations of Videotron G.P. incurred while such partner is a partner.

Pursuant to the Videotron G.P. partnership agreement, dated as of December 1, 2010, forming Videotron G.P., the partners of Videotron G.P. are, as among themselves, liable for, and have agreed to indemnify each other from, the losses, costs, liabilities, claims and damages of or in respect of Videotron G.P. in proportion to the number of partnership units owned by them respectively. In addition, the Videotron G.P. partnership agreement provides that Videotron G.P. shall indemnify and save harmless each member of the management committee of Videotron G.P. for and from all costs, charges and expenses, including any amount paid to settle any action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a member of the management committee of Videotron G.P. if (a) he or she acted honestly and in good faith with a view to the best interests of Videotron G.P.; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

Videotron L.P. is a limited partnership under the Civil Code of Québec. As a limited partnership, only the general partner of Videotron L.P. is liable for the debts and obligations of Videotron L.P. incurred while such general partner is a general partner.

Pursuant to the partnership agreement, dated as of December 20, 2010, forming Videotron L.P., the partners of Videotron L.P. have agreed to indemnify each other from, losses, costs, liabilities, claims and damages of or in respect of Videotron L.P. arising from the acts of such indemnitor. In addition, the Videotron L.P. partnership agreement provides that Videotron L.P. shall indemnify and save harmless the general partner and each of its directors and officers for and from all costs, charges and expenses, incurred in respect of the business of Videotron L.P.

In addition, the Videotron L.P. partnership agreement states that Videotron L.P. shall indemnify and hold harmless its general partner and its directors, officers, employees, agents and representatives from and against all losses incurred by any of them resulting from an act or omission of the general partner carried out on behalf of Videotron L.P. or in the course of carrying on the business of Videotron L.P., other than losses attributable to the general partner’s negligence or which arise as a result of the general partner’s failure to comply with specified obligations in the partnership agreement. The indemnification shall be made only from the Videotron L.P. assets and no limited partner shall be personally liable to the general partner in respect thereof.

Delaware Registrant: Videotron US Inc. is incorporated under the laws of the State of Delaware

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation has the power to indemnify its directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision.

Our certificate of incorporation provides that, the directors of the registrant shall incur no personal liability to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, provided, however, that the directors of the registrant shall continue to be subject to liability (i) for any breach of their duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts or omissions arising under Section 174 of the DGCL, or (iv) for any transaction from which the directors derived an improper personal benefit. In addition, Section 102(b)(7) of the DGCL provides that each director will continue to be subject to liability for breach of the director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. This provision in the certificate of incorporation also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide that we will indemnify, to the extent authorized by the DGCL, each director and officer of our corporation.

General

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling each of the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statements Schedules.

(a) Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on this 17th day of May, 2012.

VIDEOTRON LTD.

By:	/s/ Marie-Josée Marsan
	Name:	Marie-Josée Marsan
	Title:	Vice-President, Finance and Information Technology (IT) and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marie-Josée Marsan and Chloé Poirier, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

For Videotron Ltd.:

Signature	Title	Date

/s/ Robert Dépatie	President and Chief Executive Officer
Robert Dépatie	(Principal Executive Officer)	May 17, 2012

/s/ Marie-Josée Marsan	Vice-President, Finance and
Marie-Josée Marsan	Information Technology (IT) and Chief Financial Officer (Principal Financial Officer)	May 17, 2012

/s/ Marie Piuze	Vice-President, Control
Marie Piuze	(Principal Accounting Officer)	May 17, 2012

/s/ Serge Gouin	Director, Chairman of the Board	May 17, 2012
Serge Gouin

/s/ Jean La Couture	Director, Chairman of the Audit Committee	May 17, 2012
Jean La Couture

/s/ André Delisle	Director	May 17, 2012
André Delisle

/s/ A. Michel Lavigne	Director	May 17, 2012
A. Michel Lavigne

/s/ Pierre Karl Péladeau	Director	May 17, 2012
Pierre Karl Péladeau

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on this 17th day of May, 2012.

9227-2590 QUÉBEC INC.

By:	/s/ Marie-Josée Marsan
	Name:	Marie-Josée Marsan
	Title:	Vice-President, Finance and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marie-Josée Marsan and Chloé Poirier, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

For 9227-2590 Québec Inc.:

Signature	Title	Date

/s/ Robert Dépatie	President (Principal Executive Officer), Director	May 17, 2012
Robert Dépatie

/s/ Marie-Josée Marsan	Vice-President, Finance and Chief Financial Officer	May 17, 2012
Marie-Josée Marsan	(Principal Financial Officer), Director

/s/ Chloé Poirier	Treasurer (Principal Accounting Officer)	May 17, 2012
Chloé Poirier

/s/ Jean-François Pruneau	Director	May 17, 2012
Jean-François Pruneau

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on this 17th day of May, 2012.

9253-2233 QUÉBEC INC.

By:	/s/ Marie-Josée Marsan
	Name:	Name: Marie-Josée Marsan
	Title:	Vice-President, Finance and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marie-Josée Marsan and Chloé Poirier, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

For 9253-2233 Québec Inc.:

Signature	Title	Date

/s/ Robert Dépatie	President (Principal Executive Officer), Director	May 17, 2012
Robert Dépatie

/s/ Marie-Josée Marsan	Vice-President, Finance and Chief Financial Officer	May 17, 2012
Marie-Josée Marsan	(Principal Financial Officer), Director

/s/ Chloé Poirier	Treasurer (Principal Accounting Officer)	May 17, 2012
Chloé Poirier

/s/ Jean-François Pruneau	Director	May 17, 2012
Jean-François Pruneau

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on this 17th day of May, 2012.

9253-2456 QUÉBEC INC.

By:	/s/ Marie-Josée Marsan
Name: Marie-Josée Marsan
Title: Vice-President, Finance and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marie-Josée Marsan and Chloé Poirier, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

For 9253-2456 Québec Inc.:

Signature	Title	Date

/s/ Robert Dépatie	President (Principal Executive Officer), Director	May 17, 2012
Robert Dépatie

/s/ Marie-Josée Marsan	Vice-President, Finance and Chief Financial Officer	May 17, 2012
Marie-Josée Marsan	(Principal Financial Officer), Director

/s/ Chloé Poirier	Treasurer (Principal Accounting Officer)	May 17, 2012
Chloé Poirier

/s/ Jean-François Pruneau	Director	May 17, 2012
Jean-François Pruneau

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on this 17th day of May, 2012.

9253-1870 QUÉBEC INC.

By:	/s/ Marie-Josée Marsan
	Name:	Marie-Josée Marsan
	Title:	Vice-President, Finance and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marie-Josée Marsan and Chloé Poirier, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

For 9253-1870 Québec Inc.:

Signature	Title	Date

/s/ Robert Dépatie	President (Principal Executive Officer),	May 17, 2012
Robert Dépatie	Director

/s/ Marie-Josée Marsan	Vice-President, Finance and Chief	May 17, 2012
Marie-Josée Marsan	Financial Officer (Principal Financial Officer), Director

/s/ Chloé Poirier	Treasurer (Principal Accounting Officer)	May 17, 2012
Chloé Poirier

/s/ Marc M. Tremblay	Director	May 17, 2012
Marc M. Tremblay

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on this 17th day of May, 2012.

9253-1920 QUÉBEC INC.

By:	/s/ Marie-Josée Marsan
	Name:	Marie-Josée Marsan
	Title:	Vice-President, Finance and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marie-Josée Marsan and Chloé Poirier, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

For 9253-1920 Québec Inc.:

Signature	Title	Date

/s/ Robert Dépatie	President (Principal Executive Officer),	May 17, 2012
Robert Dépatie	Director

/s/ Marie-Josée Marsan	Vice-President, Finance and Chief	May 17, 2012
Marie-Josée Marsan	Financial Officer (Principal Financial Officer), Director

/s/ Chloé Poirier	Treasurer (Principal Accounting Officer)	May 17, 2012
Chloé Poirier

/s/ Marc M. Tremblay	Director	May 17, 2012
Marc M. Tremblay

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on this 17th day of May, 2012.

9230-7677 QUÉBEC INC.

By:	/s/ Marie-Josée Marsan
	Name:	Marie-Josée Marsan
	Title:	Vice-President, Finance and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marie-Josée Marsan and Chloé Poirier, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

For 9230-7677 Québec Inc.:

Signature	Title	Date

/s/ Robert Dépatie	President (Principal Executive Officer),	May 17, 2012
Robert Dépatie	Director

/s/ Marie-Josée Marsan	Vice-President, Finance and Chief	May 17, 2012
Marie-Josée Marsan	Financial Officer (Principal Financial Officer), Director

/s/ Chloé Poirier	Treasurer (Principal Accounting Officer)	May 17, 2012
Chloé Poirier

/s/ Jean-François Pruneau	Director	May 17, 2012
Jean-François Pruneau

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on this 17th day of May, 2012.

VIDEOTRON G.P.

By:	/s/ Marie-Josée Marsan
	Name:	Marie-Josée Marsan
	Title:	Vice-President, Finance and Information Technology (IT) and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marie-Josée Marsan and Chloé Poirier, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

For Videotron G.P.:

Signature	Title	Date

/s/ Robert Dépatie	President and Chief Executive Officer	May 17, 2012
Robert Dépatie	(Principal Executive Officer)

/s/ Marie-Josée Marsan	Vice-President, Finance and Information	May 17, 2012
Marie-Josée Marsan	Technology (IT) and Chief Financial Officer (Principal Financial Officer)

/s/ Marie Piuze	Vice-President, Control (Principal	May 17, 2012
Marie Piuze	Accounting Officer)

/s/ Serge Gouin	Director	May 17, 2012
Serge Gouin

/s/ Jean La Couture	Director	May 17, 2012
Jean La Couture

/s/ André Delisle	Director	May 17, 2012
André Delisle

/s/ A. Michel Lavigne	Director	May 17, 2012
A. Michel Lavigne

/s/ Pierre Karl Péladeau	Director	May 17, 2012
Pierre Karl Péladeau

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on this 17th day of May, 2012.

VIDEOTRON L.P., acting by its general partner, 9230-7677 Québec Inc.

By:	/s/ Marie-Josée Marsan
	Name:	Marie-Josée Marsan
	Title:	Vice-President, Finance and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marie-Josée Marsan and Chloé Poirier, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

For Videotron L.P., acting by its general partner, 9230-7677 Québec Inc.:

Signature	Title	Date

/s/ Robert Dépatie	President (Principal Executive Officer), Director	May 17, 2012
Robert Dépatie

/s/ Marie-Josée Marsan	Vice-President, Finance and Chief	May 17, 2012
Marie-Josée Marsan	Financial Officer (Principal Financial Officer), Director

/s/ Chloé Poirier	Treasurer (Principal Accounting Officer)	May 17, 2012
Chloé Poirier

/s/ Jean-François Pruneau	Director	May 17, 2012
Jean-François Pruneau

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on this 17th day of May, 2012.

LE SUPERCLUB VIDEOTRON LTEE

By:	/s/ Jean-François Pruneau
	Name:	Jean-François Pruneau
	Title:	Vice-President, Finance

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marie-Josée Marsan and Chloé Poirier, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

For Le SuperClub Vidéotron ltée:

Signature	Title	Date

/s/ Donald Lizotte	President (Principal Executive Officer),	May 17, 2012
Donald Lizotte	Director

/s/ Jean-François Pruneau	Vice-President, Finance (Principal Financial	May 17, 2012
Jean-François Pruneau	Officer)

/s/ Chloé Poirier	Treasurer (Principal Accounting Officer)	May 17, 2012
Chloé Poirier

/s/ Robert Dépatie	Director	May 17, 2012
Robert Dépatie

/s/ Marie-Josée Marsan	Director	May 17, 2012
Marie-Josée Marsan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on this 17th day of May, 2012.

JOBBOOM INC.

By:	/s/ Marie-Josée Marsan
	Name:	Marie-Josée Marsan
	Title:	Vice-President, Finance and Information Technology (IT) and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marie-Josée Marsan and Chloé Poirier, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

For Jobboom Inc.:

Signature	Title	Date

/s/ Robert Dépatie	President (Principal Executive Officer), Director	May 17, 2012
Robert Dépatie

/s/ Marie-Josée Marsan	Vice-President, Finance and Information	May 17, 2012
Marie-Josée Marsan	Technology (IT) and Chief Financial Officer (Principal Financial Officer), Director

/s/ Chloé Poirier	Treasurer (Principal Accounting Officer)	May 17, 2012
Chloé Poirier

/s/ Jean-François Pruneau	Director	May 17, 2012
Jean-François Pruneau

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on this 17th day of May, 2012.

VIDEOTRON INFRASTRUCTURES INC.

By:	/s/ Marie-Josée Marsan
Name: Marie-Josée Marsan
Title: Vice-President, Finance and Information Technology (IT) and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marie-Josée Marsan and Chloé Poirier , and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

For Vidéotron Infrastructures Inc.:

Signature	Title	Date

/s/ Robert Dépatie	President (Principal Executive Officer), Director	May 17, 2012
Robert Dépatie

/s/ Marie-Josée Marsan	Vice-President, Finance and Information	May 17, 2012
Marie-Josée Marsan	Technology (IT) and Chief Financial Officer (Principal Financial Officer), Director

/s/ Chloé Poirier	Treasurer (Principal Accounting Officer)	May 17, 2012
Chloé Poirier

/s/ Jean-François Pruneau	Director	May 17, 2012
Jean-François Pruneau

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Canada on this 17th day of May, 2012.

VIDEOTRON US INC.

By:	/s/ Marie-Josée Marsan
	Name:	Marie-Josée Marsan
	Title:	Vice-President, Finance and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marie-Josée Marsan and Chloé Poirier , and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

For Videotron US Inc.:

Signature	Title	Date

/s/ Robert Dépatie	President (Principal Executive Officer), Director	May 17, 2012
Robert Dépatie

/s/ Marie-Josée Marsan	Vice-President, Finance and Treasurer	May 17, 2012
Marie-Josée Marsan	(Principal Financial Officer and Principal Accounting Officer)

/s/ C. Anthony Shippam	Director	May 17, 2012
C. Anthony Shippam

/s/ Joan L. Yori	Director	May 17, 2012
Joan L. Yori

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of the registrants in the United States, on the 17th day of May, 2012.

PUGLISI & ASSOCIATES

(Authorized U.S. Representative)

By:	/s/ Gregory F. Lavelle
Name:	Gregory F. Lavelle
Title:	Managing Director

EXHIBIT INDEX

1.1	Purchase Agreement, dated February 28, 2012, by and among Videotron Ltd., as issuer, the subsidiary guarantors party thereto, and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and the several initial purchasers.

4.1	Form of 5% Senior Notes due July 15, 2022 of Videotron Ltd. (included as Exhibit A to Exhibit 4.3 below).

4.2	Form of Notation of Guarantee by the subsidiary guarantors of the 5% Senior Notes due July 15, 2022 of Videotron Ltd. (included as Exhibit E to Exhibit 4.3 below).

4.3	Indenture, dated as of March 14, 2012, by and among Videotron Ltd., the subsidiary guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 2.47 to Videotron’s Annual Report on Form 20-F for fiscal year ended December 31, 2011, which was filed on March 21, 2012).

4.4	Registration Rights Agreement, dated as of March 14, 2012, by and among Videotron Ltd., as issuer, the subsidiary guarantors party thereto, and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and the several initial purchasers.

5.1	Opinion of Norton Rose Canada LLP, counsel to Videotron Ltd.

8.1	Opinion of Ropes & Gray LLP, as to certain tax matters.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (previously filed as, and incorporated by reference to, Exhibit 7.1 to Videotron’s Annual Report on Form 20-F for fiscal year ended December 31, 2011, which was filed on March 21, 2011).

21.1	Subsidiaries of Videotron Ltd.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Norton Rose Canada LLP, counsel to Videotron Ltd. (included in Exhibit 5.1 above).

23.3	Consent of Ropes & Gray LLP, special U.S. counsel to Videotron Ltd. (included in Exhibit 8.1 above).

24.1	Powers of Attorney (included in signature pages of the Registration Statement).

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee, on Form T-1.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to Clients.

99.4	Form of Letter to Brokers.